                                             Filed Pursuant to Rule 424(b)(3)
                                             Registration File No.: 333-105805


SUPPLEMENT DATED SEPTEMBER 30, 2003
(TO PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH DATED SEPTEMBER 24, 2003)


                          $731,659,000 (APPROXIMATE)

                               [GRAPHIC OMITTED]

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-LN1

                                 --------------

     This is a supplement to the Prospectus Supplement dated September 24, 2003 and the Prospectus, dated September 24, 2003, relating to J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2003-LN1. Capitalized terms used but not otherwise defined in this supplement have the respective meanings given to them in the Prospectus Supplement.

     The primary purpose of this supplement is to revise the defined terms "Group 1 Principal Distribution Amount" and "Group 2 Principal Distribution Amount", both of which appear on page S-105 of the Prospectus Supplement, to properly reflect the fact that these amounts will be reduced by any reimbursements for Nonrecoverable Advances and certain other Advances that are made from collections of principal on the mortgage loans in the related Loan Group and, in some cases, the mortgage loans in the other Loan Group.

     The Prospectus Supplement is supplemented as described below.

     Restatement of defined terms "Group 1 Principal Distribution Amount" and "Group 2 Principal Distribution Amount" on page S-105.

     "The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Advances, plus interest on such Advances, that were outstanding at the time that a mortgage loan was modified and were not repaid in full by the borrower in connection with such modification but are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and other Advances, plus interest on such Nonrecoverable Advances and other Advances, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 2 Principal Distribution Amount for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     "The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Advances, plus interest on such Advances, that were outstanding at the time that a mortgage loan was modified and were not repaid in full by the borrower in connection with such modification but are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and other Advances, plus interest on such Nonrecoverable Advances and other Advances, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the Group 1 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 1 Principal Distribution Amount for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Restatement of defined term "Stated Principal Balance" on page S-106.

     The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal collections received or advanced in respect of the related mortgage loan for such Distribution Date.

     Addition of parenthetical to the defined term "Collateral Support Deficit" (following the reference to "Stated Principal Balance" in clause (1) of that definition) on page S-110.

     "(for purpose of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Advances that were outstanding at the time a mortgage loan is modified but were not repaid by the related borrower in connection with the modification, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances)"

     Addition of new sentence to "Description of the Certificates -- Advances" (following 5th sentence of first full paragraph on page S-112).

     "To the extent a Nonrecoverable Advance with respect to a mortgage loan or an Advance described in the immediately preceding sentence is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and the Advances described in the immediately preceding sentence that are related to such other Loan Group)."

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 24, 2003)

                           $731,659,000 (APPROXIMATE)

         [LOGO] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-LN1

                              JPMORGAN CHASE BANK
                       LASALLE BANK NATIONAL ASSOCIATION
                         NOMURA CREDIT & CAPITAL, INC.
                             MORTGAGE LOAN SELLERS

                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2003-LN1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 185 fixed rate mortgage loans secured by first liens on 198 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2003-LN1 certificates. The Series 2003-LN1 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2003-LN1 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                               ----------------

                                           INITIAL           PASS-               ASSUMED           EXPECTED
                       INITIAL CLASS        PASS-           THROUGH               FINAL            RATINGS        RATED FINAL
                        CERTIFICATE        THROUGH           RATE             DISTRIBUTION        (MOODY'S/       DISTRIBUTION
                        BALANCE (1)         RATE          DESCRIPTION           DATE (3)           S&P) (5)         DATE (3)
                      ---------------   ------------   ----------------   --------------------   -----------   -----------------
Class A-1 .........    $257,040,000         4.1340%          Fixed           June 15, 2013         Aaa/AAA     October 15, 2037
Class A-2 .........    $381,494,000         4.9200%         Fixed(6)      September 15, 2013       Aaa/AAA     October 15, 2037
Class B ...........    $ 34,547,000         5.0120%         Fixed(6)      September 15, 2013        Aa2/AA     October 15, 2037
Class C ...........    $ 13,518,000         5.0520%         Fixed(6)      September 15, 2013       Aa3/AA-     October 15, 2037
Class D ...........    $ 30,040,000         5.0235%       Variable(7)      October 15, 2013          A2/A      October 15, 2037
Class E ...........    $ 15,020,000         5.1005%       Variable(7)      October 15, 2013         A3/A-      October 15, 2037

----------
(Footnotes to table on page S-7)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-28 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., ABN AMRO INCORPORATED, NOMURA SECURITIES INTERNATIONAL, INC. AND CREDIT SUISSE FIRST BOSTON LLC, WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC., ABN AMRO INCORPORATED AND NOMURA SECURITIES INTERNATIONAL, INC. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. CREDIT SUISSE FIRST BOSTON LLC IS ACTING AS CO-MANAGER FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT SEPTEMBER 30, 2003. WE EXPECT TO RECEIVE FROM THIS OFFERING APPROXIMATELY 100.5% OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM SEPTEMBER 1, 2003, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                     ABN AMRO INCORPORATED                 [NOMORA LOGO]

                          CREDIT SUISSE FIRST BOSTON

SEPTEMBER 24, 2003

          [LOGO] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

         Commercial Mortgage Pass-Through Certificates, Series 2003-LN1

                       [MAP OF THE UNITED STATES OMITTED]



ALASKA                        IDAHO                         UTAH
1 property                    1 property                    1 property
$5,000,000                    $1,099,098                    $7,300,000
0.4% of total                 0.1% of total                 0.6% of total


MONTANA                       MINNESOTA                     WISCONSIN
1 property                    2 properties                  6 properties
$3,250,000                    $15,616,088                   $23,367,099
0.3% of total                 1.3% of total                 1.9% of total


ILLINOIS                      INDIANA                       MICHIGAN
15 properties                 2 properties                  11 properties
$45,823,788                   $15,340,000                   $76,650,210
3.8% of total                 1.3% of total                 6.4% of total


PENNSYLVANIA                  NEW YORK                      OHIO
5 properties                  6 properties                  10 properties
$30,418,517                   $51,452,954                   $36,133,774
2.5% of total                 4.3% of total                 3.0% of total


MAINE                         NEW HAMPSHIRE                 MASSACHUSETTS
1 property                    8 properties                  4 properties
$2,237,620                    $16,564,654                   $130,837,109
0.2% of total                 1.4% of total                 10.9% of total


NEW JERSEY                    MARYLAND                      VIRGINIA
1 property                    4 properties                  5 properties
$3,528,165                    $79,646,001                   $63,940,460
0.3% of total                 6.6% of total                 5.3% of total


WEST VIRGINIA                 SOUTH CAROLINA                NORTH CAROLINA
1 property                    4 properties                  8 properties
$2,993,655                    $10,145,799                   $26,680,538
0.2% of total                 0.8% of total                 2.2% of total


GEORGIA                       TENNESSEE                     FLORIDA
13 properties                 5 properties                  14 properties
$60,413,314                   $21,552,928                   $85,660,381
5.0% of total                 1.8% of total                 7.1% of total


ALABAMA                       KENTUCKY                      MISSISSIPPI
3 properties                  1 property                    4 properties
$26,009,383                   $11,326,686                   $20,266,957
2.2% of total                 0.9% of total                 1.7% of total


KANSAS                        TEXAS                         COLORADO
2 properties                  21 properties                 3 properties
$11,913,310                   $108,753,750                  $10,010,674
1.0% of total                 9.1% of total                 0.8% of total


NEW MEXICO                    ARIZONA                       NEVADA
1 property                    11 properties                 1 property
$2,400,000                    $49,126,497                   $2,497,461
0.2% of total                 4.1% of total                 0.2% of total


CALIFORNIA                    OREGON                        WASHINGTON
15 properties                 1 property                    4 properties
$106,135,158                  $3,771,347                    $8,260,734
8.8% of total                 0.3% of total                 0.7% of total


HAWAII                      [LEGEND OMITTED]
2 properties
$25,488,828
2.1% of total

                       ONE POST OFFICE SQUARE (Boston, MA)

                    [Photo of One Post Office Square Omitted]








                            IAC - BOSTON (Boston, MA)

                         [Photo of IAC - Boston Omitted]








                          TINDECO WHARF (Baltimore, MD)

                        [Photo of Tindeco Wharf Omitted]








                  SHERATON INNER HARBOR HOTEL (Baltimore, MD)

                 [Photo of Sheraton Inner Harbor Hotel Omitted]

                         TOWER PLACE 200 (Atlanta, GA)

                       [Photo of Tower Place 200 Omitted]








                    CHASEWOOD OFFICE PORTFOLIO (Houston, TX)

                  [Photo of Chasewood Office Portfolio Omitted]








                LILLIAN VERNON CORPORATION (Virginia Beach, VA)

                  [Photo of Lillian Vernon Corporation Omitted]








                  METRO FOUR OFFICE BUILDING (Springfield, VA)

                  [Photo of Metro Four Office Building Omitted]








                 THE PRADO AT SPRING CREEK (Bonita Springs, FL)

                  [Photo of The Prado At Spring Creek Omitted]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.


     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.


     This prospectus supplement begins with several introductory sections describing the Series 2003-LN1 certificates and the trust in abbreviated form:


     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the Series 2003-LN1 certificates;


     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2003-LN1 certificates and a description of the underlying mortgage loans; and


     Risk Factors, commencing on page S-28 of this prospectus supplement, which describe risks that apply to the Series 2003-LN1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.


     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-157 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 108 of the prospectus.


     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS


                                                 PAGE
                                                 ----
SUMMARY OF CERTIFICATES ......................    S-7
SUMMARY OF TERMS .............................    S-9
RISK FACTORS .................................   S-28
   Geographic Concentration Entails
      Risks ..................................   S-28
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts ......................   S-29
   Risks Relating to Loan Concentrations......   S-29
   Risks Relating to Enforceability of
      Cross-Collateralization ................   S-31
   The Borrower's Form of Entity May
      Cause Special Risks ....................   S-32
   Ability To Incur Other Borrowings
      Entails Risk ...........................   S-33
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .........................   S-35
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income .................................   S-36
   Tenant Concentration Entails Risk .........   S-37
   Certain Additional Risks Relating to
      Tenants ................................   S-37
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks .......   S-38
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ...............   S-38
   Tenant Bankruptcy Entails Risks ...........   S-38
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ..........   S-39
   Multifamily Properties Have Special
      Risks ..................................   S-39
   Retail Properties Have Special Risks ......   S-40
   Office Properties Have Special Risks ......   S-41
   Manufactured Housing Communities
      Have Special Risks .....................   S-42
   Industrial Properties Have Special
      Risks ..................................   S-42
   Hotel Properties Have Special Risks .......   S-43
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company ................................   S-44
   Lack of Skillful Property Management
      Entails Risks ..........................   S-45
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses .......................   S-45

                                                 PAGE
                                                 ----
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ................   S-46
   Mortgage Loans Secured By Leasehold
      Interests May Expose Investors To
      Greater Risks of Default and Loss ......   S-46
   Limitations of Appraisals .................   S-47
   Your Lack of Control Over the Trust
      Fund Can Create Risks ..................   S-47
   Potential Conflicts of Interest ...........   S-47
   Special Servicer May Be Directed to
      Take Actions ...........................   S-48
   Bankruptcy Proceedings Entail Certain
      Risks ..................................   S-49
   Risks Relating to Prepayments and
      Repurchases ............................   S-50
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ................   S-52
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions ..................   S-52
   Risks Relating to Borrower Default ........   S-52
   Risks Relating to Interest on Advances
      and Special Servicing Compensation......   S-53
   Risks of Limited Liquidity and Market
      Value ..................................   S-53
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks .......   S-54
   Subordination of Subordinate Offered
      Certificates ...........................   S-54
   Environmental Risks Relating to the
      Mortgaged Properties ...................   S-54
   Tax Considerations Relating to
      Foreclosure ............................   S-55
   Risks Associated with One Action
      Rules ..................................   S-55
   Risks Related to Enforceability ...........   S-56
   Potential Absence of Attornment
      Provisions Entails Risks ...............   S-56
   Property Insurance May Not Be
      Sufficient .............................   S-56
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value .........................   S-58
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ............................   S-59

                                                PAGE
                                               ------
   No Reunderwriting of the Mortgage
      Loans ................................   S-59
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .......................   S-59
   Risks Related to Book-Entry
      Registration .........................   S-60
   Risks of Inspections Related to
      Properties ...........................   S-60
   Other Risks .............................   S-60
DESCRIPTION OF THE MORTGAGE POOL............   S-61
   General .................................   S-61
   Additional Debt .........................   S-62
   The One Post Office Square Whole
      Loan .................................   S-66
   Significant Mortgage Loans ..............   S-70
   ARD Loans ...............................   S-72
   Certain Terms and Conditions of the
      Mortgage Loans .......................   S-73
   Additional Mortgage Loan
      Information ..........................   S-79
   The Mortgage Loan Sellers ...............   S-81
   JPMorgan Chase Bank .....................   S-81
   LaSalle Bank National Association .......   S-82
   Nomura Credit & Capital, Inc. ...........   S-82
   Underwriting Guidelines and
      Processes ............................   S-82
   Representations and Warranties;
      Repurchases and Substitutions ........   S-84
   Repurchase or Substitution of
      Cross-Collateralized Mortgage
      Loans ................................   S-88
   Lockbox Accounts ........................   S-88
DESCRIPTION OF THE CERTIFICATES ............   S-89
   General .................................   S-89
   Paying Agent, Certificate Registrar and
      Authenticating Agent .................   S-91
   Book-Entry Registration and Definitive
      Certificates .........................   S-91
   Distributions ...........................   S-93
   Allocation of Yield Maintenance
      Charges ..............................  S-107
   Assumed Final Distribution Date;
      Rated Final Distribution Date ........  S-107
   Subordination; Allocation of Collateral
      Support Deficit ......................  S-108
   Advances ................................  S-111
   Appraisal Reductions ....................  S-113
   Reports to Certificateholders; Certain
      Available Information ................  S-115

                                               PAGE
                                               ----
   Voting Rights ...........................  S-119
   Termination; Retirement of
      Certificates .........................  S-119
   The Trustee .............................  S-120
SERVICING OF THE MORTGAGE LOANS ............  S-121
   General .................................  S-121
   The Directing Certificateholder and
      the One Post Office Square
      Operating Advisor ....................  S-124
   Limitation on Liability of Directing
      Certificateholder and One Post
      Office Square Operating Advisor ......  S-126
   The Master Servicer .....................  S-127
   The Special Servicer ....................  S-128
   Replacement of the Special Servicer .....  S-128
   Servicing and Other Compensation
      and Payment of Expenses ..............  S-128
   Maintenance of Insurance ................  S-131
   Modifications, Waiver and
      Amendments ...........................  S-133
   Realization Upon Defaulted Mortgage
      Loans ................................  S-134
   Inspections; Collection of Operating
      Information ..........................  S-137
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and
      the Depositor ........................  S-137
   Events of Default .......................  S-139
   Rights Upon Event of Default ............  S-140
   Amendment ...............................  S-141
YIELD AND MATURITY CONSIDERATIONS...........  S-143
   Yield Considerations ....................  S-143
   Weighted Average Life ...................  S-145
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ............................  S-151
METHOD OF DISTRIBUTION .....................  S-152
LEGAL MATTERS ..............................  S-153
RATINGS ....................................  S-153
LEGAL INVESTMENT ...........................  S-154
ERISA CONSIDERATIONS .......................  S-154
INDEX OF PRINCIPAL DEFINITIONS .............  S-157

SCHEDULE I CLASS X REFERENCE RATES


ANNEX A-1  CERTAIN LOAN LEVEL CHARACTERISTICS OF THE MORTGAGE LOANS AND
           MORTGAGED PROPERTIES


ANNEX A-2  CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES


ANNEX B CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY MORTGAGE LOANS AND MORTGAGED PROPERTIES


ANNEX C    ONE POST OFFICE SQUARE LOAN AMORTIZATION SCHEDULE


ANNEX D    STRUCTURAL AND COLLATERAL TERM SHEET


ANNEX E    FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES

                 INITIAL CLASS
                  CERTIFICATE                                       ASSUMED                       WEIGHTED    EXPECTED
                   BALANCE OR   APPROXIMATE   PASS-THROUGH           FINAL           INITIAL      AVERAGE     RATINGS
                    NOTIONAL       CREDIT         RATE           DISTRIBUTION     PASS-THROUGH      LIFE     (MOODY'S/    PRINCIPAL
     CLASS         AMOUNT(1)     SUPPORT(2)    DESCRIPTION          DATE(3)      RATE (APPROX.)  (YRS.)(4)    S&P)(5)     WINDOW(4)
-------------- --------------- ------------- --------------  ------------------- -------------- ----------- ----------- -----------
Offered
Certificates
     A-1        $  257,040,000     16.625%        Fixed         June 15, 2013       4.1340%          5.70     Aaa/AAA   10/03-06/13
     A-2        $  381,494,000     16.625%      Fixed(6)     September 15, 2013     4.9200%          9.86     Aaa/AAA   06/13-09/13
      B         $   34,547,000     13.750%      Fixed(6)     September 15, 2013     5.0120%          9.96      Aa2/AA   09/13-09/13
      C         $   13,518,000     12.625%      Fixed(6)     September 15, 2013     5.0520%          9.96     Aa3/AA-   09/13-09/13
      D         $   30,040,000     10.125%     Variable(7)    October 15, 2013      5.0235%          9.98       A2/A    09/13-10/13
      E         $   15,020,000      8.875%     Variable(7)    October 15, 2013      5.1005%         10.04      A3/A-    10/13-10/13

Non-Offered
Certificates
     X-1        $1,201,612,937       N/A       Variable(8)           N/A            0.0905%          N/A      Aaa/AAA       N/A
     X-2        $1,121,230,000       N/A       Variable(8)           N/A            0.7861%          N/A      Aaa/AAA       N/A
    A-1A        $  363,310,000     16.625%      Fixed(6)             N/A            4.7180%          N/A      Aaa/AAA       N/A
      F         $   16,522,000      7.500%     Variable(7)           N/A            5.3775%          N/A     Baa1/BBB+      N/A
      G         $   13,519,000      6.375%     Variable(7)           N/A            5.4755%          N/A      Baa2/BBB      N/A
      H         $   16,522,000      5.000%     Variable(9)           N/A            5.5555%          N/A     Baa3/BBB-      N/A
      J         $    6,008,000      4.500%      Fixed(6)             N/A            5.1310%          N/A      Ba1/BB+       N/A
      K         $   12,016,000      3.500%      Fixed(6)             N/A            5.1310%          N/A       Ba2/BB       N/A
      L         $    6,008,000      3.000%      Fixed(6)             N/A            5.1310%          N/A      Ba3/BB-       N/A
      M         $   10,514,000      2.125%      Fixed(6)             N/A            5.1310%          N/A       B1/B+        N/A
      N         $    3,004,000      1.875%      Fixed(6)             N/A            5.1310%          N/A        B2/B        N/A
      P         $    3,004,000      1.625%      Fixed(6)             N/A            5.1310%          N/A       B3/B-        N/A
     NR         $   19,526,937       N/A        Fixed(6)             N/A            5.1310%          N/A       NR/NR        N/A
    PS-1        $   11,100,000       N/A        Variable             N/A            5.0720%          N/A       A2/NR        N/A
    PS-2        $    5,400,000       N/A        Variable             N/A            5.1400%          N/A       A3/NR        N/A
    PS-3        $    5,300,000       N/A        Variable             N/A            5.4600%          N/A      Baa1/NR       N/A
    PS-4        $    6,500,000       N/A        Variable             N/A            5.5570%          N/A      Baa2/NR       N/A
    PS-5        $    6,500,000       N/A        Variable             N/A            6.0410%          N/A      Baa3/NR       N/A
    PS-6        $   10,800,000       N/A        Variable             N/A            7.7490%          N/A       Ba1/NR       N/A
    PS-7        $    9,400,000       N/A        Variable             N/A            8.2283%          N/A       Ba2/NR       N/A

----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The credit support percentages set forth for Class A-1, Class A-2 and Class A-1A certificates are represented in the aggregate. The credit support percentages do not include the certificate balances for the Class PS-1, Class PS-2, Class PS-3, Class PS-4, Class PS-5, Class PS-6 and Class PS-7 certificates.

(3) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is October 15, 2037. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(4) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(5) Ratings shown are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

(6) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (other than the One Post Office Square B note) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the

      Class A-2, Class A-1A, Class B, Class C, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (other than the One Post Office Square B note).

(7) The pass-through rates applicable to the Class D, Class E, Class F and Class G certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (other than the One Post Office Square B note) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.5320%, 0.4550%, 0.1780% and 0.0800%, respectively.

(8) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans (other than the One Post Office Square B note) as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--
     Distributions" in this prospectus supplement.

(9) The pass-through rate applicable to the Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (other than the One Post Office Square B note) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).


     The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is
                                 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9299. See
                                 "The Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, LaSalle Bank National Association, a national banking association and Nomura
                                 Credit & Capital, Inc., a Delaware corporation.
                                 JPMorgan Chase Bank is an affiliate of the depositor and J.P. Morgan Securities Inc., one of the underwriters. LaSalle Bank National
                                 Association is also acting as the paying agent, certificate registrar and authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters. Nomura Credit &
                                 Capital, Inc. is an affiliate of Nomura
                                 Securities International, Inc., one of the underwriters. See "Description of the Mortgage
                                 Pool--The Mortgage Loan Sellers" in this prospectus supplement.


                         SELLERS OF THE MORTGAGE LOANS

                                              AGGREGATE                  % OF      % OF
                                              PRINCIPAL        % OF    INITIAL    INITIAL
                               NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                                MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
           SELLER                LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------------------- ----------- ----------------- --------- --------- ----------
JPMorgan Chase Bank .........      40     $  452,473,826       37.7%     41.8%      28.0%
LaSalle Bank National
Association .................      82        404,419,403       33.7      29.6       42.9
Nomura Credit & Capital,
Inc. ........................      63        344,719,708       28.7      28.5       29.1
                                   --     --------------      -----     -----      -----
Total .......................     185     $1,201,612,937      100.0%    100.0%     100.0%
                                  ===     ==============      =====     =====      =====

Master Servicer...............   Wells Fargo Bank, National Association. The
                                 master servicer's principal servicing offices are located at 45 Fremont Street, 2nd Floor,
                                 San Francisco, California 94105. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

Special Servicer..............   ARCap Servicing, Inc., a Delaware
                                 corporation. The special servicer's principal address is 5605 N. MacArthur Boulevard, Suite
                                 950, Irving, Texas 75038. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this
                                 prospectus supplement.

Trustee.......................   U.S. Bank National Association, a national
                                 banking association, with its principal offices located in Boston, Massachusetts. The corporate trust office of the trustee is located at One
                                 Federal Street, Third Floor, Attention:
                                 Corporate Trust Services, Boston,
                                 Massachusetts, 02110. See "Description of the
                                 Certificates--The Trustee" in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the certificate registrar and authenticating agent.
                                 The paying agent's address is 135 S. LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Asset-Backed Securities Trust
                                 Services Group, JPMorgan 2003-LN1, and its telephone number is (312) 904-9387. LaSalle
                                 Bank National Association is also a mortgage loan seller and an affiliate of one of the underwriters. See "Description of the
                                 Certificates--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of such mortgage loan in September 2003 or, with respect to those mortgage loans that were originated in August
                                 2003 and have their first payment date in October 2003, September 1, 2003 or, with respect to those mortgage loans that were originated in September 2003 and have their first payment date in November 2003, the date of origination.

Closing Date..................   On or about September 30, 2003.

Distribution Date.............   The 15th day of each month or, if the 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in October
                                 2003.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period
                                 (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to that distribution date.


                               OFFERED SECURITIES

General.......................   We are offering the following six classes of
                                 commercial mortgage pass-through certificates as part of Series 2003-LN1:

                                 o Class A-1

                                 o Class A-2

                                 o Class B

                                 o Class C

                                 o Class D

                                 o Class E

                                 Series 2003-LN1 will consist of a total of 28 classes, the following 22 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class X-1, Class X-2, Class PS-1, Class PS-2, Class PS-3, Class PS-4, Class PS-5, Class PS-6, Class PS-7, Class R and Class LR.

                                 The Series 2003-LN1 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 185 mortgage loans secured by first liens on 198 commercial, multifamily and manufactured housing community properties.

                                 The trust's assets also include the
                                 subordinate mortgage loan identified in this prospectus supplement as the
                                 One Post Office Square B note. Although the
                                 One Post Office Square B note is an asset of the trust, for the purpose of the information contained in this prospectus supplement (including the annexes and statistical information contained in this prospectus supplement), the One Post Office Square B note is not reflected in this prospectus supplement and the term "mortgage loan" does not include the One Post Office Square B note, unless otherwise expressly stated. The One Post Office Square B note supports only the Class PS-1, Class PS-2, Class PS-3, Class PS-4, Class PS-5, Class PS-6 and Class PS-7 certificates, which certificates are not being offered pursuant to this prospectus supplement.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:

                                 Class A-1 ...................    $257,040,000
                                 Class A-2 ...................    $381,494,000
                                 Class B .....................    $ 34,547,000
                                 Class C .....................    $ 13,518,000
                                 Class D .....................    $ 30,040,000
                                 Class E .....................    $ 15,020,000

PASS-THROUGH RATES

A.  Offered Certificates......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which is set forth below for each class:

                                 Class A-1 ......................   4.1340%
                                 Class A-2 ......................   4.9200%(1)
                                 Class B ........................   5.0120%(1)
                                 Class C ........................   5.0520%(1)
                                 Class D ........................   5.0235%(2)
                                 Class E ........................   5.1005%(2)

                                 ----------
                                 (1)   Subject to a maximum pass-through rate
                                       equal to the weighted average of the net interest rates on the mortgage loans (other than the One Post Office Square B note) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

                                 (2) The rate shown for the Class D and Class E certificates is, in each case, the approximate initial pass-through rate. The pass-through rate applicable to the Class D and Class E certificates on each distribution date will be equal to the weighted average of the net interest rates on the mortgage loans (other than the One Post Office Square B note) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less 0.5320% and 0.4550%, respectively.

B. Interest Rate Calculation
    Convention................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360 basis."
                                 For purposes of calculating the pass-through rates on the offered certificates (other than the Class A-1 certificates) and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest on an actual/360 basis will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--Distributions--Pass-Through
                                 Rates" in this prospectus supplement. See
                                 "Description of the Certificates--
                                 Distributions--Pass-Through Rates" and
                                 "Description of the Certificates--
                                 Distributions--Interest Distribution Amount" in this prospectus supplement.


DISTRIBUTIONS

A. Amount and Order of
     Distributions............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-1A, Class X-1 and Class X-2 certificates: To pay interest concurrently, (i) on the Class A-1 and Class A-2 certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (ii) on the Class A-1A from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (iii) on Class X-1 and Class X-2 from the funds available for distribution attributable to all mortgage loans, in each case in accordance with their interest entitlements. However, if on any distribution date, the funds available for distribution (or applicable portion) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes pro rata in accordance with their interest entitlements for that distribution date.

                                 Second/Class A-1, Class A-2 and Class A-1A certificates: To the extent of funds allocated to principal and available for distribution,
                                 (i) to principal on Class A-1 and Class A-2 certificates, in sequential order, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 and (ii) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-2 certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1, until the Class A-1A certificates are reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2 and Class A-1A certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1, Class A-2 and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups.

                                 Third/Class A-1, Class A-2 and Class A-1A certificates: To reimburse Class A-1, Class A-2 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, regardless of the loan group to which the collections relate.

                                 Fourth/Class B certificates: To the Class B certificates as follows: (a) first, to interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2 and Class A-1A certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.

                                 For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 111 mortgage loans, representing approximately 69.8% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 74 mortgage loans, representing approximately 30.2% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 92.8% of all the mortgage loans secured by multifamily properties and approximately 32.3% of all the mortgage loans secured by manufactured housing properties, in each case, by aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

B. Interest and Principal
     Entitlements.............   A description of the interest entitlement of
                                 each class can be found in "Description of the Certificates-- Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

C.  Yield Maintenance Charges    Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield
                                 Maintenance Charges" in this prospectus
                                 supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D.  General...................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order
                                 (beginning with the other classes of
                                 certificates (other than the Class R and Class
                                 LR certificates) that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to Class PS certificates (other than mortgage loan losses on the One Post Office Square whole loan allocated to the One Post Office
                                 Square B note pursuant to the related
                                 intercreditor agreement). Additionally, no principal payments or loan losses will be allocated to the Class R, Class LR, Class X-1 or Class X-2 certificates, although principal payments and loan losses may reduce the notional amounts of the Class X-1 and Class
                                 X-2 certificates and, therefore, the amount of interest they accrue.

                                               [GRAPHIC OMITTED]

                                   ------------------------------------------
                                        Class A-1, Class A-2, Class A-1A,
                                            Class X-1* and Class X-2*
                                   ------------------------------------------
                                                         |
                                                         |
                                   ------------------------------------------
                                                     Class B
                                   ------------------------------------------
                                                         |
                                                         |
                                   ------------------------------------------
                                                     Class C
                                   ------------------------------------------
                                                         |
                                                         |
                                   ------------------------------------------
                                                     Class D
                                   ------------------------------------------
                                                         |
                                                         |
                                   ------------------------------------------
                                                     Class E
                                   ------------------------------------------
                                                         |
                                                         |
                                   ------------------------------------------
                                                    Non-offered
                                                   certificates**
                                   ------------------------------------------

                                 ----------
                                 * The Class X-1 and Class X-2 certificates are interest-only certificates.

                                 **  Excluding the Class A-1A, Class X-1,
                                     Class X-2 and Class PS certificates.


                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Principal losses on mortgage loans that are allocated to a class of certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this prospectus supplement.

E.  Shortfalls in Available
     Funds ...................   The following types of shortfalls in available
                                 funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the
                                 Certificates--Distributions--Priority" in this prospectus supplement.


ADVANCES

A.  P&I Advances..............   The master servicer is required to advance
                                 delinquent periodic mortgage loan payments
                                 (including on the One Post Office Square B note) if it determines that the advance will be recoverable. The master servicer will not be required to advance (i) balloon payments due at maturity in excess of the regular periodic payment, (ii) interest in excess of a mortgage loan's regular interest rate or (iii) prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See
                                 "Description of the Certificates--Advances" in this prospectus supplement. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance.
                                 None of the master servicer, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in this prospectus supplement. If an interest advance is made by the master servicer, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B.  Property Protection
     Advances.................   The master servicer may be required, and the
                                 special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to (i) protect and maintain the related mortgaged property, (ii) maintain the lien on the related mortgaged property or (iii) enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus supplement.

C.  Interest on Advances......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to interest on the above described advances at the "Prime Rate", as published in The Wall Street
                                 Journal, as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan, including the One Post Office B note, until the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the Certificates--Advances" and "--Subordination;
                                 Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of
                                 Delinquencies" and "Description of the Pooling
                                 Agreements--Certificate Account" in the
                                 prospectus.


THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 185 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 198 commercial, multifamily and manufactured housing community properties.

                                 The aggregate principal balance of the
                                 mortgage loans and the One Post Office Square B note as of the cut-off date will be approximately $1,256,612,937.

                                 The One Post Office Square loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.2% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of three mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The second mortgage loan, the One Post Office Square companion note, which is part of the split loan structure but is not included in the trust, is pari passu in right of payment with the One Post Office Square loan and has an outstanding principal balance as of the cut-off date of $60,000,000. The third loan, the One Post Office Square B note, which is included in the trust, has an aggregate unpaid principal balance as of the cut-off date of $55,000,000 and is subordinate in right of payment to the One Post Office Square loan and the One Post Office Square companion note. However, for purposes of the information contained in this prospectus supplement (including the appendices), the One Post
                                 Office Square B note is not reflected in this prospectus supplement and the term "mortgage loan" does not include the One Post Office Square B note. The One Post Office Square B note supports only the Class PS-1, Class PS-2, Class PS-3, Class PS-4, Class PS-5, Class PS-6 and Class PS-7 certificates, which certificates are not being offered pursuant to this prospectus supplement.

                                 With respect to the One Post Office Square loan referenced in the immediately preceding paragraph, the loan amount used in this prospectus supplement for purposes of weighting the individual loan-to-value ratios and debt service coverage ratios is the principal balance of the One Post Office Square loan. The loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratio is the aggregate principal balance of the One Post Office Square loan and the One Post Office Square companion note. The principal balance of the One Post Office Square B note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated. See "Description of the Mortgage Pool--The One Post Office Square Whole Loan" in this prospectus supplement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as described in the immediately preceding paragraph, all information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a companion loan is calculated without regard to the related companion loan. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

                                 The mortgage loans will have the following approximate characteristics as of the cut-off date:


                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                                  ALL MORTGAGE LOANS               LOAN GROUP 1                  LOAN GROUP 2
                                               ------------------------      -------------------------     -----------------------
Aggregate outstanding principal
 balance(1) ................................            $1,201,612,937                   $838,302,730                $363,310,207
Number of mortgage loans ...................                       185                            111                          74
Number of mortgaged properties .............                       198                            113                          85
Number of crossed loan pools ...............                         9                              7                           4
Crossed loan pools as a percentage of
 the aggregate outstanding principal
 balance ...................................                      8.5%                          11.2%                        2.3%
Range of mortgage loan principal
 balances ..................................   $923,360 to $60,000,000      $1,000,000 to $60,000,000     $923,360 to $33,952,685
Average mortgage loan principal
 balance ...................................                $6,495,205                     $7,552,277                  $4,909,597
Range of mortgage rates ....................        4.2000% to 8.6650%             4.2500% to 8.6650%          4.2000% to 6.2700%
Weighted average mortgage rate .............                   5.6123%                        5.7374%                     5.3239%
Range of original terms to maturity(2)......          60 to 240 months               60 to 240 months            60 to 120 months
Weighted average original term to
 maturity(2) ...............................                119 months                     121 months                  114 months
Range of remaining terms to
 maturity(2) ...............................          57 to 240 months               57 to 240 months           113 to 120 months
Weighted average remaining term to
 maturity(2) ...............................                117 months                     119 months                   58 months
Range of original amortization
 terms(3) ..................................         120 to 360 months              120 to 360 months           120 to 360 months
Weighted average original
 amortization term(3) ......................                339 months                     337 months                  345 months
Range of remaining amortization
 terms(3) ..................................         117 to 360 months              118 to 360 months           117 to 360 months
Weighted average remaining
 amortization term(3) ......................                337 months                     335 months                  343 months
Range of loan-to-value ratios(6) ...........             6.8% to 80.0%                  6.8% to 80.0%              38.4% to 80.0%
Weighted average loan-to-value
 ratio(6) ..................................                     70.5%                          68.8%                       74.4%
Range of loan-to-value ratios as of the
 maturity date(2)(4)(6) ....................             6.8% to 73.8%                  6.8% to 73.8%              38.4% to 72.8%
Weighted average loan-to-value ratio
 as of the maturity date(2)(4)(6) ..........                     59.2%                          58.0%                       61.9%
Range of debt service coverage
 ratios(6) .................................           1.20x to 22.55x                1.20x to 22.55x              1.20x to 3.13x
Weighted average debt service
 coverage ratio(6) .........................                     1.67x                          1.74x                       1.51x
Percentage of aggregate outstanding
 principal balance consisting of:
  Balloon mortgage loans(5) ................                     82.9%                          81.9%                       85.1%
  Anticipated repayment dates
   mortgage loans ..........................                      5.4%                           4.4%                        7.5%
  Fully amortizing mortgage loans...........                      4.1%                           5.4%                        1.1%
  Partial Interest-only mortgage
   loans ...................................                      7.3%                           9.9%                        1.1%
  Interest-only mortgage loans .............                      2.1%                           0.8%                        5.1%

----------
(1)   Subject to a permitted variance of plus or minus 10%.
(2) In the case of the mortgage loans with anticipated repayment dates, as of the anticipated repayment date.
(3) Excludes the mortgage loans that pay interest-only for their respective terms.
(4)   Excludes the fully amortizing mortgage loans.
(5) Excludes the mortgage loans with an anticipated repayment date and/or a full or partial interest-only period.

(6) The loan-to-value ratios and debt service coverage ratios for the 1 mortgage loan, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, secured by a residential cooperative are based on projected net operating income at the mortgaged property assuming that the mortgaged property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. It was assumed that 100% of the cooperative property would be available for lease.


                                 The mortgage loans accrue interest based on the following conventions:


                             INTEREST ACCRUAL BASIS

                                     AGGREGATE                  % OF       % OF
                                     PRINCIPAL        % OF    INITIAL    INITIAL
                      NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
 INTEREST ACCRUAL      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
       BASIS            LOANS          LOANS        BALANCE   BALANCE    BALANCE
-------------------- ----------- ----------------- --------- --------- -----------
Actual/360 .........     182      $1,160,702,051      96.6%     95.1%     100.0%
30/360 .............       3          40,910,886       3.4       4.9        0.0
                         ---      --------------     -----     -----      -----
Total ..............     185      $1,201,612,937     100.0%    100.0%     100.0%
                         ===      ==============     =====     =====      =====

                                 See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                 10 mortgage loans, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1, representing approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 7.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), provide for an increase in the related interest rate after a certain date, the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to the Class NR certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans' anticipated repayment dates. See "Description of the Mortgage Pool--ARD Loans" in this prospectus supplement.

                                 See "Description of the Mortgage Pool--
                                 Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:


                       OVERVIEW OF PREPAYMENT PROTECTION

                                 AGGREGATE                  % OF      % OF
                                 PRINCIPAL        % OF    INITIAL    INITIAL
                  NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
  PREPAYMENT       MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
  PROTECTION        LOANS          LOANS        BALANCE   BALANCE    BALANCE
---------------- ----------- ----------------- --------- --------- ----------
Lockout with
defeasance .....     177     $1,118,930,722       93.1%     91.8%      96.1%
Lockout period
followed by
yield
maintenance.....       7         58,250,718        4.8       5.3        3.9
Yield
Maintenance.....       1         24,431,497        2.0       2.9        0.0
                     ---     --------------      -----     -----      -----
Total ..........     185     $1,201,612,937      100.0%    100.0%     100.0%
                     ===     ==============      =====     =====      =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during an "open period" within a limited period prior to the stated maturity date or anticipated repayment date as follows:

                            PREPAYMENT OPEN PERIODS



                                AGGREGATE                  % OF      % OF
                                PRINCIPAL        % OF    INITIAL    INITIAL
                 NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
 OPEN PERIOD      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
   (MONTHS)        LOANS          LOANS        BALANCE   BALANCE    BALANCE
--------------- ----------- ----------------- --------- --------- ----------
1 .............       2      $    5,769,980       0.5%      0.7%       0.0%
3 .............     118         613,650,118      51.1      45.5       63.9
4 .............      40         327,599,041      27.3      26.7       28.6
5 .............       2          63,150,000       5.3       7.5        0.0
6 .............      14          96,848,077       8.1       8.3        7.5
7 .............       8          84,664,578       7.0      10.1        0.0
13 ............       1           9,931,143       0.8       1.2        0.0
                    ---      --------------     -----     -----      -----
Total .........     185      $1,201,612,937     100.0%    100.0%     100.0%
                    ===      ==============     =====     =====      =====

                                 See "Description of the Mortgage Pool--
                                 Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                   MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
  CURRENT USE     PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
---------------- ------------ ----------------- --------- --------- ----------
Multifamily ....       75      $  348,140,989      29.0%      3.0%      88.9%
Retail .........       51         286,950,801      23.9      34.2        0.0
Office .........       22         233,445,762      19.4      27.8        0.0
Manufactured
Housing
Community.......       31         124,736,095      10.4      10.1       11.1
Mixed Use ......        4          73,615,781       6.1       8.8        0.0
Industrial .....        8          73,317,209       6.1       8.7        0.0
Hotel ..........        1          36,000,000       3.0       4.3        0.0
Self Storage ...        4          13,459,597       1.1       1.6        0.0
Parking
Garage .........        1           7,350,000       0.6       0.9        0.0
Theater ........        1           4,596,704       0.4       0.5        0.0
                       --      --------------     -----     -----      -----
Total ..........      198      $1,201,612,937     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A--1.


The mortgaged properties are located in 37 states. The following table lists the states which have concentrations of mortgaged properties of 5% or more:


                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                         AGGREGATE
                                         PRINCIPAL
                          NUMBER OF      BALANCE OF     % OF INITIAL
                          MORTGAGED       MORTGAGE          POOL
        STATE            PROPERTIES        LOANS           BALANCE
----------------------- ------------ ----------------- -------------
Massachusetts .........        4      $  130,837,109        10.9%
Texas .................       21         108,753,750         9.1
California ............       15         106,135,158         8.8
Florida ...............       14          85,660,381         7.1
Maryland ..............        4          79,646,001         6.6
Michigan ..............       11          76,650,210         6.4
Virginia ..............        5          63,940,460         5.3
Georgia ...............       13          60,413,314         5.0
Other States ..........      111         489,576,554        40.7
                             ---      --------------       -----
Total .................      198      $1,201,612,937       100.0%
                             ===      ==============       =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A--1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                        AGGREGATE
                                        PRINCIPAL     % OF INITIAL
                          NUMBER OF     BALANCE OF        LOAN
                          MORTGAGED      MORTGAGE       GROUP 1
        STATE            PROPERTIES       LOANS         BALANCE
----------------------- ------------ --------------- -------------
Massachusetts .........        3      $124,694,941        14.9%
California ............       15       106,135,158        12.7
Texas .................       12        79,676,748         9.5
Michigan ..............       10        68,067,470         8.1
Virginia ..............        5        63,940,460         7.6
New York ..............        6        51,452,954         6.1
Florida ...............        8        50,337,635         6.0
Georgia ...............       11        50,102,369         6.0
Other States ..........       43       243,894,995        29.1
                              --      ------------       -----
Total .................      113      $838,302,730       100.0%
                             ===      ============       =====


----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A--1.


                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                         AGGREGATE
                                         PRINCIPAL    % OF INITIAL
                           NUMBER OF    BALANCE OF        LOAN
                           MORTGAGED     MORTGAGE       GROUP 2
         STATE            PROPERTIES       LOANS        BALANCE
------------------------ ------------ -------------- -------------
Maryland ...............       2      $ 39,381,768        10.8%
Florida ................       6        35,322,746         9.7
Texas ..................       9        29,077,002         8.0
Arizona ................       7        27,195,324         7.5
Illinois ...............      10        27,027,662         7.4
North Carolina .........       7        23,734,254         6.5
Alabama ................       2        23,267,764         6.4
Wisconsin ..............       5        20,769,760         5.7
Other States ...........      37       137,533,927        37.9
                              --      ------------       -----
Total ..................      85      $363,310,207       100.0%
                              ==      ============       =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A--1.


                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
  Settlement..................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates through:
                                 (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the Certificates--
                                 Book-Entry Registration and Definitive
                                 Certificates" in this prospectus supplement and in the prospectus.

Information Available to
  Certificateholders..........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                                 See "Description of the Certificates--Reports to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be available to you through the following services:

                                 o  Bloomberg, L.P.; and

                                 o  the paying agent's website at
                                    www.etrustee.net.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans (including the One Post
                                 Office Square B note) as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement.
                                 Exercise of this option will terminate the trust and retire the then outstanding certificates.

                                 See "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement and "Description of the
                                 Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as three separate REMICs -- a lower-tier REMIC, an upper-tier REMIC and a loan REMIC (relating to the One Post Office Square B note) -- for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 o  Each class of offered certificates will
                                    represent "regular interests" in the
                                    upper-tier REMIC.

                                 o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                 o  It is anticipated that the offered
                                    certificates will be issued at a premium.

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations..........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Moody's Investors
                                 Service, Inc. and Standard & Poor's Ratings
                                 Services, a division of the McGraw-Hill
                                 Companies, Inc.:

                                                         MOODY'S     S&P
                                                        ---------   ----
                                 Class A-1 ..........      Aaa       AAA
                                 Class A-2 ..........      Aaa       AAA
                                 Class B ............      Aa2       AA
                                 Class C ............      Aa3       AA-
                                 Class D ............      A2        A
                                 Class E ............      A3        A-

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Massachusetts, Texas, California, Florida, Maryland, Michigan, Virginia and Georgia secure mortgage loans representing approximately 10.9%, 9.1%, 8.8%, 7.1%, 6.6%, 6.4%, 5.3%, and 5.0% respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in Massachusetts, California, Texas, Michigan, Virginia, New York, Florida and Georgia secure mortgage loans representing approximately 14.9%, 12.7%, 9.5%, 8.1%, 7.6%, 6.1%, 6.0%, and
6.0%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in Maryland, Florida, Texas, Arizona, Illinois, North Carolina, Alabama and Wisconsin secure mortgage loans representing approximately 10.8%, 9.7%, 8.0%, 7.5%, 7.4%, 6.5%, 6.4%, and 5.7%,
respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 13 of the mortgaged properties securing mortgage loans representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount are in southern California, and 2 of the mortgaged properties securing mortgage loans representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors -- e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies -- also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur,
(ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflict of any kind could have an adverse effect on the performance of the mortgaged properties.


RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 7.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

    o The 3 largest mortgage loans represent, in the aggregate, approximately 12.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 17.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 17.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o The 10 largest mortgage loans represent in the aggregate, approximately 26.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 36.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 36.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     Each of the other mortgage loans represents no more than 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                         AGGREGATE
                         NUMBER OF   PRINCIPAL BALANCE                  % OF INITIAL   % OF INITIAL
                         MORTGAGED      OF MORTGAGE      % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
     PROPERTY TYPE      PROPERTIES         LOANS         POOL BALANCE      BALANCE       BALANCE
---------------------- ------------ ------------------- -------------- -------------- -------------
Multifamily ..........      75          $348,140,989          29.0%          3.0%          88.9%
Retail ...............      51          $286,950,801          23.9%         34.2%           0.0%
Office ...............      22          $233,445,762          19.4%         27.8%           0.0%
Manufacturing Housing
 Communities .........      31          $124,736,095          10.4%         10.1%          11.1%
Mixed Use ............       4          $ 73,615,781           6.1%          8.8%           0.0%
Industrial ...........       8          $ 73,317,209           6.1%          8.7%           0.0%

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A--1.


     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

    o 26 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o 9 groups of mortgage loans, comprised of 21 mortgage loans that are cross-collateralized and cross-defaulted, represent, in the aggregate, approximately 8.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (16 mortgage loans in loan group 1, representing approximately 11.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "--Risks Relating to Enforceability of Cross-Collateralization" below.

    o 6 mortgage loans, representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 3.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged properties and the mortgage loans in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 4 of the mortgage loans, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A-1 to this prospectus supplement, 9 groups comprised of 21 mortgage loans representing approximately 8.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 11.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted. Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

    o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

    o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

    o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

    o recover payments made under that mortgage loan; or

    o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.


THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

    o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

    o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the One Post Office Square loan is a senior loan in a split loan structure with the One Post Office Square companion note (pari passu with the One Post Office Square loan) and the One Post Office Square B note. Each of these notes is secured by a single mortgage instrument on the related mortgaged property. The One Post Office Square companion note will not be included as an asset of the trust fund. See "Description of the Mortgage Pool--The One Post Office Square Whole Loan" in this prospectus supplement.

     In addition to the One Post Office Square loan, 5 mortgage loans representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are senior loans in a split loan structure with companion loans. Each pair of senior and companion loans is secured by a single mortgage instrument on the related mortgaged property. The companion loans will not be included as assets of the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreements. The holder of each companion loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions, to direct, to consent, or provide advice with respect to, certain actions proposed to be taken by the special servicer with respect to the related mortgaged property, make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of such companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Although the companion loans and the One Post Office Square companion note are not assets of the trust fund, the related borrowers are still obligated to make interest and principal payments on the companion loans and the One Post Office Square companion note. As a result, the trust fund is subject to additional risks, including:

    o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

    o the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and "--The One Post Office Square Whole Loan" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     In addition, the mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt provisions in the related mortgage loan documents allow the borrower to incur additional secured debt in the future. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to 1 mortgage loan, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

    o the availability of, and competition for, credit for commercial real estate projects;

    o the prevailing interest rates;

    o the fair market value of the related mortgaged property;

    o the borrower's equity in the related mortgaged property;

    o the borrower's financial condition;

    o the operating history and occupancy level of the mortgaged property;

    o reductions in applicable government assistance/rent subsidy programs;

    o the tax laws; and

    o the prevailing general and regional economic conditions.

     179 of the mortgage loans, representing approximately 95.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (106 mortgage loans in loan group 1, representing approximately 94.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 73 mortgage loans in loan group 2, representing approximately 98.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 4 mortgage loans, representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 9.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.1% of the principal balance of the mortgage loans in loan group 2 as of the cut-off date), all of which pay interest-only for the first 12 to 24 months of their respective terms and 9 mortgage loans, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 8 mortgage loans in loan group 2, representing approximately 5.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest only for their entire terms.

     159 of the mortgage loans, representing approximately 84.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (96 mortgage loans in loan group 1, representing approximately 81.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 63 mortgage loans in loan group 2, representing approximately 90.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2013.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the age, design and construction quality of the properties;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the property's management and maintenance;

    o increases in operating expenses;

    o an increase in the capital expenditures needed to maintain the properties or make improvements;

    o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

    o demographic factors;

    o consumer confidence;

    o consumer tastes and preferences;

    o retroactive changes in building codes;

    o changes or continued weakness in specific industry segments; and

    o the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o tenant defaults;

    o in the case of rental properties, the rate at which new rentals occur;
      and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 23 mortgaged properties, securing 22 mortgage loans, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are leased to a single tenant. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     In addition, 1 mortgage loan, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is operated as a theater. Theater properties are exposed to certain unique risks. In prior years, the theater industry experienced a high level of construction of new theaters and an increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" below.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

    o space in the mortgaged properties could not be leased or re-leased;

    o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

    o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

    o tenants were unwilling or unable to meet their lease obligations;

    o a significant tenant were to become a debtor in a bankruptcy case; or

    o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     75 multifamily properties secure mortgage loans representing approximately 29.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgaged properties securing mortgage loans in loan group 1, representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 72 mortgaged properties securing mortgage loans in loan group 2, representing approximately 88.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

    o the location of the property, for example, a change in the neighborhood over time;

    o the ability of management to provide adequate maintenance and insurance;


    o the types of services or amenities that the property provides;

    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the presence of competing properties;

    o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

    o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

    o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

    o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     51 retail properties secure mortgage loans representing approximately 23.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 34.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. 38 of the mortgaged properties, securing mortgage loans representing approximately 17.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 25.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 7 of the mortgaged properties, securing mortgage loans representing approximately

3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 5.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 6 of the mortgaged properties, securing mortgage loans representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 3.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.


OFFICE PROPERTIES HAVE SPECIAL RISKS

     22 office properties secure mortgage loans representing approximately 19.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 27.8% of the aggregate principal balance of the mortgaged properties in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o an economic decline in the business operated by the tenants;

    o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

    o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

    o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

    o the desirability of the area as a business location;

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

    o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.


MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     31 manufactured housing community properties secure mortgage loans representing approximately 10.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (18 mortgaged properties securing mortgage loans in loan group 1, representing approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 13 mortgaged properties securing mortgage loans in loan group 2, representing approximately 11.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

    o other manufactured housing community properties;

    o apartment buildings; and

    o site-built single family homes.

    Other factors may also include:

    o the physical attributes of the community, including its age and appearance;

    o location of the manufactured housing community property;

    o the ability of management to provide adequate maintenance and insurance;


    o the types of services or amenities it provides;

    o the property's reputation; and

    o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.


INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     8 industrial properties secure mortgage loans representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 8.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

    o the quality of tenants;

    o reduced demand for industrial space because of a decline in a particular industry segment;

    o property becoming functionally obsolete;

    o building design and adaptability;

    o unavailability of labor sources;

    o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

    o changes in proximity of supply sources;

    o the expenses of converting a previously adapted space to general use;
      and

    o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


HOTEL PROPERTIES HAVE SPECIAL RISKS

     A hotel property secures 1 of the mortgage loans representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 4.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

    o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o the presence or construction of competing hotels or resorts;

    o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel; and

    o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety and other factors.

     Because hotel rooms are generally rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow. Furthermore, the terrorist attacks in the United States in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hotel properties. See "--Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts" above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.


RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     The hotel property that secures the mortgage loan (the Sheraton Inner Harbor loan), representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 4.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is affiliated with a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

    o the continued existence and financial strength of the franchisor or hotel management company;

    o the public perception of the franchise or hotel chain service mark; and

    o the duration of the franchise licensing or management agreements.

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

     With respect to the Sheraton Inner Harbor loan, the related mortgage loan seller has informed us that the borrower and the manager of the hotel are involved in a dispute over incentive fees owed to the manager under the management agreement. This dispute has been ongoing since 1985. The manager claims that to date, the borrower owes the manager approximately $3.92 million in incentive fees under the management agreement. The manager will also seek to recover additional incentive fees that accrue through December 2005, the expiration date of the management agreement. The borrower disputes the amount of these incentive fees.

     The borrower delivered two letters of credit to the lender in connection with this dispute. The first letter of credit is in the amount of $5 million. The lender may draw on this letter of credit to recover any amounts that the borrower fails to pay to the lender that results in a monetary event of default under the mortgage loan documents. This letter of credit may be released upon the earlier to occur of (i) resolution of the dispute and (ii) one year following the earlier to occur of (x) the rebranding of the hotel with a new operator and (y) the expiration of the current management agreement. In addition, this letter of credit may be released in part, in proportion to any settlement of the dispute.

     The second letter of credit is in the amount of $2.8 million (approximately the amount of annual debt service required under the Sheraton Inner Harbor loan). If the current manager terminates the management agreement or fails to renew the management agreement, and the borrower fails to pay to the lender any amount that results in a monetary event of default under the mortgage loan documents during the one-year period following such termination or non-renewal, the lender may draw on this letter of credit for such amounts the borrower failed to pay. If no monetary event of default occurs by the borrower during this one-year period, the amount of the letter of credit will be reduced quarterly on a pro rata basis and the letter of credit will expire at the end of this period. This letter of credit may be released upon the earlier to occur of (i) the current manager electing to renew the management agreement and the resolution of the dispute and (ii) one year following the rebranding of the hotel with a new operator.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure;

    o operating the property and providing building services;

    o managing operating expenses; and

    o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.


SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.


PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

    o the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

    o potential environmental legislation or liabilities or other legal liabilities;

    o the availability of refinancing; and

    o changes in interest rate levels.


MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     1 mortgage loan, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) is secured by a first mortgage lien on a leasehold interest on the related mortgaged property. In addition, 2 mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.


YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2003-LN1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2003-LN1 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2003-LN1 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan seller or its affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     LaSalle Bank National Association is one of the mortgage loan sellers and is also acting as paying agent, certificate registrar and authenticating agent and is an affiliate of one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The companion loans will not be included as assets of the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreements. The holder of each companion loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of such companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates.


SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the operating advisor for the One Post Office Square loan (provided no change of control event has occurred or is continuing) or the holders of the One Post Office Square loan and the One Post Office Square companion note (if a change of control event has occurred and is continuing), take actions with respect to the One Post Office Square loan that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The Directing Certificateholder and the One Post Office Square Operating Advisor" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders and the One Post Office Square operating advisor will be designated by certain holders of Class PS certificates, any of whom may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the One Post Office Square operating advisor may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General," "--The Special Servicer" and "--The Directing Certificateholder and the One Post Office Square Operating Advisor" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.


RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1 and Class A-2 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on the offered certificates (other than the Class A-1 certificates) that bear interest at a rate based on, or limited by, the weighted average net mortgage rate of the mortgage loans (other than the One Post Office Square B note) could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

     The pass-through rate on each of the Class D and Class E certificates is based on the weighted average net mortgage rate of the mortgage loans (other than the One Post Office Square B note). Because certain mortgage loans will amortize their principal more quickly than others, the rate will fluctuate over the life of these classes of certificates.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 25 mortgage loans representing approximately 20.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (22 mortgage loans in loan group 1, representing approximately 27.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 7.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 4 months to 12 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o the applicable yield maintenance charges and prepayment premiums;

    o the master servicer's or special servicer's ability to enforce those charges or premiums;

    o the failure to meet certain requirements for the release of escrows;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     1 mortgage loan, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) has a performance holdback of $5.1 million. The borrower has until November 16, 2003 to submit a written request for a reunderwriting of the loan. The borrower is required to submit a written request no later than 5 business days prior to November 16, 2003 for disbursement of the holdback. If the required occupancy level at the mortgaged property is not reached and if certain other requirements are not met at the time of the written request for disbursement, the $5.1 million holdback amount (or lesser amount if a portion of the holdback is earned) will be used to pay down the principal balance of the mortgage loan. The borrower is required to pay a yield maintenance charge in connection with such pay down. See "Description of the Mortgage Pool--Significant Mortgage Loans--IAC International Cargo Port--Boston" in this prospectus supplement.


MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

    o the aggregate amount of distributions on the offered certificates;

    o their yield to maturity;

    o their rate of principal payments; and

    o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A, Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.


ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

    o which will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

    o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

    o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC or, if applicable, the loan REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC or the loan REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.


POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.


PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 9.1%, 8.8% and 7.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.5%, 12.7% and 6.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 8.0%, 0.0% and 9.7%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Texas, California and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) have eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.


     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing certificateholder (or in the case of the One Post Office Square loan, the operating advisor for that loan)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, condominium documents (in the case of mortgaged properties that are part of a condominium regime), reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS


     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation or other legal proceedings will not have a material adverse effect on your investment.

RISKS RELATED TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.


RISKS OF INSPECTIONS RELATED TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.


OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance. All numerical and statistical information presented herein (including cut off date balances, loan to value ratios and debt service coverage ratios ("DSCR") with respect to each mortgage loan with a Companion Loan is calculated without regard to the related Companion Loan. The trust will consist primarily of 185 fixed rate mortgage loans secured by 198 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $1,201,612,937 as of the cut-off date (the "Initial Pool Balance").

     The trust's assets will also include the One Post Office Square B Note. The One Post Office Square B Note supports only the Class PS Certificates. Although that mortgage loan is an asset of the trust, for the purpose of information contained in this prospectus supplement (including the annexes and statistical information contained in this prospectus supplement), the One Post Office Square B Note is not reflected in this prospectus supplement and the term "mortgage loan" does not include the One Post Office Square B Note unless otherwise expressly stated. The aggregate principal balance of the One Post Office Square B Note, together with all of the other mortgage loans held by the trust, will be $1,256,612,937.

     The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 111 mortgage loans, representing approximately 69.8% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 74 mortgage loans (representing approximately 92.8% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and 32.3% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties), representing approximately 30.2% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan. The "Cut-off Date Balance" of any mortgage loan (including the One Post Office Square B Note) will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

      (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

      (2) with respect to 2 mortgage loans (as identified on Annex A--1 to this prospectus supplement), representing approximately 1.3% of the Initial Pool Balance (approximately 1.9% of the Initial Loan Group 1 Balance), the fee simple estate and a separate leasehold estate in an adjacent portion of the commercial property; or

      (3) with respect to 1 mortgage loan (as identified on Annex A--1 to this prospectus supplement), representing approximately 4.2% of the Initial Pool Balance (approximately 6.1% of the Initial Loan Group 1 Balance), a leasehold estate in a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about September 30, 2003 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank, LaSalle Bank National Association and Nomura Credit & Capital, Inc. (collectively, the

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"Mortgage Loan Sellers") pursuant to three mortgage loan purchase agreements
(the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to U.S. Bank National Association, as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. In addition, on the Closing Date, the applicable Mortgage Loan Sellers will be required to remit to Trustee an amount that will be sufficiant to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until November 2003. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between June 2000 and September 2003.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant must regularly meet certain income tests for the related mortgaged property. There is no certainty that such government program will continue or that the borrower will continue to comply with the requirements of such program to enable it to receive such subsidies in the future.


ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Loans. The One Post Office Square Loan is a senior loan in a split loan structure with the One Post Office Square Companion Note (pari passu with the One Post Office Square Loan) and the One Post Office Square B Note. See "--The One Post Office Square Whole Loan" below. In addition, 5 mortgage loans (each, an "AB Loan") (identified as loan numbers 63,105,111,131 and 150 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 1.4% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 1.7% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a junior loan (with respect to each AB Loan, the "Companion Loan"). No Companion Loan is an asset of the trust. Each pair of senior and junior loans is evidenced by one of two notes each secured by a single mortgage instrument on the related mortgaged property.

    o The first such AB Loan (the "Maple Gardens AB Loan") (identified as loan number 63 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $6,100,000. The related Companion Loan (the "Maple Gardens Companion Loan"), which is not included in the trust, had an original principal balance of $200,000. In the event that certain defaults exist under the Maple Gardens AB Loan or the Maple Gardens Companion Loan, the holder of the Maple Gardens Companion Loan will have the right to purchase the Maple Gardens AB Loan for a price generally equal to the outstanding principal balance of the Maple Gardens AB Loan, together with accrued and unpaid

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      interest on, and all unpaid servicing expenses and advances relating to, the Maple Gardens AB Loan. Until the expiration of the period of time that the holder of the Maple Gardens Companion Loan has the right to purchase the Maple Gardens AB Loan (generally 30 days after notice of certain defaults under the Maple Gardens AB Loan or the Maple Gardens Companion Loan), the Master Servicer and the Special Servicer will generally not be able to work out or modify the Maple Gardens AB Loan without the consent of the holder of the Maple Gardens Companion Loan.

    o The second such AB Loan (the "Sav On-LA AB Loan") (identified as loan number 111 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut off date of $3,309,000. The related Companion Loan (the "Sav On-LA Companion Loan"), which is not included in the trust, had an original principal balance of $437,426. In the event that certain defaults exist under the Sav On-LA AB Loan or the Sav On-LA Companion Loan, the holder of the Sav On-LA Companion Loan will have the right to make cure payments and cure other defaults with respect to the Sav On-LA AB Loan and to purchase the Sav On-LA AB Loan for a price generally equal to the outstanding principal balance of the Sav On-LA AB Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Sav On-LA AB Loan and other amounts payable to the holder of the Sav On-LA AB Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in the Wall Street Journal. In addition, the holder of the Sav On-LA Companion Loan is given certain rights pursuant to an intercreditor agreement it entered into with the holder of the Sav On-LA AB Loan, which include: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent either holder of the Sav On-LA AB Loan or the Sav On-LA Companion Loan is entitled to do so under the loan documents, (ii) in the event that the Master Servicer or the Special Servicer fail to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii) directing the Master Servicer or the Special Servicer to enforce the rights of the holder of the Sav On-LA Companion Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure, (v) approving (together with the Master Servicer or the Special Servicer) any modifications to the Sav On-LA AB Loan that affect the rights of the Sav On-LA AB Loan borrower or the holder of the Sav On-LA Companion Loan under the credit lease or the assignment of the credit lease as collateral for the Sav On-LA AB Loan, (vi) preferential treatment with respect to receipt of any proceeds relating to any claims for accelerated future rent under the lease after a default under the lease and (vii) restrictions on the modification of the loan documents and the prohibition of the Master Servicer and the Special Servicer from waiving rights under the Sav On-LA loan documents in a manner that would have a material adverse effect on the holder of the Sav On-LA Companion Loan. Capital Lease Funding, LLC is the holder of the Sav On-LA Companion Loan and may elect to sell the Sav On-LA Companion Loan subject to the terms of the intercreditor agreement.

    o The third such AB Loan (the "CVS-Commerce AB Loan") (identified as loan number 150 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut off date of $2,241,815. The related Companion Loan (the "CVS-Commerce Companion Loan"), which is not included in the trust, had an original principal balance of $500,546. In the event that certain defaults exist under the CVS-Commerce AB Loan or the CVS-Commerce Companion Loan, the holder of the CVS-Commerce Companion Loan will have the right to make cure payments and cure other defaults with respect to the CVS-Commerce AB Loan and to purchase the CVS-Commerce AB Loan for a price generally equal to the outstanding principal balance of the CVS-Commerce AB Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the CVS-Commerce AB Loan and other amounts payable to the holder of the CVS-Commerce AB Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in the Wall Street Journal. In addition, the holder of the CVS-Commerce Companion Loan is given certain rights pursuant to an intercreditor agreement it entered into with the holder of the CVS-Commerce AB Loan, which include: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent either holder of the CVS-Commerce AB Loan or the CVS-Commerce Companion Loan is entitled to do so under the loan documents, (ii) in the event that the Master Servicer or the Special Servicer fail to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii) directing the Master Servicer or the Special Servicer to enforce the rights of the holder of the CVS-Commerce Companion Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure, (v) approving (together with the Master Servicer or the Special Servicer) any modifications to the CVS-Commerce AB Loan that affect the rights of the CVS-Commerce AB Loan borrower or the holder of the CVS-Commerce Companion Loan under the credit lease or the assignment of the credit lease as collateral for the CVS-Commerce AB Loan, (vi) preferential treatment with respect to receipt of any proceeds relating to any claims for accelerated future rent under the lease after a default under the lease and (vii) restrictions on the modification of the loan documents and the prohibition of the Master Servicer and the Special Servicer from waiving rights under the CVS-Commerce loan documents in a manner that would have a material adverse effect on the holder of the CVS-Commerce Companion Loan. Capital Lease Funding, LLC (a) originated the CVS-Commerce AB Loan and sold it to LaSalle Bank National Association and (b) is the holder of the CVS-Commerce Companion Loan and may elect to sell the CVS-Commerce Companion Loan subject to the terms of the intercreditor agreement.

    o The fourth such AB Loan (the "CVS-Garwood AB Loan") (identified as loan number 105 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut off date of $3,528,165. The related Companion Loan (the "CVS-Garwood Companion Loan"), which is not included in the trust, had an original principal balance of $879,016. In the event that certain defaults exist under the CVS-Garwood AB Loan or the CVS-Garwood Companion Loan, the holder of the CVS-Garwood Companion Loan will have the right to make cure payments and cure other defaults with respect to the CVS-Garwood AB Loan and to purchase the CVS-Garwood AB Loan for a price generally equal to the outstanding principal balance of the CVS-Garwood AB Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the CVS-Garwood AB Loan and other amounts payable to the holder of the CVS-Garwood AB Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in the Wall Street Journal. In addition, the holder of the CVS-Garwood Companion Loan is given certain rights pursuant to an intercreditor agreement it entered into with the holder of the CVS-Garwood AB Loan, which include: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent either holder of the CVS-Garwood AB Loan or the CVS-Garwood Companion Loan is entitled to do so under the loan documents, (ii) in the event that the Master Servicer or the Special Servicer fail to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii) directing the Master Servicer or the Special Servicer to enforce the rights of the holder of the CVS-Garwood Companion Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure,
      (v) approving (together with the Master Servicer or the Special Servicer) any modifications to the CVS-Garwood AB Loan that affect the rights of the CVS-Garwood AB Loan borrower or the holder of the CVS-Garwood Companion Loan under the credit lease or the assignment of the credit lease as collateral for the CVS-Garwood AB Loan, (vi) preferential treatment with respect to receipt of any proceeds relating to any claims for accelerated future rent under the lease after a default under the lease and (vii) restrictions on the modification of the loan documents and the prohibition of the Master Servicer and the Special Servicer from waiving rights under the CVS-Garwood loan documents in a manner that would have a material adverse effect on the holder of the CVS-Garwood Companion Loan. Capital Lease Funding, LLC (a) originated the CVS-Garwood AB Loan and sold it to LaSalle Bank National Association and (b) is the holder of the CVS-Garwood Companion Loan and may elect to sell the CVS-Garwood Companion Loan subject to the terms of the intercreditor agreement.

    o The fifth such AB Loan (the "150 Technology AB Loan") (identified as loan number 131 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut off date of $2,741,619. The related Companion Loan (the "150 Technology Companion Loan"), which is not included in the trust, had an original principal balance of $547,782. In the event that certain defaults exist under the 150 Technology AB Loan or the 150 Technology Companion Loan, the holder of the 150 Technology Companion Loan will have the right to make cure payments and cure other defaults with respect to the 150 Technology AB Loan and to purchase the 150 Technology AB Loan for a price generally equal to the outstanding principal balance of the 150 Technology AB Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the 150 Technology AB Loan and other amounts payable to the holder of the 150 Technology AB Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in the Wall Street Journal. In addition, the holder of the 150 Technology Companion Loan is given certain rights pursuant to an intercreditor agreement it entered into with the holder of the 150 Technology AB Loan, which include: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent either holder of the 150 Technology AB Loan or the 150 Technology Companion Loan is entitled to do so under the loan documents, (ii) in the event that the Master Servicer or the Special Servicer fail to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii) directing the Master Servicer or the Special Servicer to enforce the rights of the holder of the 150 Technology Companion Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure,
      (v) approving (together with the Master Servicer or the Special Servicer) any modifications to the 150 Technology AB Loan that affect the rights of the 150 Technology AB Loan borrower or the holder of the 150 Technology Companion Loan under the credit lease or the assignment of the credit lease as collateral for the 150 Technology AB Loan, (vi) preferential treatment with respect to receipt of any proceeds relating to any claims for accelerated future rent under the lease after a default under the lease and (vii) restrictions on the modification of the loan documents and the prohibition of the

      Master Servicer and the Special Servicer from waiving rights under the 150 Technology loan documents in a manner that would have a material adverse effect on the holder of the 150 Technology Companion Loan. Capital Lease Funding, LLC is the holder of the 150 Technology Companion Loan and may elect to sell the 150 Technology Companion Loan subject to the terms of the intercreditor agreement.

     Secured Subordinate Indebtedness. The Mortgaged Property securing 1 mortgage loan identified as loan number 80 on Annex A-1 to this prospectus supplement, representing approximately 0.4% of the Initial Pool Balance secures subordinated indebtedness in the amount of $850,000, which indebtedness is subject to a subordination and/or standstill agreement in favor of the holder of the mortgage loan (in addition the borrower with respect to this loan also has unsecured subordinate indebtedness in the amount of $557,600). In addition, with respect to the mortgage loan identified as loan number 6 on Annex A to this prospectus supplement, representing approximately 2.0% of the Initial Pool Balance, the borrower may incur secured subordinated indebtedness subject to satisfaction of certain conditions, including without limitation, debt service coverage ratio and loan-to-value ratio thresholds.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the mortgage loans:

    o In the case of the mortgage loan identified as loan number 69 on Annex A-1 to this prospectus supplement, representing approximately 0.5% of the Initial Pool Balance, a mezzanine loan in the amount of $478,000 has been made to the owners of the related borrower. This mezzanine loan is secured by the related owner's ownership interest in the borrower. Upon default under a mezzanine loan, the holder of the mezzanine loan may foreclose upon the ownership interests in the borrower. In addition, the holder of the mezzanine loan has the right to cure certain defaults occurring on the mortgage loan.

    o In the case of 15 mortgage loans representing in the aggregate approximately 10.9% of the Initial Pool Balance, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, including the consent of the mortgage lender.

     Unsecured Subordinate Indebtedness. 2 mortgage loans representing in the aggregate approximately 4.8% of the Initial Pool Balance allow the related borrowers to incur additional unsecured indebtedness. In general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


THE ONE POST OFFICE SQUARE WHOLE LOAN

     The Loans. One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement) (the "One Post Office Square Loan"), representing approximately 5.0% of the Initial Pool Balance (approximately 7.2% of the Initial Loan Group 1 Balance), is one of three mortgage

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loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the One Post Office Square Mortgaged Property. The One Post Office Square Loan is evidenced by promissory note A1. The mortgage loan evidenced by promissory note A2 is referred to in this prospectus supplement as the "One Post Office Square Companion Note". The One Post Office Square Companion Note, which has a principal balance of $60,000,000 as of the cut-off date, is not included in the trust. The One Post Office Square Loan and the One Post Office Square Companion Note are pari passu with each other and are referred to in this prospectus supplement as the "One Post Office Square Senior Notes." The remaining mortgage loan evidenced by the B Note is referred to in this prospectus supplement as the "One Post Office Square B Note." The One Post Office Square B Note, which has a principal balance of $55,000,000 as of the cut-off date, is subordinate to the One Post Office Square Senior Notes. Only the One Post Office Square Loan and the One Post Office Square B Note are included in the trust. The One Post Office Square Loan, the One Post Office Square Companion Note and the One Post Office Square B Note are collectively referred to in this prospectus supplement as the "One Post Office Square Whole Loan."

     The holders of the One Post Office Square Senior Notes (the "One Post Office Square Senior Noteholders")and the holder of the One Post Office Square B Note (the "One Post Office Square B Noteholder") have entered into an intercreditor agreement that sets forth the respective rights of the One Post Office Square Senior Noteholders and the One Post Office Square B Noteholder (the "One Post Office Square Intercreditor Agreement"). Pursuant to the terms of the One Post Office Square Intercreditor Agreement, the One Post Office Square Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standards. The One Post Office Square Intercreditor Agreement provides that expenses, losses and shortfalls relating to the One Post Office Square Whole Loan will be allocated first, to the holder of the One Post Office Square B Note and thereafter, to the One Post Office Square Senior Noteholders, pro rata and pari passu.

     As described under "Servicing of the Mortgage Loans--The Directing Certificateholder and the One Post Office Square Operating Advisor" in this prospectus supplement, prior to a One Post Office Square Control Appraisal Event, the holder of the One Post Office Square B Note will have the right to consult with and advise the Special Servicer with respect to the One Post Office Square Whole Loan; following the occurrence and during the continuance of a One Post Office Square Control Appraisal Event, the holder of the One Post Office Square Loan and the One Post Office Square Companion Note will have such rights. The holders of the Class PS Certificates will be entitled to exercise the rights and powers granted to the One Post Office Square B Noteholder. A "One Post Office Square Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the One Post Office Square B Note (minus
(i) the sum of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the One Post Office Square B Note after the cut-off date, (ii) any Appraisal Reduction for the One Post Office Square B Note and (iii) realized losses with respect to the One Post Office Square B Note) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the One Post Office Square B Note after the cut-off date).

     The One Post Office Square Intercreditor Agreement provides that expenses, losses and shortfalls relating to the One Post Office Square Whole Loan will be allocated first, to the holder of the One Post Office Square B Note and then, to the holders of the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata and pari passu.

     Servicing. The One Post Office Square Intercreditor Agreement generally provides that the One Post Office Square Whole Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

     Distributions. Under the terms of the One Post Office Square Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the One Post Office Square Whole Loan (or, if such a default has occurred, but the Controlling Holder of the Class PS Certificates has cured such

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a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the One Post Office Square Whole Loan will generally be paid in the following manner:

     first, each holder of the One Post Office Square Loan and the One Post Office Square Companion Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     second, any scheduled principal payments will be paid to each of the holders of the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata, based on the principal balance of the One Post Office Square Loan, the One Post Office Square Companion Note and the One Post Office Square B Note;

     third, the holder of the One Post Office Square B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, any remaining scheduled principal payments will be paid to the One Post Office Square B Note, pro rata, based on the principal balance of the One Post Office Square Loan, the One Post Office Square Companion Note and the One Post Office Square B Note;

     fifth, any unscheduled principal payments will be paid to the One Post Office Square Loan, the One Post Office Square Companion Note and the One Post Office Square B Note, pro rata, based on the principal balance of each such loan, first to the One Post Office Square Senior Notes and then to the One Post Office Square B Note;

     sixth, any Yield Maintenance Charge that is allocable to the One Post Office Square Loan and the One Post Office Square Companion Note on the one hand, and the One Post Office Square B Note on the other hand, to the extent actually paid by the borrower, will be paid first to the trust and the holder of the One Post Office Square Companion Note, pro rata, and then to the holder of the One Post Office Square B Note, respectively;

     seventh, any default interest (in excess of the interest paid in accordance with clauses first and third above) will be paid to each of the holders of the One Post Office Square Loan, the One Post Office Square Companion Note and the One Post Office Square B Note, on a pro rata basis in accordance with the respective principal balance of each loan, first to each holder of the One Post Office Square Loan and the One Post Office Square Companion Note and then to the holder of the One Post Office Square B Note; and

     eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to each of the holders of the One Post Office Square Loan, the One Post Office Square Companion Note and the One Post Office Square B Note on a pro rata basis in accordance with the respective initial principal balance of each loan, first to each holder of the One Post Office Square Loan and the One Post Office Square Companion Note and then to the holder of the One Post Office Square B Note.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the One Post Office Square Whole Loan (unless the One Post Office Square Operating Advisor has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, Liquidation Proceeds and other collections with respect to the One Post Office Square Whole Loan will generally be applied in the following manner:

     first, each holder of the One Post Office Square Loan and the One Post Office Square Companion Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

     second, any scheduled principal payments will be paid to each holder of the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata, based on the principal balance of each such loan;

     third, the holder of the One Post Office Square B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, any remaining principal payments will be paid to each holder of the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata, until the principal balance of the related loan is reduced to zero;

     fifth, the holder of the One Post Office Square B Note will receive an amount up to its principal balance, until such principal has been paid in full;

     sixth, if the proceeds of any foreclosure sale or any liquidation of the One Post Office Square Whole Loan or the One Post Office Square Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout, the principal balance of either the One Post Office Square Loan and the One Post Office Square Companion Note on the one hand, and the One Post Office Square B Note on the other hand have been reduced, such excess amount will first be paid to the trust and the holder of the One Post Office Square Companion Note, pro rata, in an amount up to the reduction, if any, of the respective principal balance as a result of such workout, and then to the holder of the One Post Office Square B Note in an amount up to the reduction, if any, of its principal balance as a result of such workout;

     seventh, any Yield Maintenance Charge that is allocable to the One Post Office Square Loan and the One Post Office Square Companion Note on the one hand, and the One Post Office Square B Note on the other hand, to the extent actually paid by the borrower, will be paid first to the trust and the holder of the One Post Office Square Companion Note, pro rata, and then to the holder of the One Post Office Square B Note, respectively;

     eighth, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid first to the holder of the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata, and then to the holder of the One Post Office Square B Note, based on the total amount of default interest then owing to each such party; and

     ninth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through eighth or the proceeds of any foreclosure sale or any liquidation of the One Post Office Square Whole Loan or the One Post Office Square Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through eighth, such amount will generally be paid, pro rata, first to the holders of the One Post Office Square Loan and One Post Office Square Companion Note (on a pro rata basis) on the one hand, and then to the holder of the One Post Office Square B Note on the other hand, in accordance with the respective initial principal balances of each loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the One Post Office Square Whole Loan, resulting in a monetary event of default, the Controlling Holder of the Class PS Certificates, will have the right to cure such monetary event of default subject to certain limitations set forth in the One Post Office Square Intercreditor Agreement.

     Purchase Option. In the event that the One Post Office Square Loan is in default, the Controlling Holder of the Class PS Certificates will have an option (the "One Post Office Square Purchase Option") to purchase the One Post Office Square Loan together with the One Post Office Square Companion Note from the trust fund at a price (the "One Post Office Square Loan Option Price") generally equal to the unpaid principal balance of the One Post Office Square Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the One Post Office Square Loan whether paid or unpaid and any other expenses relating to the One Post Office Square Whole Loan. If the One Post Office Square Operating Advisor fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have the right to exercise the related One Post Office Square Loan Purchase Option as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

SIGNIFICANT MORTGAGE LOANS

     The following summaries describe each mortgage loan with a Cut-off Date Balance exceeding 3.0% of the Initial Pool Balance.

     THE ONE POST OFFICE SQUARE LOAN

                  LOAN INFORMATION                                PROPERTY INFORMATION
----------------------------------------------------   ------------------------------------------
Cut-off Date Balance          $60,000,000              Property Type            Office
% of Initial Pool Balance     5.0%                     Location                 Boston, MA
Origination Date              September 12, 2003       Square Footage           766,462
Maturity Date                 October 1, 2013          Year Built/Renovated     1981
Mortgage Rate                 5.3851%                  Appraised Value          $280,000,000
Annual Debt Service           $3,983,236               Occupancy                90.9%
UW DSCR                       2.47x                    Occupancy Date           August 7, 2003
Cut-off Date LTV              42.9%                    UW NOI                   $21,122,367
Balloon LTV                   37.8%                    UW NCF                   $19,705,493

     The One Post Office Square Loan is a senior loan in a split loan structure with the One Post Office Square Companion Note (pari passu with One Post Office Square Loan) and the One Post Office Square B Note. The Class PS Certificates will be entitled to distributions from the One Post Office Square B Note only, which has a principal balance of $55,000,000 as of the cut-off date. The Class PS Certificates are not being offered by this prospectus supplement.

     The Loan. The One Post Office Square Whole Loan was originated by JPMorgan Chase Bank and is secured by a first mortgage encumbering a 42-story office building and a 385-space parking garage located in the financial district of Boston, Massachusetts (the "One Post Office Square Property"). The One Post Office Square Whole Loan was made to One Post Office Square, L.L.C. (the "One Post Office Square Borrower"), a single purpose, bankruptcy-remote entity controlled by The Equitable Life Assurance Society of the United States, on behalf of its Separate Account No. 8, also known as the Prime Property Fund and Equity Office Properties Trust.

     The One Post Office Square Loan has a remaining amortization term of 360 months and matures on October 1, 2013. The One Post Office Square Loan requires payments of interest only through October 2005. The One Post Office Square Loan may not be prepaid prior to June 1, 2013. The One Post Office Square Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The One Post Office Square Loan is subject to Defeasance, in whole, beginning on October 1, 2005.

     The Property. The One Post Office Square Property consists of a 42-story office building containing 766,462 square feet of net rentable space and an eight-level parking garage with 385 spaces, located within the financial district of Boston, Massachusetts. The One Post Office Square Property was completed in 1981. Major tenants at the One Post Office Square Property include: Putnam Investments (occupying 298,589 square feet, approximately 39.0% of the net rentable area ("NRA")); PricewaterhouseCoopers (occupying 179,105 square feet, approximately 23.4% of the NRA); and Sullivan & Worcester (occupying 105,840 square feet, approximately 13.8% of the NRA). As of August 7, 2003, the One Post Office Square Property was approximately 90.9% leased by 23 tenants.

     Property Management. The One Post Office Square Property is managed by a division of Equity Office Properties Trust ("EOP"), a full service real estate company that owns and manages over 700 properties totaling 124 million square feet of office space. EOP is a publicly-traded company on the New York Stock Exchange.

     Lockbox and Reserves. The One Post Office Square Loan documents require that the One Post Office Square Borrower instruct all tenants that any and all payments due under the leases are required to be paid directly into a lockbox account pursuant to the terms of a cash management agreement. Funds in the lockbox account are required to be swept each business day and returned to the One Post Office Square Borrower. Upon the occurrence of an event of default under the One Post Office Square Loan documents, funds in the lockbox account are required to be swept at least twice a month to the cash management account controlled by the lender.

     The One Post Office Square Borrower is obligated to make deposits into certain reserves if the net operating income for the One Post Office Square falls below $17,000,000. Additionally, the One Post Office Square Borrower is obligated to make deposits into certain leasing reserves in connection with certain lease terminations. In lieu of cash deposits, the One Post Office Square Borrower may provide a guaranty from EOP Operating Limited Partnership and The Equitable Life Assurance Society of the United States, on behalf of its Separate Account No. 8, also known as the Prime Property Fund, so long as both such entities have a long term debt rating of at least "BBB--" by S&P and "Baa3" by Moody's.

     IAC INTERNATIONAL CARGO PORT -- BOSTON

               LOAN INFORMATION                               PROPERTY INFORMATION
----------------------------------------------   -------------------------------------------
Cut-off Date Balance          $50,871,090        Property Type            Industrial/Office
% of Initial Pool Balance     4.2%               Location                 Boston, MA
Origination Date              May 20, 2003       Square Footage           376,267
Maturity Date                 June 1, 2013       Year Built/Renovated     2000
Mortgage Rate                 6.2270%            Appraised Value          $68,500,000
Annual Debt Service           $3,759,039         Occupancy                88.9%
UW DSCR                       1.36x              Occupancy Date           July 31, 2003
Cut-off Date LTV              74.3%              UW NOI                   $5,378,114
Balloon LTV                   63.6%              UW NCF                   $5,097,664

     The Loan. The International Airport Centers--Boston Loan (the "IAC Loan") was originated by LaSalle Bank National Association and is secured by a first mortgage encumbering the ground lessee's interest in an approximately 376,267 square foot office/warehouse facility located in South Boston, Massachusetts (the "IAC Property"). The IAC Loan was made to International Cargo Port -- Boston L.L.C. (the "IAC Borrower"), a single purpose, bankruptcy-remote entity controlled by International Airport Centers, L.L.C. ("International").

     The IAC Loan is structured with a $5,100,000 performance holdback. The borrower has 180 days from the date of origination (the "Final Date") to request a reunderwriting of the loan. The borrower is required to submit a written request for disbursement (the "Disbursement Request") of the holdback at least 5 business days prior to the Final Date. To earn the holdback, at the time of the Disbursement Request, the borrower must lease the IAC Property to a tenant occupancy level of 91.5% or greater and to generate sufficient income to support a debt service coverage ratio of at least 1.30x. If the borrower has not met the 91.5% occupancy requirement at the time of the Disbursement Request, the $5,100,000 performance holdback (or any undisbursed portion thereof) will be used to pay down the outstanding loan balance, prorated based on the actual income level and occupancy rate at the time of pay down, and the IAC Loan will be re-amortized. A yield maintenance charge will be attributable to the portion of the holdback not disbursed to International and deducted from the portion of the holdback earned by International. See "Risk Factors--Risks Relating to Prepayments and Repurchases" in this prospectus supplement.

     The IAC Loan (i) has a remaining term of 117 months and (ii) matures on June 1, 2013. The IAC Loan may be prepaid, in whole, without payment of a prepayment premium at any time after March 31, 2013. The IAC Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     Under the terms of the IAC Loan documents, International is permitted to incur up to $1,000,000 of additional indebtedness that may be secured by purchase money security interests in personal property.

     The Property. The IAC Property consists of an approximately 376,267 square foot facility comprised of approximately 185,224 square feet of office space on two floors, and approximately

191,043 square feet of warehouse space on one level. The warehouse portion of the IAC Property is approximately 99.1% leased to eleven (11) tenants, which occupy space ranging from approximately 1,393 square feet to approximately 60,638 square feet. The office portion is approximately 78.3% leased to twenty-one (21) tenants, which occupy space ranging from approximately 758 square feet to approximately 27,885 square feet. Included in the eleven (11) warehouse tenants and twenty-one (21) office tenants are three (3) tenants that lease both office and warehouse space. The largest tenants on the IAC Property are EGL Eagle Global Logistics, LP (60,638 square feet), Tighe Warehousing and Distribution, Inc. (33,711 square feet) and Wall USA, Inc. (28,395 square feet). Overall, the occupancy rate for the IAC Property is approximately 88.9%.


     The IAC Property is leased from the Massachusetts Port Authority ("MPA") pursuant to a ground lease having a 50-year term which expires on June 30, 2050. The MPA can terminate the ground lease after 10 years (in 2010) upon giving the borrower 12 months prior notice of such termination. The MPA must also pay the borrower the greater of (i) the fair market value of International's interest under the ground lease for the remainder of the then current term or (ii) the amount of debt then encumbering the IAC Property together with any prepayment premium, which amounts are required to be used to pay the principal balance of the IAC Loan.

     Property Management. The IAC Property is managed by International (the "IAC Manager"), which is the Manager of the IAC Borrower. International was formed in 1995 to construct, own and manage a portfolio of transportation related cargo, warehouse distribution and office properties at major airports throughout the country. International currently owns and manages over 4 million square feet of industrial airport centers.

     Lockbox and Reserves. The IAC Loan has a springing lockbox in place pursuant to the terms of a cash management agreement. Upon the occurrence of a monetary event of default, all amounts collected by the IAC Manager are required to be paid directly into a lockbox account. The IAC Loan documents require an annual replacement reserve in the amount of $37,632 and a reserve for tenant improvements and leasing commissions to be collected at an annual rate of $244,536. All reserves are collected in monthly installments. There are no reserves for real property taxes or insurance.


ARD LOANS

     10 mortgage loans (the "ARD Loans"), representing approximately 5.4% of the Initial Pool Balance (6 mortgage loans in Loan Group 1, representing approximately 4.4% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 7.5% of the Initial Loan Group 2 Balance), provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR certificates.

     Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not spring until prior to, or upon the Anticipated Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. 130 mortgage loans, representing approximately 76.0% of the Initial Pool Balance (80 mortgage loans in Loan Group 1, representing approximately 77.6% of the Initial Loan Group 1 Balance and 50 mortgage loans in Loan Group 2, representing approximately 72.4% of the Initial Loan Group 2 Balance) have due dates that occur on the 1st day of each month. 55 mortgage loans, representing approximately 24.0% of the Initial Pool Balance (31 mortgage loans in Loan Group 1, representing approximately 22.4% of the Initial Loan Group 1 Balance and 24 mortgage loans in Loan Group 2, representing approximately 27.6 of the Initial Loan Group 2 Balance) have due dates that occur on the 11th day of each month.

     64 mortgage loans, representing approximately 27.1% of the Initial Pool Balance (39 mortgage loans in Loan Group 1, representing approximately 26.3% of the Initial Loan Group 1 Balance and 25 mortgage loans in Loan Group 2, representing approximately 29.1% of the Initial Loan Group 2 Balance), provide for no grace period for the payment of monthly principal and/or interest. 83 mortgage loans, representing approximately 40.4% of the Initial Pool Balance (47 mortgage loans in Loan Group 1, representing approximately 39.3% of the Initial Loan Group 1 Balance and 36 mortgage loans in Loan Group 2, representing approximately 42.9% of the Initial Loan Group 2 Balance), provide for a grace period of 5 days for the payment of monthly principal and/or interest. 36 mortgage loans, representing approximately 29.7% of the Initial Pool Balance (23 mortgage loans in Loan Group 1, representing approximately 30.5% of the Initial Loan Group 1 Balance and 13 mortgage loans in Loan Group 2, representing approximately 28.0% of the Initial Loan Group 2 Balance) provide for a grace period of 7 days for the payment of monthly principal and/or interest. 2 mortgage loans, representing approximately 2.8% of the Initial Pool Balance (approximately 4.0% of the Initial Loan Group 1 Balance) provide for a grace period of 10 days for the payment of monthly principal and/or interest. In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table.


                             INTEREST ACCRUAL BASIS

                                         AGGREGATE                      % OF         % OF
                                         PRINCIPAL          % OF      INITIAL      INITIAL
                        NUMBER OF        BALANCE OF       INITIAL       LOAN         LOAN
  INTEREST ACCRUAL       MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
        BASIS             LOANS            LOANS          BALANCE     BALANCE      BALANCE
--------------------   -----------   -----------------   ---------   ---------   -----------
Actual/360 .........       182       $1,160,702,051         96.6%       95.1%        100.0%
30/360 .............         3           40,910,886          3.4         4.9           0.0
                           ---       --------------        -----       -----         -----
Total ..............       185       $1,201,612,937        100.0%      100.0%        100.0%
                           ===       ==============        =====       =====         =====

     170 mortgage loans, representing approximately 93.8% of the Initial Pool Balance (105 mortgage loans in Loan Group 1, representing approximately 93.9% of the Initial Loan Group 1 Balance and 65 mortgage loans in Loan Group 2, representing approximately 93.8% of the Initial Loan Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. These mortgage loans will have balloon payments due at their stated maturity dates or Anticipated

Repayment Dates, as the case may be. 10 mortgage loans, representing approximately 5.4% of the Initial Pool Balance (6 mortgage loans in Loan Group 1, representing approximately 4.4% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 7.5% of the Initial Loan Group 2 Balance), provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower prepays the mortgage loan on that date. 4 mortgage loans, representing approximately 7.3% of the Initial Pool Balance (3 mortgage loans in Loan Group 1, representing approximately 9.9% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 1.1% of the Initial Loan Group 2 Balance), provide for monthly payments of interest only during their respective interest-only periods (which ranged from 12 to 24 months) followed by payments which would amortize a portion of the principal balance of the mortgage loans during their remaining terms based on an amortization schedule. 6 mortgage loans, representing approximately 4.1% of the Initial Pool Balance (5 mortgage loans in Loan Group 1, representing approximately 5.4% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 1.1% of the Initial Loan Group 2 Balance), provide for monthly payments of principal that fully or substantially amortize the loan over the life of the mortgage loan. 9 mortgage loans, representing approximately 2.1% of the Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 0.8% of the Initial Loan Group 1 Balance and 8 mortgage loans in Loan Group 2, representing approximately 5.1% of the Initial Loan Group 2 Balance) provide for no payments of principal over the life of the loan.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments (including Defeasance) for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:


                       OVERVIEW OF PREPAYMENT PROTECTION

                                                      AGGREGATE                      % OF        % OF
                                                      PRINCIPAL          % OF      INITIAL      INITIAL
                                     NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
            PREPAYMENT                MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
            PROTECTION                 LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------------------------   -----------   -----------------   ---------   ---------   ----------
Lockout with defeasance .........       177       $1,118,930,722         93.1%       91.8%        96.1%
Lockout period followed by yield
 maintenance ....................         7           58,250,718          4.8         5.3          3.9
Yield maintenance ...............         1           24,431,497          2.0         2.9          0.0
                                        ---       --------------        -----       -----        -----
Total ...........................       185       $1,201,612,937        100.0%      100.0%       100.0%
                                        ===       ==============        =====       =====        =====

     "Yield Maintenance Charge" will generally, subject to variations, be equal to either (or the greater) of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" generally means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate. In the case of 2 mortgage loans identified as loan numbers 6 and 122 on Annex A-1 to this prospectus supplement, representing approximately 2.3% of the Initial Pool Balance, the term "Discount Rate" means the yield on a U.S. Treasury selected by the lender two weeks prior to prepayment that has the most closely corresponding maturity date to the maturity date of the mortgage loan and has a coupon rate most closely corresponding to the interest rate on the mortgage loan.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to the stated maturity date or Anticipated Repayment Date as follows:


                            PREPAYMENT OPEN PERIODS

                            NUMBER OF                           % OF INITIAL     % OF INITIAL     % OF INITIAL
                             MORTGAGE     AGGREGATE CUT-OFF         POOL         LOAN GROUP 1     LOAN GROUP 2
 OPEN PERIOD (PAYMENTS)       LOANS          DATE BALANCE          BALANCE          BALANCE         BALANCE
------------------------   -----------   -------------------   --------------   --------------   -------------
1 ......................         2       $    5,769,980               0.5%             0.7%            0.0%
3 ......................       118          613,650,118              51.1             45.5            63.9
4 ......................        40          327,599,041              27.3             26.7            28.6
5 ......................         2           63,150,000               5.3              7.5             0.0
6 ......................        14           96,848,077               8.1              8.3             7.5
7 ......................         8           84,664,578               7.0             10.1             0.0
13 .....................         1            9,931,143               0.8              1.2             0.0
                               ---       --------------             -----            -----           -----
Total ..................       185       $1,201,612,937             100.0%           100.0%          100.0%
                               ===       ==============             =====            =====           =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 177 of the mortgage loans, representing approximately 93.1% of the Initial Pool Balance (105 mortgage loans in Loan Group 1, representing approximately 91.8% of the Initial Loan Group 1 Balance and 72 mortgage loans in Loan Group 2, representing approximately 96.1% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period, provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). This period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

      (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the Anticipated Repayment Date), assuming, in the case of each ARD Loan, that the loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

      (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased (or, in the case of certain cross-collateralized mortgage loan pools, that the mortgage loan primarily secured by the released Mortgaged Property be fully defeased and an additional deposit made in an amount either (x) sufficient to defease at least 15% of the amount of the fully defeased mortgage loan, such additional deposit to be available to pay debt service on the undefeased mortgage loan(s) in the cross-collateralized loan pools, or (y) equal to 35% (or in the case of one Mortgaged Property 50%) of the original principal balance of the fully defeased mortgage loan, such additional deposit to be used to partially defease the remaining mortgage loan(s) in the collateral pool) and/or (2) certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved (which may have landscaping, parking or other non-income generating improvements) portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to Defeasance.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership into a special purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above. The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause
(1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgaged Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over

$20,000,000. Any confirmation required will be at the related mortgagor's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 18 of the Mortgaged Properties, securing mortgage loans representing approximately 8.9% of the Initial Pool Balance (15 mortgage loans in Loan Group 1, representing approximately 11.4% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 3.0% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada and Tennessee. No Mortgaged Property has a PML in excess of 20%.

     In the case of 4 Mortgaged Properties, securing mortgage loans representing approximately 1.1% of the Initial Pool Balance (approximately 3.7% of the Initial Loan Group 2 Balance), a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, each environmental insurance policy insures the trust fund against losses up to an amount that is 125% of the outstanding balance of the mortgage loan, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include the One Post Office Square Companion Note or the One Post Office Square B Note. With respect to the One Post Office Square Loan, the loan amount used in this prospectus supplement for purposes of weighting the individual loan-to-value ratios and debt service coverage ratios is the principal balance of the One Post Office Square Loan. The loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratio is the aggregate principal balance of the One Post Office Square Loan and the One Post Office Square Companion Note. The principal balance of the One Post Office Square B Note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

     All information presented in this prospectus supplement (including LTV Ratios and debt service coverage ratios) with respect to a mortgage loan with a Companion Loan is calculated without regard to the related Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1. For purposes of numerical and statistical information set forth in this prospectus supplement and Annex A-1, such numerical and statistical information excludes the Companion Loans.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, LaSalle Bank National Association and Nomura Credit & Capital, Inc. JPMorgan Chase Bank is a subsidiary of J.P. Morgan Chase & Co. and is an affiliate of the Depositor and one of the Underwriters. LaSalle Bank National Association is the paying agent, authenticating agent and certificate registrar and is also an affiliate of one of the Underwriters. Nomura Credit & Capital, Inc. is an affiliate of one of the Underwriters.


JPMORGAN CHASE BANK

     JPMorgan Chase Bank is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 2002, JPMorgan Chase Bank had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion. As of December 31, 2001, JPMorgan Chase Bank had total assets of $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion, and total stockholder's equity of $33.3 billion.


LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association is a national banking association whose principal offices are in Chicago, Illinois. LaSalle Bank National Association offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle Bank National Association's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. LaSalle Bank National Association is a subsidiary of ABN AMRO North America, Inc., which is owned by ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of June 30, 2003, LaSalle Bank National Association had total assets of $53.8 billion. LaSalle Bank National Association is acting as the paying agent, authenticating agent and certificate registrar for this transaction and is an affiliate of ABN AMRO Incorporated, which is an Underwriter.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. is a Delaware corporation whose principal offices are located in New York, New York. Nomura Credit & Capital, Inc. is a subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $20 billion. Nomura Credit & Capital, Inc. is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. An affiliate of Nomura Credit & Capital, Inc., Nomura Securities International, Inc., is acting as an Underwriter.


UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. Two of the mortgage loans (identified as loan numbers 105 and 150 on Annex A-1 attached to this prospectus supplement) sold to the Depositor by LaSalle Bank National Association were originated by Capital Lease Funding, LLC. LaSalle Bank National Association re-underwrote those mortgage loans. One of the mortgage loans (identified as loan number 6 on Annex A-1 attached to this prospectus supplement) sold to the Depositor by Nomura Credit & Capital, Inc. was originated by Teachers Insurance and Annuity Association of America. Nomura Credit & Capital, Inc. re-underwrote that mortgage loan at the time it acquired the mortgage loan from Teachers. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the mortgage loans in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the mortgagor and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Mortgage Loan Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the mortgagor and certain principals of the mortgagor may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. At origination, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

      (a) the mortgage loan is not delinquent in payment of principal and interest and has not been 30 or more days past due, without giving effect to any applicable notice and grace period;

      (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

      (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

      (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

      (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

      (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

      (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

      (h) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

      (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

      (j) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

      (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby;

      (m) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

      (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

      (o) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

      (p) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

      (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law, except to the extent any non-conformity is a legally non-conforming use or structure or except in respect of which law and ordinance insurance coverage has been obtained;

      (r) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
   (ii) no condemnation proceedings are pending;

      (s) as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

      (t) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

      (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the current use of the Mortgaged Property to generate net cash flow sufficient to enable the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the mortgaged property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply with all of the representations and warranties set forth in the applicable Purchase Agreement;
(h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances, (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (a) through
(p), except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC
Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and
(ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase only the affected mortgage loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan Seller causes the related mortgage loans to become not cross-collateralized and cross-defaulted with each other prior to such repurchase.


LOCKBOX ACCOUNTS

     With respect to 103 mortgage loans (the "Lockbox Loans"), representing approximately 55.6% of the Initial Pool Balance (65 mortgage loans in Loan Group 1, representing approximately 57.0% of the Initial Loan Group 1 Balance and 37 mortgage loans in Loan Group 2, representing approximately 52.3% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 8 Lockbox Loans, representing approximately 5.2% of the Initial Pool Balance (8 mortgage loans in Loan Group 1, representing approximately 7.4% of the Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 6 Lockbox Loans, representing approximately 12.1% of the Initial Pool Balance (5 mortgage loans in Loan Group 1, representing approximately 13.2% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 9.3% of the Initial Loan Group 2 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 83 Lockbox Loans, representing approximately 34.2% of the Initial Pool Balance (47 mortgage loans in Loan Group 1, representing approximately 30.4% of the Initial Loan Group 1 Balance and 36 mortgage loans in Loan Group 2, representing approximately 42.9% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or
(iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans (including the One Post Office Square B Note) and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-LN1 (the "Certificates") will consist of the following 28 classes (each, a "Class"): the Class A-1, Class A-2 and Class A-1A certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class PS-1, Class PS-2, Class PS-3, Class PS-4, Class PS-5, Class PS-6, Class PS-7, Class R and Class LR certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C, Class D and Class E certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR certificates are referred to collectively in this prospectus supplement as the "Residual Certificates." The Class PS-1, Class PS-2, Class PS-3, Class PS-4, Class PS-5, Class PS-6 and Class PS-7 certificates are referred to collectively in this prospectus supplement as the "Class PS Certificates." The Class PS Certificates will be entitled to receive distributions only from collections on the One Post Office Square B Note in accordance with the One Post Office Square Intercreditor Agreement and the Pooling and Servicing Agreement.

     Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates are offered hereby (collectively, the "Offered Certificates"). The Class A-1A, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR certificates and the Class PS Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each such Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates on that Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 and Class X-2 certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amount of the Class X-1 certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR certificates and the Class PS Certificates) (the "Principal Balance Certificates") outstanding from time to time. The initial Notional Amount of the Class X-1 certificates will be approximately $1,201,612,937.

     The Notional Amount of the Class X-2 certificates will equal:

       (1) up to and including the Distribution Date in September 2004, the sum of (a) the lesser of $217,399,000 and the Certificate Balance of the Class A-1 certificates, (b) the lesser of $358,617,000 and the Certificate
   Balance of the Class A-1A certificates and (c) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

       (2) after the Distribution Date in September 2004 through and including the Distribution Date in September 2005, the sum of (a) the lesser of $174,297,000 and the Certificate Balance of the Class A-1 certificates, (b) the lesser of $339,697,000 and the Certificate Balance of the Class A-1A certificates and (c) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

       (3) after the Distribution Date in September 2005 through and including the Distribution Date in September 2006, the sum of (a) the lesser of $130,028,000 and the Certificate Balance of the Class A-1 certificates, (b) the lesser of $320,606,000 and the Certificate Balance of the Class A-1A certificates, (c) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates and (d) the lesser of $5,240,000 and the Certificate Balance of the Class L certificates;

       (4) after the Distribution Date in September 2006 through and including the Distribution Date in September 2007, the sum of (a) the lesser of $88,120,000 and the Certificate Balance of the Class A-1 certificates, (b) the lesser of $302,609,000 and the Certificate Balance of the Class A-1A certificates and (c) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates;

       (5) after the Distribution Date in September 2007 through and including the Distribution Date in September 2008, the sum of (a) the lesser of $24,971,000 and the Certificate Balance of the Class A-1 certificates, (b) the lesser of $263,125,000 and the Certificate Balance of the Class A-1A certificates, (c) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G certificates and (d) the lesser of $6,907,000 and the Certificate Balance of the Class H certificates;

       (6) after the Distribution Date in September 2008 through and including the Distribution Date in September 2009 the sum of (a) the lesser of $356,173,000 and the Certificate Balance of the Class A-2 certificates, (b) the lesser of $248,232,000 and the Certificate Balance of the Class A-1A certificates, (c) the aggregate of the Certificate Balance of the Class B, Class C, Class D, Class E and Class F certificates and (d) the lesser of $6,930,000 and the Certificate Balance of the Class G certificates;

       (7) after the Distribution Date in September 2009 through and including the Distribution Date in September 2010, the sum of (a) the lesser of $313,660,000 and the Certificate Balance of the Class A-2 certificates, (b) the lesser of $230,479,000 and the Certificate Balance of the Class A-1A certificates, (c) the aggregate of the Certificate Balance of the Class B, Class C, Class D and Class E certificates and (d) the lesser of $11,079,000 and the Certificate Balance of the Class F certificates; and

       (8) after the Distribution Date in September 2010, $0.

     The initial Notional Amount of the Class X-2 certificates will be approximately $1,121,230,000.

     The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will have an aggregate initial Certificate Balance of approximately $469,953,937. The Class PS Certificates will have an aggregate initial Certificate Balance of approximately $55,000,000.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, one of the Mortgage Loan Sellers, will serve as Paying Agent (in that capacity, the "Paying Agent"). LaSalle Bank National Association is also an affiliate of one of the underwriters. In addition, LaSalle Bank National Association will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135
S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-JPMorgan 2003-LN1 and its telephone number is
(312) 904-9387. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and Servicing Agreement will also provide for the indemnification of the Paying Agent from the trust fund for comparable losses, liabilities and expenses to those subject to indemnification for the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered

Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Paying Agent or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in October 2003

(each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain accounts (the "Upper-Tier Distribution Account", the "Lower-Tier Distribution Account" and the "Loan REMIC Distribution Account," each of which may be sub-accounts of a single account (collectively, the "Distribution Account")), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (including the One Post Office Square B Note) that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class NR certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Loan REMIC Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class PS Certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (not including any amounts allocable to the One Post Office Square B Note pursuant to the One Post Office Square Intercreditor Agreement) (without duplication):

       (x) the total amount of all cash received on the mortgage loans and any REO Properties that are on deposit in the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account in error; and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

       (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (not including any P&I Advance made on the One Post Office Square Companion Note or One Post Office Square B Note). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

       (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts (not including any Withheld Amount for the One Post Office Square Companion Note or One Post Office Square B Note) required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     All amounts received by the trust with respect to the One Post Office Square Whole Loan will be applied to amounts due and owing under that loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related loan documents, the One Post Office Square Intercreditor Agreement and the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will prohibit the application of amounts received on the One Post Office Square Companion Note to cover certain REMIC-related expenses payable with respect to the mortgage loans and REO Properties in the trust.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to pay interest, concurrently, (i) on the Class A-1 and Class A-2 certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date;

     second, to the Class A-1, Class A-2 and Class A-1A certificates, in reduction of the Certificate Balances thereof: (i)(A) to the Class A-1 certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A certificates have been made on such Distribution Date, until the Class A-1 certificates are reduced to zero, and

(B) to the Class A-2 certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 certificates) and, after the Class A-1A certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 certificates have been made on such Distribution Date, until the Class A-2 certificates are reduced to zero, and
(ii) to the Class A-1A certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Class A-2 certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1 and Class A-2 certificates have been made on such Distribution Date, until the Class A-1A certificates are reduced to zero;

     third, to the Class A-1, Class A-2 and Class A-1A certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2 and Class A-1A certificates to zero, to the Class B certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-1A certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     sixth, to the Class B certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A and Class B certificates to zero, to the Class C certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A and Class B certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     ninth, to the Class C certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B and Class C certificates to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B and Class C certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twelfth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B, Class C and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B, Class C and Class D certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     seventeenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D and Class E certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     eighteenth, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E and Class F certificates to zero, to the Class G certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E and Class F certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-first, to the Class G certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F and Class G certificates to zero, to the Class H certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F and Class G certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-fourth, to the Class H certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to zero, to the Class J certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-seventh, to the Class J certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class K certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates to zero, to the Class K certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirtieth, to the Class K certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class L certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates to zero, to the Class L certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-third, to the Class L certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates to zero, to the Class M certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-sixth, to the Class M certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class N certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates to zero, to the Class N certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-ninth, to the Class N certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N certificates, but not previously reimbursed, have been reimbursed in full;

     fortieth, to the Class P certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-first, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N certificates to zero, to the Class P certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-second, to the Class P certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P certificates, but not previously reimbursed, have been reimbursed in full;

     forty-third, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-fourth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-fifth, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

     forty-sixth, to the Class R certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR certificates, the amount remaining in the Lower-Tier Distribution Account and the Loan REMIC Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2 and Class A-1A certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Residual Certificates and the Class PS Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to 4.1340%.

     The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to 4.9200%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-1A certificates is a per annum rate equal to 4.7180%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class B certificates is a per annum rate equal to 5.0120%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class C certificates is a per annum rate equal to 5.0520%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class D certificates is a per annum rate equal to the WAC Rate minus 0.5320%.

     The Pass-Through Rate on the Class E certificates is a per annum rate equal to the WAC Rate minus 0.4550%.

     The Pass-Through Rate on the Class F certificates is a per annum rate equal to the WAC Rate minus 0.1780%.

     The Pass-Through Rate on the Class G certificates is a per annum rate equal to the WAC Rate minus 0.0800%.

     The Pass-Through Rate on the Class H certificates is a per annum rate equal to the WAC Rate,

     The Pass-Through Rate on the Class J certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2 certificates for the initial Distribution Date will equal approximately 0.0905% and 0.7861% per annum, respectively.

     The Pass-Through Rate for the Class X-1 certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the classes of Principal Balance Certificates. In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 certificates. For each Distribution Date through and including the Distribution Date in September 2010, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

       (1) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with the respect to the Class D, Class E, Class F, Class G and Class H Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on
   Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

       (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with the respect to the Class D, Class E, Class F, Class G and Class H Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

       (3) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates; and

       (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in September 2010, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 certificates, for each Distribution Date through and including the Distribution Date in September 2010, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each a "Class X-2 Component") of the Class X-2 certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 certificates. For each Distribution Date through and including the Distribution Date in September 2010, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

       (x) with respect to the Class D, Class E, Class F, Class G and Class H Certificates, the lesser of:

          (1) the Class X-2 Fixed Strip Rate (as defined in the chart below), and

          (2) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and (y) with the respect to each other Class of Principal Balance Certificates, the excess, if any, of:

       (1) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

       (2) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in September 2010, the Class X-2 certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

CLASS X-2 COMPONENT RELATING TO THE                           CLASS X-2
FOLLOWING PRINCIPAL BALANCE CERTIFICATE                    FIXED STRIP RATE
-------------------------------------------------------   -----------------
D .....................................................         0.5020%
E .....................................................         0.4250%
F .....................................................         0.1480%
G .....................................................         0.0500%
H .....................................................         0.0000%

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (other than the One Post Office Square B Note) weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates, the Class PS Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates, the Class PS Certificates, and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. So long as both the Class A-2 and Class A-1A certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-2 or Class A-1A certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Advances that existed as of the date of the modification of the related mortgage loan, with interest on such Advances, that were not repaid at the time of such modification but were paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date.

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction therein occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the

Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1 and Class A-2 certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1 and Class A-2 certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount (without regard to the proviso in the definition of the term "Unscheduled Principal Distribution Amount" and without regard to the proviso in the definition of the term "Principal Distribution Amount," solely as it relates to clause (i) in such proviso for that date that is attributable to that mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of the One Post Office Square Whole Loan, any of the loans comprising the One Post Office Square Whole Loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class NR certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H certificates in the following manner: the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H certificates will be entitled to receive, with respect to the related Loan Group, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates (other than the Class PS Certificates) representing principal payments in respect of mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates is a fraction (A) whose numerator is the greater of (x) zero and
(y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect with such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:


  CLASS DESIGNATION     ASSUMED FINAL DISTRIBUTION DATE
--------------------   --------------------------------
Class A-1 ..........            June 15, 2013
Class A-2 ..........          September 15, 2013
Class B ............          September 15, 2013
Class C ............          September 15, 2013
Class D ............           October 15, 2013
Class E ............           October 15, 2013

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be October 15, 2037, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class P certificates,

    o the rights of the holders of the Class NR and Class P certificates will be subordinated to the rights of the holders of the Class N certificates,

    o the rights of the holders of the Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class M certificates,

    o the rights of the holders of the Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class L certificates,

    o the rights of the holders of the Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class K certificates,

    o the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class J certificates,

    o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class H certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class G certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

    o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

    o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates, and

    o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B certificates, the holders of the Class C certificates, the holders of the Class D certificates and the holders of the Class E certificates of the full amount of interest payable in respect of that Class of certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B certificates, the holders of the Class C certificates, the holders of the Class D certificates and the holders of the Class E certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class E certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D certificates by the subordination of the Class E certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C certificates by the subordination of the Class D and Class E certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B certificates by the subordination of the Class C, Class D and Class E certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2 and Class A-1A certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1 certificates until their Certificate Balances have been reduced to zero, and then to the Class A-2 certificates until their Certificate Balances have been reduced to zero, and then, if the Class A-1A certificates are still outstanding, to the Class A-1A certificates until their Certificate Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1 or Class A-2 certificates are still outstanding, to the Class A-1 certificates until their Certificate Balances have been reduced to zero, and then to the Class A-2 certificates until their Certificate Balances have been reduced to zero. Allocation to the Class A-1, Class A-2 and Class A-1A certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-1A certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-1A certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2 and Class A-1A certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2 and Class A-1A certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2 and Class A-1A certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class PS Certificates, Class X Certificates and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class PS Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2 and Class A-1A certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2 and Class A-1A certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class LR certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Paying Agent as described under "Description of the Certificates--Paying Agent, Certificate Registrar and Authenticating Agent" in the prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the

REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount (or the amount otherwise distributable to the Class PS Certificates) for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (including the One Post Office Square Whole Loan) and any REO Loan during the related Due Period and not received as of the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan (including the One Post Office Square Whole Loan) or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan (including the One Post Office Square Whole Loan) and such mortgage loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated and the Special Servicer will have the option (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (including the One Post

Office Square Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property (and with respect to the CVS-Commerce AB Loan, the CVS-Garwood AB Loan, the 150 Technology AB Loan and the Sav On-LA AB Loan, such Servicing Advances will include advances to prevent a default by the borrower under the lease with its tenant, subject to customary standards of recoverability). To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including the One Post Office Square Whole Loan) as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"). Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account (first from principal collections and then from interest collections). If the funds in the Certificate Account allocable to principal are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification out of principal collections in the Certificate Account. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special Servicer, as applicable. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made with respect to delinquent amounts due on any Companion Loan and no Advances will be made on any Companion Loan if the related AB Loan is no longer a part of the trust. Any requirement of the Master Servicer, Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements-- Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

       (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (including the One Post Office Square Whole Loan);

       (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan (including the One Post Office Square Whole Loan), or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

       (3) the date on which a receiver has been appointed;

       (4) 60 days after a borrower declares bankruptcy;

       (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

       (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan (including the One Post Office Square Whole
   Loan); and

       (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (including the One Post Office Square Whole Loan) as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the

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Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the One Post Office Square Whole Loan if no One Post Office Square Control Appraisal Event has occurred and is continuing, the One Post Office Square Operating Advisor), the Master Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (including the One Post Office Square Whole Loan) until the MAI appraisal is received.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR certificates, then to the Class P certificates, then to the Class N certificates, then to the Class M certificates, then to the Class L certificates, then to the Class K certificates, then to the Class J certificates, then to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates and then to the Class B certificates); provided that with respect to an Appraisal Reduction on the One Post Office Square Whole Loan, such Appraisal Reduction will be applied to the Class PS Certificates prior to any application of such Appraisal Reduction to the One Post Office Square Loan and the One Post Office Square Companion Note. See "--Advances" above.

     With respect to each mortgage loan (including the One Post Office Square Whole Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor if no One Post Office Square Control Appraisal Event has occurred and is continuing), the Master Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder (or the One Post Office Square Operating Advisor if no One Post Office Square Control Appraisal Event has occurred and is continuing, as applicable) fails to approve any calculation of the recalculated Appraisal Reduction within 30 days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or

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valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     The One Post Office Square Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the One Post Office Square Whole Loan will be applied first to the One Post Office Square B Note. Any Appraisal Reduction Amount in respect of the One Post Office Square Whole Loan that exceeds the aggregate balance of the One Post Office Square B Note will be allocated to the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata.

     Any mortgage loan (including the One Post Office Square Whole Loan) previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.


REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder (or, in the case of the One Post Office Square Loan, the One Post Office Square Operating Advisor), each Rating Agency and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

       (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

       (4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

       (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

       (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

       (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

       (11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

       (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

       (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

       (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

       (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

       (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

       (17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

       (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

       (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

       (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

       (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

       (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
   (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

       (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (27) the original and then-current credit support levels for each Class of Certificates;

       (28) the original and then-current ratings for each Class of Certificates;

       (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

       (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10) and (15) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder (and, in the case of the One Post Office Square Loan, the One Post Office Square Operating Advisor), each Rating Agency, any designee of the Depositor or any other person to whom the

Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

       (6) copies of the mortgage loan documents;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

       (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as operating statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class PS Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates (other than the Class PS Certificates), each determined as of the prior Distribution Date. None of the Class PS, Class R or the Class LR certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class PS Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto or
(2) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR certificates (in that order) will have the right to purchase all of the assets of the trust fund (including the One Post Office Square B Note). This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of
(1) the aggregate Purchase Price of all the mortgage loans (including the One Post Office Square B Note) (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans (including the One Post Office Square B Note) be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.


THE TRUSTEE


     U.S. Bank National Association, a national banking association, with its principal offices located in Boston, Massachusetts, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at One Federal Street, Third Floor, Attention: Corporate Trust Series, Boston, Massachusetts 02110. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.002% per annum (the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (including the One Post Office Square Whole Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (including the One Post Office Square Whole Loan) and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     In general, the One Post Office Square Companion Note and the One Post Office Square B Note will be serviced and administered under the Pooling and Servicing Agreement and the One Post Office Square Intercreditor Agreement as though it were a mortgage loan. If any of the One Post Office Square Companion Note or the One Post Office Square B Note becomes specially serviced, then the One Post Office Square Whole Loan will become a Specially Serviced Mortgage Loan.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans (including the One Post Office Square Whole Loan) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans (including the One Post Office Square Whole
Loan) for which each is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Loan, the terms of the related AB Loan intercreditor agreement and in the case of the One Post Office Square Whole Loan, the terms of the related One Post Office Square Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the certificateholders (and in the case of the One Post Office Square Whole Loan, the holder of the One Post Office Square Companion Note and the holder of the One Post Office Square B Note (as a collective whole)), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to:

       (A) any known relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any affiliate of such borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

       (B) the ownership of any Certificate or other interest in any mortgage loan (including any security that may be backed by the One Post Office Square Companion Note) by the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

       (C) the Master Servicer's obligation or Special Servicer's election, as the case may be, to make Advances;

       (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

       (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer, as the case may be; and

       (F) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its known affiliates (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the One Post Office Square Whole Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the One Post Office Square Whole
Loan):

       (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer that provides that such refinancing will occur within 90 days, provided that the mortgage loan will become transferable immediately if the borrower fails to pay any Assumed Scheduled Payment at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of that 90-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

       (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, in the case of the One Post Office Square Whole Loan, the holder of the One Post Office Square B Note cured such delinquency pursuant to the One Post Office Square Intercreditor Agreement prior to such Periodic Payment becoming more than 60 days delinquent);

       (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

       (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

       (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

       (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer determines, in its good faith reasonable judgment, may materially and adversely affects the interests of the Certificateholders (or, with respect to the One Post Office Square
   Whole Loan, the holder of the One Post Office Square Companion Note or the holder of the One Post Office Square B Note) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including the One Post Office Square Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the One Post Office Square Whole Loan) (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the One Post Office Square Whole Loan) serviced by the Special Servicer and any mortgage loans (including the One Post Office Square Whole Loan) that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder and, with respect to the One Post Office Square Whole Loan if a One Post Office Square Control Appraisal Event has not occurred and is continuing, the One Post Office Square Operating Advisor (each as defined below), the Master Servicer, the applicable Mortgage Loan Seller(s), the Trustee, the Paying Agent and each Rating Agency. If the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan if a One Post Office Square Control Appraisal Event has not occurred and is continuing, the One Post Office Square Operating Advisor) does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder (or with respect to the One Post Office Square Whole Loan if a One Post Office Square Control Appraisal Event has not occurred and is continuing, the One Post Office Square Operating Advisor) may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders (including the holder of the One Post Office Square Companion Note, in the case of the One Post Office Square Whole Loan). If the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan if a One Post Office Square Control Appraisal Event has not occurred and is continuing, the One Post Office Square Operating Advisor) disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan if a One Post Office Square Control Appraisal Event has not occurred and is continuing, the One Post Office Square Operating Advisor) fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan if a One Post Office Square Control Appraisal Event has not occurred and is continuing, the One Post Office Square Operating Advisor) and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days (or 60 days with respect to the One Post Office Square Whole Loan) of the Directing Certificateholder's (or with respect to the One Post Office Square Whole Loan if a One Post Office Square Control Appraisal Event has not occurred and is continuing, the One Post Office Square Operating Advisor's) receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor) by the Special Servicer.


THE DIRECTING CERTIFICATEHOLDER AND THE ONE POST OFFICE SQUARE OPERATING
ADVISOR

     The Directing Certificateholder (and with respect to the One Post Office Square Whole Loan, so long as a One Post Office Square Control Appraisal Event has not occurred, the One Post Office Square Operating Advisor) will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions as to which the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor) has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten day period, the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor) will be deemed to have approved such action):

   (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

   (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

   (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

   (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

   (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan;

   (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Specially Serviced Mortgage Loan or a non-Specially Serviced Mortgage Loan with a principal balance greater than or equal to $2,500,000 or any consent to such a waiver;

   (vii)      any management company changes or franchise changes;

   (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

   (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;

   (x)        any determination of an Acceptable Insurance Default;

   (xi) with respect to the One Post Office Square Whole Loan, any acceptance of a discounted payoff;

   (xii) with respect to the One Post Office Square Whole Loan, any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

   (xiii) with respect to the One Post Office Square Whole Loan, any approval of a material capital expenditure;

   (xiv) with respect to the One Post Office Square Whole Loan, any replacement of the property manager; and

   (xv) with respect to the One Post Office Square Whole Loan, any adoption or approval of a plan in bankruptcy of the related borrower;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's (or with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor's) response.

     In addition, the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor) may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor) may reasonably deem advisable; provided that the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor) that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, the One Post Office Square Intercreditor Agreement or the REMIC Provisions.

     Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor), as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan if: (i) the Special Servicer has, as described above, notified the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor) in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan and (ii) for 60 days following the first such notice, the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor) has objected to all of those proposed actions but has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standards.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates and the Class PS Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR certificates.

     In addition, the Pooling and Servicing Agreement permits the Controlling Holder of the Class PS Certificates to appoint a representative (the "One Post Office Square Operating Advisor") who may advise the Special Servicer with respect to the One Post Office Square Whole Loan only, so long as a One Post Office Square Control Appraisal Event has not occurred. The "Controlling Holder" of the Class PS Certificates will be, to the extent then outstanding, the most subordinate Class of the Class PS Certificates outstanding for which a Control Change Event has not occurred with respect to that Class. Upon the occurrence of a Control Change Event with respect to all of the Class PS Certificates, no holder of a Certificate of those Classes will be permitted to exercise any of the rights of the related Controlling Holder to advise the Special Servicer through the One Post Office Square Operating Advisor. A "Control Change Event" has occurred with respect to any Class of Class PS Certificates if and for so long as either (i) the initial Certificate Balance of such Class minus principal payments, all Appraisal Reductions and Collateral Support Deficits allocated to such Class as of the date of determination is less than 25% of the initial Certificate Balance of such Class; or (ii) the outstanding Certificate Balance of such Class, after giving effect to all principal distributions, Appraisal Reductions and Collateral Support Deficits allocated to such Class as of the date of determination has been reduced to zero.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the One Post Office Square Operating Advisor that would cause the Special Servicer to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, the One Post Office Square Intercreditor Agreement or the REMIC Provisions.

     Upon the occurrence and continuance of a One Post Office Square Control Appraisal Event, the Directing Certificateholder and the holder of the One Post Office Square Companion Note (or if such loan has been securitized, a representative appointed by the controlling class of that securitization) will instead concurrently be entitled to exercise rights and powers substantially similar to those of the holder of the One Post Office Square B Note, but in the event that the Directing Certificateholder and the holder of the One Post Office Square Companion Note (or if such loan has been securitized, a representative appointed by the controlling class of that securitization) give conflicting consents or directions to the Master Servicer or the Special Servicer, as applicable, and both such directions satisfy the Servicing Standards (as determined by an operating advisor jointly appointed by the Directing Certificateholder and the holder of the One Post Office Square Companion Note (or if such loan has been securitized, a representative appointed by the controlling class of that securitization)), the Master Servicer or the Special Servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor.


LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND ONE POST OFFICE SQUARE OPERATING ADVISOR

     The Directing Certificateholder (and with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor) will not be protected against any liability to the Controlling Class Certificateholder (or with respect to the One Post Office Square Operating Advisor, the Controlling Holder of the Class PS Certificates) which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor:

       (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

       (b) may act solely in the interests of the holders of the Controlling Class (or with respect to the One Post Office Square Operating Advisor, the Controlling Holder of the Class PS Certificates,

       (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or with respect to the One Post Office Square Operating Advisor, the Controlling Holder of the Class
   PS Certificates),

       (d) may take actions that favor the interests of the holders of the Controlling Class (or with respect to the One Post Office Square Operating Advisor, the Controlling Holder of the Class PS Certificates) over the interests of the holders of one or more other classes of Certificates,

       (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or with respect to the One Post Office Square Operating Advisor, the Controlling Holder of the Class PS Certificates), and

       (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (and with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder (and with respect to the One Post Office Square Whole Loan, the One Post Office Square Operating Advisor) for having so acted.

     The holders of the Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Loans similar to the limitations of the Directing Certificateholder described above.


THE MASTER SERVICER

     Wells Fargo Bank, National Association. The Master Servicer's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105. As of June 30, 2003, the Master Servicer was responsible for servicing approximately 5,481 commercial and multifamily mortgage loans, totaling approximately $35.11 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for the Master Servicer. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the Master Servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     ARCap Servicing, Inc., a Delaware corporation, in its capacity as Special Servicer under the Pooling and Servicing Agreement (in such capacity, the "Special Servicer"), is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity that is anticipated to be the initial series 2003-LN1 Controlling Class representative. As of June 30, 2003, ARCap Servicing, Inc. was the named special servicer on 28 CMBS transactions encompassing 4,637 loans with a legal balance of $29.32 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans (including the One Post Office Square Whole Loan), and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.0400% to 0.1400%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.0548% per annum. In addition, the Master Servicer will have the right to assign and transfer its rights to receive such portion to another party. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) 100% of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) 50% of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans which are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the One Post Office Square Whole Loan) and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan (including the One Post Office Square Whole Loan) at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan (including the One Post Office Square Whole Loan) and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class (or, with respect to the One Post Office Square Loan, the Controlling Holder of the Class PS Certificates), the Special Servicer or the Master Servicer or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and 50% of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans which are not Specially Serviced Mortgage Loans and for which the


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Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer and the Special Servicer, as applicable will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment Of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan (including the One Post Office Square B Note), in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan (including the One Post Office Square B Note), in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans (including the One Post Office Square B Note) will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (including the One Post Office Square B Note) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and to the extent earned on principal prepayments, net of investment earnings received by the Master Servicer during such Due Period. If a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the


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amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.


MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer or the Special Servicer, as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates, as determined by the Special Servicer in accordance with the Servicing Standard; provided that the Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the Master Servicer and the Master Servicer shall cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding

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principal balances of the mortgage loans then included in the trust or (ii)
comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of September 30, 2003, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan if a One Post Office Control Appraisal Event has not occurred and is continuing, consultation with the One Post Office Square Operating Advisor), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or
(b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (or with respect to the One Post Office Square Whole Loan if a One Post Office Control Appraisal Event has not occurred and is continuing, the One Post Office Square Operating Advisor) will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder or the One Post Office Square Operating Advisor, as applicable, the Special Servicer will not be required to do so.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the holder of the One Post Office Square Companion Note. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any

REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders and the holder of the One Post Office Square Companion Note (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.


MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Loan and the One Post Office Square Loan, subject to any rights of the holder of the related Companion Loan, in the case of an AB Loan, and the holder of the One Post Office Square B Note, in the case of the One Post Office Square Loan, to consent to such modification, waiver or amendment).

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

       (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

       (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X Certificates and the Class PS Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (or in the case of the One Post Office Square Loan, the One Post Office Square Operating Advisor and the holder of the One Post Office Square Companion Note), the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     Any modification, extension, waiver or amendment of the payment terms of the One Post Office Square Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the One Post Office Square Intercreditor Agreement, such that neither the trust as holder of the One Post Office Square Loan and the One Post Office Square B Note nor the holder of the One Post Office Square Companion Note gains a priority over the other such holder that is not reflected in the related loan documents and the One Post Office Square Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standards, taking into account the subordinate position of the One Post Office Square B Note, no waiver, reduction or deferral of any amounts due on the One Post Office Square Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the One Post Office Square B Note and no reduction of the mortgage interest rate of the One Post Office Square Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the One Post Office Square B Note to the maximum extent possible.

     The modification, waiver or amendment of each AB Loan is subject to certain limitations set forth in the related AB Loan intercreditor agreement and such modification, in certain circumstances, may not be in a manner materially adverse to the holder of the related Companion Loan.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund (in the case of the One Post Office Square Loan, subject to (i) the right of the Controlling Holder of the Class PS Certificates to purchase the One Post Office Square Loan, (ii) with respect to each AB Loan, the purchase right of the holder of the related Companion Loan, and (iii) in the case of the mortgage loan identified as loan number 69 on Annex A-1 to this prospectus supplement, subject to the purchase rights of the holders of the mezzanine debt described under "Description of the Mortgage Pool--Additional Debt--Mezzanine Debt" in this prospectus supplement) at a price (the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related mortgagor's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or any of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, none of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC, or if applicable, the Loan REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC, or if applicable, the Loan REMIC, to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan (including the One Post Office Square B Note, if applicable) are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to

Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform, or cause to be performed (at its own expense), physical inspections of each Mortgaged Property on an annual basis commencing in calendar year 2004; provided that if a physical inspection has been performed by the Special Servicer in the previous 12 months the Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default charges on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of the One Post Office Square Whole Loan, also an expense of the holder of the One Post Office Square Companion Note). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above which are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of the One Post Office Square Whole Loan, the rights of the Certificateholders and the holders of the One Post Office Square Companion Note (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the One Post Office Square Whole Loan and/or holder of the One Post Office Square Companion Note or the holder of the One Post Office Square B Note are involved, such expenses, costs and liabilities will be payable out of funds related to the One Post Office Square Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such Whole Loan are insufficient therefor but, if the amount relates to the One Post Office Square Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
   Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

       (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) Moody's places its ratings on any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

       (g) Moody's downgrades the then-current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade; or


       (h) the Master Servicer or Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer or special servicer list, as applicable, within 30 days of such removal.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     Notwithstanding anything to the contrary contained in this section, if an event of default on the part of the Master Servicer affects only the One Post Office Square Companion Note, the Master Servicer may not be terminated but, at the direction of the Trustee (acting at the direction of certain holders of the One Post Office Square Companion Note or the One Post Office Square B Note, as applicable), must appoint a sub-servicer that will be responsible for servicing the related loan.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

       (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or this prospectus supplement or to correct any error;

       (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the holder of the One Post Office Square Companion Note, if applicable, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

       (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of any of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

       (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency;

provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the

Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or which are required to be distributed to a holder of a Companion Loan, without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holders of the Companion Loans, without the consent of the holders of all Certificates of that Class then outstanding or the holders of the Companion Loans, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates and all the holders of the Companion Loans or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standard.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any of the Loan REMIC, the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 certificates until the Certificate Balance thereof is reduced to zero, and second, in respect of the Class A-2 certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-2 certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1 and Class A-2 certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors-- Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the

Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2 and Class A-1A certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments on the mortgage loans would also affect the yield on any Class of Offered Certificates that has a fixed Pass-Through Rate subject to the WAC Rate to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that Class for one or more future periods. The Pass-Through Rates on those Classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Since the Pass-Through Rate on each of the Class D and Class E Certificates is based on the WAC Rate, principal payments on the mortgage loans that reduce the WAC Rate will reduce the Pass-Through Rate on each of the Class D and Class E Certificates, and therefore adversely affect the yields on the Class D and Class E Certificates.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) with respect to the One Post Office Square Whole Loan, the holders of the Class PS Certificates and then to the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and (ii) with respect to any other mortgage loan, the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.


WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 certificates until the Certificate Balance thereof is reduced to zero, and second, in respect of the Class A-2 certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-2 certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A certificates. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

     (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in October 2003;

     (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

     (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the One Post Office Square Operating Advisor will not exercise its option to purchase the One Post Office Square Loan;

     (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period at the respective levels of CPR set forth in the tables;

     (e) no Yield Maintenance Charges are included in any allocations or calculations;

     (f) the Closing Date is September 30, 2003;

     (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

     (h) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

     (i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                    0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
----------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percentage ................         100            100            100            100            100
September 15, 2004 ................          95             95             95             95             94
September 15, 2005 ................          91             90             90             89             89
September 15, 2006 ................          85             84             84             83             82
September 15, 2007 ................          79             78             77             76             76
September 15, 2008 ................          54             53             51             50             49
September 15, 2009 ................          40             39             39             38             38
September 15, 2010 ................          28             27             27             26             26
September 15, 2011 ................          22             21             20             19             18
September 15, 2012 ................          15             14             12             11             10
September 15, 2013 ................           0              0              0              0              0
September 15, 2014 ................           0              0              0              0              0
Weighted Average Life (years)(1)...        5.70           5.62           5.55           5.48           5.42
Estimated Month of First
 Principal ........................  10/15/2003     10/15/2003     10/15/2003     10/15/2003     10/15/2003
Estimated Month of Maturity .......   6/15/2013      6/15/2013      6/15/2013      6/15/2013      6/15/2013

----------
(1)   The weighted average life of the Class A-1 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
September 15, 2004 ...................           100             100             100             100             100
September 15, 2005 ...................           100             100             100             100             100
September 15, 2006 ...................           100             100             100             100             100
September 15, 2007 ...................           100             100             100             100             100
September 15, 2008 ...................           100             100             100             100             100
September 15, 2009 ...................           100             100             100             100             100
September 15, 2010 ...................           100             100             100             100             100
September 15, 2011 ...................           100             100             100             100             100
September 15, 2012 ...................           100             100             100             100             100
September 15, 2013 ...................             0               0               0               0               0
September 15, 2014 ...................             0               0               0               0               0
Weighted Average Life (years)(1)......          9.86            9.85            9.85            9.85            9.84
Estimated Month of First
 Principal ...........................     6/15/2013       6/15/2013       6/15/2013       6/15/2013       6/15/2013
Estimated Month of Maturity ..........     9/15/2013       9/15/2013       9/15/2013       9/15/2013       9/15/2013

----------
(1)   The weighted average life of the Class A-2 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
September 15, 2004 ...................           100             100             100             100             100
September 15, 2005 ...................           100             100             100             100             100
September 15, 2006 ...................           100             100             100             100             100
September 15, 2007 ...................           100             100             100             100             100
September 15, 2008 ...................           100             100             100             100             100
September 15, 2009 ...................           100             100             100             100             100
September 15, 2010 ...................           100             100             100             100             100
September 15, 2011 ...................           100             100             100             100             100
September 15, 2012 ...................           100             100             100             100             100
September 15, 2013 ...................             0               0               0               0               0
September 15, 2014 ...................             0               0               0               0               0
Weighted Average Life (years)(1)......          9.96            9.96            9.96            9.96            9.96
Estimated Month of First
 Principal ...........................     9/15/2013       9/15/2013       9/15/2013       9/15/2013       9/15/2013
Estimated Month of Maturity ..........     9/15/2013       9/15/2013       9/15/2013       9/15/2013       9/15/2013

----------
(1)   The weighted average life of the Class B certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
September 15, 2004 ...................           100             100             100             100             100
September 15, 2005 ...................           100             100             100             100             100
September 15, 2006 ...................           100             100             100             100             100
September 15, 2007 ...................           100             100             100             100             100
September 15, 2008 ...................           100             100             100             100             100
September 15, 2009 ...................           100             100             100             100             100
September 15, 2010 ...................           100             100             100             100             100
September 15, 2011 ...................           100             100             100             100             100
September 15, 2012 ...................           100             100             100             100             100
September 15, 2013 ...................             0               0               0               0               0
September 15, 2014 ...................             0               0               0               0               0
Weighted Average Life (years)(1)......          9.96            9.96            9.96            9.96            9.96
Estimated Month of First
 Principal ...........................     9/15/2013       9/15/2013       9/15/2013       9/15/2013       9/15/2013
Estimated Month of Maturity ..........     9/15/2013       9/15/2013       9/15/2013       9/15/2013       9/15/2013

----------
(1)   The weighted average life of the Class C certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percentage ..................         100           100           100           100           100
September 15, 2004 ..................         100           100           100           100           100
September 15, 2005 ..................         100           100           100           100           100
September 15, 2006 ..................         100           100           100           100           100
September 15, 2007 ..................         100           100           100           100           100
September 15, 2008 ..................         100           100           100           100           100
September 15, 2009 ..................         100           100           100           100           100
September 15, 2010 ..................         100           100           100           100           100
September 15, 2011 ..................         100           100           100           100           100
September 15, 2012 ..................         100           100           100           100           100
September 15, 2013 ..................          23            16            10             4             0
September 15, 2014 ..................           0             0             0             0             0
Weighted Average Life (years)(1).....        9.98          9.97          9.97          9.96          9.96
Estimated Month of First
 Principal ..........................   9/15/2013     9/15/2013     9/15/2013     9/15/2013     9/15/2013
Estimated Month of Maturity .........  10/15/2013    10/15/2013    10/15/2013    10/15/2013     9/15/2013

----------
(1)   The weighted average life of the Class D certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                    0% CPR         3% CPR         6% CPR         9% CPR        12% CPR
----------------------------------- -------------- -------------- -------------- -------------- -------------
Initial Percentage ................          100            100            100            100           100
September 15, 2004 ................          100            100            100            100           100
September 15, 2005 ................          100            100            100            100           100
September 15, 2006 ................          100            100            100            100           100
September 15, 2007 ................          100            100            100            100           100
September 15, 2008 ................          100            100            100            100           100
September 15, 2009 ................          100            100            100            100           100
September 15, 2010 ................          100            100            100            100           100
September 15, 2011 ................          100            100            100            100           100
September 15, 2012 ................          100            100            100            100           100
September 15, 2013 ................          100            100            100            100            96
September 15, 2014 ................            0              0              0              0             0
Weighted Average Life (years)(1)...        10.04          10.04          10.04          10.04         10.04
Estimated Month of First
 Principal ........................   10/15/2013     10/15/2013     10/15/2013     10/15/2013     9/15/2013
Estimated Month of Maturity .......   10/15/2013     10/15/2013     10/15/2013     10/15/2013    10/15/2013

----------
(1)   The weighted average life of the Class E certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC", the "Lower-Tier REMIC" and the "Loan REMIC," respectively, and, each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates and the Class PS Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR certificates representing the right to receive Excess Interest) and (2) the Class R certificates will represent the sole class of "residual interest" in the Upper-Tier REMIC and the Class LR certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC and the Loan REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and Class LR certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR certificates will represent undivided beneficial interests in the grantor trust.

     The Loan REMIC will hold the One Post Office Square B Note and its proceeds and an allocable portion of any property that secured the One Post Office Square B Whole Loan that was acquired by foreclosure or deed in lieu of foreclosure and will issue certain uncertificated classes of regular interests (the "Loan REMIC Regular Interests") and a sole class of "residual interest", which will be represented by the Class LR Certificates. The Lower-Tier REMIC will hold the mortgage loans (other than the One Post Office Square B Note) and their proceeds, and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of the One Post Office Square Loan, an allocable portion of the property securing the One Post Office Square Whole Loan), and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR certificates, which will represent the sole classes of residual interest in the Lower-Tier REMIC and in the Loan REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole Class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no Class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes. It is also anticipated that each Class of Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily and manufactured housing properties. As of the cut-off date, mortgage loans representing approximately 39.4% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), between J.P. Morgan Securities Inc. for itself and as representative of ABN AMRO Incorporated, Nomura Securities International, Inc. and Credit Suisse First Boston LLC (collectively, the "Underwriters"), and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below.


                                                                          CREDIT SUISSE
CLASS                    JPMORGAN         ABN AMRO          NOMURA        FIRST BOSTON
-------------------   --------------   --------------   --------------   --------------
Class A-1 .........    $ 96,793,000     $ 86,511,000     $ 73,736,000          --
Class A-2 .........    $134,245,000     $119,983,000     $102,266,000      $25,000,000
Class B ...........    $ 13,010,000     $ 11,627,000     $  9,910,000          --
Class C ...........    $  5,090,000     $  4,550,000     $  3,878,000          --
Class D ...........    $ 11,313,000     $ 10,110,000     $  8,617,000          --
Class E ...........    $  5,656,000     $  5,055,000     $  4,309,000          --

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be 100.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from September 1, 2003, before deducting expenses payable by the Depositor estimated to be approximately $2,500,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JP Morgan Chase Bank, one of the Mortgage Loan Sellers. ABN AMRO, one of the Underwriters, is an affiliate of the Paying Agent and is also an affiliate of LaSalle National Bank Association, one of the Mortgage Loan Sellers. Nomura Securities International, Inc., one of the Underwriters, is an affiliate of one of the Mortgage Loan Sellers.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"):


                    CLASS           MOODY'S            S&P
                   -------         ---------         ------
                      A-1             Aaa              AAA
                      A-2             Aaa              AAA
                       B              Aa2              AA
                       C              Aa3              AA-
                       D               A2               A
                       E               A3              A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest. In addition, S&P's rating on the respective classes of certificates does not address (i) the tax attributes of the offered certificates or of the trust, (ii) whether or to what extent the interest payable on any class of certificate may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls or (iii) the yield to maturity that investors in the certificates may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.


                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P, or Fitch Ratings. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch Ratings for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

         INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
                                                  ----
150 Technology AB Loan ......................     S-65
150 Technology Companion Loan ...............     S-65
30/360 Basis ................................     S-73
AB Loan .....................................     S-62
Acceptable Insurance Default ................    S-132
Actual/360 Basis ............................     S-73
Additional Exclusions .......................    S-131
Administrative Cost Rate ....................    S-103
Advances ....................................    S-111
Anticipated Repayment Date ..................     S-72
Appraisal Reduction .........................    S-113
Appraisal Reduction Event ...................    S-113
ARD Loans ...................................     S-72
Asset Status Report .........................    S-123
Assumed Final Distribution Date .............    S-107
Assumed Scheduled Payment ...................    S-105
Authenticating Agent ........................     S-91
Available Distribution Amount ...............     S-95
Base Interest Fraction ......................    S-107
Certificate Account .........................     S-94
Certificate Balance .........................     S-89
Certificate Owner ...........................     S-91
Certificate Registrar .......................     S-91
Certificateholders ..........................     S-62
Certificates ................................     S-89
Class .......................................     S-89
Class A Certificates ........................     S-89
Class PS Certificates .......................     S-89
Class X Certificates ........................     S-89
Class X-1 Components ........................    S-101
Class X-1 Strip Rate ........................    S-101
Class X-2 Component .........................    S-102
Class X-2 Strip Rate ........................    S-102
Clearstream .................................     S-91
Closing Date ................................     S-61
CMSA Investor Reporting Package .............    S-117
Code ........................................    S-151
Collateral Support Deficit ..................    S-110
Companion Loan ..............................     S-62
Compensating Interest Payment ...............    S-130
Constant Prepayment Rate ....................    S-146
Control Change Event ........................    S-126
Controlling Class ...........................    S-126
Controlling Class Certificateholder .........    S-126
Controlling Holder ..........................    S-126
Corrected Mortgage Loan .....................    S-123
CPR .........................................    S-146
Crossed Loan ................................     S-88


                                                  PAGE
                                                  ----
Cross-Over Date .............................    S-100
Cut-off Date Balance ........................     S-61
CVS-Commerce AB Loan ........................     S-63
CVS-Commerce Companion Loan .................     S-63
CVS-Garwood AB Loan .........................     S-64
CVS-Garwood Companion Loan ..................     S-64
Defeasance ..................................     S-76
Depositor ...................................     S-61
Depositories ................................     S-92
Determination Date ..........................     S-94
Direct Participants .........................     S-92
Directing Certificateholder .................    S-125
Disbursement Request ........................     S-71
Discount Rate ...............................     S-74
Distributable Certificate Interest ..........    S-104
Distribution Account ........................     S-94
Distribution Date ...........................     S-94
DSCR ........................................     S-61
DTC .........................................     S-91
Due Period ..................................     S-96
Effective Gross Income ......................     S-80
EOP .........................................     S-70
ERISA .......................................    S-154
ERISA Plan ..................................    S-154
ESA .........................................     S-83
Euroclear ...................................     S-91
Events of Default ...........................    S-139
Excess Interest .............................    S-104
Excess Interest Distribution
   Account ..................................     S-95
Excluded Plan ...............................    S-156
Exemption ...................................    S-155
Final Date ..................................     S-71
FIRREA ......................................     S-83
Form 8-K ....................................     S-79
Gain on Sale Reserve Account ................     S-95
Group 1 Principal Distribution
   Amount ...................................    S-105
Group 1 Principal Shortfall .................    S-106
Group 2 Principal Distribution
   Amount ...................................    S-105
Group 2 Principal Shortfall .................    S-106
IAC Borrower ................................     S-71
IAC Loan ....................................     S-71
IAC Manager .................................     S-72
IAC Property ................................     S-71
Indirect Participants .......................     S-92
Initial Loan Group 1 Balance ................     S-61
Initial Loan Group 2 Balance ................     S-61

                                             PAGE
                                             ----
Initial Pool Balance ..................      S-61
Initial Rate ..........................      S-72
Initial Resolution Period .............      S-86
Insurance and Condemnation
   Proceeds ...........................      S-94
Interest Accrual Period ...............     S-104
Interest Distribution Amount ..........     S-104
Interest Reserve Account ..............      S-94
International .........................      S-71
IRS ...................................     S-135
Liquidation Fee .......................     S-129
Liquidation Fee Rate ..................     S-129
Liquidation Proceeds ..................      S-94
Loan Group 1 ..........................      S-61
Loan Group 2 ..........................      S-61
Loan Groups ...........................      S-61
Loan REMIC ............................     S-151
Loan REMIC Distribution Account .......      S-94
Loan REMIC Regular Interests ..........     S-151
Lockbox Accounts ......................      S-88
Lockbox Loans .........................      S-88
Lockout Period ........................      S-74
Lower-Tier Distribution Account .......      S-94
Lower-Tier REMIC ......................     S-151
Lower-Tier REMIC Regular Interests.....     S-151
LTV Ratio .............................      S-81
MAI ...................................      S-87
Maple Gardens AB Loan .................      S-62
Maple Gardens Companion Loan ..........      S-62
Master Servicer Remittance Date .......     S-111
Moody's ...............................     S-153
Mortgage ..............................      S-61
Mortgage Loan Sellers .................      S-62
Mortgage Note .........................      S-61
Mortgage Rate .........................     S-103
Mortgaged Property ....................      S-61
MPA ...................................      S-72
Net Aggregate Prepayment Interest
   Shortfall ..........................     S-104
Net Mortgage Rate .....................     S-103
Net Operating Income ..................      S-80
NOI ...................................      S-80
Non-Offered Certificates ..............      S-89
Non-Offered Subordinate
   Certificates .......................     S-109
Nonrecoverable Advance ................     S-112
Notional Amount .......................      S-89
NRA ...................................      S-70
Offered Certificates ..................      S-89
OID ...................................     S-151


                                             PAGE
                                             ----
One Post Office Square B Note .........      S-67
One Post Office Square B
   Noteholder .........................      S-67
One Post Office Square Borrower .......      S-70
One Post Office Square Companion
   Note ...............................      S-67
One Post Office Square Control
   Appraisal Event ....................      S-67
One Post Office Square
   Intercreditor Agreement ............      S-67
One Post Office Square Loan ...........      S-66
One Post Office Square Loan
   Option Price .......................      S-69
One Post Office Square Operating
   Advisor ............................     S-126
One Post Office Square Property .......      S-70
One Post Office Square Purchase
   Option .............................      S-69
One Post Office Square Senior
   Noteholders ........................      S-67
One Post Office Square Senior
   Notes ..............................      S-67
One Post Office Square Whole
   Loan ...............................      S-67
Operating Statements ..................      S-80
Option Price ..........................     S-135
PAR ...................................      S-83
Participants ..........................      S-91
Pass-Through Rate .....................     S-100
Paying Agent ..........................      S-91
Paying Agent Fee ......................      S-91
Paying Agent Fee Rate .................      S-91
Percentage Interest ...................      S-91
Periodic Payments .....................      S-95
Permitted Investments .................      S-95
P&I Advance ...........................     S-111
Plan ..................................     S-154
Pooling and Servicing Agreement .......      S-89
Prepayment Assumption .................     S-151
Prepayment Interest Excess. ...........     S-130
Prepayment Interest Shortfall. ........     S-130
Prime Rate ............................     S-113
Principal Balance Certificates ........      S-90
                                           S-104,
Principal Distribution Amount .........     S-106
Principal Shortfall ...................     S-105
Purchase Agreements ...................      S-62
Purchase Option .......................     S-135
Purchase Price ........................      S-86

                                                 PAGE
                                              -------
Qualified Substitute Mortgage
   Loan ...................................      S-86
Rated Final Distribution Date .............     S-108
Rating Agencies ...........................     S-153
Record Date ...............................      S-94
Regular Certificates ......................     S-151
Reimbursement Rate ........................     S-113
REIT ......................................     S-152
Related Proceeds ..........................     S-112
Release Date ..............................      S-76
Release H.15 ..............................      S-74
REMIC .....................................     S-151
REMIC Provisions ..........................     S-151
REO Account ...............................     S-133
REO Loan ..................................     S-106
REO Property ..............................     S-123
Residual Certificates .....................      S-89
Restricted Group ..........................     S-155
Revised Rate ..............................      S-72
Rules .....................................      S-92
Sav On-LA AB Loan .........................      S-63
Sav On-LA Companion Loan ..................      S-63
Scheduled Principal Distribution
   Amount .................................     S-105
Senior Certificates .......................      S-89
Servicing Advances ........................     S-111
Servicing Fee .............................     S-128
Servicing Fee Rate ........................     S-128
Servicing Standards .......................     S-122
Similar Law ...............................     S-154
S&P .......................................     S-153
Special Servicer ..........................     S-128


                                                 PAGE
                                                 ----
Special Servicing Fee .....................     S-129
Special Servicing Fee Rate ................     S-129
Specially Serviced Mortgage Loans .........     S-123
Stated Principal Balance ..................     S-106
Statement to Certificateholders ...........     S-115
Subordinate Certificates. .................      S-89
Subordinate Offered Certificates ..........      S-89
Treasury Rate .............................      S-74
Trustee ...................................      S-62
Trustee Fee ...............................     S-120
Trustee Fee Rate ..........................     S-120
Underwriters ..............................     S-152
Underwriting Agreement ....................     S-152
Underwritten Cash Flow ....................      S-80
Underwritten Cash Flow Debt
   Service Coverage Ratio .................      S-80
Underwritten NOI ..........................      S-80
Unscheduled Principal Distribution             S-105,
   Amount .................................     S-106
Upper-Tier Distribution Account ...........      S-94
Upper-Tier REMIC ..........................     S-151
UW DSCR ...................................      S-80
UW NCF ....................................      S-80
UW NOI ....................................      S-80
Voting Rights .............................     S-119
WAC Rate ..................................     S-103
Withheld Amounts ..........................      S-95
Withheld Loans ............................      S-94
Workout Fee ...............................     S-129
Workout Fee Rate ..........................     S-129
Yield Maintenance Charge ..................      S-74

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  SCHEDULE I
                            CLASS X REFERENCE RATES

               DISTRIBUTION DATE                 REFERENCE RATE
               -----------------                 --------------
                  October 2003                       5.52555%
                 November 2003                       5.65601%
                 December 2003                       5.47478%
                  January 2004                       5.65303%
                 February 2004                       5.47190%
                   March 2004                        5.47215%
                   April 2004                        5.65318%
                    May 2004                         5.47204%
                   June 2004                         5.65328%
                   July 2004                         5.47214%
                  August 2004                        5.65338%
                 September 2004                      5.65344%
                  October 2004                       5.47230%
                 November 2004                       5.65354%
                 December 2004                       5.47239%
                  January 2005                       5.47244%
                 February 2005                       5.47249%
                   March 2005                        5.47600%
                   April 2005                        5.65377%
                    May 2005                         5.47262%
                   June 2005                         5.65388%
                   July 2005                         5.47272%
                  August 2005                        5.65398%
                 September 2005                      5.65404%
                  October 2005                       5.47287%
                 November 2005                       5.65414%
                 December 2005                       5.47297%
                  January 2006                       5.47303%
                 February 2006                       5.47309%
                   March 2006                        5.47640%
                   April 2006                        5.65442%
                    May 2006                         5.47325%
                   June 2006                         5.65454%
                   July 2006                         5.47337%
                  August 2006                        5.65466%
                 September 2006                      5.65473%
                  October 2006                       5.47355%
                 November 2006                       5.65485%
                 December 2006                       5.47367%
                  January 2007                       5.47372%
                 February 2007                       5.47378%
                   March 2007                        5.47710%
                   April 2007                        5.65514%
                    May 2007                         5.47394%
                   June 2007                         5.65526%
                   July 2007                         5.47406%
                  August 2007                        5.65538%

              DISTRIBUTION DATE                      REFERENCE RATE
              -----------------                      --------------
                September 2007                           5.65545%
                 October 2007                            5.47425%
                November 2007                            5.65557%
                December 2007                            5.47437%
                 January 2008                            5.65570%
                February 2008                            5.47449%
                  March 2008                             5.47577%
                  April 2008                             5.65588%
                   May 2008                              5.47466%
                  June 2008                              5.65600%
                  July 2008                              5.47627%
                 August 2008                             5.70557%
                September 2008                           5.70688%
                 October 2008                            5.52704%
                November 2008                            5.71000%
                December 2008                            5.52725%
                 January 2009                            5.52735%
                February 2009                            5.52746%
                  March 2009                             5.53136%
                  April 2009                             5.71054%
                   May 2009                              5.52778%
                  June 2009                              5.71076%
                  July 2009                              5.52799%
                 August 2009                             5.71099%
                September 2009                           5.71111%
                 October 2009                            5.52833%
                November 2009                            5.71134%
                December 2009                            5.52855%
                 January 2010                            5.52866%
                February 2010                            5.52878%
                  March 2010                             5.53244%
                  April 2010                             5.71191%
                   May 2010                              5.52911%
                  June 2010                              5.70598%
                  July 2010                              5.53129%
                 August 2010                             5.70351%
                September 2010                           5.71185%

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    LOAN #       ORIGINATOR          PROPERTY NAME
    ------       ----------          -------------
      1             JPMCB            One Post Office Square
      2            LaSalle           IAC - Boston (International Cargo Port)
      3             JPMCB            Sheraton Inner Harbor Hotel
      4             JPMCB            Tindeco Wharf
      5             JPMCB            Chasewood Office Portfolio
     5.1            JPMCB            Two Chasewood
     5.2            JPMCB            Three Chasewood
      6             NCCI             Tower Place 200
      7             JPMCB            Lillian Vernon Corporation
      8             NCCI             Metro Four Office Building
      9            LaSalle           The Prado at Spring Creek
      10            JPMCB            Piilani Shopping Center
      11            JPMCB            Harbor Place Shopping Center
      12           LaSalle           Tarbell Apartment Portfolio
     12.1          LaSalle           Tarbell Apartment Portfolio - Opechee Garden Apts
     12.2          LaSalle           Tarbell Apartment Portfolio - Meadowbrook Apts
     12.3          LaSalle           Tarbell Apartment Portfolio - Pines of West Concord
     12.4          LaSalle           Tarbell Apartment Portfolio - Pinewood Village
     12.5          LaSalle           Tarbell Apartment Portfolio - Mill Place West
     12.6          LaSalle           Tarbell Apartment Portfolio - Prescott Street
     12.7          LaSalle           Tarbell Apartment Portfolio - Ormond Street
     12.8          LaSalle           Tarbell Apartment Portfolio - Vineyard Terrace Apts.
      13           LaSalle           Brook Gardens MHP
      14            JPMCB            Danvers Crossing Shopping Center
      15            NCCI             1367 Washington Avenue
      16            JPMCB            Senate Plaza
      17           LaSalle           Spring Mill Medical
      18            NCCI             Orion MHP
      19           LaSalle           Highland Lakes Apartments
      20            NCCI             Oxford Square Apartments
      21            NCCI             Woodlands North
      22            JPMCB            Paducah Center
      23            NCCI             Tides Building
      24            JPMCB            Steeple Crest Apartments
      25            JPMCB            Silverlake Village Shopping Center Out Pads_OBuild
      26           LaSalle           College Station
      27            NCCI             West Springfield Center
      28            JPMCB            Rockmill Commerce Center
      29            JPMCB            Silverlake Village Shopping Center In Line Boxes
      30            JPMCB            Standard Motor Products
      31            JPMCB            Continental Shopping Plaza
      32            JPMCB            Newburgh Plaza
      33           LaSalle           Carlin Manor Apartments
      34           LaSalle           Archstone Industrial
      35            NCCI             Northpark Shopping Center
      36            NCCI             Auburn Hills
      37            NCCI             Greensboro Multifamily Portfolio
     37.1           NCCI             Chapel Walk Apartments
     37.2           NCCI             Cross Creek Apartments
     37.3           NCCI             Millbrook II Apartments
      38            NCCI             Spanish Garden Apartments
      39           LaSalle           Wildwood MHC Pad Loan
      40           LaSalle           Black Mountain Commerce Park
      41            JPMCB            View at Catalina
      42           LaSalle           Centerpointe Office
      43            JPMCB            St. Clair Plaza
      44            NCCI             Victoria Palms Resort
      45            NCCI             Detroit Center Garage
      46            JPMCB            Centennial Plaza
      47            NCCI             Andover Square
      48            JPMCB            Parc Centre
      49            JPMCB            Ralphs Grocery Store
      50           LaSalle           Grand Reserve Phase II Apartments
      51            NCCI             Azusa College Center
      52            NCCI             Greenfield Plaza
      53            JPMCB            Birchwood Park Apartments
      54            JPMCB            Woodridge Apartments
      55            JPMCB            150 Central Park South
      56           LaSalle           2424 North Clark Street
      57            NCCI             French Quarter Apartments
      58            JPMCB            Chesapeake Estates of Thomasville MHP
      59           LaSalle           Black Mountain Plaza
      60           LaSalle           Keystone Farms
      61            NCCI             America's Attic - Miami
      62            JPMCB            Cleveland Circle
      63            JPMCB            Maple Gardens Village
      64            NCCI             Boxer - 6201 Bonhomme
      65            NCCI             321 Santa Monica
      66            NCCI             Sherwood Square
      67            NCCI             602 Sawyer
      68           LaSalle           Fox Run Apartments
      69            JPMCB            1100 5th Avenue Building
      70           LaSalle           Pinellas Cascades MHP
      71            NCCI             College Plaza Shopping Center
      72           LaSalle           Royal Gulf Apartments
      73            NCCI             Arbor Village
      74            JPMCB            Long Lake Square
      75            NCCI             Hibiscus Hill Apartments
      76           LaSalle           Windsor Court
      77            JPMCB            Chesapeake Mobile Court
      78            NCCI             Hendeles Portfolio - Courtyard Apartments
      79           LaSalle           525 West Arlington Place
      80           LaSalle           Whole Foods - Pittsburgh
      81           LaSalle           Tanglewood Apartments
      82            NCCI             Glen Cove Avenue Shopping Center
      83            JPMCB            Glendale Medical Office
      84           LaSalle           Shoppes at Wolfchase
      85            NCCI             Sunrise Apartments
      86            NCCI             26800 Aliso Viejo Parkway
      87            JPMCB            Ontario Mills Plaza
      88           LaSalle           Knollcrest Apartments
      89           LaSalle           Carmike 12 Athens
      90           LaSalle           Eckerd - San Antonio Portfolio
     90.1          LaSalle           Eckerd - San Antonio -Culebra
     90.2          LaSalle           Eckerd - San Antonio -Nacogdoches
      91            NCCI             Staples & Golf Mart
      92            JPMCB            Village Green at Centennial Park
      93           LaSalle           Pheasant Ridge
      94            JPMCB            Highlands Center
      95           LaSalle           Lake Village MHC
      96            NCCI             Brook Creek Apartments
      97            NCCI             Chelsea Arms
      98           LaSalle           Arbor Village Apartments
      99            NCCI             Holiday MHP
     100            JPMCB            Holgate Terrace
     101            JPMCB            Whitnall Garden Apartments
     102            NCCI             Candler I-20 Self-Storage
     103           LaSalle           Mallard Cove
     104            JPMCB            Alpine Court Apartments
     105           LaSalle           CVS - Garwood
     106           LaSalle           Land O'Lakes MHP
     107           LaSalle           Walgreens--Columbus, OH
     108           LaSalle           Southside Plaza Shopping Center
     109            NCCI             Eckerd - Virginia Beach
     110            NCCI             Suburban Woods
     111           LaSalle           Sav-on LA
     112           LaSalle           1576 Oak Avenue
     113           LaSalle           Cascades Plaza Shopping Center
     114           LaSalle           Walgreens - Fresno
     115            NCCI             Countryside Manufactured Home Park
     116            NCCI             Canada Trace
     117           LaSalle           Arlington West & Pecan Grove
     118           LaSalle           Walgreens - Des Plaines
     119           LaSalle           Walgreens Austintown, OH
     120            NCCI             Cross Creek Shopping Center
     121            NCCI             Regions Plaza
     122            NCCI             Scottsdale Airpark Buildings
     123           LaSalle           Independence Hill MHC
     124           LaSalle           Walgreens - South Chicago Heights
     125           LaSalle           Scenic Mobile Home Park
     126           LaSalle           Park Place of Grove City
     127           LaSalle           Michigan Road Shops
     128            NCCI             Pooles Manor
     129           LaSalle           Pine Crest Apartments
     130            NCCI             Sundowner
     131           LaSalle           150 Technology Drive
     132            NCCI             Townhomes of Bearcreek
     133            NCCI             Aztec Villa Apartments
     134           LaSalle           Ravenel Town Centre
     135           LaSalle           Mountain View Village Mobile Home Park
     136           LaSalle           Willow Wick Apartments
     137           LaSalle           Walgreens - Lakeline, TX
     138           LaSalle           Walgreens - Howard
     139            JPMCB            College Square Apartments
     140           LaSalle           Capri Mobile Estates
     141           LaSalle           Wildwood MHC Clubhouse & Land
     142           LaSalle           Market at Byram
     143            NCCI             Hendeles Portfolio - Falcon Court Apartments
     144           LaSalle           75 North Central Avenue
     145           LaSalle           Santa Fe West MHP
     146           LaSalle           Blue Ridge Shopping Center
     147            NCCI             Eckerd - Dublin
     148           LaSalle           1600 Westgate Circle
     149           LaSalle           1509 Hinman
     150           LaSalle           CVS - Commerce Township
     151           LaSalle           Tarbell - Stillwater Village
     152            NCCI             Boxer - 6065 Hillcroft
     153           LaSalle           Saluda Town Centre
     154            NCCI             Royal Palms MHP
     155            NCCI             Kofdarali Portfolio
    155.1           NCCI             Mayarka Square Apartments
    155.2           NCCI             Plantation View Apartments
     156           LaSalle           Willow Lake Crossing
     157           LaSalle           Canterbury Estates MHP
     158            JPMCB            Continental Professional Plaza
     159            NCCI             Dublin-Muirfield Self-Storage
     160            NCCI             Diagonal Plaza Shopping Mall
     161           LaSalle           Eckerd - Double Churches Road
     162            NCCI             Hendeles Portfolio - Sterling Point
     163           LaSalle           Delco Ltd. Apartments Portfolio
    163.1          LaSalle           Delco Ltd.- Autumn Chase Apartments
    163.2          LaSalle           Delco Ltd. -Rockridge Village Apartments
     164           LaSalle           CVS - Franconia, PA
     165           LaSalle           Garden Park Apartments
     166           LaSalle           Eckerd - Beaver Run
     167           LaSalle           2914 North Clark Street
     168           LaSalle           Cross Creek Townhomes
     169            NCCI             Spanish Chase Apartments
     170           LaSalle           Paige Mill Court
     171            NCCI             Vista Hermosa Apartments
     172           LaSalle           Cedar Lake MHP
     173            NCCI             East Broad Self-Storage
     174           LaSalle           Social Security Building
     175           LaSalle           2115 Sedgwick
     176           LaSalle           326 West Dempster
     177            NCCI             Westbrook Mobile Home Park
     178           LaSalle           618 Hinman Avenue
     179           LaSalle           707 West Wellington
     180            NCCI             Tuskawilla Trails MHP
     181            NCCI             Karwan MHP
     182           LaSalle           Mill Hollow MHP
     183            NCCI             Snapfinger Woods Medical Center
     184            NCCI             Kendalwood Apartments
     185            NCCI             Snug Harbor

    LOAN #     STREET ADDRESS                                                           CITY                    STATE     ZIP CODE
    ------     --------------                                                           ----                    -----     --------
      1        One Post Office Square                                                   Boston                   MA        02109
      2        88 Black Falcon Avenue                                                   Boston                   MA        02210
      3        300 South Charles Street                                                 Baltimore                MD        21201
      4        2809 Boston Street                                                       Baltimore                MD        21224
      5        Various                                                                  Houston                  TX        77070
     5.1       20405 State Highway 249                                                  Houston                  TX        77070
     5.2       20445 State Highway 249                                                  Houston                  TX        77070
      6        3348 Peachtree Road                                                      Atlanta                  GA        30326
      7        2600 International Parkway                                               Virginia Beach           VA        23452
      8        6359 Walker Lane                                                         Springfield              VA        22310
      9        25251 Chamber of Commerce Drive                                          Bonita Springs           FL        34135
      10       225 Piikea Avenue                                                        Kihei                    HI        96753
      11       13190-13220 Harbor Boulevard                                             Garden Grove             CA        92843
      12       Various Locations                                                        Various                  NH       Various
     12.1      1156 North Main Street                                                   Laconia                  NH        03246
     12.2      86-96 Fisherville Road                                                   Concord                  NH        03303
     12.3      20 Bog Road                                                              Concord                  NH        03303
     12.4      17-29 Bog Road                                                           Concord                  NH        03303
     12.5      479 North State Street                                                   Concord                  NH        03301
     12.6      43 Prescott Street                                                       Concord                  NH        03301
     12.7      23-25 Ormond Street                                                      Concord                  NH        03301
     12.8      219 Village Street                                                       Concord                  NH        03303
      13       38 West Canyon Drive                                                     Hamburg                  NY        14075
      14       10 Newbury Street                                                        Danvers                  MA        01923
      15       1367 Washington Avenue                                                   Albany                   NY        12206
      16       100 Senate Avenue                                                        Camp Hill                PA        17011
      17       200 West 103rd Street                                                    Indianapolis             IN        46290
      18       47 Bluebird Hill Drive                                                   Orion                    MI        48359
      19       1908 Briarwood Street                                                    Prattville               AL        36066
      20       600 Kenwick Circle                                                       Casselberry              FL        32707
      21       9240-9280 University Avenue Nothwest                                     Coon Rapids              MN        55448
      22       4340 Hinkleville Road                                                    Paducah                  KY        42001
      23       331 Santa Monica Boulevard                                               Santa Monica             CA        90401
      24       5001 5th Avenue Extension                                                Phenix City              AL        36867
      25       10504 Broadway                                                           Pearland                 TX        77584
      26       110 Lincoln Green Street                                                 Starkville               MS        39759
      27       6208-6230 Rolling Road                                                   Springfield              VA        22152
      28       2120 -  2176 Citygate Drive                                              Columbus                 OH        43219
      29       10402 Broadway                                                           Pearland                 TX        77584
      30       37-18 Northern Boulevard                                                 Long Island City         NY        11101
      31       240 West Continental Road                                                Green Valley             AZ        85614
      32       Southeast Corner of Six Mile and Newburgh Roads                          Livonia                  MI        48152
      33       1900 Sunny Court                                                         Columbus                 OH        43229
      34       8515-8545 Arjons Drive                                                   San Diego                CA        92126
      35       Northeast Loop 250 and North Midkiff Road                                Midland                  TX        79701
      36       2760 Patrick Henry Drive                                                 Auburn Hills             MI        48326
      37       Various                                                                  Greensboro               NC       Various
     37.1      1370 Lees Chapel Road                                                    Greensboro               NC        27455
     37.2      629 Creek Ridge Road                                                     Greensboro               NC        27406
     37.3      1109A East Barton Street                                                 Greensboro               NC        27407
      38       2838 Royal Lane                                                          Dallas                   TX        75229
      39       One Birch Drive                                                          Sandwich                 IL        60548
      40       9360 - 9420 Activity Road, 9580 and 9630 Black Mountain Road             San Diego                CA        92126
      41       8000 East Wrightstown Road                                               Tucson                   AZ        85715
      42       19772 & 19782 MacArthur Boulevard                                        Irvine                   CA        92612
      43       1159 to 1195 South Carney Drive                                          St. Clair                MI        48079
      44       602 North Victoria Road                                                  Donna                    TX        78537
      45       414 Renaissance Drive West                                               Detroit                  MI        48243
      46       45 West 10000 South                                                      Sandy                    UT        84070
      47       4343 North 21st Street                                                   Phoenix                  AZ        85016
      48       410 Ware Boulevard                                                       Tampa                    FL        33619
      49       260 South La Brea Avenue                                                 Los Angeles              CA        90036
      50       1700 Fountain Court                                                      Columbus                 GA        31904
      51       1123-1175 East Alosta Avenue                                             Azusa                    CA        91702
      52       22555 Greenfield Road                                                    Southfield               MI        48075
      53       4395 Birchwood Drive                                                     Wilmington               NC        28405
      54       12470 West Euclid Avenue                                                 New Berlin               WI        53151
      55       150 Central Park South                                                   New York                 NY        10019
      56       2420 - 2424 North Clark Street                                           Chicago                  IL        60614
      57       999-1001 SW 16th Avenue                                                  Gainesville              FL        32601
      58       Biesecker Road                                                           Thomasville              PA        17364
      59       9323, 9353,  and 9373 - 9393 Activity Road                               San Diego                CA        92126
      60       5360 Edmondson Pike                                                      Nashville                TN        37211
      61       2450 Southwest 28th Lane                                                 Miami                    FL        33133
      62       1930-1960 Beacon Street and 3-7 Sutherland Road                          Brighton                 MA        02135
      63       10200 West Maple Street                                                  Wichita                  KS        67209
      64       6201 Bonhomme Road                                                       Houston                  TX        77036
      65       321 Santa Monica Boulevard                                               Santa Monica             CA        90401
      66       26101 Greenfield Road                                                    Southfield               MI        48076
      67       602 Sawyer Street                                                        Houston                  TX        77007
      68       4500 Overland Drive                                                      Lawrence                 KS        66049
      69       1100 5th Avenue South                                                    Naples                   FL        34102
      70       7840 72nd Street North                                                   Pinellas Park            FL        33781
      71       2400-2520 East Chapman Avenue & 444-450 State College Boulevard          Fullerton                CA        92831
      72       190 Gateway Drive                                                        Biloxi                   MS        39531
      73       7940 South Circle Drive                                                  Parma                    MI        49269
      74       4036 Telegraph Road                                                      Bloomfield Hills         MI        48302
      75       94-1121 Ka Uka Boulevard                                                 Waipahu                  HI        96797
      76       10908 East 16th Avenue                                                   Aurora                   CO        80010
      77       7630 Ridge Chapel Road                                                   Hanover                  MD        21076
      78       2060 North Trekell Road                                                  Casa Grande              AZ        85222
      79       525 West Arlington Place                                                 Chicago                  IL        60614
      80       5880 Centre Avenue                                                       Pittsburgh               PA        15206
      81       4470 Old Spanish Trail                                                   Pensacola                FL        32504
      82       206-214 Glen Cove Avenue                                                 Glen Cove                NY        11542
      83       28595 Orchard Lake Road                                                  Farmington Hills         MI        48334
      84       8385 Highway 64                                                          Memphis                  TN        38133
      85       151 and 111 Patterson Street                                             Anchorage                AK        99504
      86       26800 Aliso Viejo Parkway                                                Aliso Viejo              CA        92656
      87       4320 and 4330 East Mills Circle                                          Ontario                  CA        91764
      88       3301Creekwood Drive                                                      Nashville                TN        37207
      89       1575 Lexington Road                                                      Athens                   GA        30605
      90       Various Locations                                                        San Antonio              TX       Various
     90.1      9285 Culebra Road                                                        San Antonio              TX        78251
     90.2      3027 Nacogdoches Road                                                    San Antonio              TX        78217
      91       470 Noor Avenue                                                          South San Francisco      CA        94080
      92       502-564 Town Square Court and 600-654 Village Green Court                Oak Creek                WI        53154
      93       7848 East Hill Road                                                      Mount Airy               MD        21771
      94       131-151 North Ely Street and 2810 Kennewick Avenue                       Kennewick                WA        99336
      95       27 Michigan Lane                                                         Winona                   MN        55987
      96       4937 West Myrtle Avenue                                                  Glendale                 AZ        85301
      97       615 East Wonsley Drive                                                   Austin                   TX        78753
      98       652 West Montgomery Avenue                                               Allentown                PA        18103
      99       4141 New Tampa Highway                                                   Lakeland                 FL        33815
     100       12105 Southeast Holgate Boulevard                                        Portland                 OR        97266
     101       9521-9603 West Forest Home Avenue                                        Hales Corners            WI        53130
     102       2595 Candler Road                                                        Decatur                  GA        30032
     103       2519 Buffalo Church Road                                                 Sanford                  NC        27330
     104       12301-12335 West Oklahoma Avenue                                         West Allis               WI        53227
     105       301 North Avenue                                                         Garwood                  NJ        07027
     106       1800 East Graves Avenue                                                  Orange City              FL        32763
     107       5690 West Broad Street                                                   Columbus                 OH        43228
     108       1319 South 14th Street                                                   Leesburg                 FL        34748
     109       3653 Virginia Beach Boulevard                                            Virginia Beach           VA        23452
     110       7000 Goodson Road                                                        Union City               GA        30291
     111       4501 West Slauson Avenue                                                 Los Angeles              CA        90043
     112       1576 - 1598 North Oak Avenue and 1100-1118 West Davis Street             Evanston                 IL        60201
     113       21950 Cascades Parkway                                                   Sterling                 VA        20164
     114       6010 North Figarden Drive                                                Fresno                   CA        93722
     115       3805 7th Street Northeast                                                Great Falls              MT        59404
     116       3291 Shoehorn Drive                                                      Lakeland                 TN        38002
     117       West Arlington Boulevard                                                 Greenville               NC        27834
     118       21 Rand Road                                                             Des Plaines              IL        60016
     119       5501 Mahoning Avenue                                                     Austintown               OH        44515
     120       901 and 909 West Spring Creek Parkway                                    Plano                    TX        75023
     121       944-976 Dawsonville Highway                                              Gainesville              GA        30501
     122       7860 East McClain Drive and 15649 North Greenway-Hayden Loop             Scottsdale               AZ        85260
     123       1705 Van Voorhis Road                                                    Morgantown               WV        26505
     124       3120 Chicago Road                                                        South Chicago Heights    IL        60411
     125       1314 Tunnel Road                                                         Asheville                NC        28805
     126       1911 Kendall Place                                                       Grove City               OH        43123
     127       8320, 8330, and 8350 North Michigan Road                                 Indianapolis             IN        46268
     128       34 Club Circle                                                           Ellenwood                GA        30294
     129       400 Swiss Street                                                         North Augusta            SC        29841
     130       105 North Delaware Drive                                                 Apache Junction          AZ        85220
     131       150 Technology Drive                                                     Dothan                   AL        36303
     132       15357 West Little York Road                                              Houston                  TX        77084
     133       4001 East McDowell Road                                                  Phoenix                  AZ        85008
     134       6323 Savannah Highway                                                    Ravenel                  SC        29470
     135       19773 & 19874 Highway 24                                                 Leadville                CO        80461
     136       1200 West Martintown Road                                                North Augusta            SC        29841
     137       1495 Cypress Creek Road                                                  Cedar Park               TX        78813
     138       464 Cardinal Lane                                                        Howard                   WI        54313
     139       6210-6260 South 51st Street                                              Greendale                WI        53129
     140       3150 Arville Street                                                      Las Vegas                NV        89102
     141       One Birch Drive                                                          Sandwich                 IL        60548
     142       5777 Terry Road                                                          Byram                    MS        39272
     143       355 North 7th Street                                                     Sierra Vista             AZ        85635
     144       75 North Central Avenue                                                  Elmsford                 NY        10523
     145       2284 Henry Lynch Road                                                    Santa Fe                 NM        87507
     146       4295 Old Highway 76                                                      Blue Ridge               GA        30513
     147       2000 Veterans Boulevard                                                  Dublin                   GA        31021
     148       1600 Westgate Circle                                                     Brentwood                TN        37027
     149       1509-15 Hinman Avenue                                                    Evanston                 IL        60201
     150       1325 East Commerce Road                                                  Commerce Township        MI        48382
     151       425 College Avenue                                                       Orono                    ME        04473
     152       6065 Hillcroft Street                                                    Houston                  TX        77081
     153       605 Travis Avenue                                                        Saluda                   SC        29138
     154       8705 S Tamiami Trail                                                     Sarasota                 FL        34238
     155       Various                                                                  Irving                   TX        75061
    155.1      1619 East Grauwyler Road                                                 Irving                   TX        75061
    155.2      1100 North Union Bower                                                   Irving                   TX        75061
     156       2929 Watson Boulevard                                                    Warner Robins            GA        31093
     157       3411-3415 82nd Street South                                              Lakewood                 WA        98499
     158       1131 South La Canada Drive                                               Green Valley             AZ        85614
     159       6245 Old Avery Road                                                      Dublin                   OH        43016
     160       2850 Iris Avenue                                                         Boulder                  CO        80301
     161       2801 Double Churches Road                                                Columbus                 GA        31909
     162       500 South Carmichael Avenue                                              Sierra Vista             AZ        85635
     163       Various Locations                                                        Delaware                 OH        43015
    163.1      140-284 Grand Circuit Boulevard                                          Delaware                 OH        43015
    163.2      2-40 Rockcreek Drive and 42-80 Limetree Drive                            Delaware                 OH        43015
     164       409 Harleysville Pike                                                    Franconia                PA        18964
     165       607 East Park Street                                                     Carbondale               IL        62901
     166       6950 Beaver Run Road                                                     Midland                  GA        31820
     167       2914 - 2922 North Clark Street and 703-707 West Oakdale Avenue           Chicago                  IL        60657
     168       4810 Refugee Road                                                        Columbus                 OH        43232
     169       3200 West Pioneer Drive                                                  Irving                   TX        75061
     170       632 Harkey Road                                                          Sanford                  NC        27330
     171       465 West 11th Street and 1105 West Okeechobee Road                       Hialeah                  FL        33010
     172       880 Cedar Lake Road                                                      Biloxi                   MS        39532
     173       6460 East Broad Street                                                   Columbus                 OH        43213
     174       7440 Providence Road                                                     Woodridge                IL        60517
     175       2115 North Sedgwick Street                                               Chicago                  IL        60614
     176       326-328 West Dempster Avenue and 1243-1249 Judson Avenue                 Evanston                 IL        60202
     177       4423 Gassner Road                                                        Brookshire               TX        77423
     178       618 - 624 Hinman Avenue and 500 - 510 Keeney Street                      Evanston                 IL        60202
     179       707-717 West Wellington Avenue and 2951-2959 North Clark Street          Chicago                  IL        60657
     180       1070 Cheyenne Trail                                                      Winter Springs           FL        32708
     181       2621 84th Street South                                                   Lakewood                 WA        98499
     182       98 Marigold Road                                                         Rexburg                  ID        83440
     183       5040 Snapfinger Woods Drive                                              Decatur                  GA        30035
     184       1185 Rowlett Road                                                        Garland                  TX        75043
     185       4425 Meridian Avenue North                                               Marysville               WA        98271


                                 NUMBER OF    PROPERTY                  PROPERTY                                           YEAR
LOAN #     COUNTY               PROPERTIES    TYPE                      SUBTYPE                       YEAR BUILT        RENOVATED
------     ------               ----------    ----                      -------                       ----------        ---------
  1        Suffolk                   1        Office                    CBD                              1981
  2        Suffolk                   1        Mixed Use                 Industrial/Office                2000
  3        Baltimore City            1        Hotel                     Full Service                     1985              2001
  4        Baltimore City            1        Multifamily               Mid/High Rise                    1914              1985
  5        Harris                    2        Office                    Suburban                        Various          Various
 5.1       Harris                    1        Office                    Suburban                         1985              2001
 5.2       Harris                    1        Office                    Suburban                         1999
  6        Fulton                    1        Office                    CBD                              1998
  7        Virginia Beach City       1        Industrial                Warehouse/Distribution           1987
  8        Fairfax                   1        Office                    Suburban                         2003
  9        Lee                       1        Retail                    Anchored                         2001
  10       Maui                      1        Retail                    Shadow Anchored                  2000
  11       Orange                    1        Retail                    Anchored                         1993
  12       Various                   8        Multifamily               Garden                          Various          Various
 12.1      Belknap                   1        Multifamily               Garden                           1973              1998
 12.2      Merrimack                 1        Multifamily               Garden                           1972              1986
 12.3      Merrimack                 1        Multifamily               Garden                           1985
 12.4      Merrimack                 1        Multifamily               Garden                           1987
 12.5      Merrimack                 1        Multifamily               Garden                           1920              1981
 12.6      Merrimack                 1        Multifamily               Garden                           1987
 12.7      Merrimack                 1        Multifamily               Garden                           1988
 12.8      Merrimack                 1        Multifamily               Garden                           1986
  13       Erie                      1        Manufactured Housing      Manufactured Housing             1980
  14       Essex                     1        Retail                    Anchored                         1990
  15       Albany                    1        Office                    Suburban                         2000
  16       Cumberland                1        Office                    Suburban                         1974              2001
  17       Hamilton                  1        Office                    CBD                              1998              2003
  18       Oakland                   1        Manufactured Housing      Manufactured Housing             1967
  19       Autauga                   1        Multifamily               Garden                           2002
  20       Seminole                  1        Multifamily               Garden                           1986              2001
  21       Anoka                     1        Multifamily               Garden                           1980              2002
  22       McCracken                 1        Retail                    Anchored                         1999
  23       Los Angeles               1        Mixed Use                 Multifamily/Retail               2003
  24       Russell                   1        Multifamily               Garden                           2003
  25       Brazoria                  1        Retail                    Anchored                         2003
  26       Oktibbeha                 1        Multifamily               Garden                           1987              1994
  27       Fairfax                   1        Retail                    Unanchored                       1979              2000
  28       Franklin                  1        Industrial                Flex                             1998              2001
  29       Brazoria                  1        Retail                    Anchored                         2003
  30       Queens                    1        Industrial                Flex                             1919
  31       Pima                      1        Retail                    Anchored                         1980              1986
  32       Wayne                     1        Retail                    Anchored                         1972              1998
  33       Franklin                  1        Multifamily               Garden                           1967              1977
  34       San Diego                 1        Industrial                Flex                             1985
  35       Midland                   1        Retail                    Anchored                         1984              1997
  36       Oakland                   1        Multifamily               Garden                           1969              1999
  37       Guilford                  3        Multifamily               Garden                          Various
 37.1      Guilford                  1        Multifamily               Garden                           2002
 37.2      Guilford                  1        Multifamily               Garden                           1999
 37.3      Guilford                  1        Multifamily               Garden                           2001
  38       Dallas                    1        Multifamily               Garden                           1971              2003
  39       LaSalle                   1        Manufactured Housing      Manufactured Housing             1975              2003
  40       San Diego                 1        Industrial                Flex                             1979              2002
  41       Pima                      1        Multifamily               Garden                           1972              1995
  42       Orange                    1        Office                    Suburban                         1980
  43       St. Clair                 1        Retail                    Anchored                         2000
  44       Hidalgo                   1        Manufactured Housing      Manufactured Housing             1983
  45       Wayne                     1        Parking Garage            Parking Garage                   1978
  46       Salt Lake                 1        Office                    Suburban                         1996
  47       Maricopa                  1        Multifamily               Garden                           1999
  48       Hillsborough              1        Office                    Suburban                         1974              1999
  49       Los Angeles               1        Retail                    Anchored                         1991
  50       Muscogee                  1        Multifamily               Garden                           2001
  51       Los Angeles               1        Retail                    Anchored                         1976
  52       Oakland                   1        Retail                    Anchored                         1977
  53       New Hanover               1        Multifamily               Garden                           2002
  54       Waukesha                  1        Multifamily               Garden                           1969
  55       New York                  1        Multifamily               Coop                             1931              2000
  56       Cook                      1        Multifamily               Mid/High Rise                    1973
  57       Alachua                   1        Multifamily               Garden                           1966
  58       York                      1        Manufactured Housing      Manufactured Housing             1978              2002
  59       San Diego                 1        Industrial                Flex                             1979
  60       Davidson                  1        Multifamily               Garden                           1998
  61       Miami-Dade                1        Storage                   Storage                          2000
  62       Suffolk                   1        Multifamily               Garden                           1911              2003
  63       Sedgwick                  1        Multifamily               Garden                           1979              1999
  64       Harris                    1        Office                    Suburban                         1971              1999
  65       Los Angeles               1        Mixed Use                 Office/Retail                    1997
  66       Oakland                   1        Retail                    Shadow Anchored                  1990
  67       Harris                    1        Office                    CBD                              1982
  68       Douglas                   1        Multifamily               Garden                           2000
  69       Collier                   1        Office                    Suburban                         1982              1999
  70       Pinellas                  1        Manufactured Housing      Manufactured Housing             1984
  71       Orange                    1        Retail                    Shadow Anchored                  1958              1982
  72       Harrison                  1        Multifamily               Garden                           1996
  73       Jackson                   1        Manufactured Housing      Manufactured Housing             1969
  74       Oakland                   1        Mixed Use                 Office/Retail                    2002
  75       Honolulu                  1        Multifamily               Garden                           1985
  76       Adams                     1        Multifamily               Garden                           1973              1987
  77       Anne Arundel              1        Manufactured Housing      Manufactured Housing             1957              1998
  78       Pinal                     1        Multifamily               Garden                           1985
  79       Cook                      1        Multifamily               Mid/High Rise                    1925              2001
  80       Allegheny                 1        Retail                    Anchored                         2002
  81       Escambia                  1        Multifamily               Garden                           1986
  82       Nassau                    1        Retail                    Anchored                         1961              1991
  83       Oakland                   1        Office                    Suburban                         1986              2002
  84       Shelby                    1        Retail                    Shadow Anchored                  2002
  85       Anchorage                 1        Multifamily               Garden                           1983              2002
  86       Orange                    1        Office                    Suburban                         2000
  87       San Bernandino            1        Retail                    Unanchored                       2002
  88       Davidson                  1        Multifamily               Garden                           1973
  89       Clarke                    1        Theater                   Theater                          1999
  90       Bexar                     2        Retail                    Anchored                        Various
 90.1      Bexar                     1        Retail                    Anchored                         2001
 90.2      Bexar                     1        Retail                    Anchored                         1999
  91       San Mateo                 1        Retail                    Anchored                         1986              1998
  92       Milwaukee                 1        Multifamily               Garden                           2001
  93       Carroll                   1        Manufactured Housing      Manufactured Housing             1962
  94       Benton                    1        Retail                    Unanchored                       1978
  95       Winona                    1        Manufactured Housing      Manufactured Housing             1970              2000
  96       Maricopa                  1        Multifamily               Garden                           1985
  97       Travis                    1        Multifamily               Garden                           1968              2002
  98       Lehigh                    1        Multifamily               Garden                           1971              2000
  99       Polk                      1        Manufactured Housing      Manufactured Housing             1961
 100       Multnomah                 1        Multifamily               Garden                           2001
 101       Milwaukee                 1        Multifamily               Garden                           1968
 102       DeKalb                    1        Storage                   Storage                          1972              2000
 103       Lee                       1        Multifamily               Garden                           2002
 104       Milwaukee                 1        Multifamily               Garden                           1974
 105       Union                     1        Retail                    Anchored                         2003
 106       Volusia                   1        Manufactured Housing      Manufactured Housing             1960              1984
 107       Franklin                  1        Retail                    Anchored                         2003
 108       Lake                      1        Retail                    Unanchored                       1977              2001
 109       Virginia Beach            1        Retail                    Anchored                         2000
 110       Fulton                    1        Manufactured Housing      Manufactured Housing             1973
 111       Los Angeles               1        Retail                    Anchored                         2003
 112       Cook                      1        Multifamily               Garden                           1920              2002
 113       Loudoun                   1        Retail                    Unanchored                       2002
 114       Fresno                    1        Retail                    Anchored                         2002
 115       Cascade                   1        Manufactured Housing      Manufactured Housing             1976
 116       Shelby                    1        Manufactured Housing      Manufactured Housing             1973
 117       Pitt                      1        Multifamily               Garden                           1986              2000
 118       Cook                      1        Retail                    Anchored                         2001
 119       Mahoning                  1        Retail                    Anchored                         2002
 120       Collin                    1        Retail                    Unanchored                       1984
 121       Hall                      1        Retail                    Shadow Anchored                  1999
 122       Maricopa                  1        Industrial                Flex                             1995
 123       Monongalia                1        Manufactured Housing      Manufactured Housing             1974
 124       Cook                      1        Retail                    Anchored                         2000
 125       Buncombe                  1        Manufactured Housing      Manufactured Housing             1979
 126       Franklin                  1        Multifamily               Garden                           1975
 127       Marion                    1        Retail                    Anchored                         2000
 128       Henry                     1        Manufactured Housing      Manufactured Housing             1972
 129       Aiken                     1        Multifamily               Garden                           1973
 130       Pinal                     1        Manufactured Housing      Manufactured Housing             1950              1970
 131       Houston                   1        Industrial                Flex                             1998              1999
 132       Harris                    1        Multifamily               Garden                           1980
 133       Maricopa                  1        Multifamily               Garden                           1975
 134       Charleston                1        Retail                    Anchored                         1996
 135       Lake                      1        Manufactured Housing      Manufactured Housing             1968
 136       Aiken                     1        Multifamily               Garden                           1970
 137       Williamson                1        Retail                    Anchored                         2002
 138       Brown                     1        Retail                    Anchored                         2002
 139       Milwaukee                 1        Multifamily               Garden                           1971
 140       Clark                     1        Manufactured Housing      Manufactured Housing             1968
 141       LaSalle                   1        Manufactured Housing      Manufactured Housing             1975              2003
 142       Hinds                     1        Retail                    Anchored                         1991
 143       Cochise                   1        Multifamily               Garden                           1985
 144       Westchester               1        Office                    Suburban                         1989
 145       Santa Fe                  1        Manufactured Housing      Manufactured Housing             1969
 146       Fannin                    1        Retail                    Anchored                         1998
 147       Laurens                   1        Retail                    Anchored                         2003
 148       Williamson                1        Office                    Suburban                         2001
 149       Cook                      1        Multifamily               Garden                           1920              2001
 150       Oakland                   1        Retail                    Anchored                         2002
 151       Penobscot                 1        Multifamily               Garden                           1974              2003
 152       Harris                    1        Office                    Suburban                         1970
 153       Saluda                    1        Retail                    Anchored                         1996
 154       Sarasota                  1        Manufactured Housing      Manufactured Housing             1954              1999
 155       Dallas                    2        Multifamily               Garden                          Various          Various
155.1      Dallas                    1        Multifamily               Garden                           1972              1999
155.2      Dallas                    1        Multifamily               Garden                           1963
 156       Houston                   1        Retail                    Shadow Anchored                  2001
 157       Pierce                    1        Manufactured Housing      Manufactured Housing             1958              2002
 158       Pima                      1        Office                    Suburban                         1979              1999
 159       Franklin                  1        Storage                   Storage                          1999
 160       Boulder                   1        Retail                    Shadow Anchored                  1983
 161       Muscogee                  1        Retail                    Anchored                         2003
 162       Cochise                   1        Multifamily               Garden                           1985
 163       Delaware                  2        Multifamily               Garden                          Various
163.1      Delaware                  1        Multifamily               Garden                           1980
163.2      Delaware                  1        Multifamily               Garden                           1985
 164       Montgomery                1        Retail                    Anchored                         2000
 165       Jackson                   1        Multifamily               Garden                           1968              1995
 166       Muscogee                  1        Retail                    Anchored                         2003
 167       Cook                      1        Multifamily               Garden                           1916              2003
 168       Franklin                  1        Multifamily               Garden                           1968              2001
 169       Dallas                    1        Multifamily               Garden                           1967              2002
 170       Lee                       1        Multifamily               Garden                           2000
 171       Dade                      1        Multifamily               Garden                           1968
 172       Harrison                  1        Manufactured Housing      Manufactured Housing             1975
 173       Franklin                  1        Storage                   Storage                          1999
 174       Dupage                    1        Office                    Suburban                         2003
 175       Cook                      1        Multifamily               Garden                           1925              2002
 176       Cook                      1        Multifamily               Garden                           1911              2003
 177       Waller                    1        Manufactured Housing      Manufactured Housing             1975              1998
 178       Cook                      1        Multifamily               Garden                           1919              2001
 179       Cook                      1        Multifamily               Garden                           1913              2002
 180       Seminole                  1        Manufactured Housing      Manufactured Housing             1980
 181       Pierce                    1        Manufactured Housing      Manufactured Housing             1967
 182       Madison                   1        Manufactured Housing      Manufactured Housing             1977              1999
 183       DeKalb                    1        Office                    Suburban                         1974
 184       Dallas                    1        Multifamily               Garden                           1983
 185       Snohomish                 1        Manufactured Housing      Manufactured Housing             1968              2001

                                   UNIT OF                           OCCUPANCY     APPRAISED     APPRAISAL
LOAN #         TOTAL SF/UNITS      MEASURE           OCCUPANCY %        DATE        VALUE ($)      DATE        CURRENT LTV %(1,2)
------         --------------      -------           -----------        ----        ---------      ----        ------------------
  1                  766,462     Square Feet               90.9       08/07/03     280,000,000    08/20/03             42.9
  2                  376,267     Square Feet               88.9       07/31/03      68,500,000    03/05/03             74.3
  3                      337        Rooms                  71.0       07/31/03      57,000,000    07/01/03             63.2
  4                      240        Units                  95.4       07/01/03      42,900,000    05/07/03             79.1
  5                  250,778     Square Feet               94.2       09/23/03      32,500,000    06/18/03             80.0
 5.1                 153,226     Square Feet               92.2       09/23/03      17,500,000    06/18/03             80.0
 5.2                  97,552     Square Feet               97.2       09/23/03      15,000,000    06/18/03             80.0
  6                  259,096     Square Feet               97.0       06/30/03      53,500,000    07/08/03             45.7
  7                  827,000     Square Feet              100.0       08/20/03      37,400,000    07/24/03             64.2
  8                  144,997     Square Feet               94.4       07/16/03      30,100,000    07/25/03             76.4
  9                  152,072     Square Feet               91.3       07/31/03      26,800,000    07/02/03             78.4
  10                  65,702     Square Feet               94.4       06/01/03      25,000,000    05/11/03             80.0
  11                 119,857     Square Feet              100.0       06/17/03      23,000,000    04/01/03             76.0
  12                     379        Units                 100.0        Various      20,900,000     Various             79.3
 12.1                     42        Units                 100.0       06/12/03       1,700,000    05/03/03             79.3
 12.2                    120        Units                 100.0       06/12/03       6,100,000    05/02/03             79.3
 12.3                     66        Units                 100.0       06/15/03       3,400,000    05/02/03             79.3
 12.4                     67        Units                 100.0       06/12/03       4,200,000    05/02/03             79.3
 12.5                     21        Units                 100.0       06/12/03       1,400,000    05/02/03             79.3
 12.6                     18        Units                 100.0       06/12/03       1,400,000    05/02/03             79.3
 12.7                     21        Units                 100.0       06/12/03       1,500,000    05/02/03             79.3
 12.8                     24        Units                 100.0       06/12/03       1,200,000    05/02/03             79.3
  13                     424         Pads                  93.4       04/28/03      17,900,000    04/16/03             79.4
  14                 176,314     Square Feet               98.7       04/15/03      17,800,000    05/07/03             77.7
  15                 103,966     Square Feet               99.4       07/31/03      19,000,000    04/30/03             69.4
  16                 230,871     Square Feet              100.0       08/01/03      20,200,000    05/15/03             64.2
  17                  61,452     Square Feet              100.0       08/19/03      16,000,000    07/09/03             77.8
  18                     423         Pads                  91.5       08/07/03      15,500,000    07/16/03             80.0
  19                     224        Units                  82.1       07/03/03      15,500,000    06/20/03             79.9
  20                     283        Units                  91.9       06/30/03      15,500,000    04/09/03             79.8
  21                     196        Units                  94.4       05/01/03      14,700,000    04/24/03             78.1
  22                 128,502     Square Feet               97.5       05/21/03      14,300,000    01/08/03             79.2
  23                  36,535     Square Feet              100.0       07/09/03      16,000,000    04/18/03             70.3
  24                     200        Units                  95.0       07/14/03      13,600,000    07/08/03             80.0
  25                  57,089     Square Feet               97.0       06/01/03      13,240,000    06/13/03             79.8
  26                     281        Units                  97.1       05/01/03      13,700,000    04/17/03             76.5
  27                  83,562     Square Feet              100.0       06/01/03      13,850,000    04/02/03             74.0
  28                 150,460     Square Feet               84.2       09/23/03      13,000,000    07/01/03             78.5
  29                 104,576     Square Feet              100.0       06/01/03      12,540,000    02/13/03             79.8
  30                 294,000     Square Feet              100.0       06/12/03      19,000,000    03/05/03             52.3
  31                 155,486     Square Feet               93.6       07/23/03      13,700,000    06/25/03             69.4
  32                 154,183     Square Feet               97.0       06/30/03      19,700,000    04/23/03             48.2
  33                     351        Units                  96.9       03/31/03      11,450,000    04/10/03             79.3
  34                 113,327     Square Feet               89.1       07/31/03      11,425,000    07/01/03             78.8
  35                 188,001     Square Feet               95.7       07/01/03      11,650,000    07/21/03             75.0
  36                     280        Units                  87.5       06/03/03      11,400,000    05/21/03             75.3
  37                     255        Units               Various        Various      11,000,000     Various             77.2
 37.1                    128        Units                  97.7       04/17/03       5,740,000    03/11/03             77.2
 37.2                     88        Units                  96.6       04/01/03       3,660,000    01/29/03             77.2
 37.3                     39        Units                  97.4       05/28/03       1,600,000    03/11/03             77.2
  38                     300        Units                  89.3       05/01/03      11,400,000    05/21/03             74.4
  39                     427         Pads                  93.7       06/30/03      10,663,636    04/11/03             79.5
  40                  97,497     Square Feet               89.3       07/31/03      10,530,000    07/01/03             76.9
  41                     268        Units                  94.0       05/04/03      11,000,000    05/05/03             72.1
  42                  66,345     Square Feet               95.2       06/19/03      10,200,000    06/03/03             75.6
  43                  83,945     Square Feet               91.4       06/01/03       9,600,000    05/30/03             79.8
  44                   1,089         Pads                  83.0       06/26/03      11,500,000    02/28/03             65.2
  45                   1,275        Spaces                  N/A          N/A        26,400,000    06/11/03             27.8
  46                  74,098     Square Feet               97.9       05/01/03       9,450,000    05/21/03             77.2
  47                      80        Units                  93.8       06/26/03      10,015,000    07/10/03             71.6
  48                 134,998     Square Feet               97.1       06/01/03       9,550,000    05/13/03             74.9
  49                  40,000     Square Feet              100.0       04/17/03      21,000,000    04/07/03             33.3
  50                     140        Units                  95.0       06/03/03       9,350,000    03/13/03             74.7
  51                  70,898     Square Feet               94.6       05/01/03       8,800,000    04/28/03             78.2
  52                  76,169     Square Feet              100.0       04/01/03       9,000,000    04/18/03             72.8
  53                     172        Units                  96.5       06/16/03       8,800,000    07/02/03             76.3
  54                     108        Units                  95.4       07/01/03       8,300,000    05/19/03             79.9
  55                     192        Units                 100.0       04/29/03      95,000,000    05/01/03              6.8
  56                      91        Units                  95.7       03/10/03       9,200,000    05/01/03             70.5
  57                     242        Units                  97.9       08/20/03       8,200,000    06/06/03             78.0
  58                     316         Pads                  94.6       05/08/03       8,200,000    05/22/03             77.9
  59                  70,098     Square Feet               93.4       07/31/03       7,850,000    07/01/03             79.6
  60                      90        Units                  98.9       06/20/03       7,800,000    05/20/03             79.4
  61                  61,669     Square Feet               72.6       04/04/03       8,100,000    05/09/03             73.8
  62                      28        Units                  96.4       07/25/03       9,200,000    06/19/03             66.8
  63                     174        Units                  96.0       08/06/03       7,720,000    07/11/03             79.0
  64                 142,008     Square Feet               84.7       06/30/03       8,590,000    08/01/03             71.0
  65                  26,948     Square Feet              100.0       04/22/03       9,400,000    04/18/03             63.8
  66                  86,049     Square Feet              100.0       04/01/03       8,500,000    04/18/03             72.8
  67                  85,843     Square Feet               97.1       01/31/03       9,000,000    04/21/03             64.8
  68                     104        Units                  95.2       06/01/03       7,280,000    06/01/03             79.9
  69                  52,926     Square Feet              100.0       05/27/03       8,100,000    06/01/03             71.5
  70                     238         Pads                  94.5       03/31/03       7,200,000    04/10/03             79.7
  71                  77,069     Square Feet              100.0       04/14/03      10,050,000    04/02/03             56.6
  72                     144        Units                  96.5       07/01/03       7,250,000    06/24/03             77.2
  73                     266         Pads                  89.5       08/07/03       7,000,000    07/17/03             80.0
  74                  23,847     Square Feet              100.0       04/30/03       7,000,000    06/30/03             78.5
  75                      80        Units                  93.8       06/20/03       8,040,000    06/01/03             68.3
  76                     143        Units                  97.9       05/22/03       6,800,000    06/16/03             79.9
  77                     195         Pads                  96.9       05/06/03       6,800,000    05/22/03             79.8
  78                     244        Units                  88.9       06/02/03       7,000,000    06/03/03             76.7
  79                     108        Units                 100.0       04/15/03      12,750,000    05/15/03             41.4
  80                  32,000     Square Feet              100.0       09/01/03       6,600,000    05/01/03             79.9
  81                     136        Units                  94.9       06/01/03       6,500,000    04/04/03             79.9
  82                  31,205     Square Feet              100.0       07/31/03       7,000,000    05/15/03             74.1
  83                  44,181     Square Feet               95.3       06/01/03       7,300,000    04/23/03             69.8
  84                  34,425     Square Feet              100.0       07/21/03       6,300,000    07/01/03             80.0
  85                     144        Units                  95.8       06/25/03       8,450,000    07/07/03             59.2
  86                  38,715     Square Feet              100.0       07/01/03       7,000,000    06/25/03             70.0
  87                  25,689     Square Feet              100.0       06/16/03       7,200,000    04/09/03             66.6
  88                     200        Units                  98.0       06/30/03       6,500,000    06/28/03             73.1
  89                  52,990     Square Feet              100.0       09/01/03       6,700,000    05/04/00             68.6
  90                  24,214     Square Feet              100.0       09/01/03       6,280,000    06/05/03             72.7
 90.1                 10,908     Square Feet              100.0       09/01/03       2,830,000    06/05/03             72.7
 90.2                 13,306     Square Feet              100.0       09/01/03       3,450,000    06/05/03             72.7
  91                  44,264     Square Feet              100.0       03/31/03       7,000,000    06/10/03             64.2
  92                      60        Units                  96.7       07/01/03       5,400,000    05/15/03             79.9
  93                     101         Pads                 100.0       06/18/03       5,360,000    06/13/03             79.6
  94                 116,886     Square Feet               95.4       06/03/03       6,750,000    04/30/03             61.7
  95                     228         Pads                  97.4       04/30/03       5,220,000    05/19/03             79.3
  96                     112        Units                  98.2       04/18/03       5,100,000    06/27/03             80.0
  97                     114        Units                  89.5       05/08/03       5,300,000    04/07/03             75.1
  98                     294        Units                  92.2       03/14/03       9,000,000    04/08/03             43.6
  99                     214         Pads                 100.0       03/01/03       5,000,000    05/02/03             77.8
 100                      72        Units                  98.6       07/07/03       5,000,000    06/16/03             75.4
 101                      86        Units                  97.7       07/01/03       4,600,000    05/15/03             79.9
 102                  81,877     Square Feet               78.2       04/17/03       4,500,000    05/07/03             73.8
 103                      88        Units                  95.5       04/28/03       4,690,000    04/04/03             76.5
 104                      81        Units                  95.1       06/28/03       4,570,000    05/15/03             78.5
 105                  11,970     Square Feet              100.0       09/01/03       4,890,000    05/30/03             72.2
 106                     173         Pads                  95.4       06/12/03       4,375,000    05/19/03             79.8
 107                  14,560     Square Feet              100.0       09/01/03       4,420,000    06/16/03             77.8
 108                  72,833     Square Feet              100.0       04/09/03       5,700,000    03/17/03             59.5
 109                  13,050     Square Feet              100.0       09/11/03       4,350,000    04/15/03             77.9
 110                     216         Pads                  82.9       07/08/03       5,100,000    08/01/03             64.9
 111                  16,457     Square Feet              100.0       02/13/03       4,300,000    06/02/03             77.0
 112                      52        Units                  96.3       04/01/03       6,180,000    05/15/03             53.3
 113                  20,268     Square Feet               87.8       04/28/03       5,650,000    05/14/03             58.3
 114                  14,490     Square Feet              100.0       09/01/03       4,100,000    05/16/03             79.8
 115                     226         Pads                  94.7       03/31/03       4,140,000    06/16/03             78.5
 116                     229         Pads                  95.0       06/01/03       5,500,000    06/17/03             64.9
 117                     166        Units                  96.5       07/15/03       4,100,000    05/16/03             78.0
 118                  15,120     Square Feet              100.0       07/08/03       6,450,000    05/26/03             49.6
 119                  14,560     Square Feet              100.0       09/01/03       4,575,000    07/09/03             68.9
 120                  55,815     Square Feet               91.0       06/01/03       5,100,000    04/10/03             61.5
 121                  24,322     Square Feet              100.0       07/01/03       3,900,000    04/24/03             79.9
 122                  43,413     Square Feet              100.0       04/14/03       5,000,000    04/02/03             61.9
 123                     203         Pads                  86.7       04/28/03       3,750,000    04/16/03             79.8
 124                  14,725     Square Feet              100.0       09/02/03       3,770,000    06/16/03             78.2
 125                     172         Pads                  93.6       04/30/03       3,700,000    05/15/03             79.6
 126                     112        Units                  85.7       07/25/03       4,500,000    06/13/03             64.4
 127                  28,650     Square Feet               95.8       08/04/03       3,700,000    07/01/03             78.4
 128                     194         Pads                  71.1       07/08/03       3,900,000    08/01/03             64.9
 129                     120        Units                  97.5       03/06/03       3,475,000    03/12/03             78.9
 130                     204         Pads                  91.0       03/31/03       3,630,000    04/15/03             75.5
 131                  28,930     Square Feet              100.0       09/05/03       3,720,000    07/10/03             73.7
 132                      54        Units                  98.1       06/29/03       3,550,000    06/10/03             77.2
 133                     126        Units                  93.7       07/02/03       3,535,000    06/06/03             76.4
 134                  48,050     Square Feet              100.0       04/02/03       3,425,000    05/22/03             77.3
 135                     227         Pads                  93.8       07/09/03       4,100,000    04/14/03             64.2
 136                     104        Units                  99.0       04/04/03       3,300,000    03/12/03             79.8
 137                  14,490     Square Feet              100.0       09/01/03       3,730,000    03/07/03             70.1
 138                  14,490     Square Feet              100.0       07/25/03       3,430,000    06/20/03             75.7
 139                      70        Units                  97.1       07/01/03       3,200,000    05/19/03             79.9
 140                     100         Pads                  87.1       06/01/03       3,450,000    05/13/03             72.4
 141                   7,778     Square Feet               93.7       06/30/03       3,136,364    04/11/03             79.5
 142                  69,054     Square Feet               95.6       05/13/03       4,750,000    03/12/03             52.0
 143                     112        Units                  85.7       06/02/03       3,100,000    06/02/03             79.4
 144                  22,300     Square Feet              100.0       03/01/03       3,200,000    07/01/03             76.2
 145                      83         Pads                  95.2       07/15/03       3,400,000    07/11/03             70.6
 146                  37,400     Square Feet              100.0       05/22/03       3,200,000    04/28/03             74.8
 147                  13,824     Square Feet              100.0       09/11/03       3,750,000    04/10/03             63.8
 148                  24,232     Square Feet               93.5       05/29/03       3,150,000    04/25/03             73.6
 149                      33        Units                 100.0       04/01/03       4,450,000    05/15/03             51.2
 150                  10,880     Square Feet              100.0       03/28/03       3,000,000    02/18/03             74.7
 151                      84        Units                  98.8       01/01/03       2,800,000    05/08/03             79.9
 152                  61,851     Square Feet               97.9       06/30/03       3,500,000    08/01/03             60.7
 153                  37,450     Square Feet              100.0       06/17/03       2,675,000    05/23/03             79.4
 154                     133         Pads                  97.7       04/25/03       3,000,000    04/18/03             68.7
 155                      92        Units                   N/A       05/13/03       2,760,000    05/13/03             75.3
155.1                     40        Units                  97.5       05/13/03       1,430,000    05/13/03             75.3
155.2                     52        Units                  90.4       05/13/03       1,330,000    05/13/03             75.3
 156                  13,349     Square Feet              100.0       03/14/03       2,700,000    04/18/03             73.9
 157                      96         Pads                  94.8       04/28/03       2,950,000    04/15/03             67.4
 158                  31,131     Square Feet               88.9       07/23/03       3,100,000    06/25/03             69.4
 159                  67,950     Square Feet               75.1       05/01/03       2,980,000    05/06/03             73.8
 160                  21,095     Square Feet               95.1       07/15/03       2,850,000    04/13/03             68.1
 161                  13,824     Square Feet              100.0       04/29/03       3,400,000    06/23/03             56.5
 162                     106        Units                  97.2       06/01/03       2,600,000    06/02/03             73.5
 163                      86        Units                  89.5       07/01/03       2,770,000    06/09/03             68.6
163.1                     46        Units                  93.5       07/01/03       1,330,000    06/09/03             68.6
163.2                     40        Units                  82.5       07/01/03       1,440,000    06/09/03             68.6
 164                  11,725     Square Feet              100.0       09/01/03       2,500,000    02/26/03             74.5
 165                      46        Units                  76.1       05/19/03       2,400,000    05/08/03             76.3
 166                  13,824     Square Feet              100.0       04/29/03       3,250,000    06/23/03             56.1
 167                      17        Units                 100.0       04/18/03       3,875,000    05/03/03             46.5
 168                      72        Units                  94.4       06/16/03       2,700,000    06/13/03             66.6
 169                      77        Units                  92.2       05/31/03       2,450,000    05/13/03             73.3
 170                      39        Units                  97.4       04/28/03       2,200,000    04/04/03             79.3
 171                      46        Units                 100.0       05/16/03       2,900,000    04/09/03             59.5
 172                     177         Pads                  83.6       06/23/03       2,180,000    06/01/03             78.8
 173                  65,275     Square Feet               68.6       04/03/03       2,660,000    05/06/03             73.8
 174                    9000     Square Feet              100.0       05/27/03       2,250,000    03/19/03             74.9
 175                      30        Units                 100.0       04/01/03       3,550,000    05/15/03             46.7
 176                      19        Units                  94.7       05/15/03       2,800,000    05/15/03             58.9
 177                     184         Pads                  90.8       07/01/03       2,325,000    09/18/02             68.8
 178                      25        Units                 100.0       04/01/03       2,635,000    05/15/03             54.0
 179                      19        Units                 100.0       03/01/03       3,450,000    05/03/03             38.4
 180                     141         Pads                  96.5       05/13/03       2,520,000    05/20/03             50.0
 181                      45         Pads                  97.8       01/07/03       1,600,000    02/10/03             70.2
 182                     149         Pads                 100.0       06/01/03       1,650,000    06/10/03             66.6
 183                  25,949     Square Feet               94.9       08/01/03       1,500,000    06/02/03             66.7
 184                      24        Units                  95.8       05/16/03       1,200,000    05/19/03             75.3
 185                      30         Pads                  96.7       01/01/03       1,400,000    02/10/03             70.2

                                                                                      CURRENT         LOAN     % OF         % OF
            ORIGINAL       ORIGINAL            CURRENT          % OF INITIAL          BALANCE        GROUP     LOAN         LOAN
LOAN #    BALANCE ($)    LOAN/UNIT ($)      BALANCE ($)(3)      POOL BALANCE       PER UNIT ($)      1 OR 2   GROUP 1      GROUP 2
------    -----------    -------------      --------------      ------------       ------------      ------   -------      -------
  1        60,000,000              157      60,000,000.00           5.0%                    157        1        7.2%
  2        51,000,000              136      50,871,089.87           4.2%                    135        1        6.1%
  3        36,000,000          106,825      36,000,000.00           3.0%                106,825        1        4.3%
  4        34,000,000          141,667      33,952,685.48           2.8%                141,470        2                     9.3%
  5        26,000,000              104      26,000,000.00           2.2%                    104        1        3.1%
 5.1       14,000,000               91      14,000,000.00           1.2%                     91        1        1.7%
 5.2       12,000,000              123      12,000,000.00           1.0%                    123        1        1.4%
  6        25,625,000               99      24,431,497.08           2.0%                     94        1        2.9%
  7        24,000,000               29      24,000,000.00           2.0%                     29        1        2.9%
  8        23,000,000              159      23,000,000.00           1.9%                    159        1        2.7%
  9        21,000,000              138      21,000,000.00           1.7%                    138        1        2.5%
  10       20,000,000              304      20,000,000.00           1.7%                    304        1        2.4%
  11       17,500,000              146      17,481,881.09           1.5%                    146        1        2.1%
  12       16,600,000           43,799      16,564,653.88           1.4%                 43,706        2                     4.6%
 12.1       1,839,578           43,799       1,835,660.85           0.2%                 43,706        2                     0.5%
 12.2       5,255,937           43,799       5,244,745.29           0.4%                 43,706        2                     1.4%
 12.3       2,890,765           43,799       2,884,609.91           0.2%                 43,706        2                     0.8%
 12.4       2,934,565           43,799       2,928,316.12           0.2%                 43,706        2                     0.8%
 12.5         919,789           43,799         917,830.43           0.1%                 43,706        2                     0.3%
 12.6         788,391           43,799         786,711.79           0.1%                 43,706        2                     0.2%
 12.7         919,789           43,799         917,830.43           0.1%                 43,706        2                     0.3%
 12.8       1,051,187           43,799       1,048,949.06           0.1%                 43,706        2                     0.3%
  13       14,250,000           33,608      14,218,931.64           1.2%                 33,535        1        1.7%
  14       13,850,000               79      13,823,850.94           1.2%                     78        1        1.6%
  15       13,200,000              127      13,179,630.67           1.1%                    127        1        1.6%
  16       13,000,000               56      12,976,714.53           1.1%                     56        1        1.5%
  17       12,440,000              202      12,440,000.00           1.0%                    202        1        1.5%
  18       12,400,000           29,314      12,400,000.00           1.0%                 29,314        1        1.5%
  19       12,400,000           55,357      12,387,764.20           1.0%                 55,303        2                     3.4%
  20       12,400,000           43,816      12,375,293.60           1.0%                 43,729        2                     3.4%
  21       11,500,000           58,673      11,474,927.29           1.0%                 58,546        1        1.4%
  22       11,380,000               89      11,326,686.29           0.9%                     88        1        1.4%
  23       11,250,000              308      11,250,000.00           0.9%                    308        1        1.3%
  24       10,880,000           54,400      10,880,000.00           0.9%                 54,400        2                     3.0%
  25       10,600,000              186      10,581,205.59           0.9%                    185        1        1.3%
  26       10,500,000           37,367      10,479,681.40           0.9%                 37,294        2                     2.9%
  27       10,275,000              123      10,255,696.59           0.9%                    123        1        1.2%
  28       10,200,000               68      10,200,000.00           0.8%                     68        1        1.2%
  29       10,000,000               96       9,982,269.41           0.8%                     95        1        1.2%
  30       10,000,000               34       9,931,142.85           0.8%                     34        1        1.2%
  31        9,700,000               62       9,688,924.95           0.8%                     62        1        1.2%
  32        9,500,000               62       9,487,737.82           0.8%                     62        1        1.1%
  33        9,100,000           25,926       9,078,460.06           0.8%                 25,865        2                     2.5%
  34        9,000,000               79       9,000,000.00           0.7%                     79        1        1.1%
  35        8,737,500               46       8,737,500.00           0.7%                     46        1        1.0%
  36        8,600,000           30,714       8,582,740.37           0.7%                 30,653        2                     2.4%
  37        8,500,000           33,333       8,492,211.76           0.7%                 33,303        2                     2.3%
 37.1       4,600,000           35,938       4,595,785.19           0.4%                 35,905        2                     1.3%
 37.2       2,700,000           30,682       2,697,526.09           0.2%                 30,654        2                     0.7%
 37.3       1,200,000           30,769       1,198,900.48           0.1%                 30,741        2                     0.3%
  38        8,500,000           28,333       8,481,034.44           0.7%                 28,270        2                     2.3%
  39        8,500,000           19,906       8,473,221.32           0.7%                 19,844        1        1.0%
  40        8,100,000               83       8,100,000.00           0.7%                     83        1        1.0%
  41        7,950,000           29,664       7,933,462.25           0.7%                 29,602        2                     2.2%
  42        7,720,000              116       7,712,456.07           0.6%                    116        1        0.9%
  43        7,670,000               91       7,661,849.39           0.6%                     91        1        0.9%
  44        7,500,000            6,887       7,500,000.00           0.6%                  6,887        2                     2.1%
  45        7,350,000            5,765       7,350,000.00           0.6%                  5,765        1        0.9%
  46        7,300,000               99       7,300,000.00           0.6%                     99        1        0.9%
  47        7,175,000           89,688       7,175,000.00           0.6%                 89,688        1        0.9%
  48        7,170,000               53       7,150,961.79           0.6%                     53        1        0.9%
  49        7,000,000              175       6,991,651.18           0.6%                    175        1        0.8%
  50        7,000,000           50,000       6,985,944.69           0.6%                 49,900        2                     1.9%
  51        6,900,000               97       6,885,680.74           0.6%                     97        1        0.8%
  52        6,750,000               89       6,743,861.74           0.6%                     89        1        0.8%
  53        6,720,000           39,070       6,712,483.95           0.6%                 39,026        2                     1.8%
  54        6,640,000           61,481       6,633,431.99           0.6%                 61,421        2                     1.8%
  55        6,500,000           33,854       6,500,000.00           0.5%                 33,854        1        0.8%
  56        6,500,000           71,429       6,487,344.66           0.5%                 71,290        2                     1.8%
  57        6,400,000           26,446       6,400,000.00           0.5%                 26,446        2                     1.8%
  58        6,400,000           20,253       6,387,155.62           0.5%                 20,213        1        0.8%
  59        6,250,000               89       6,250,000.00           0.5%                     89        1        0.7%
  60        6,200,000           68,889       6,194,874.72           0.5%                 68,832        2                     1.7%
  61        6,200,000              101       6,192,912.96           0.5%                    100        1        0.7%
  62        6,150,000          219,643       6,142,167.94           0.5%                219,363        2                     1.7%
  63        6,100,000           35,057       6,100,000.00           0.5%                 35,057        2                     1.7%
  64        6,100,000               43       6,100,000.00           0.5%                     43        1        0.7%
  65        6,000,000              223       6,000,000.00           0.5%                    223        1        0.7%
  66        6,000,000               70       5,994,612.32           0.5%                     70        1        0.7%
  67        5,850,000               68       5,831,488.46           0.5%                     68        1        0.7%
  68        5,825,000           56,010       5,813,309.61           0.5%                 55,897        2                     1.6%
  69        5,800,000              110       5,789,846.91           0.5%                    109        1        0.7%
  70        5,760,000           24,202       5,740,751.14           0.5%                 24,121        2                     1.6%
  71        5,700,000               74       5,692,809.98           0.5%                     74        1        0.7%
  72        5,600,000           38,889       5,600,000.00           0.5%                 38,889        2                     1.5%
  73        5,600,000           21,053       5,600,000.00           0.5%                 21,053        1        0.7%
  74        5,500,000              231       5,494,690.81           0.5%                    230        1        0.7%
  75        5,500,000           68,750       5,488,828.40           0.5%                 68,610        2                     1.5%
  76        5,440,000           38,042       5,435,021.78           0.5%                 38,007        2                     1.5%
  77        5,440,000           27,897       5,429,082.28           0.5%                 27,841        2                     1.5%
  78        5,370,000           22,008       5,370,000.00           0.4%                 22,008        2                     1.5%
  79        5,281,000           48,898       5,281,000.00           0.4%                 48,898        2                     1.5%
  80        5,280,000              165       5,272,413.12           0.4%                    165        1        0.6%
  81        5,200,000           38,235       5,190,423.86           0.4%                 38,165        2                     1.4%
  82        5,200,000              167       5,184,940.77           0.4%                    166        1        0.6%
  83        5,100,000              115       5,092,902.82           0.4%                    115        1        0.6%
  84        5,040,000              146       5,040,000.00           0.4%                    146        1        0.6%
  85        5,000,000           34,722       5,000,000.00           0.4%                 34,722        2                     1.4%
  86        4,900,000              127       4,900,000.00           0.4%                    127        1        0.6%
  87        4,800,000              187       4,793,643.28           0.4%                    187        1        0.6%
  88        4,750,000           23,750       4,750,000.00           0.4%                 23,750        2                     1.3%
  89        4,735,000               89       4,596,703.70           0.4%                     87        1        0.5%
  90        4,568,000              189       4,568,000.00           0.4%                    189        1        0.5%
 90.1       2,057,807              189       2,057,807.22           0.2%                    189        1        0.2%
 90.2       2,510,193              189       2,510,192.78           0.2%                    189        1        0.3%
  91        4,500,000              102       4,496,121.41           0.4%                    102        1        0.5%
  92        4,320,000           72,000       4,315,726.84           0.4%                 71,929        2                     1.2%
  93        4,275,000           42,327       4,264,233.61           0.4%                 42,220        1        0.5%
  94        4,175,000               36       4,166,920.94           0.3%                     36        1        0.5%
  95        4,150,000           18,202       4,141,160.93           0.3%                 18,163        1        0.5%
  96        4,080,000           36,429       4,080,000.00           0.3%                 36,429        2                     1.1%
  97        4,000,000           35,088       3,981,036.74           0.3%                 34,921        2                     1.1%
  98        4,000,000           13,605       3,920,668.19           0.3%                 13,336        2                     1.1%
  99        3,900,000           18,224       3,892,078.32           0.3%                 18,187        2                     1.1%
 100        3,775,000           52,431       3,771,347.01           0.3%                 52,380        2                     1.0%
 101        3,680,000           42,791       3,676,447.67           0.3%                 42,749        2                     1.0%
 102        3,600,000               44       3,595,884.95           0.3%                     44        1        0.4%
 103        3,600,000           40,909       3,588,227.64           0.3%                 40,775        2                     1.0%
 104        3,590,000           44,321       3,586,534.54           0.3%                 44,278        2                     1.0%
 105        3,531,000              295       3,528,165.20           0.3%                    295        1        0.4%
 106        3,500,000           20,231       3,492,615.19           0.3%                 20,189        1        0.4%
 107        3,440,000              236       3,436,799.83           0.3%                    236        1        0.4%
 108        3,400,000               47       3,391,298.41           0.3%                     47        1        0.4%
 109        3,400,000              261       3,389,892.48           0.3%                    260        1        0.4%
 110        3,325,000           15,394       3,325,000.00           0.3%                 15,394        2                     0.9%
 111        3,309,000              201       3,309,000.00           0.3%                    201        1        0.4%
 112        3,295,000           63,365       3,295,000.00           0.3%                 63,365        2                     0.9%
 113        3,300,000              163       3,294,870.79           0.3%                    163        1        0.4%
 114        3,275,000              226       3,271,914.14           0.3%                    226        1        0.4%
 115        3,250,000           14,381       3,250,000.00           0.3%                 14,381        1        0.4%
 116        3,250,000           14,192       3,250,000.00           0.3%                 14,192        1        0.4%
 117        3,200,000           19,277       3,197,053.20           0.3%                 19,259        2                     0.9%
 118        3,200,000              212       3,196,678.94           0.3%                    211        1        0.4%
 119        3,150,000              216       3,150,000.00           0.3%                    216        1        0.4%
 120        3,150,000               56       3,135,812.38           0.3%                     56        1        0.4%
 121        3,120,000              128       3,115,408.47           0.3%                    128        1        0.4%
 122        3,100,000               71       3,094,447.31           0.3%                     71        1        0.4%
 123        3,000,000           14,778       2,993,655.22           0.2%                 14,747        1        0.4%
 124        2,948,000              200       2,948,000.00           0.2%                    200        1        0.4%
 125        2,950,000           17,151       2,946,283.95           0.2%                 17,130        1        0.4%
 126        2,900,000           25,893       2,900,000.00           0.2%                 25,893        2                     0.8%
 127        2,900,000              101       2,900,000.00           0.2%                    101        1        0.3%
 128        2,835,000           14,613       2,835,000.00           0.2%                 14,613        1        0.3%
 129        2,750,000           22,917       2,742,613.55           0.2%                 22,855        2                     0.8%
 130        2,750,000           13,480       2,741,861.64           0.2%                 13,440        2                     0.8%
 131        2,745,000               95       2,741,618.64           0.2%                     95        1        0.3%
 132        2,740,000           50,741       2,740,000.00           0.2%                 50,741        2                     0.8%
 133        2,700,000           21,429       2,700,000.00           0.2%                 21,429        2                     0.7%
 134        2,650,000               55       2,647,378.73           0.2%                     55        1        0.3%
 135        2,640,000           11,630       2,634,089.46           0.2%                 11,604        1        0.3%
 136        2,640,000           25,385       2,632,909.00           0.2%                 25,316        2                     0.7%
 137        2,620,000              181       2,615,472.22           0.2%                    181        1        0.3%
 138        2,600,000              179       2,597,339.49           0.2%                    179        1        0.3%
 139        2,560,000           36,571       2,557,618.86           0.2%                 36,537        2                     0.7%
 140        2,500,000           25,000       2,497,460.58           0.2%                 24,975        2                     0.7%
 141        2,500,000              321       2,492,123.92           0.2%                    320        1        0.3%
 142        2,500,000               36       2,468,796.29           0.2%                     36        1        0.3%
 143        2,460,000           21,964       2,460,000.00           0.2%                 21,964        2                     0.7%
 144        2,440,000              109       2,438,308.45           0.2%                    109        1        0.3%
 145        2,400,000           28,916       2,400,000.00           0.2%                 28,916        2                     0.7%
 146        2,400,000               64       2,394,965.92           0.2%                     64        1        0.3%
 147        2,400,000              174       2,393,746.84           0.2%                    173        1        0.3%
 148        2,325,000               96       2,318,052.81           0.2%                     96        1        0.3%
 149        2,280,000           69,091       2,280,000.00           0.2%                 69,091        2                     0.6%
 150        2,250,000              207       2,241,815.00           0.2%                    206        1        0.3%
 151        2,240,000           26,667       2,237,619.64           0.2%                 26,638        2                     0.6%
 152        2,125,000               34       2,125,000.00           0.2%                     34        1        0.3%
 153        2,125,000               57       2,122,898.04           0.2%                     57        1        0.3%
 154        2,060,000           15,489       2,060,000.00           0.2%                 15,489        1        0.2%
 155        2,020,000           21,957       2,020,000.00           0.2%                 21,957        2                     0.6%
155.1       1,045,000           26,125       1,045,000.00           0.1%                 26,125        2                     0.3%
155.2         975,000           18,750         975,000.00           0.1%                 18,750        2                     0.3%
 156        2,000,000              150       1,994,014.07           0.2%                    149        1        0.2%
 157        2,000,000           20,833       1,987,554.28           0.2%                 20,704        2                     0.5%
 158        1,975,000               63       1,972,801.19           0.2%                     63        1        0.2%
 159        1,970,000               29       1,967,748.15           0.2%                     29        1        0.2%
 160        1,945,000               92       1,941,562.72           0.2%                     92        1        0.2%
 161        1,925,000              139       1,922,509.24           0.2%                    139        1        0.2%
 162        1,910,000           18,019       1,910,000.00           0.2%                 18,019        2                     0.5%
 163        1,900,000           22,093       1,900,000.00           0.2%                 22,093        2                     0.5%
163.1       1,016,279           22,093       1,016,279.07           0.1%                 22,093        2                     0.3%
163.2         883,721           22,093         883,720.93           0.1%                 22,093        2                     0.2%
 164        1,865,000              159       1,861,565.48           0.2%                    159        1        0.2%
 165        1,835,000           39,891       1,830,317.77           0.2%                 39,790        2                     0.5%
 166        1,825,000              132       1,822,638.63           0.2%                    132        1        0.2%
 167        1,800,000          105,882       1,800,000.00           0.1%                105,882        2                     0.5%
 168        1,800,000           25,000       1,797,715.15           0.1%                 24,968        2                     0.5%
 169        1,800,000           23,377       1,794,930.87           0.1%                 23,311        2                     0.5%
 170        1,750,000           44,872       1,744,277.33           0.1%                 44,725        2                     0.5%
 171        1,732,000           37,652       1,724,199.06           0.1%                 37,483        2                     0.5%
 172        1,720,000            9,718       1,718,478.94           0.1%                  9,709        1        0.2%
 173        1,705,000               26       1,703,051.07           0.1%                     26        1        0.2%
 174        1,687,500              188       1,686,101.33           0.1%                    187        1        0.2%
 175        1,657,000           55,233       1,657,000.00           0.1%                 55,233        2                     0.5%
 176        1,648,000           86,737       1,648,000.00           0.1%                 86,737        2                     0.5%
 177        1,600,000            8,696       1,600,000.00           0.1%                  8,696        2                     0.4%
 178        1,424,000           56,960       1,424,000.00           0.1%                 56,960        2                     0.4%
 179        1,325,000           69,737       1,325,000.00           0.1%                 69,737        2                     0.4%
 180        1,260,000            8,936       1,260,000.00           0.1%                  8,936        1        0.2%
 181        1,185,000           26,333       1,182,898.93           0.1%                 26,287        2                     0.3%
 182        1,100,000            7,383       1,099,097.85           0.1%                  7,377        2                     0.3%
 183        1,000,000               39       1,000,000.00           0.1%                     39        1        0.1%
 184          960,000           40,000         960,000.00           0.1%                 40,000        2                     0.3%
 185          925,000           30,833         923,359.92           0.1%                 30,779        2                     0.3%

                                                                  NET
              CROSSED     RELATED       INTEREST    ADMIN.      MORTGAGE                       MONTHLY DEBT          ANNUAL DEBT
LOAN #        LOAN(4)    BORROWER(5)     RATE %      FEE %     RATE %(6)   ACCRUAL TYPE     SERVICE ($)(7,8,9)     SERVICE ($)(10)
------        -------    -----------     ------      -----     ---------   ------------     ------------------     ---------------
  1                                      5.3851     0.04200      5.3431     Actual/360            331,936.32          3,983,235.84
  2                                      6.2270     0.04200      6.1850     Actual/360            313,253.27          3,759,039.24
  3                                      6.1500     0.09200      6.0580     Actual/360            235,260.59          2,823,127.08
  4                                      5.5500     0.04200      5.5080     Actual/360            209,806.19          2,517,674.28
  5                                      5.0000     0.04200      4.9580     Actual/360            139,573.62          1,674,883.44
 5.1
 5.2
  6                                      8.0500     0.04200      8.0080       30/360              205,462.40          2,465,548.80
  7                                      6.2700     0.04200      6.2280     Actual/360            175,702.65          2,108,431.80
  8                             17       6.2300     0.14200      6.0880     Actual/360            141,315.92          1,695,791.04
  9                                      5.4500     0.04200      5.4080     Actual/360            118,577.74          1,422,932.88
  10                                     5.5900     0.04200      5.5480     Actual/360            114,689.71          1,376,276.52
  11                                     5.1100     0.12200      4.9880     Actual/360             95,123.77          1,141,485.24
  12                             6       5.0000     0.04200      4.9580     Actual/360             89,107.32          1,069,287.84
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
  13                            18       4.9000     0.04200      4.8580     Actual/360             75,628.56            907,542.72
  14                                     5.5000     0.04200      5.4580     Actual/360             78,638.78            943,665.36
  15                                     4.9900     0.04200      4.9480     Actual/360             77,089.00            925,068.00
  16                                     5.7100     0.09200      5.6180     Actual/360             75,534.46            906,413.52
  17                                     6.4480     0.04200      6.4060     Actual/360             78,204.32            938,451.84
  18             4              15       5.7700     0.09200      5.6780     Actual/360             72,520.66            870,247.92
  19                                     5.3100     0.04200      5.2680     Actual/360             68,934.80            827,217.60
  20                                     5.2800     0.04200      5.2380     Actual/360             68,703.85            824,446.20
  21                                     4.9000     0.04200      4.8580     Actual/360             61,033.57            732,402.84
  22                                     5.1200     0.04200      5.0780     Actual/360             67,324.40            807,892.80
  23                                     6.2500     0.04200      6.2080     Actual/360             69,268.19            831,218.28
  24                                     4.9300     0.04200      4.8880     Actual/360             57,941.62            695,299.44
  25             1               1       5.7500     0.09200      5.6580     Actual/360             61,858.72            742,304.64
  26                                     5.4000     0.04200      5.3580     Actual/360             58,960.73            707,528.76
  27                            17       5.5200     0.14200      5.3780     Actual/360             58,469.32            701,631.84
  28                                     6.0100     0.04200      5.9680     Actual/360             61,219.75            734,637.00
  29             1               1       5.7500     0.09200      5.6580     Actual/360             58,357.29            700,287.48
  30                                     5.5000     0.04200      5.4580     Actual/360             81,708.35            980,500.20
  31             2               2       4.6900     0.09200      4.5980     Actual/360             50,249.58            602,994.96
  32                                     4.6100     0.04200      4.5680       30/360               48,758.01            585,096.12
  33                                     4.5400     0.04200      4.4980     Actual/360             46,324.90            555,898.80
  34                             5       6.1840     0.06200      6.1220     Actual/360             55,028.80            660,345.60
  35                                     6.0700     0.04200      6.0280     Actual/360             52,779.60            633,355.20
  36                                     5.2500     0.04200      5.2080     Actual/360             47,489.52            569,874.24
  37                                     5.6100     0.10200      5.5080     Actual/360             48,850.33            586,203.96
 37.1
 37.2
 37.3
  38                                     4.8000     0.04200      4.7580     Actual/360             44,596.56            535,158.72
  39             3              24       5.2700     0.04200      5.2280     Actual/360             47,042.66            564,511.92
  40                             5       6.1840     0.06200      6.1220     Actual/360             49,525.92            594,311.04
  41                                     5.1000     0.12200      4.9780     Actual/360             43,164.51            517,974.12
  42                                     5.3500     0.04200      5.3080     Actual/360             43,109.54            517,314.48
  43                                     5.0000     0.04200      4.9580     Actual/360             41,174.22            494,090.64
  44                                     6.2500     0.04200      6.2080     Actual/360             46,178.79            554,145.48
  45                                     4.7500     0.04200      4.7080     Actual/360             77,063.09            924,757.08
  46                                     5.7500     0.12200      5.6280     Actual/360             42,600.82            511,209.84
  47                                     5.5200     0.04200      5.4780     Actual/360             40,828.94            489,947.28
  48                                     5.8100     0.04200      5.7680     Actual/360             45,367.26            544,407.12
  49                                     5.0400     0.12200      4.9180       30/360               37,748.82            452,985.84
  50                                     5.2480     0.10200      5.1460     Actual/360             38,645.59            463,747.08
  51                                     5.7300     0.04200      5.6880     Actual/360             48,365.01            580,380.12
  52             5              10       5.6400     0.04200      5.5980     Actual/360             38,920.76            467,049.12
  53                                     4.7800     0.04200      4.7380     Actual/360             35,176.32            422,115.84
  54                             3       5.3000     0.04200      5.2580     Actual/360             36,872.23            442,466.76
  55                                     4.8500     0.04200      4.8080     Actual/360             26,635.71            319,628.52
  56                                     5.3750     0.04200      5.3330     Actual/360             36,398.13            436,777.56
  57                                     5.7500     0.04200      5.7080     Actual/360             37,348.66            448,183.92
  58                             4       5.2500     0.04200      5.2080     Actual/360             35,341.04            424,092.48
  59                             5       6.1840     0.06200      6.1220     Actual/360             38,214.44            458,573.28
  60                                     6.0100     0.04200      5.9680     Actual/360             37,212.00            446,544.00
  61             6              11       6.5500     0.09200      6.4580     Actual/360             42,056.76            504,681.12
  62                                     4.2000     0.04200      4.1580     Actual/360             30,074.56            360,894.72
  63                                     4.8300     0.04200      4.7880     Actual/360             32,115.29            385,383.48
  64                             9       6.4000     0.04200      6.3580     Actual/360             38,155.86            457,870.32
  65                                     6.2000     0.04200      6.1580     Actual/360             36,748.14            440,977.68
  66             5              10       5.6900     0.04200      5.6480     Actual/360             34,786.01            417,432.12
  67                                     5.2500     0.04200      5.2080     Actual/360             32,303.92            387,647.04
  68                                     5.2500     0.04200      5.2080     Actual/360             32,165.87            385,990.44
  69                                     5.8000     0.10200      5.6980     Actual/360             34,031.68            408,380.16
  70                            25       5.0000     0.04200      4.9580     Actual/360             30,920.93            371,051.16
  71                                     6.0600     0.04200      6.0180     Actual/360             36,934.52            443,214.24
  72                            23       6.0300     0.04200      5.9880     Actual/360             33,682.92            404,195.04
  73             4              15       5.8700     0.09200      5.7780     Actual/360             33,108.22            397,298.64
  74                                     5.4000     0.04200      5.3580     Actual/360             30,884.19            370,610.28
  75                                     5.2000     0.09200      5.1080     Actual/360             30,201.10            362,413.20
  76                                     5.6150     0.07200      5.5430     Actual/360             31,281.37            375,376.44
  77                             4       5.2500     0.04200      5.2080     Actual/360             30,039.88            360,478.56
  78                            13       5.8900     0.09200      5.7980     Actual/360             31,817.08            381,804.96
  79                            19       4.3700     0.04200      4.3280     Actual/360             19,498.75            233,985.00
  80                                     5.3790     0.10200      5.2770     Actual/360             32,043.40            384,520.80
  81                            23       5.6000     0.04200      5.5580     Actual/360             29,852.11            358,225.32
  82                                     5.3500     0.09200      5.2580     Actual/360             31,468.42            377,621.04
  83                                     5.5500     0.12200      5.4280     Actual/360             31,470.93            377,651.16
  84                                     5.3000     0.04200      5.2580     Actual/360             27,987.35            335,848.20
  85                                     5.8600     0.09200      5.7680     Actual/360             29,528.97            354,347.64
  86                                     6.1300     0.09200      6.0380     Actual/360             29,788.76            357,465.12
  87                                     5.8100     0.04200      5.7680     Actual/360             30,371.39            364,456.68
  88                                     5.8550     0.04200      5.8130     Actual/360             30,184.68            362,216.16
  89                                     8.6650     0.04200      8.6230     Actual/360             37,871.13            454,453.56
  90                                     7.2200     0.04200      7.1780     Actual/360             32,929.58            395,154.96
 90.1
 90.2
  91                                     5.8500     0.04200      5.8080     Actual/360             26,547.34            318,568.08
  92                             3       5.3000     0.04200      5.2580     Actual/360             23,989.16            287,869.92
  93                            18       4.2600     0.04200      4.2180     Actual/360             21,055.46            252,665.52
  94                                     5.4000     0.04200      5.3580     Actual/360             23,443.91            281,326.92
  95                                     5.0000     0.04200      4.9580     Actual/360             22,278.10            267,337.20
  96                                     5.8400     0.09200      5.7480     Actual/360             24,686.94            296,243.28
  97                                     5.0500     0.09200      4.9580     Actual/360             23,500.27            282,003.24
  98                                     4.3500     0.04200      4.3080     Actual/360             41,166.75            494,001.00
  99                                     5.2000     0.04200      5.1580     Actual/360             21,415.32            256,983.84
 100                                     5.3900     0.04200      5.3480     Actual/360             21,174.23            254,090.76
 101                             3       5.4000     0.04200      5.3580     Actual/360             20,664.33            247,971.96
 102             6              11       6.5500     0.09200      6.4580     Actual/360             24,420.05            293,040.60
 103                            21       5.1000     0.04200      5.0580     Actual/360             19,546.19            234,554.28
 104                             3       5.4000     0.04200      5.3580     Actual/360             20,158.96            241,907.52
 105                                     6.1200     0.04200      6.0780     Actual/360             21,443.31            257,319.72
 106                            25       5.0400     0.04200      4.9980     Actual/360             18,874.41            226,492.92
 107                                     5.5480     0.04200      5.5060     Actual/360             19,634.58            235,614.96
 108                                     6.0000     0.08200      5.9180     Actual/360             21,906.25            262,875.00
 109                                     5.5300     0.04200      5.4880     Actual/360             19,368.87            232,426.44
 110             7              14       6.0400     0.04200      5.9980     Actual/360             20,020.64            240,247.68
 111                                     6.5000     0.04200      6.4580     Actual/360             20,915.13            250,981.56
 112                            19       4.3700     0.04200      4.3280     Actual/360             12,165.95            145,991.40
 113                                     4.9500     0.04200      4.9080     Actual/360             19,195.46            230,345.52
 114                                     5.4980     0.04200      5.4560     Actual/360             18,590.98            223,091.76
 115                                     5.9900     0.04200      5.9480     Actual/360             19,971.04            239,652.48
 116             7              14       6.0400     0.04200      5.9980     Actual/360             19,569.05            234,828.60
 117                                     5.5900     0.04200      5.5480     Actual/360             18,350.35            220,204.20
 118                                     5.1000     0.04200      5.0580     Actual/360             17,374.39            208,492.68
 119                                     5.2020     0.04200      5.1600     Actual/360             17,300.88            207,610.56
 120                                     5.3500     0.09200      5.2580     Actual/360             19,062.60            228,751.20
 121                                     5.2500     0.09200      5.1580     Actual/360             18,696.53            224,358.36
 122                                     5.7100     0.04200      5.6680     Actual/360             18,012.06            216,144.72
 123                            18       5.0300     0.04200      4.9880     Actual/360             16,159.70            193,916.40
 124                                     6.4300     0.04200      6.3880     Actual/360             18,497.86            221,974.32
 125                            18       4.2500     0.04200      4.2080     Actual/360             14,512.23            174,146.76
 126                            26       6.0600     0.04200      6.0180     Actual/360             18,791.25            225,495.00
 127                                     6.3800     0.04200      6.3380     Actual/360             18,101.71            217,220.52
 128             7              14       6.0400     0.04200      5.9980     Actual/360             17,070.23            204,842.76
 129                            20       5.7500     0.04200      5.7080     Actual/360             17,300.43            207,605.16
 130                                     5.5500     0.04200      5.5080     Actual/360             15,700.58            188,406.96
 131                                     6.1800     0.04200      6.1380     Actual/360             17,989.33            215,871.96
 132                                     5.8500     0.09200      5.7580     Actual/360             16,164.38            193,972.56
 133                                     5.8600     0.04200      5.8180     Actual/360             17,165.81            205,989.72
 134                            16       5.3000     0.04200      5.2580     Actual/360             14,715.57            176,586.84
 135                                     5.1800     0.04200      5.1380     Actual/360             17,686.41            212,236.92
 136                            20       5.7500     0.04200      5.7080     Actual/360             16,608.41            199,300.92
 137                                     5.8500     0.04200      5.8080     Actual/360             15,456.45            185,477.40
 138                                     5.1580     0.04200      5.1160     Actual/360             14,208.70            170,504.40
 139                             3       5.5500     0.04200      5.5080     Actual/360             14,615.81            175,389.72
 140                                     5.1900     0.04200      5.1480     Actual/360             13,712.33            164,547.96
 141             3              24       5.2700     0.04200      5.2280     Actual/360             13,836.08            166,032.96
 142                                     5.2000     0.10200      5.0980     Actual/360             26,761.45            321,137.40
 143                            13       5.8900     0.09200      5.7980     Actual/360             14,575.42            174,905.04
 144                                     6.6500     0.04200      6.6080     Actual/360             15,663.94            187,967.28
 145                                     5.9600     0.04200      5.9180     Actual/360             14,327.55            171,930.60
 146                                     5.0650     0.07200      4.9930     Actual/360             12,979.23            155,750.76
 147                                     6.1000     0.04200      6.0580     Actual/360             14,543.87            174,526.44
 148                                     5.1800     0.10200      5.0780     Actual/360             13,836.66            166,039.92
 149                            19       4.3700     0.04200      4.3280     Actual/360              8,418.32            101,019.84
 150                                     5.8500     0.04200      5.8080     Actual/360             13,273.67            159,284.04
 151                             6       5.0000     0.04200      4.9580     Actual/360             12,024.80            144,297.60
 152                             9       6.4000     0.04200      6.3580     Actual/360             13,292.00            159,504.00
 153                            16       5.3000     0.04200      5.2580     Actual/360             11,800.22            141,602.64
 154                             8       6.3300     0.04200      6.2880     Actual/360             12,791.15            153,493.80
 155             8              12       6.2700     0.04200      6.2280     Actual/360             13,350.31            160,203.72
155.1            8
155.2            8
 156                                     5.5000     0.04200      5.4580     Actual/360             11,355.78            136,269.36
 157                                     5.9630     0.04200      5.9210     Actual/360             14,285.96            171,431.52
 158             2               2       4.8000     0.09200      4.7080     Actual/360             10,362.14            124,345.68
 159             6              11       6.5500     0.09200      6.4580     Actual/360             13,363.20            160,358.40
 160                                     6.8400     0.04200      6.7980     Actual/360             14,893.33            178,719.96
 161                            22       5.9300     0.04200      5.8880     Actual/360             12,320.56            147,846.72
 162                            13       6.1300     0.09200      6.0380     Actual/360             11,611.54            139,338.48
 163                            26       6.0600     0.04200      6.0180     Actual/360             12,311.51            147,738.12
163.1
163.2
 164                                     5.6000     0.04200      5.5580     Actual/360             10,706.57            128,478.84
 165                                     4.2000     0.04200      4.1580     Actual/360              8,973.47            107,681.64
 166                            22       5.9300     0.04200      5.8880     Actual/360             11,680.53            140,166.36
 167                            19       4.3700     0.04200      4.3280     Actual/360              6,646.04             79,752.50
 168                                     6.0280     0.04200      5.9860     Actual/360             11,628.25            139,539.00
 169                            12       5.5000     0.04200      5.4580     Actual/360             11,053.57            132,642.84
 170                            21       5.1000     0.04200      5.0580     Actual/360              9,501.62            114,019.44
 171                                     5.3500     0.09200      5.2580     Actual/360             10,481.40            125,776.80
 172                                     5.7500     0.04200      5.7080     Actual/360             10,037.45            120,449.40
 173             6              11       6.5500     0.09200      6.4580     Actual/360             11,565.61            138,787.32
 174                                     6.0000     0.04200      5.9580     Actual/360             10,117.42            121,409.04
 175                            19       4.3700     0.04200      4.3280     Actual/360              6,118.05             73,416.60
 176                            19       4.3700     0.04200      4.3280     Actual/360              6,084.82             73,017.84
 177                                     6.1500     0.04200      6.1080     Actual/360             11,601.78            139,221.36
 178                            19       4.3700     0.04200      4.3280     Actual/360              5,257.76             63,093.12
 179                            19       4.3700     0.04200      4.3280     Actual/360              4,892.23             58,706.76
 180                             8       6.4700     0.04200      6.4280     Actual/360              9,371.98            112,463.76
 181             9               7       5.7500     0.04200      5.7080     Actual/360              6,915.34             82,984.08
 182                                     6.0400     0.04200      5.9980     Actual/360              6,623.37             79,480.44
 183                                     6.1700     0.09200      6.0780     Actual/360              6,547.33             78,567.96
 184             8              12       6.2700     0.04200      6.2280     Actual/360              6,344.70             76,136.40
 185             9               7       5.7500     0.04200      5.7080     Actual/360              5,398.05             64,776.60

                               FIRST                                                                         PAYMENT        GRACE
LOAN #        NOTE DATE    PAYMENT DATE     REM. TERM    REM. AMORT      I/O PERIOD(11)      SEASONING       DUE DATE      PERIOD
------        ---------    ------------     ---------    ----------      --------------      ---------       --------      ------
  1           09/12/03       11/01/03             120           360                24               0              1           7
  2           05/20/03       07/01/03             117           357                 0               3              1           5
  3           09/16/03       11/01/03             120           300                 0               0              1           5
  4           07/31/03       09/01/03             119           299                 0               1              1           7
  5           08/05/03       10/01/03             120           360                 0               0              1           5
 5.1
 5.2
  6           12/22/00       02/01/01              70           239                 0              32              1           5
  7           08/20/03       10/01/03             240           240                 0               0              1          10
  8           09/10/03       10/11/03             120           360                 0               0             11           0
  9           08/04/03       10/01/03              60           360                 0               0              1           5
  10          06/13/03       08/01/03             178           360                12               2              1           7
  11          07/10/03       09/01/03             119           359                 0               1              1           7
  12          06/30/03       08/01/03             118           358                 0               2              1           5
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
  13          06/06/03       08/01/03              58           358                 0               2              1           5
  14          06/18/03       08/01/03             118           358                 0               2              1           7
  15          07/24/03       09/11/03             119           299                 0               1             11           0
  16          06/30/03       08/01/03             118           358                 0               2              1           7
  17          08/26/03       10/01/03             120           360                 0               0              1           5
  18          09/05/03       10/11/03             120           360                 0               0             11           0
  19          07/16/03       09/01/03             119           359                 0               1              1           5
  20          07/10/03       08/11/03             118           358                 0               2             11           0
  21          06/12/03       08/11/03             118           358                 0               2             11           0
  22          05/30/03       07/01/03              81           297                 0               3              1           7
  23          08/13/03       10/11/03             120           360                 0               0             11           0
  24          08/07/03       10/01/03             120           360                 0               0              1           7
  25          06/13/03       08/01/03             118           358                 0               2              1           7
  26          06/24/03       08/01/03             118           358                 0               2              1           5
  27          06/12/03       08/01/03             118           358                 0               2              1           0
  28          08/15/03       10/01/03             120           360                 0               0              1           7
  29          06/13/03       08/01/03             118           358                 0               2              1           7
  30          06/27/03       08/01/03             178           178                 0               2              1           7
  31          07/31/03       09/01/03             119           359                 0               1              1           7
  32          07/08/03       09/01/03             119           359                 0               1              1          10
  33          06/06/03       08/01/03              58           358                 0               2              1           5
  34          08/27/03       10/01/03             120           360                 0               0              1           5
  35          08/19/03       10/11/03             120           360                 0               0             11           0
  36          07/01/03       08/11/03             118           358                 0               2             11           0
  37          07/24/03       09/11/03             119           359                 0               1             11           0
 37.1
 37.2
 37.3
  38          07/10/03       08/11/03             118           358                 0               2             11           0
  39          05/08/03       07/01/03             117           357                 0               3              1           5
  40          08/27/03       10/01/03             120           360                 0               0              1           5
  41          06/27/03       08/01/03             118           358                 0               2              1           7
  42          07/02/03       09/01/03             119           359                 0               1              1           5
  43          07/23/03       09/01/03             119           359                 0               1              1           7
  44          09/11/03       10/11/03             120           360                 0               0             11           0
  45          08/22/03       10/11/03             120           120                 0               0             11           0
  46          08/06/03       10/01/03             120           360                 0               0              1           7
  47          08/20/03       10/11/03             120           360                 0               0             11           0
  48          07/01/03       08/01/03             118           298                 0               2              1           7
  49          07/11/03       09/01/03             155           359                 0               1              1           7
  50          06/16/03       08/01/03             118           358                 0               2              1           5
  51          07/28/03       09/11/03             119           239                 0               1             11           0
  52          07/28/03       09/11/03             119           359                 0               1             11           0
  53          07/24/03       09/01/03             119           359                 0               1              1           7
  54          07/16/03       09/01/03             119           359                 0               1              1           7
  55          06/09/03       08/01/03             118             0               120               2              1           7
  56          06/20/03       08/01/03             118           358                 0               2              1           5
  57          08/29/03       10/11/03             120           360                 0               0             11           0
  58          06/30/03       08/01/03             118           358                 0               2              1           7
  59          08/27/03       10/01/03             120           360                 0               0              1           5
  60          07/23/03       09/01/03             119           359                 0               1              1           5
  61          07/31/03       09/01/03             119           299                 0               1              1           0
  62          07/30/03       09/01/03              83           359                 0               1              1           7
  63          08/22/03       10/01/03             120           360                 0               0              1           7
  64          08/29/03       10/11/03             120           360                 0               0             11           0
  65          08/13/03       10/11/03             120           360                 0               0             11           0
  66          07/28/03       09/11/03             119           359                 0               1             11           0
  67          06/03/03       07/11/03              57           357                 0               3             11           0
  68          06/30/03       08/01/03             118           358                 0               2              1           5
  69          06/20/03       08/01/03             118           358                 0               2              1           7
  70          05/20/03       07/01/03             117           357                 0               3              1           5
  71          08/11/03       09/11/03             119           299                 0               1             11           0
  72          08/11/03       10/01/03             120           360                 0               0              1           5
  73          09/05/03       10/11/03             120           360                 0               0             11           0
  74          07/28/03       09/01/03             119           359                 0               1              1           7
  75          06/30/03       08/01/03             118           358                 0               2              1           0
  76          07/31/03       09/01/03             119           359                 0               1              1           5
  77          06/30/03       08/01/03             118           358                 0               2              1           7
  78          09/08/03       10/11/03             120           360                 0               0             11           0
  79          06/17/03       08/01/03              58             0                60               2              1           5
  80          07/07/03       09/01/03             119           299                 0               1              1           5
  81          06/12/03       08/01/03             118           358                 0               2              1           5
  82          06/19/03       08/11/03             118           298                 0               2             11           0
  83          07/02/03       09/01/03             119           299                 0               1              1           7
  84          08/18/03       10/01/03             120           360                 0               0              1           5
  85          09/10/03       10/11/03             120           360                 0               0             11           0
  86          08/21/03       10/01/03             120           360                 0               0              1           0
  87          07/09/03       09/01/03             119           299                 0               1              1           7
  88          09/08/03       11/01/03             120           300                 0               0              1           5
  89          06/16/00       08/01/00              82           286                 0              38              1           5
  90          08/05/03       10/01/03             120           300                 0               0              1           5
 90.1
 90.2
  91          08/07/03       09/11/03             119           359                 0               1             11           0
  92          07/16/03       09/01/03             119           359                 0               1              1           7
  93          07/01/03       08/01/03              58           358                 0               2              1           5
  94          06/19/03       08/01/03             118           358                 0               2              1           7
  95          06/19/03       08/01/03             118           358                 0               2              1           5
  96          08/13/03       10/11/03             120           336                24               0             11           0
  97          05/30/03       07/11/03             117           297                 0               3             11           0
  98          05/22/03       07/01/03             117           117                 0               3              1           5
  99          06/30/03       08/11/03             118           358                 0               2             11           0
 100          07/11/03       09/01/03             119           359                 0               1              1           7
 101          07/16/03       09/01/03             119           359                 0               1              1           7
 102          07/31/03       09/01/03             119           299                 0               1              1           0
 103          05/02/03       07/01/03             117           357                 0               3              1           5
 104          07/16/03       09/01/03             119           359                 0               1              1           7
 105          07/25/03       09/11/03             119           359                 0               1             11           0
 106          06/30/03       08/01/03             118           358                 0               2              1           5
 107          07/14/03       09/01/03             119           359                 0               1              1           5
 108          06/04/03       08/01/03             118           298                 0               2              1           5
 109          06/10/03       07/11/03             117           357                 0               3             11           0
 110          09/04/03       10/11/03             120           360                 0               0             11           0
 111          08/13/03       10/01/03             120           360                 0               0              1           5
 112          06/17/03       08/01/03              58             0                60               2              1           5
 113          07/15/03       09/01/03             119           299                 0               1              1           5
 114          07/16/03       09/01/03             119           359                 0               1              1           5
 115          09/10/03       10/11/03             120           336                24               0             11           0
 116          09/04/03       10/11/03             120           360                 0               0             11           0
 117          07/16/03       09/01/03             119           359                 0               1              1           5
 118          07/11/03       09/01/03             119           359                 0               1              1           5
 119          08/19/03       10/01/03             120           360                 0               0              1           5
 120          06/09/03       07/11/03             117           297                 0               3             11           0
 121          07/10/03       09/01/03             119           299                 0               1              1           0
 122          06/30/03       08/11/03             118           358                 0               2             11           0
 123          06/06/03       08/01/03              58           358                 0               2              1           5
 124          08/18/03       10/01/03             120           360                 0               0              1           5
 125          07/17/03       09/01/03              59           359                 0               1              1           5
 126          08/07/03       10/01/03             120           300                 0               0              1           5
 127          08/14/03       10/01/03             120           360                 0               0              1           5
 128          09/04/03       10/11/03             120           360                 0               0             11           0
 129          06/24/03       08/01/03             118           298                 0               2              1           5
 130          05/15/03       07/11/03             117           357                 0               3             11           0
 131          07/31/03       09/01/03             119           299                 0               1              1           5
 132          08/21/03       10/11/03             120           360                 0               0             11           0
 133          08/14/03       10/11/03             120           300                 0               0             11           0
 134          07/03/03       09/01/03             119           359                 0               1              1           5
 135          07/16/03       09/01/03             119           239                 0               1              1           5
 136          06/24/03       08/01/03             118           298                 0               2              1           5
 137          06/17/03       08/01/03             118           358                 0               2              1           5
 138          07/31/03       09/01/03             119           359                 0               1              1           5
 139          07/16/03       09/01/03             119           359                 0               1              1           7
 140          07/02/03       09/01/03             119           359                 0               1              1           5
 141          05/08/03       07/01/03             117           357                 0               3              1           5
 142          06/02/03       08/01/03             118           118                 0               2              1           5
 143          09/08/03       10/11/03             120           360                 0               0             11           0
 144          07/02/03       09/01/03              59           359                 0               1              1           5
 145          08/07/03       10/01/03             120           360                 0               0              1           5
 146          06/13/03       08/01/03             118           358                 0               2              1           5
 147          05/30/03       07/11/03             117           357                 0               3             11           0
 148          06/24/03       08/01/03             118           298                 0               2              1           5
 149          06/17/03       08/01/03              58             0                60               2              1           5
 150          04/24/03       06/11/03             116           356                 0               4             11           0
 151          07/23/03       09/01/03             119           359                 0               1              1           5
 152          09/02/03       10/11/03             120           360                 0               0             11           0
 153          07/03/03       09/01/03             119           359                 0               1              1           5
 154          08/15/03       10/11/03             120           360                 0               0             11           0
 155          09/10/03       10/11/03             120           300                 0               0             11           0
155.1
155.2
 156          05/14/03       07/01/03             117           357                 0               3              1           5
 157          05/14/03       07/01/03             117           237                 0               3              1           5
 158          07/31/03       09/01/03             119           359                 0               1              1           7
 159          07/31/03       09/01/03             119           299                 0               1              1           0
 160          07/30/03       09/11/03             119           239                 0               1             11           0
 161          07/30/03       09/01/03             119           299                 0               1              1           5
 162          09/08/03       10/11/03             120           360                 0               0             11           0
 163          08/07/03       10/01/03             120           300                 0               0              1           5
163.1
163.2
 164          06/25/03       08/01/03             118           358                 0               2              1           5
 165          06/11/03       08/01/03              58           358                 0               2              1           5
 166          06/30/03       09/01/03             119           299                 0               1              1           5
 167          06/17/03       08/01/03              58             0                60               2              1           5
 168          07/31/03       09/01/03             119           299                 0               1              1           5
 169          06/27/03       08/11/03             118           298                 0               2             11           0
 170          05/02/03       07/01/03             117           357                 0               3              1           5
 171          05/30/03       07/11/03             117           297                 0               3             11           0
 172          07/16/03       09/01/03             119           359                 0               1              1           5
 173          07/31/03       09/01/03             119           299                 0               1              1           0
 174          07/03/03       09/01/03             119           359                 0               1              1           5
 175          06/17/03       08/01/03              58             0                60               2              1           5
 176          06/17/03       08/01/03              58             0                60               2              1           5
 177          09/10/03       10/11/03             120           240                 0               0             11           0
 178          06/17/03       08/01/03              58             0                60               2              1           5
 179          06/17/03       08/01/03              58             0                60               2              1           5
 180          08/22/03       10/11/03             240           240                 0               0             11           0
 181          06/25/03       08/11/03             118           358                 0               2             11           0
 182          07/25/03       09/01/03             119           359                 0               1              1           5
 183          08/28/03       10/01/03             120           300                 0               0              1           0
 184          09/10/03       10/11/03             120           300                 0               0             11           0
 185          06/25/03       08/11/03             118           358                 0               2             11           0

                                                                                                              REMAINING
                MATURITY/                   FINAL       MATURITY/ARD                                         PREPAYMENT
LOAN #         ARD DATE(12)     ARD LOAN   MAT DATE    BALANCE ($) (9)     MATURITY LTV % (1,2,13)    PROVISION (PAYMENTS)(14)
------         ------------     --------   --------    ---------------     -----------------------    ------------------------
  1              10/01/13          No                      52,908,384               37.8                 L(23),Def(92),O(5)
  2              06/01/13          No                      43,548,480               63.6                 L(32),Def(82),O(3)
  3              10/01/13          No                      28,021,078               49.2                 L(23),Def(93),O(4)
  4              08/01/13          No                      25,930,494               60.4                 L(24),Def(91),O(4)
  5              09/01/13          No                      21,377,582               65.8                 L(24),Def(92),O(4)
 5.1
 5.2
  6              07/01/09          No                      20,733,328               38.8               L(0),Gtr1%orYM(67),O(3)
  7              09/01/23          No                         617,648                1.7                 L(24),Def(209),O(7)
  8              09/11/13          No                      19,638,487               65.2                 L(24),Def(93),O(3)
  9              09/01/08          No                      19,498,576               72.8                 L(35),Def(22),O(3)
  10             07/01/18         Yes      07/01/33        14,845,924               59.4              L(93),Gtr1%orYM(78),O(7)
  11             08/01/13          No                      14,441,477               62.8                 L(24),Def(91),O(4)
  12             07/01/13          No                      13,651,700               65.3                 L(33),Def(79),O(6)
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
  13             07/01/08          No                      13,124,490               73.3                 L(33),Def(22),O(3)
  14             07/01/13          No                      11,572,676               65.0                  L(24),Def(87)O(7)
  15             08/11/13          No                       9,867,536               51.9                 L(24),Def(92),O(3)
  16             07/01/13          No                      10,932,849               54.1                 L(24),Def(90),O(4)
  17             09/01/13          No                      10,687,908               66.8                 L(35),Def(82),O(3)
  18             09/11/13          No                      10,445,156               67.5                 L(24),Def(93),O(3)
  19             08/01/13          No                      10,298,555               66.4                 L(34),Def(82),O(3)
  20             07/11/13          No                      10,289,638               66.4                 L(24),Def(91),O(3)
  21             07/11/13          No                       9,425,885               64.1                 L(24),Def(88),O(6)
  22             06/01/10          No                       9,555,929               66.8                 L(24),Def(54),O(3)
  23             09/11/13          No                       9,611,303               60.1                 L(24),Def(93),O(3)
  24             09/01/13          No                       8,925,176               65.6                 L(24),Def(92),O(4)
  25             07/01/13          No                       8,925,313               67.3                 L(24),Def(90),O(4)
  26             07/01/13         Yes      07/01/33         8,746,123               63.8                 L(33),Def(82),O(3)
  27             07/01/13          No                       8,590,842               62.0                 L(24),Def(90),O(4)
  28             09/01/13          No                       8,653,669               66.6                 L(24),Def(92),O(4)
  29             07/01/13          No                       8,420,107               67.3                 L(24),Def(90),O(4)
  30             07/01/18          No                         123,348                0.6                L(24),Def(141),O(13)
  31             08/01/13          No                       7,894,348               56.6                 L(24),Def(88),O(7)
  32             08/01/13          No                       7,635,110               38.8              L(59),Gtr1%orYM(56),O(4)
  33             07/01/08          No                       8,334,034               72.8                 L(33),Def(22),O(3)
  34             09/01/13          No                       7,674,440               67.2                 L(35),Def(79),O(6)
  35             09/11/13          No                       7,425,947               63.7                 L(24),Def(93),O(3)
  36             07/11/13          No                       7,129,543               62.5                 L(24),Def(88),O(6)
  37             08/11/13          No                       7,125,886               64.8                 L(24),Def(92),O(3)
 37.1
 37.2
 37.3
  38             07/11/13          No                       6,943,834               60.9                 L(24),Def(91),O(3)
  39             06/01/13          No                       7,050,653               66.1                 L(32),Def(82),O(3)
  40             09/01/13          No                       6,906,996               65.6                 L(35),Def(79),O(6)
  41             07/01/13          No                       6,558,965               59.6              L(58),Gtr1%orYM(56),O(4)
  42             08/01/13          No                       6,419,797               62.9                 L(34),Def(82),O(3)
  43             08/01/13          No                       6,306,883               65.7                 L(24),Def(91),O(4)
  44             09/11/13          No                       6,407,536               55.7                 L(24),Def(93),O(3)
  45             09/11/13          No                          37,981                0.1                 L(24),Def(93),O(3)
  46             09/01/13          No                       6,145,450               65.0                 L(24),Def(92),O(4)
  47             09/11/13          No                       5,997,842               59.9                 L(24),Def(90),O(6)
  48             07/01/13          No                       5,518,416               57.8                 L(24),Def(90),O(4)
  49             08/01/16          No                       5,165,471               24.6                 L(24),Def(124),O(7)
  50             07/01/13          No                       5,802,746               62.1                 L(33),Def(82),O(3)
  51             08/11/13          No                       4,477,733               50.9                 L(24),Def(89),O(6)
  52             08/11/13          No                       5,664,001               61.2                 L(24),Def(92),O(3)
  53             08/01/13          No                       5,485,643               62.3                 L(24),Def(91),O(4)
  54             08/01/13          No                       5,512,962               66.4                 L(24),Def(91),O(4)
  55             07/01/13          No                       6,500,000                6.8              L(57),Gtr1%orYM(57),O(4)
  56             07/01/13          No                       5,410,009               58.8                 L(33),Def(82),O(3)
  57             09/11/13          No                       5,387,792               65.7                 L(24),Def(93),O(3)
  58             07/01/13          No                       5,305,707               64.7                 L(24),Def(90),O(4)
  59             09/01/13          No                       5,329,473               67.9                 L(35),Def(79),O(6)
  60             08/01/13         Yes      08/01/33         5,260,643               67.4                 L(34),Def(82),O(3)
  61             08/01/13          No                       4,890,375               58.3                 L(24),Def(91),O(4)
  62             08/01/10          No                       5,345,941               58.1              L(47),Gtr1%orYM(33),O(3)
  63             09/01/13          No                       4,987,473               64.6                 L(24),Def(92),O(4)
  64             09/11/13          No                       5,233,771               60.9                 L(35),Def(82),O(3)
  65             09/11/13          No                       5,118,658               54.5                 L(24),Def(93),O(3)
  66             08/11/13          No                       5,042,364               61.2                 L(24),Def(92),O(3)
  67             06/11/08          No                       5,416,219               60.2                 L(24),Def(27),O(6)
  68             07/01/13          No                       4,829,022               66.3                 L(33),Def(82),O(3)
  69             07/01/13          No                       4,891,049               60.4                 L(24),Def(90),O(4)
  70             06/01/13          No                       4,736,404               65.8                 L(32),Def(82),O(3)
  71             08/11/13          No                       4,423,897               44.0                 L(24),Def(89),O(6)
  72             09/01/13          No                       4,753,829               65.6                 L(35),Def(82),O(3)
  73             09/11/13          No                       4,731,353               67.5                 L(24),Def(93),O(3)
  74             08/01/13          No                       4,580,893               65.4                 L(24),Def(91),O(4)
  75             07/01/13          No                       4,552,303               56.6                 L(24),Def(90),O(4)
  76             08/01/13         Yes      08/01/33         4,561,268               67.1                 L(34),Def(82),O(3)
  77             07/01/13          No                       4,509,851               66.3                 L(24),Def(90),O(4)
  78             09/11/13          No                       4,540,112               64.9                 L(24),Def(93),O(3)
  79             07/01/08          No                       5,281,000               41.4                 L(33),Def(22),O(3)
  80             08/01/13         Yes      08/01/28         4,002,671               60.6                 L(34),Def(82),O(3)
  81             07/01/13         Yes      07/01/33         4,358,441               67.1                 L(33),Def(82),O(3)
  82             07/11/13          No                       3,938,381               56.3                 L(24),Def(91),O(3)
  83             08/01/13          No                       3,889,574               53.3              L(59),Gtr1%orYM(53),O(7)
  84             09/01/13          No                       4,184,174               66.4                 L(35),Def(82),O(3)
  85             09/11/13          No                       4,223,160               50.0                 L(24),Def(93),O(3)
  86             09/01/13          No                       4,171,772               59.6                 L(24),Def(92),O(4)
  87             08/01/13          No                       3,693,895               51.3                 L(24),Def(91),O(4)
  88             10/01/13          No                       3,660,959               56.3                 L(35),Def(82),O(3)
  89             07/01/10          No                       4,126,556               61.6                 L(24),Def(55),O(3)
  90             09/01/13          No                       3,679,356               58.6                 L(35),Def(82),O(3)
 90.1
 90.2
  91             08/11/13          No                       3,800,099               54.3                 L(24),Def(89),O(6)
  92             08/01/13          No                       3,586,746               66.4                 L(24),Def(91),O(4)
  93             07/01/08          No                       3,897,328               72.7                 L(34),Def(21),O(3)
  94             07/01/13          No                       3,477,625               51.5                 L(24),Def(90),O(4)
  95             07/01/13          No                       3,412,727               65.4                 L(33),Def(82),O(3)
  96             09/11/13          No                       3,523,677               69.1                 L(24),Def(93),O(3)
  97             06/11/13          No                       2,996,768               56.5                 L(24),Def(90),O(3)
  98             06/01/13          No                          18,819                0.2                 L(32),Def(82),O(3)
  99             07/11/13          No                       3,227,997               64.6                 L(24),Def(91),O(3)
 100             08/01/13          No                       3,143,171               62.9                 L(24),Def(91),O(4)
 101             08/01/13          No                       3,065,034               66.6                 L(24),Def(91),O(4)
 102             08/01/13          No                       2,839,573               58.3                 L(24),Def(91),O(4)
 103             06/01/13          No                       2,969,905               63.3                 L(32),Def(82),O(3)
 104             08/01/13          No                       2,990,074               65.4                 L(24),Def(91),O(4)
 105             08/11/13         Yes      06/11/25         3,005,693               61.5                 L(24),Def(94),O(1)
 106             07/01/13          No                       2,881,968               65.9                 L(33),Def(82),O(3)
 107             08/01/13          No                       2,878,557               65.1                 L(34),Def(82),O(3)
 108             07/01/13          No                       2,633,818               46.2                 L(33),Def(82),O(3)
 109             06/11/13          No                       2,843,382               65.4                 L(24),Def(90),O(3)
 110             09/11/13          No                       2,823,415               55.1                 L(24),Def(93),O(3)
 111             09/01/13         Yes      01/01/28         2,847,096               66.2                 L(24),Def(93),O(3)
 112             07/01/08          No                       3,295,000               53.3                 L(33),Def(22),O(3)
 113             08/01/13          No                       2,463,276               43.6                 L(34),Def(82),O(3)
 114             08/01/13          No                       2,736,077               66.7                 L(34),Def(82),O(3)
 115             09/11/13          No                       2,817,021               68.0                 L(24),Def(93),O(3)
 116             09/11/13          No                       2,759,729               55.1                 L(24),Def(93),O(3)
 117             08/01/13          No                       2,681,037               65.4                 L(34),Def(82),O(3)
 118             08/01/13          No                       2,639,873               40.9                 L(34),Def(82),O(3)
 119             09/01/13          No                       2,606,958               57.0                 L(35),Def(80),O(5)
 120             06/11/13          No                       2,385,550               46.8                 L(24),Def(89),O(4)
 121             08/01/13          No                       2,354,367               60.4                 L(24),Def(91),O(4)
 122             07/11/13          No                       2,607,064               52.1              L(24),Grt1%orYM(87),O(7)
 123             07/01/08          No                       2,768,527               73.8                 L(33),Def(22),O(3)
 124             09/01/13          No                       2,531,511               67.1                 L(35),Def(82),O(3)
 125             08/01/08          No                       2,688,875               72.7                 L(34),Def(22),O(3)
 126             09/01/13          No                       2,250,463               50.0                 L(35),Def(82),O(3)
 127             09/01/13          No                       2,486,779               67.2                 L(35),Def(82),O(3)
 128             09/11/13          No                       2,407,333               55.1                 L(24),Def(93),O(3)
 129             07/01/13          No                       2,112,183               60.8                 L(33),Def(82),O(3)
 130             06/11/13          No                       2,301,218               63.4                 L(24),Def(90),O(3)
 131             08/01/13         Yes      09/30/19         2,139,030               57.5                 L(24),Def(92),O(3)
 132             09/11/13          No                       2,313,599               65.2                 L(24),Def(92),O(4)
 133             09/11/13          No                       2,081,120               58.9                 L(24),Def(93),O(3)
 134             08/01/13          No                       2,200,203               64.2                 L(34),Def(82),O(3)
 135             08/01/13          No                       1,676,227               40.9                 L(34),Def(82),O(3)
 136             07/01/13          No                       2,027,695               61.4                 L(33),Def(82),O(3)
 137             07/01/13          No                       2,212,730               59.3                 L(33),Def(79),O(6)
 138             08/01/13          No                       2,149,042               62.7                 L(34),Def(82),O(3)
 139             08/01/13          No                       2,142,185               66.9                 L(24),Def(91),O(4)
 140             08/01/13          No                       2,068,392               60.0                 L(34),Def(82),O(3)
 141             06/01/13          No                       2,073,722               66.1                 L(32),Def(82),O(3)
 142             07/01/13          No                          15,352                0.3                 L(33),Def(82),O(3)
 143             09/11/13          No                       2,079,828               67.1                 L(24),Def(93),O(3)
 144             08/01/08          No                       2,302,072               71.9                 L(34),Def(22),O(3)
 145             09/01/13          No                       2,033,155               59.8                 L(35),Def(82),O(3)
 146             07/01/13          No                       1,977,816               61.8                 L(33),Def(82),O(3)
 147             06/11/13          No                       2,041,806               54.4                 L(24),Def(90),O(3)
 148             07/01/13          No                       1,750,225               55.6                 L(33),Def(82),O(3)
 149             07/01/08          No                       2,280,000               51.2                 L(33),Def(22),O(3)
 150             05/11/13         Yes      04/11/25         1,900,283               63.3                 L(24),Def(91),O(1)
 151             08/01/13          No                       1,841,906               65.8                 L(34),Def(79),O(6)
 152             09/11/13          No                       1,823,240               52.1                 L(35),Def(82),O(3)
 153             08/01/13          No                       1,764,314               66.0                 L(34),Def(82),O(3)
 154             09/11/13          No                       1,763,965               58.8                 L(24),Def(93),O(3)
 155             09/11/13          No                       1,578,569               58.8                 L(24),Def(93),O(3)
155.1
155.2
 156             06/01/13          No                       1,671,021               61.9                 L(32),Def(82),O(3)
 157             06/01/13          No                       1,309,744               44.4                 L(32),Def(82),O(3)
 158             08/01/13          No                       1,613,302               56.6                 L(24),Def(88),O(7)
 159             08/01/13          No                       1,553,877               58.3                 L(24),Def(91),O(4)
 160             08/11/13          No                       1,316,541               46.2                 L(24),Def(89),O(6)
 161             08/01/13          No                       1,487,486               43.7                 L(34),Def(82),O(3)
 162             09/11/13          No                       1,626,284               62.5                 L(24),Def(93),O(3)
 163             09/01/13          No                       1,474,442               53.2                 L(35),Def(82),O(3)
163.1
163.2
 164             07/01/13          No                       1,563,172               62.5                 L(33),Def(82),O(3)
 165             07/01/08          No                       1,671,219               69.6                 L(33),Def(22),O(3)
 166             08/01/13          No                       1,410,214               43.4                 L(34),Def(82),O(3)
 167             07/01/08          No                       1,800,000               46.5                 L(33),Def(22),O(3)
 168             08/01/13          No                       1,395,516               51.7                 L(34),Def(82),O(3)
 169             07/11/13          No                       1,370,537               55.9                 L(24),Def(91),O(3)
 170             06/01/13          No                       1,443,704               65.6                 L(32),Def(82),O(3)
 171             06/11/13          No                       1,311,675               45.2                 L(24),Def(90),O(3)
 172             08/01/13          No                       1,448,114               66.4                 L(34),Def(82),O(3)
 173             08/01/13          No                       1,344,853               58.3                 L(24),Def(91),O(4)
 174             08/01/13          No                       1,431,406               63.6                 L(34),Def(82),O(3)
 175             07/01/08          No                       1,657,000               46.7                 L(33),Def(22),O(3)
 176             07/01/08          No                       1,648,000               58.9                 L(33),Def(22),O(3)
 177             09/11/13          No                       1,055,136               45.4                 L(24),Def(93),O(3)
 178             07/01/08          No                       1,424,000               54.0                 L(33),Def(22),O(3)
 179             07/01/08          No                       1,325,000               38.4                 L(33),Def(22),O(3)
 180             09/11/23          No                          34,562                1.4                 L(24),Def(213),O(3)
 181             07/11/13          No                         997,782               59.2                 L(24),Def(91),O(3)
 182             08/01/13          No                         934,164               56.6                 L(34),Def(82),O(3)
 183             09/01/13          No                         778,882               51.9                 L(24),Def(92),O(4)
 184             09/11/13          No                         750,211               58.8                 L(24),Def(93),O(3)
 185             07/11/13          No                         778,860               59.2                 L(24),Def(91),O(3)

                                       MOST RECENT    MOST RECENT                                            UW
LOAN #   2001 NOI ($)   2002 NOI ($)        NOI ($)    NOI DATE        UW NOI ($)    UW NCF ($)(16)     DSCR (1,2,15)
------   ------------   ------------        -------    --------        ----------    --------------     -------------
  1       20,340,518     22,825,836     20,138,744     07/31/03       21,122,367       19,705,493           2.47
  2        3,770,195      3,676,982      3,550,421     06/30/03        5,378,114        5,097,664           1.36
  3        7,145,502      5,717,038      5,837,275     07/31/03        5,997,921        5,204,432           1.84
  4        3,198,134      3,443,343      3,443,343     12/31/02        3,242,453        3,112,853           1.24
  5        2,940,721      3,251,464      3,198,548     05/31/03        2,968,045        2,672,960           1.60
 5.1       1,522,052      1,789,583      1,731,240     05/31/03        1,674,806        1,501,661
 5.2       1,418,669      1,461,881      1,467,308     05/31/03        1,293,239        1,171,299
  6                       5,326,793      5,269,284     06/30/03        4,220,471        3,713,111           1.51
  7                                                                    3,358,574        3,192,347           1.51
  8                                                                    2,513,456        2,281,335           1.35
  9        1,697,211      2,197,153      2,042,343     3/31/2003       2,141,976        2,043,694           1.44
  10       2,247,656      2,818,726      2,929,342     04/30/03        1,953,694        1,872,881           1.36
  11       1,853,571      1,839,391      1,832,741     02/28/03        1,784,040        1,691,750           1.48
  12       1,427,248      1,524,577      1,554,439     03/31/03        1,622,032        1,527,032           1.43
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
  13       1,387,248      1,373,714      1,409,485     02/28/03        1,373,726        1,352,526           1.49
  14       1,248,485      1,343,571      1,384,531     03/31/03        1,567,565        1,390,610           1.47
  15       1,728,777      1,703,135      1,724,211     03/31/03        1,652,579        1,485,743           1.61
  16       1,603,427      1,653,418      1,653,418     12/31/02        1,615,008        1,394,509           1.54
  17                                                                   1,235,145        1,190,180           1.27
  18                      1,314,863      1,349,881     07/31/03        1,268,697        1,247,547           1.42
  19                        729,256      1,079,477     05/31/03        1,195,916        1,139,916           1.38
  20       1,347,821      1,170,685      1,258,085     05/31/03        1,292,227        1,221,477           1.48
  21       1,213,624      1,138,067      1,025,884     06/30/03        1,190,755        1,141,255           1.56
  22       1,042,287      1,110,064      1,110,064     12/31/02        1,240,793        1,155,006           1.43
  23                                                                   1,133,350        1,079,259           1.30
  24                                     1,251,691     06/30/03        1,047,544        1,007,544           1.45
  25                                                                   1,104,791        1,078,557           1.41
  26       1,151,665      1,054,681      1,058,488     02/28/03        1,187,937        1,089,587           1.54
  27       1,213,197      1,202,924      1,360,820     03/31/03        1,220,351        1,131,731           1.61
  28                                       738,833     05/31/03        1,112,101        1,020,747           1.39
  29                                                                   1,018,767          957,974           1.41
  30                                                                   1,545,373        1,407,958           1.44
  31       1,238,701      1,106,080      1,175,521     05/31/03        1,110,266          976,177           1.63
  32       1,982,462      2,082,583      2,082,583     12/31/02        1,631,435        1,456,553           2.49
  33       1,110,872      1,070,185        843,181     03/31/03        1,013,795          926,045           1.67
  34         733,642        758,333        793,540     06/30/03          925,113          862,689           1.31
  35         672,797        716,509        760,233     06/30/03        1,019,488          907,609           1.43
  36       1,199,291      1,021,191        986,779     05/31/03        1,002,582          932,582           1.64
  37                        351,826        752,249     04/30/03          857,623          793,873           1.35
 37.1                                      368,273     04/30/03          457,643          425,643
 37.2                       232,796        261,854     04/30/03          276,752          254,752
 37.3                       119,030        122,122     04/30/03          123,227          113,477
  38         732,926                       989,387     04/30/03          934,572          859,572           1.61
  39         630,425        920,724      1,127,028     06/30/03        1,143,327        1,121,977           1.54
  40         662,560        593,014        552,682     06/30/03          864,440          810,603           1.36
  41         675,539        595,059        818,372     03/31/03          792,823          715,907           1.38
  42         870,518        914,679        850,875     04/30/03          819,564          717,549           1.39
  43         580,767        625,811        699,540     05/31/03          823,456          770,839           1.56
  44         625,903        866,597        808,593     04/30/03          833,309          778,859           1.41
  45       3,221,132      2,731,035      2,711,259     04/30/03        2,404,189        2,276,689           2.46
  46         736,135        773,180        773,180     12/31/02          793,688          718,444           1.41
  47         466,830        582,708        571,020     03/31/03          656,236          636,236           1.30
  48       1,080,873      1,005,065      1,002,933     03/31/03          869,864          715,468           1.31
  49       1,337,188      1,572,943      1,572,653     04/30/03        1,447,739        1,384,102           3.06
  50                                       545,431     04/30/03          731,054          696,054           1.50
  51         544,234                       618,462     04/30/03          756,535          698,172           1.20
  52         867,075        956,339        875,133     03/31/03          831,971          760,467           1.52
  53                        234,216        697,533     06/30/03          655,114          620,714           1.47
  54         540,290        386,434        366,458     05/31/03          658,050          626,902           1.42
  55       2,625,053      2,553,063      2,553,063     12/31/02        7,254,877        7,206,877          22.55
  56         645,451        635,587        641,330     02/28/03          654,749          628,582           1.44
  57         639,400        613,572        641,900     07/31/03          748,018          675,418           1.51
  58         727,162        692,976        688,678     04/30/03          633,365          617,565           1.46
  59         465,761        605,950        560,830     06/30/03          630,105          591,571           1.29
  60                        602,035        614,635     04/31/03          654,255          631,755           1.41
  61         701,396        687,471        678,742     04/30/03          667,834          661,718           1.33
  62         738,946        826,589        830,469     05/31/03          793,469          758,400           2.10
  63         502,925        606,005        682,683     06/30/03          625,108          581,358           1.51
  64         689,925        846,947        772,244     06/30/03          832,987          686,730           1.50
  65                        754,756        750,781     03/31/03          655,120          615,670           1.40
  66         712,112        780,499        754,869     03/31/03          671,218          582,117           1.52
  67         506,448        737,448        758,391     03/31/03          702,339          587,245           1.51
  68         506,977        575,873        597,143     03/31/03          564,438          538,438           1.39
  69                        672,972        699,812     04/30/03          636,448          567,160           1.39
  70         567,477        587,018        595,403     03/31/03          599,140          587,240           1.58
  71         809,903        884,435        884,435     12/31/02          853,041          771,813           1.74
  72         731,232        741,378        743,641     04/30/03          627,037          588,598           1.46
  73                        586,039        584,712     07/31/03          569,287          555,987           1.42
  74                                                                     583,534          551,342           1.49
  75         522,278        603,077        615,972     05/31/03          572,536          548,776           1.51
  76         702,000        774,130        783,254     05/31/03          544,200          508,450           1.35
  77         544,700        531,965        517,803     04/30/03          517,189          507,239           1.41
  78         640,197        531,752        523,583     04/30/03          562,373          501,373           1.31
  79         709,289        661,904        689,631     03/31/03          623,155          595,905           2.55
  80                                                                     544,661          539,636           1.40
  81         577,978        615,959        612,297     03/31/03          562,634          528,634           1.48
  82         116,116        602,220        619,591     02/28/03          585,424          549,511           1.46
  83         726,142        724,229        723,641     03/31/03          576,131          512,069           1.36
  84                        254,786        369,465     05/31/03          530,541          505,853           1.51
  85         747,066        803,660        787,780     07/31/03          723,348          677,988           1.91
  86         457,625        432,544        432,544     12/31/02          573,694          523,649           1.46
  87                                                                     539,107          503,142           1.38
  88                        291,931        278,066     05/31/03          602,867          552,867           1.53
  89         668,973        671,356        671,356     12/31/02          622,752          588,288           1.29
  90                        572,665        572,665     12/31/02          499,937          485,816           1.23
 90.1
 90.2
  91                        537,298        537,298     12/31/02          529,077          497,359           1.56
  92                        257,079        330,863     05/31/03          417,756          402,725           1.40
  93         389,793        413,577        417,929     03/31/03          421,329          416,279           1.65
  94         697,860        707,388        686,729     03/31/03          607,471          485,621           1.73
  95         333,105        389,351        392,305     04/30/03          407,776          396,376           1.48
  96         492,936        313,348        372,559     06/30/03          382,957          354,509           1.20
  97         409,464        430,471        408,030     04/30/03          418,002          389,502           1.38
  98         528,077        679,497        722,283     02/28/03          823,360          749,860           1.52
  99         329,551        409,181        423,531     03/31/03          399,247          388,547           1.51
 100                                       173,452     05/31/03          366,337          351,937           1.39
 101                        242,027        257,201     05/31/03          364,960          341,245           1.38
 102         321,156        389,357        392,149     04/30/03          408,557          398,117           1.33
 103                        268,967        343,372     02/28/03          400,163          378,163           1.61
 104         286,726        319,517        279,845     05/31/03          348,554          328,015           1.36
 105                                       400,620     06/30/03          387,401          386,204           1.50
 106         365,697        358,526        356,118     05/31/03          351,961          343,311           1.52
 107                        324,833        324,833     12/31/02          314,589          312,405           1.33
 108         143,232        353,554        419,501     02/28/03          490,995          425,890           1.62
 109         374,160        374,160        374,160     02/28/03          348,343          346,385           1.49
 110         440,123        411,031        235,910     06/30/03          346,888          336,088           1.59
 111                                                                     319,731          317,263           1.26
 112         346,549        408,521        426,724     03/31/03          385,996          369,860           2.53
 113                                                                     405,372          382,592           1.66
 114                                                                     315,044          312,917           1.40
 115         334,074                       326,967     07/31/03          327,783          316,257           1.32
 116         389,757        460,367        434,481     06/30/03          431,402          419,952           1.59
 117         365,179        286,248        435,719     04/30/03          361,267          319,267           1.45
 118                        405,000        405,000     12/31/02          459,550          457,282           2.19
 119                                       250,157     04/30/03          324,555          322,382           1.55
 120         469,967        512,163        512,163     12/31/02          489,590          417,125           1.82
 121         377,058        383,304        419,827     03/31/03          350,146          336,242           1.50
 122         435,285        455,652        455,652     12/31/02          382,773          333,989           1.55
 123         279,459        292,174        299,411     02/28/03          297,674          287,524           1.48
 124                        238,513        238,513     12/31/02          296,733          286,223           1.29
 125         239,391        211,559        215,032     04/30/03          302,139          292,039           1.68
 126                                       249,845     03/31/03          343,136          315,136           1.40
 127         208,227        280,810        308,573     05/31/03          314,864          288,181           1.33
 128         353,375        386,128        345,186     06/30/03          332,659          322,959           1.59
 129         178,772        238,243        264,192     03/31/03          302,725          269,467           1.30
 130         273,686        316,364        315,455     01/31/03          291,562          281,362           1.49
 131                        298,875        298,875     07/31/03          289,909          287,016           1.33
 132                        380,272        310,834     06/30/03          345,460          331,312           1.71
 133         313,445        271,907        270,655     05/31/03          287,313          255,813           1.24
 134         331,895        330,719        331,665     03/31/03          307,369          277,004           1.57
 135         333,705        356,993        344,172     03/31/03          343,031          331,681           1.56
 136         238,729        217,437        239,214     03/31/03          301,216          271,741           1.36
 137                                                                     274,765          272,591           1.47
 138                                                                     261,897          259,724           1.52
 139         237,495        264,594        264,635     05/31/03          266,899          249,261           1.42
 140         221,836        134,463        134,463     12/31/02          242,503          236,720           1.44
 141                                                                         NAP              NAP           1.54
 142         478,033        480,976        485,728     02/28/03          445,534          432,622           1.35
 143         262,241        272,776        271,705     04/30/03          265,091          232,387           1.33
 144         259,581        137,384        137,384     12/31/02          294,520          263,249           1.40
 145         271,619        261,226        246,501     05/31/03          273,290          269,140           1.57
 146         309,291        290,284        296,424     04/30/03          285,023          265,739           1.71
 147                                                                     277,278          275,204           1.58
 148                        132,336         84,384     03/31/03          281,790          247,002           1.49
 149         248,097        292,771        285,299     03/31/03          256,598          248,348           2.46
 150                                                                     230,179          228,547           1.43
 151         163,711        238,251        160,241     03/31/03          240,495          219,495           1.52
 152         183,413        341,251        361,149     06/30/03          284,678          224,406           1.41
 153         250,667        249,417        247,782     03/31/03          239,962          219,158           1.55
 154         239,687        145,060        222,232     03/31/03          230,183          223,533           1.46
 155         205,385        199,504        203,825     05/31/03          233,754          209,514           1.36
155.1         95,240         92,674        104,680     05/31/03          114,561          104,362
155.2        110,145        106,830         99,145     05/31/03          119,193          105,153
 156                        240,707        240,707     12/31/02          219,966          206,711           1.52
 157         210,906        223,303        226,990     02/28/03          226,298          221,337           1.29
 158         266,806        262,099        336,079     05/31/03          245,708          208,248           1.63
 159         170,039        174,682        198,863     04/30/03          217,867          210,949           1.33
 160         239,833        250,603        217,681     04/30/03          248,955          227,533           1.27
 161                                                                     253,308          244,344           1.65
 162         205,363        204,495        210,506     04/30/03          212,556          181,074           1.30
 163         206,127        218,512        206,554     04/30/03          227,222          204,604           1.38
163.1
163.2
 164         201,454        200,930        200,930     12/31/02          200,136          198,590           1.55
 165         278,239        290,147        290,147     12/31/02          229,467          213,367           1.98
 166                                                                     248,836          239,836           1.71
 167         220,580        208,516        294,324     03/31/03          213,258          208,039           2.61
 168         192,614        228,534        219,782     04/30/03          223,198          203,038           1.46
 169                                       249,701     04/30/03          210,359          191,109           1.44
 170         126,729        163,220        161,994     12/31/02          187,265          177,515           1.56
 171                        250,523        250,750     04/30/03          200,644          189,144           1.50
 172          76,503        193,807        188,799     05/31/03          181,482          172,632           1.43
 173         207,696        178,335        220,403     04/30/03          190,237          182,644           1.33
 174                                                                     185,267          183,438           1.51
 175         172,654        143,529        139,635     03/31/03          174,539          167,039           2.28
 176         171,005        127,390        117,043     03/31/03          153,371          148,621           2.04
 177                                       219,679     06/30/03          205,317          196,117           1.41
 178         155,422        160,481        152,490     03/31/03          146,832          140,582           2.23
 179         208,357        179,936        175,086     03/31/03          190,000          183,844           3.13
 180         199,404        204,051        218,070     04/30/03          196,810          189,760           1.69
 181         109,582        129,291        129,291     12/31/02          126,000          123,750           1.47
 182         115,427        140,394        146,470     05/31/03          143,482          136,032           1.71
 183          67,786        129,301        153,976     05/31/03          155,627          120,752           1.54
 184         104,799        117,991        113,973     05/31/03          118,476          111,588           1.36
 185          95,545        102,785        102,785     12/31/02           95,187           93,687           1.47

                                                                     UPFRONT ESCROW(17)
                                    ------------------------------------------------------------------------------------------------
                                    UPFRONT CAPEX   UPFRONT ENVIR.   UPFRONT TI/LC    UPFRONT RE TAX   UPFRONT INS.   UPFRONT OTHER
LOAN #     TITLE TYPE     PML %        RESERVE ($)      RESERVE ($)     RESERVE ($)       RESERVE ($)    RESERVE ($)     RESERVE ($)
------     ----------     -----        -----------      -----------     -----------       -----------    -----------     -----------
  1           Fee                               0                0               0                 0              0               0
  2        Leasehold                            0                0               0                 0              0               0
  3           Fee                               0                0               0           423,138        121,607               0
  4           Fee                               0                0               0            87,569        108,219               0
  5           Fee                               0                0               0           405,569         30,310               0
 5.1                                            0                0               0                 0              0               0
 5.2                                            0                0               0                 0              0               0
  6           Fee                               0                0               0           256,430              0               0
  7           Fee                         200,000                0               0            72,648        117,975       2,108,432
  8           Fee                               0                0               0            28,350         34,048               0
  9           Fee                               0                0               0           235,817              0               0
  10          Fee                               0                0               0            84,375              0               0
  11          Fee          18.0                 0                0               0            97,012          1,620               0
  12          Fee                               0                0               0            62,551         36,089               0
 12.1                                           0                0               0                 0              0               0
 12.2                                           0                0               0                 0              0               0
 12.3                                           0                0               0                 0              0               0
 12.4                                           0                0               0                 0              0               0
 12.5                                           0                0               0                 0              0               0
 12.6                                           0                0               0                 0              0               0
 12.7                                           0                0               0                 0              0               0
 12.8                                           0                0               0                 0              0               0
  13          Fee                          35,925                0               0           223,994          8,933               0
  14          Fee                               0                0               0           105,450         54,337          35,000
  15     Fee/Leasehold                          0                0               0            90,620         21,374               0
  16          Fee                               0                0               0            97,267              0               0
  17          Fee                               0                0               0            39,901         14,907               0
  18          Fee                               0                0               0            43,667          5,104               0
  19          Fee                               0                0               0            67,120         12,047          50,000
  20          Fee                               0                0               0            19,120          7,135               0
  21          Fee                               0                0               0            88,353         19,771               0
  22          Fee                               0                0               0            64,302         12,215               0
  23          Fee          16.0                 0                0         250,000            74,180          7,900               0
  24          Fee                          30,000                0               0            88,863         51,194               0
  25          Fee                               0                0               0            66,675         89,709               0
  26          Fee                               0                0               0           115,469         15,003               0
  27          Fee                               0            1,250         156,341            24,996         12,705               0
  28          Fee                               0                0               0            34,582          8,426               0
  29          Fee                               0                0               0           193,608         69,157               0
  30          Fee                               0                0               0                 0              0               0
  31          Fee                               0                0               0            89,362          4,146               0
  32          Fee                               0                0               0                 0              0               0
  33          Fee                               0                0               0            28,912          6,818               0
  34          Fee          11.0                 0                0               0            46,486          2,648               0
  35          Fee                               0                0               0           145,000          2,801               0
  36          Fee                               0                0               0            36,609         34,727               0
  37          Fee                               0                0               0            80,887         15,583               0
 37.1                                           0                0               0                 0              0               0
 37.2                                           0                0               0                 0              0               0
 37.3                                           0                0               0                 0              0               0
  38          Fee                               0                0               0           100,000         84,852               0
  39          Fee                          16,375                0               0            68,150          6,141               0
  40          Fee          5.0                  0                0               0            39,033          2,258               0
  41          Fee                               0                0               0            40,159         38,100               0
  42          Fee          17.0                 0                0         160,000            34,484          3,560               0
  43          Fee                               0                0               0            67,746          8,306               0
  44          Fee                               0                0               0           128,074          9,286         300,457
  45          Fee                               0                0               0                 0              0               0
  46          Fee          7.0                  0                0               0           139,019          9,969               0
  47          Fee                               0                0               0            42,875         20,392               0
  48          Fee                               0                0         125,000           100,448          6,310               0
  49          Fee          13.0                 0                0               0                 0              0               0
  50          Fee                               0                0               0            85,953         12,017               0
  51          Fee          17.0                 0                0         250,000            39,923          4,275               0
  52          Fee                               0                0               0            67,980         13,716         552,631
  53          Fee                               0                0               0            91,309         25,917               0
  54          Fee                               0                0               0            32,411          4,731               0
  55          Fee                               0                0               0                 0              0               0
  56          Fee                               0                0               0            87,769          4,632               0
  57          Fee                               0                0               0            95,365          6,016               0
  58          Fee                          23,706                0               0            58,673          8,434               0
  59          Fee          5.0                  0                0               0            28,792          1,648               0
  60          Fee                               0                0               0            65,966         14,677               0
  61          Fee                               0                0               0           116,674          3,471               0
  62          Fee                               0                0               0            14,740         20,226               0
  63          Fee                               0                0               0            23,625         36,445               0
  64          Fee                               0                0               0            79,162         19,357          25,000
  65          Fee          16.0                 0                0               0            28,880          5,350               0
  66          Fee                               0                0         350,000            56,187         10,723               0
  67          Fee                               0                0          57,893           102,760         13,351               0
  68          Fee                               0                0               0            13,403          3,842               0
  69          Fee                               0                0               0            33,827          8,392               0
  70          Fee                               0                0               0            86,958          4,355               0
  71          Fee          15.0                 0            8,125               0            21,765         34,575               0
  72          Fee                               0                0               0            49,844         17,560               0
  73          Fee                               0                0               0            11,333          3,113               0
  74          Fee                               0                0               0            27,197          9,286               0
  75          Fee                               0                0               0                 0         13,508               0
  76          Fee                               0                0               0            27,888         29,397               0
  77          Fee                          14,940                0               0            53,827          2,824               0
  78          Fee                               0                0               0            35,225         32,375               0
  79          Fee                               0                0               0                 0              0               0
  80          Fee                               0                0               0                 0              0               0
  81          Fee                               0                0               0            64,892          5,029               0
  82          Fee                               0                0               0            67,924         10,441               0
  83          Fee                               0                0               0            15,914          1,310               0
  84          Fee                               0                0               0             8,714          1,517               0
  85          Fee          13.0                 0                0               0            19,685         51,597               0
  86          Fee          16.0                 0                0               0            52,480            758               0
  87          Fee          10.0                 0                0               0            21,019          5,828               0
  88          Fee                               0                0               0            37,867         14,594           5,000
  89          Fee                               0                0               0                 0              0               0
  90          Fee                               0                0               0                 0            981               0
 90.1                                           0                0               0                 0              0               0
 90.2                                           0                0               0                 0              0               0
  91          Fee          19.0                 0                0               0            24,167          7,625               0
  92          Fee                               0                0               0            32,746          1,967               0
  93          Fee                               0           15,441               0             2,166          1,472               0
  94          Fee          10.0                 0                0          75,000            29,019          3,578               0
  95          Fee                               0                0               0             9,732          3,104               0
  96          Fee                               0                0               0            25,434         11,287               0
  97          Fee                               0                0               0            59,010         22,002               0
  98          Fee                               0                0               0            59,975         14,963               0
  99          Fee                               0                0               0            28,269          1,925               0
 100          Fee          11.0                 0                0               0            24,234         14,102               0
 101          Fee                               0                0               0            34,951          3,200               0
 102          Fee                               0                0               0            34,335          5,871               0
 103          Fee                               0                0               0            22,546          3,892               0
 104          Fee                               0                0               0            34,864          2,577               0
 105          Fee                               0                0               0                 0              0               0
 106          Fee                               0                0               0            26,384          1,702               0
 107          Fee                               0                0               0                 0          2,348               0
 108          Fee                               0                0               0            20,547          6,334               0
 109          Fee                               0                0               0                 0              0               0
 110          Fee                               0                0               0            13,945          1,678               0
 111          Fee          14.0                 0                0               0                 0              0               0
 112          Fee                               0                0               0                 0              0               0
 113          Fee                               0                0               0             9,674            641               0
 114          Fee          3.0                  0                0               0                 0          4,619               0
 115          Fee                               0                0               0            18,083          2,403               0
 116          Fee                               0                0               0            14,872          3,019               0
 117          Fee                               0                0               0            36,527         19,280               0
 118          Fee                               0                0               0                 0            348               0
 119          Fee                               0                0               0                 0            142               0
 120          Fee                               0                0         150,000            31,236         10,721          10,000
 121          Fee                               0                0               0                 0              0               0
 122          Fee                               0                0         100,000            13,779          3,646               0
 123          Fee                          53,375                0               0             9,073          3,067               0
 124          Fee                               0                0               0                 0            387               0
 125          Fee                               0                0               0             1,669          2,565          14,820
 126          Fee                               0                0               0            30,215          8,639               0
 127          Fee                               0                0               0            20,601          4,872          10,500
 128          Fee                               0                0               0            16,171          2,421               0
 129          Fee                               0                0               0            25,144         20,169               0
 130          Fee                               0                0               0             3,300          1,492          10,000
 131          Fee                               0                0               0                 0              0               0
 132          Fee                               0                0               0            48,309          2,646               0
 133          Fee                               0                0               0            18,317         10,354               0
 134     Fee/Leasehold                          0                0          45,000            24,723          1,733               0
 135          Fee                               0                0               0             3,409          3,995               0
 136          Fee                          60,000                0               0            23,978         15,600               0
 137          Fee                               0                0               0                 0            201               0
 138          Fee                               0                0               0                 0            422               0
 139          Fee                               0                0               0            23,910          1,908               0
 140          Fee                               0                0               0            15,494          1,717               0
 141          Fee                               0                0               0                 0              0               0
 142          Fee                               0                0               0            28,449          3,255               0
 143          Fee                               0                0               0             9,571         10,226               0
 144          Fee                               0                0               0            26,762            765               0
 145          Fee                               0                0               0             6,241          3,940               0
 146          Fee                               0                0               0            14,023         12,490               0
 147          Fee                               0                0               0                 0              0               0
 148          Fee                               0                0               0            12,612          3,035               0
 149          Fee                               0                0               0                 0              0               0
 150          Fee                               0                0               0                 0              0          24,000
 151          Fee                               0                0               0            34,294          7,750               0
 152          Fee                               0                0               0            31,563          8,245          25,000
 153          Fee                               0                0          50,000            13,476          1,576               0
 154          Fee                               0                0               0            80,415          6,824               0
 155          Fee                               0                0               0            44,573         22,819               0
155.1                                           0                0               0                 0              0               0
155.2                                           0                0               0                 0              0               0
 156          Fee                               0                0               0             7,230          3,511               0
 157          Fee          10.0                 0                0               0            11,086            882               0
 158          Fee                               0                0               0            16,856            803         175,000
 159          Fee                               0                0               0            27,353          2,350               0
 160          Fee                               0                0               0            22,734          2,441               0
 161          Fee                               0                0          20,700                 0            973               0
 162          Fee                               0                0               0             8,435          9,904               0
 163          Fee                               0                0               0            13,317          2,789               0
163.1                                           0                0               0                 0              0               0
163.2                                           0                0               0                 0              0               0
 164          Fee                               0                0               0                 0              0               0
 165          Fee                               0                0               0                 0          2,689               0
 166          Fee                               0                0          20,700                 0            958               0
 167          Fee                               0                0               0                 0              0               0
 168          Fee                               0                0               0             8,934          9,066               0
 169          Fee                               0                0               0            28,973         19,307          45,000
 170          Fee                               0                0               0            31,546          2,379               0
 171          Fee                               0                0               0            28,543          7,331               0
 172          Fee                               0                0               0            11,974          1,242               0
 173          Fee                               0                0               0            27,825          2,038               0
 174          Fee                               0                0               0               425          1,060               0
 175          Fee                               0                0               0                 0              0               0
 176          Fee                               0                0               0                 0              0               0
 177          Fee                               0                0               0            13,497          1,024               0
 178          Fee                               0                0               0                 0              0               0
 179          Fee                               0                0               0                 0              0               0
 180          Fee                               0                0               0            30,938              0               0
 181          Fee                               0                0               0             4,743          1,342               0
 182          Fee                               0                0               0             5,256          1,164               0
 183          Fee                               0                0               0             6,343          2,320               0
 184          Fee                               0                0               0            18,524          6,711               0
 185          Fee                               0                0               0             2,118          1,800               0

                                                      MONTHLY ESCROW(18)
          -----------------------------------------------------------------------------------------------------------------
          MONTHLY CAPEX     MONTHLY ENVIR.      MONTHLY TI/LC         MONTHLY RE TAX       MONTHLY INS.      MONTHLY OTHER    SINGLE
LOAN #       RESERVE ($)        RESERVE ($)        RESERVE ($)            RESERVE ($)        RESERVE ($)        RESERVE ($)   TENANT
------       -----------        -----------        -----------            -----------        -----------        -----------   ------
  1                   0                  0                  0                      0                  0                  0
  2               3,136                  0             20,378                      0                  0                  0
  3                   0                  0                  0                 84,628             14,709                  0
  4              10,750                  0                  0                 43,784             10,822                  0
  5               3,135                  0             22,988                 40,557              7,578                  0
 5.1                  0                  0                  0                      0                  0                  0
 5.2                  0                  0                  0                      0                  0                  0
  6                   0                  0                  0                 56,614                  0                  0
  7                   0                  0                  0                      0                  0                  0     Yes
  8               2,461                  0             17,498                 28,350              2,837             33,333
  9               1,901                  0              6,290                 23,582                  0                  0
  10              1,259                  0              5,475                 14,063              5,440                  0
  11                  0                  0                  0                 16,169                331                  0
  12              7,917                  0                  0                 31,276              5,156                  0
 12.1                 0                  0                  0                      0                  0                  0
 12.2                 0                  0                  0                      0                  0                  0
 12.3                 0                  0                  0                      0                  0                  0
 12.4                 0                  0                  0                      0                  0                  0
 12.5                 0                  0                  0                      0                  0                  0
 12.6                 0                  0                  0                      0                  0                  0
 12.7                 0                  0                  0                      0                  0                  0
 12.8                 0                  0                  0                      0                  0                  0
  13              1,755                  0                  0                 37,332              2,233                  0
  14              3,371                  0              3,205                 26,363              3,697                  0
  15              1,733                  0                  0                 33,801              2,137                  0
  16                  0                  0                  0                 22,615                  0                  0
  17                768                  0              2,979                  7,980              1,863                  0
  18              1,375                  0                  0                 10,917              2,552                  0
  19              4,667                  0                  0                  7,458              6,024                  0
  20              4,717                  0                  0                 19,120              7,135                  0
  21              4,125                  0                  0                 17,671              4,943                  0
  22              1,093                  0                  0                  2,570              2,443                  0
  23                492                  0              2,639                 14,836              1,317                  0
  24                  0                  0                  0                  7,405              3,938                  0
  25                154                  0              6,035                  9,525              6,901                  0
  26              8,196                  0                  0                 16,496              7,501                  0
  27              1,045                  0              6,341                 12,498              1,271                  0
  28              1,000                  0              5,800                  6,917                702                  0
  29                347                  0                342                 27,658              5,320                  0
  30              4,165                  0                  0                      0                  0                  0
  31              2,574                  0             12,961                 17,872              1,382                  0
  32                  0                  0                  0                      0                  0                  0
  33              7,313                  0                  0                 14,456              3,409                  0
  34              1,417                  0              3,786                  7,748              1,324                  0
  35              2,350                  0              7,833                 14,500              2,801                  0
  36              5,833                  0                  0                 18,304              4,058                  0
  37              5,313                  0                  0                  8,987              1,948                  0
 37.1                 0                  0                  0                      0                  0                  0
 37.2                 0                  0                  0                      0                  0                  0
 37.3                 0                  0                  0                      0                  0                  0
  38              6,250                  0                  0                 12,500              7,071                  0
  39              2,025                  0                  0                  6,815              2,047                  0
  40              1,219                  0              3,268                  6,506              1,129                  0
  41                  0                  0                  0                 10,040              8,253                  0
  42              1,106                  0              7,409                  3,448              1,187                  0
  43                517                  0              2,708                 14,162              1,384                  0
  44                  0                  0                  0                 14,230              4,643                  0
  45                  0                  0                  0                      0                  0                  0
  46                941                  0              6,270                 11,585                665                  0
  47              1,668                  0                  0                  6,125              1,854                  0
  48              1,692                  0             11,199                 11,161              3,155                  0
  49                  0                  0                  0                      0                  0                  0     Yes
  50              2,917                  0                  0                 10,744              1,502                  0
  51                  0                  0              4,431                  7,985                713                  0
  52                950                  0              3,333                 13,596              1,524                  0
  53              1,634                  0                  0                  7,024              6,008                  0
  54              2,596                  0                  0                  8,427              1,183                  0
  55                  0                  0                  0                      0                  0                  0
  56              1,917                  0                262                 14,628              2,316                  0
  57              6,050                  0                  0                  8,670              3,008                  0
  58                  0                  0                  0                  5,706              1,205                  0
  59                877                  0              2,335                  4,799                824                  0
  60              1,875                  0                  0                  8,246              1,631                  0
  61                510                  0                  0                 11,667              3,471                  0
  62                733                  0                  0                  7,370              2,023                  0
  63              3,646                  0                  0                  4,725              3,037                  0
  64              1,775                  0             11,834                  8,796              1,613                  0
  65                313                  0              2,504                  5,776                892                  0
  66              1,042                  0              5,000                 11,237              1,191                  0
  67              1,738                  0             10,731                 12,845              2,225                  0
  68              2,167                  0                  0                  6,702              1,921                  0
  69              1,096                  0              4,678                  5,638              1,049                  0
  70                992                  0                  0                 10,870              1,452                  0
  71                  0                  0                  0                  3,627              3,458                  0
  72              3,203                  0                  0                  5,538              3,512                  0
  73                865                  0                  0                  2,833              1,556                  0
  74                336                  0                  0                  4,533                844                  0
  75              1,980                  0                  0                      0              1,351                  0
  76              2,980                  0                  0                  3,984              2,940                  0
  77                  0                  0                  0                  6,079                403                  0
  78              5,083                  0                  0                  5,871              2,698                  0
  79                  0                  0                  0                      0                  0                  0
  80                419                  0                  0                      0                284                  0     Yes
  81              2,833                  0                  0                  7,210              2,515                  0
  82                390                  0              1,690                 13,153              2,088                  0
  83                564                  0                  0                  7,957                655                  0
  84                431                  0              1,627                  8,714                759                  0
  85              3,780                  0                  0                  9,843              6,450                  0
  86                645                  0              3,300                  7,497                758                  0
  87                321                  0              2,569                  3,503                530                  0
  88              4,167                  0                  0                  4,207              3,648                  0
  89                707                  0                  0                      0                  0                  0     Yes
  90                273                  0                904                      0                327                  0
 90.1                 0                  0                  0                      0                  0                  0     Yes
 90.2                 0                  0                  0                      0                  0                  0     Yes
  91                  0                  0              3,689                  4,833              1,089                  0
  92              1,253                  0                  0                  8,514                492                  0
  93                421                  0                  0                  2,166                736                  0
  94              1,948                  0                  0                  7,545              1,193                  0
  95                950                  0                  0                  2,433              1,552                  0
  96              2,333                  0                  0                  4,239              1,411                  0
  97              2,375                  0                  0                  8,430              2,482                  0
  98              6,125                  0                  0                 11,995              1,744                  0
  99                  0                  0                  0                  3,534                481                  0
 100              1,097                  0                  0                  2,203              1,007                  0
 101              1,976                  0                  0                  9,087                800                  0
 102                870                  0                  0                  3,121                978                  0
 103              1,835                  0                  0                  2,050                649                  0
 104              1,712                  0                  0                  9,065                644                  0
 105                100                  0                  0                      0                  0                  0     Yes
 106                721                  0                  0                  3,298                851                  0
 107                182                  0                  0                      0                391                  0     Yes
 108                912                  0              4,781                  2,568                704                  0
 109                163                  0                816                      0                  0                  0     Yes
 110                  0                  0                  0                  1,992                559                  0
 111                206                  0                  0                      0                  0                  0     Yes
 112                  0                  0                  0                      0                  0                  0
 113                255                  0              1,645                  3,225                107                  0
 114                178                  0                  0                      0                385                  0     Yes
 115                  0                  0                  0                  4,521                601                  0
 116                  0                  0                  0                  1,859              1,006                  0
 117              3,500                  0                  0                  5,218              1,607                  0
 118                189                  0                  0                      0                174                  0     Yes
 119                182                  0                  0                      0                 71                  0     Yes
 120              1,279                  0              4,318                  5,206              1,340                  0
 121                  0                  0                  0                      0                  0                  0
 122                724                  0              3,618                  6,890                729                  0
 123                846                  0                  0                  1,612              1,022                  0
 124                185                  0                  0                      0                  0                  0     Yes
 125                842                  0                  0                  1,669              1,283                  0
 126              2,334                  0                  0                  6,043                960                  0
 127                358                  0              1,866                  4,120                541                  0
 128                  0                  0                  0                  1,617                807                  0
 129              2,772                  0                  0                  3,143              2,017                  0
 130                  0                  0                  0                  1,100                746                  0
 131                241                  0                  0                      0                  0                  0     Yes
 132              1,418                  0                  0                  6,039              2,646                  0
 133              2,625                  0                  0                  2,617              1,294                  0
 134                601                  0                  0                  3,090                867                  0
 135                946                  0                  0                  1,136              1,332                  0
 136              2,456                  0                  0                  2,997              1,560                  0
 137                185                  0                  0                      0                 50                  0     Yes
 138                182                  0                  0                      0                  0                  0     Yes
 139              1,470                  0                  0                  6,217                477                  0
 140                482                  0                  0                  2,582                858                  0
 141                  0                  0                  0                      0                  0                  0
 142              1,076                  0                  0                  3,556              1,085                  0
 143              2,726                  0                  0                  1,625              1,136                  0
 144                429                  0              2,303                  8,921                383                  0
 145                346                  0                  0                    567                563                  0
 146                468                  0              1,140                  2,337                833                  0
 147                173                  0                864                      0                  0                  0     Yes
 148                404                  0              2,676                  2,102              2,032                  0
 149                  0                  0                  0                      0                  0                  0
 150                  0                  0                  0                      0                  0                  0     Yes
 151              1,750                  0                  0                  4,899              3,875                  0
 152                773                  0              5,154                  3,507                687                  0
 153                468                  0                  0                  1,685                788                  0
 154                  0                  0                  0                  7,310                569                  0
 155              2,055                  0                  0                  4,052              2,852                  0
155.1                 0                  0                  0                      0                  0                  0
155.2                 0                  0                  0                      0                  0                  0
 156                167                  0                936                  1,033                585                  0
 157                415                  0                  0                  3,695                294                  0
 158                660                  0              2,594                  3,371                268                  0
 159                577                  0                  0                  3,419                392                  0
 160                299                  0              1,231                  3,789                203                  0
 161                173                  0                  0                      0                 88                  0     Yes
 162              2,624                  0                  0                  1,406              1,100                  0
 163              1,885                  0                  0                  4,439                558                  0
163.1                 0                  0                  0                      0                  0                  0
163.2                 0                  0                  0                      0                  0                  0
 164                129                  0                  0                      0                  0                  0     Yes
 165              1,342                  0                  0                  1,647              1,345                  0
 166                173                  0                  0                      0                 87                  0     Yes
 167                  0                  0                  0                      0                  0                  0
 168              1,680                  0                  0                  2,978                755                  0
 169              1,765                  0                  0                  4,139              2,865                  0
 170                815                  0                  0                  2,868                476                  0
 171                958                  0                  0                  3,171              2,444                  0
 172                585                  0                  0                  1,497                621                  0
 173                633                  0                  0                  3,478                340                  0
 174                153                  0                  0                  2,000                 96                  0     Yes
 175                  0                  0                  0                      0                  0                  0
 176                  0                  0                  0                      0                  0                  0
 177                  0                  0                  0                  1,500                341                  0
 178                  0                  0                  0                      0                  0                  0
 179                  0                  0                  0                      0                  0                  0
 180                  0                  0                  0                  2,813                553                  0
 181                  0                  0                  0                  1,581                192                  0
 182                621                  0                  0                  1,314                388                  0
 183                454                  0              2,453                  1,057                387                  0
 184                536                  0                  0                  1,852                839                  0
 185                  0                  0                  0                    706                150                  0

                                               LARGEST TENANT
               -----------------------------------------------------------------------------------------------------------------
                                                                                                                  LEASE
    LOAN #     LARGEST TENANT                                                                    UNIT SIZE      EXPIRATION
    ------     --------------                                                                    ---------      ----------
      1        Putnam Investments                                                                  298,589       03/31/09
      2        EGL Eagle Global Logistics, LP                                                       60,638       04/24/13
      3
      4
      5        RPSI, Inc.                                                                           58,183       01/31/11
     5.1       RPSI, Inc.                                                                           58,183       01/31/11
     5.2       Factory Mutual Insurance Company                                                     11,303       07/31/05
      6        Siebel Systems, Inc.                                                                 42,650       07/31/09
      7        Lillian Vernon Corporation                                                          827,000       08/31/23
      8        USACE                                                                               101,935       8/31/08
      9        Regal Cinemas                                                                        44,288       01/31/20
      10       Outback Steakhouse                                                                    6,000       11/30/10
      11       Albertson's                                                                          80,250       06/30/13
      12
     12.1
     12.2
     12.3
     12.4
     12.5
     12.6
     12.7
     12.8
      13
      14       Ann & Hope                                                                           33,900       05/31/11
      15       Capital Region Orthopaedic Group                                                     44,759       04/30/23
      16       Pennsylvania Blue Shield                                                            213,567       12/31/11
      17       University Medical Diagnostic Associates, Inc.                                       30,726       08/31/17
      18
      19
      20
      21
      22       Office Depot                                                                         30,000       12/31/13
      23       Burke Williams                                                                       20,747       06/15/12
      24
      25       Office Depot                                                                         10,500       05/31/18
      26
      27       A Womans Fitness Company                                                             10,140       04/30/06
      28       Patient's Choice                                                                     17,028       02/28/05
      29       Marshall's                                                                           30,336       11/30/12
      30       Standard Motor Products, Inc.                                                       196,000       07/31/18
      31       Safeway                                                                              48,660       02/28/10
      32       Busch's Inc.                                                                         51,178       11/30/18
      33
      34       Sungear, Inc.                                                                        16,000       05/31/04
      35       Hobby Lobby                                                                          56,464       01/31/16
      36
      37
     37.1
     37.2
     37.3
      38
      39
      40       Commercial Furnishings                                                                4,780       03/31/06
      41
      42       Thomas P. Cox, Architects                                                            11,049       04/30/07
      43       Farmer Jack                                                                          48,860       12/31/20
      44
      45
      46       Farmers Insurance                                                                    23,264       06/30/08
      47
      48       United Agri-Products Florida                                                         19,330       05/31/06
      49       Ralphs Grocery Company                                                               40,000       08/31/11
      50
      51       Stater Brothers                                                                      25,565       06/30/05
      52       Art Van                                                                              36,084       10/31/15
      53
      54
      55
      56
      57
      58
      59       The Window Factory, Inc.                                                             29,258       08/31/06
      60
      61
      62
      63
      64       Neighborhood Centers, Inc.                                                           52,593       08/31/08
      65       Sassoon                                                                              12,556       10/31/11
      66       Salvation Army                                                                       21,820       04/30/04
      67       GSA                                                                                  28,601       09/15/11
      68
      69       ESS                                                                                  11,958       02/28/06
      70
      71       Big Lots                                                                             21,120       01/31/08
      72
      73
      74       Rio Wraps/Pizza Papalis                                                               3,822       02/21/08
      75
      76
      77
      78
      79
      80       Whole Foods                                                                          32,000       09/30/22
      81
      82       CVS                                                                                  10,790       01/31/08
      83       Glendale Neurological Associates                                                     28,208       12/31/15
      84       Deals - Nothing Over a Dollar                                                         8,000       07/31/07
      85
      86       Loan Link                                                                            19,224       08/21/18
      87       Wescom Credit Union                                                                   4,820       09/30/12
      88
      89       Carmike Cinemas                                                                      52,990       06/30/23
      90
     90.1      Eckerd Drug                                                                          10,908       02/23/21
     90.2      Eckerd Drug                                                                          13,306       09/30/19
      91       Staples                                                                              24,264       10/31/13
      92
      93
      94       Albertson subleased Hastings                                                         36,767       12/31/04
      95
      96
      97
      98
      99
     100
     101
     102
     103
     104
     105       CVS                                                                                  11,970       06/30/25
     106
     107       Walgreens                                                                            14,560       12/31/77
     108       Florida Dept. of Revenue                                                             19,453       12/31/09
     109       Eckerd Drug                                                                          13,050       05/08/20
     110
     111       Sav-On                                                                               16,457       01/31/28
     112
     113       King Buffet                                                                           6,300       03/31/12
     114       Walgreens                                                                            14,490       12/31/77
     115
     116
     117
     118       Walgreens                                                                            15,120       07/21/61
     119       Walgreens                                                                            14,560       12/31/77
     120       Monarch Paint                                                                         5,955       06/30/08
     121       Grand Harbour                                                                         8,300       11/30/06
     122       Infogrames (subleased to WebMD)                                                      21,303       03/31/06
     123
     124       Walgreens                                                                            14,725       10/31/20
     125
     126
     127       Dollar General Partners                                                              10,250       07/31/10
     128
     129
     130
     131       Verizon South, Inc. and Contel of the South, Inc. d/b/a Verizon Mid-States           28,930       09/30/19
     132
     133
     134       Food Lion                                                                            29,000       12/31/16
     135
     136
     137       Walgreens                                                                            14,490       04/01/61
     138       Walgreens                                                                            14,490       09/30/62
     139
     140
     141
     142       Winn Dixie Supermarket                                                               40,264       04/30/11
     143
     144       Busa Corporation                                                                      4,360      1/31/2005
     145
     146       Food Lion                                                                            29,000       06/30/18
     147       Eckerd Drug                                                                          13,824       07/31/22
     148       Christian Speakers, et al                                                             4,345       01/31/05
     149
     150       CVS                                                                                  10,880       04/21/25
     151
     152       Saldivar Insurance                                                                    2,903       09/30/03
     153       Food Lion                                                                            29,000      12/31/2016
     154
     155
    155.1
    155.2
     156       Cox Communications                                                                    5,000       12/31/06
     157
     158       Carondelet Health Network                                                             8,506       03/31/05
     159
     160       Traditions Catering                                                                   2,433       10/31/07
     161       Eckerd Drug                                                                          13,824       01/22/23
     162
     163
    163.1
    163.2
     164       CVS Drug Store                                                                       11,725       01/31/21
     165
     166       Eckerd Drug                                                                          13,824       03/26/23
     167
     168
     169
     170
     171
     172
     173
     174       United States of America General Services Administration                               9000       04/06/23
     175
     176
     177
     178
     179
     180
     181
     182
     183       Maria L. Walker, P.C.                                                                 5,097       10/31/08
     184
     185

                                2ND LARGEST TENANT
               -------------------------------------------------------------------------------------
                                                                                        LEASE
    LOAN #     2ND LARGEST TENANT                                       UNIT SIZE    EXPIRATION
    ------     ------------------                                       ---------    ----------
      1        PricewaterhouseCoopers                                     179,105     04/30/05
      2        Tighe Warehousing & Distribution, Inc.                      33,711     08/02/04
      3
      4
      5        Severn Trent Systems                                        18,821     03/31/04
     5.1       Severn Trent Systems                                        18,821     03/31/04
     5.2       Burr Computer Environments                                   9,113     08/31/05
      6        Palmer & Cay Holdings                                       28,927     02/28/09
      7
      8        Object Sciences Corp                                        12,951     03/31/10
      9        Stein Mart                                                  28,000     05/30/14
      10       Roy's Restaurant                                             6,000     02/28/11
      11       Ross Stores Inc.                                            24,790     01/31/04
      12
     12.1
     12.2
     12.3
     12.4
     12.5
     12.6
     12.7
     12.8
      13
      14       Big Lots                                                    33,000     01/31/11
      15       Capital Region Ambulatory Surgery Center                    17,815     10/31/15
      16       Commerce Bank                                               10,792     04/30/05
      17       Indiana University Health Care Associates, Inc.             30,726     01/31/18
      18
      19
      20
      21
      22       T.J. Maxx                                                   27,099     03/31/09
      23       Lululemon                                                    3,093     03/14/08
      24
      25       Johnny Carino's                                              6,297     05/31/18
      26
      27       Q-Ball, Inc.                                                 8,005     08/31/04
      28       Corporate Express                                           17,028     11/30/06
      29       Ross Stores Texas, L.P.                                     30,021     01/31/14
      30       Museum of the City of NY                                    43,000     08/31/08
      31       Osco Drug                                                   17,640     05/31/05
      32       Rite Aid of Michigan                                        13,203     06/04/13
      33
      34       ServPro                                                      7,735     11/30/04
      35       Stein Mart                                                  36,051     01/31/07
      36
      37
     37.1
     37.2
     37.3
      38
      39
      40       Furniture Update                                             4,585     06/30/08
      41
      42       Morpho Technologies                                          8,578     05/31/04
      43       Sears Hardlines                                              7,767     03/31/08
      44
      45
      46       Arbor Homes                                                  5,212     01/14/12
      47
      48       Auto Desk                                                   13,264     09/30/04
      49
      50
      51       Marie Calendars                                              8,827     04/30/06
      52       Rite Aid                                                    11,960     10/31/08
      53
      54
      55
      56
      57
      58
      59       Miramar Martial Arts                                         3,360     03/31/07
      60
      61
      62
      63
      64       Girling Health Care, Inc.                                   15,000     04/30/04
      65       Crew Cuts                                                    7,606     08/31/07
      66       Amazing Savings                                             12,668     08/05/04
      67       Greater Harris County 911                                   15,380     01/31/13
      68
      69       Auto to Auto                                                11,032     10/31/04
      70
      71       Goodwill Industries                                         10,032     04/01/07
      72
      73
      74       A.F. Jonna Development                                       3,111     12/31/12
      75
      76
      77
      78
      79
      80
      81
      82       Southland Corporation                                        3,248     06/30/06
      83       M.I.R.O.                                                     5,047     03/31/08
      84       Part Tyme, LLC                                               5,600     10/31/07
      85
      86       Steris Corporation                                           9,893     02/28/11
      87       Rockler Wood Working Superstore                              4,803     09/30/07
      88
      89
      90
     90.1
     90.2
      91       Golf Mart                                                   20,000     10/31/08
      92
      93
      94       Rite Aid                                                    35,040     11/30/06
      95
      96
      97
      98
      99
     100
     101
     102
     103
     104
     105
     106
     107
     108       Workforce C. FL/FL DCF                                      15,400     08/01/07
     109
     110
     111
     112
     113       International Tobacco Group                                  1,769      4/30/08
     114
     115
     116
     117
     118
     119
     120       International Food Market                                    3,702     06/30/05
     121       United States Postal Service                                 6,500     04/30/10
     122       Taser International                                         11,800     12/31/05
     123
     124
     125
     126
     127       Bureau of Motor Vehicles                                     6,000     02/01/11
     128
     129
     130
     131
     132
     133
     134       CVS                                                          8,450     10/31/12
     135
     136
     137
     138
     139
     140
     141
     142       Super D Drugs                                                6,000     01/31/06
     143
     144       Sports Plus II                                               2,390     05/31/06
     145
     146       Bellsouth Mobility Inc.                                      2,400     05/31/05
     147
     148       Carl R. Eaby, DDS                                            4,110     04/30/13
     149
     150
     151
     152       Richard Waghalter                                            2,546     11/30/06
     153       CVS                                                          8,450     11/30/11
     154
     155
    155.1
    155.2
     156       Sally Beauty                                                 1,600     09/29/06
     157
     158       Healthsouth Corporation                                      3,285     04/15/05
     159
     160       State of Colorado                                            2,361     06/30/05
     161
     162
     163
    163.1
    163.2
     164
     165
     166
     167
     168
     169
     170
     171
     172
     173
     174
     175
     176
     177
     178
     179
     180
     181
     182
     183       Atlanta Center for Athletes                                  3,480     02/28/06
     184
     185

                                  3RD LARGEST TENANT
               ---------------------------------------------------------------------------------------
                                                                                           LEASE
    LOAN #     3RD LARGEST TENANT                                           UNIT SIZE   EXPIRATION
    ------     ------------------                                           ---------   ----------
      1        Sullivan & Worcester                                           105,840    12/31/11
      2        Wall USA, Inc.                                                  28,395    01/23/11
      3
      4
      5        Countrywide Home Loans, Inc.                                    11,668    09/30/08
     5.1       Countrywide Home Loans, Inc.                                    11,668    09/30/08
     5.2       Intel Americas, Inc.                                             7,977    10/31/05
      6        Retek, Inc.                                                     28,265    06/30/05
      7
      8        IRS (GSA)                                                       10,241    03/31/08
      9        Congress Jewelry                                                10,000    09/30/10
      10       Kihei-Wailea Medical Center                                      5,592    05/31/12
      11       Chief Auto (Auto Zone)                                           3,900    04/30/04
      12
     12.1
     12.2
     12.3
     12.4
     12.5
     12.6
     12.7
     12.8
      13
      14       Mike's Gym                                                      25,000    05/31/12
      15       Thomas Nicolla Consulting Service, PLLC                         11,905    10/31/10
      16       Compass Group USA                                                5,379    12/31/04
      17
      18
      19
      20
      21
      22       Books a Million                                                 21,000    02/28/09
      23       Insolito                                                         1,495    02/29/08
      24
      25       Chili's                                                          5,500    05/31/12
      26
      27       Accotink Academy, Inc.                                           6,480    08/31/10
      28       Resolution EBS Inc.                                             11,666    05/31/05
      29       Linens n Things                                                 28,549    01/31/13
      30       Eric Javits, Inc.                                               22,000    10/31/10
      31       Green Valley True Hardware                                       8,000    04/15/08
      32       ACO, Inc.                                                       13,078    01/31/11
      33
      34       Imagination Design Studio                                        5,406    03/31/04
      35       Big Lots                                                        27,925    01/31/05
      36
      37
     37.1
     37.2
     37.3
      38
      39
      40       A & R Henry - Allegro Dance                                      4,549      M-T-M
      41
      42       Avalon Digital Communications                                    4,851    06/30/05
      43       Beth's Hallmark II                                               4,655    04/30/06
      44
      45
      46       Andalex Resources                                                5,038    04/30/06
      47
      48       Diamond Escapes                                                 13,264    12/31/05
      49
      50
      51       Fidelity Savings                                                 3,000    08/31/05
      52       Avenue                                                           4,820    01/31/06
      53
      54
      55
      56
      57
      58
      59       RJS Industries                                                   3,000    07/31/03
      60
      61
      62
      63
      64       Steinman, Blake & Morgan                                         5,921    07/31/04
      65       Hooters                                                          6,635    11/11/08
      66       Minnesota Fabrics                                               10,428    12/31/05
      67       Police Officers Pension                                         12,982    07/31/04
      68
      69       AmSouth Bank                                                     5,762    12/31/09
      70
      71       Hands on Bicycles, Inc                                          10,000    04/30/13
      72
      73
      74       National Processing                                              2,345    12/31/12
      75
      76
      77
      78
      79
      80
      81
      82       All Pet Distributors                                             2,438    12/31/12
      83       Rehabilitation Physicians                                        3,503    11/07/04
      84       Blazing Wings, Inc.                                              5,370    08/31/12
      85
      86       Advanced Protection Industries, Inc.                             9,598    12/31/06
      87       Honey Baked Ham Co.                                              4,025    12/22/09
      88
      89
      90
     90.1
     90.2
      91
      92
      93
      94       REI                                                             15,000    12/31/10
      95
      96
      97
      98
      99
     100
     101
     102
     103
     104
     105
     106
     107
     108       Dollar General                                                   9,520    03/01/06
     109
     110
     111
     112
     113       Tan Dulgence                                                     1,454     4/30/07
     114
     115
     116
     117
     118
     119
     120       Emergency Animal Clinic                                          3,543    03/31/06
     121       Atlanta Bread Company                                            4,180    01/31/10
     122       Simcom/PanAm Flight Academy                                     10,310    10/15/05
     123
     124
     125
     126
     127       Sunshine LLC                                                     2,400    04/01/06
     128
     129
     130
     131
     132
     133
     134       Family Dollar                                                    7,000    12/31/05
     135
     136
     137
     138
     139
     140
     141
     142       Only a Buck                                                      4,260    04/30/06
     143
     144       Executex, Inc.                                                   1,800    02/28/08
     145
     146       The Money Tree                                                   1,200    03/31/04
     147
     148       Realty Acquisitions (Realty Executives Fine Homes)               3,826    12/31/08
     149
     150
     151
     152       DL&J Physical Medicine                                           2,391    09/30/03
     153
     154
     155
    155.1
    155.2
     156       Gamestop                                                         1,584    10/31/07
     157
     158       Terry Lowry M.D.                                                 2,316    08/31/06
     159
     160       Budget Enviro Cleaners                                           2,138    11/30/12
     161
     162
     163
    163.1
    163.2
     164
     165
     166
     167
     168
     169
     170
     171
     172
     173
     174
     175
     176
     177
     178
     179
     180
     181
     182
     183       Complete Care of Georgia                                         2,568    06/30/05
     184
     185

FOOTNOTES TO ANNEX A-1
--------------------------------------------------------------------------------

     (1) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV and Maturity LTV are calculated on an aggregate basis.

     (2) With regard to the One Post Office Square loan, the following fields were calculated using the aggregate Current Balance($) for the entire senior component (pooled and non-pooled): (i) Current LTV %, (ii) Current Balance per Unit ($), (iii) Maturity LTV %, and (iv) UW DSCR.

     (3) For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's Current Balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

     (4) Each number identifies a group of cross collateralized, cross defaulted mortgaged loans.

     (5)  Each number identifies a group of related borrowers.

     (6) For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee").

     (7) The Monthly Debt Service for Loan Numbers 55, 79, 112, 149, 167, 175, 176, 178 and 179 (interest-only loans), is calculated as 1/12th of the product of (i) the Current Balance, (ii) the Interest Rate and (iii) 365/360.

     (8) With respect to One Post Office Square loan, please refer to Annex C for the complete amortization schedule.

     (9) With regard to Loan Numbers 1, 78, 88, 143 and 162, the applicable Mortgage Loan Sellers will remit to the Trustee an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until November 2003.

     (10) Annual Debt Service is calculated by multiplying the monthly debt service by 12.

     (11) For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the Mortgage Loan.

     (12) For ARD Loans, the related Anticipated Repayment Date.

     (13) For ARD Loans, calculated as of the related Anticipated Repayment
          Date.

     (14) The "L" component of the prepayment provision represents remaining lockout payments.

     (15) The UW DSCR for the One Post Office Square loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

     (16) The UW NCF for the 150 Central Park South Loan represents projected cash flow at the related property, as determined by the appraisal obtained in connection with the origination of the Loan, assuming such property was operated as a rental property.

     (17) Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

     (18) Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2


                                  CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                       MORTGAGE                 DATE                  POOL
CUT-OFF DATE BALANCES                   LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
$923,360 - $1,999,999                          30                   $49,158,822            4.1%
$2,000,000 - $2,999,999                        33                    83,824,628            7.0
$3,000,000 - $3,999,999                        26                    89,136,181            7.4
$4,000,000 - $4,999,999                        11                    49,072,511            4.1
$5,000,000 - $6,999,999                        37                   219,049,632           18.2
$7,000,000 - $9,999,999                        20                   167,818,972           14.0
$10,000,000 - $14,999,999                      16                   190,250,383           15.8
$15,000,000 - $24,999,999                       7                   146,478,032           12.2
$25,000,000 - $60,000,000                       5                   206,823,775           17.2
                                     -------------   ---------------------------  -------------
TOTAL                                         185                $1,201,612,937          100.0%
                                     =============   ===========================  =============



                                                                            WEIGHTED AVERAGES
                                     ----------------------------------------------------------------------------------------
                                                             STATED                             CUT-OFF
                                                           REMAINING                             DATE           LTV RATIO
                                         MORTGAGE             TERM               UW               LTV              AT
CUT-OFF DATE BALANCES                      RATE            (MOS.)(1)            DSCR             RATIO         MATURITY(1)
-----------------------------------  ------------------   -------------   -----------------  --------------  ----------------
$923,360 - $1,999,999                           5.5989%       110              1.65x                  66.2%             53.2%
$2,000,000 - $2,999,999                         5.6395        111              1.49x                  73.1              59.6
$3,000,000 - $3,999,999                         5.4625        116              1.55x                  70.3              56.5
$4,000,000 - $4,999,999                         5.9684        110              1.45x                  72.2              60.4
$5,000,000 - $6,999,999                         5.4844        116              2.18x                  70.4              58.2
$7,000,000 - $9,999,999                         5.3880        119              1.56x                  70.5              55.5
$10,000,000 - $14,999,999                       5.4768        112              1.46x                  76.5              64.2
$15,000,000 - $24,999,999                       6.0681        130              1.44x                  70.3              50.4
$25,000,000 - $60,000,000                       5.7040        119              1.78x                  64.8              53.4
                                     ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                           5.6123%       117              1.67x                  70.5%             56.8%
                                     ==================   =============   =================  ==============  ================


----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



                                  MORTGAGE RATES FOR ALL MORTGAGE LOANS


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                       MORTGAGE                 DATE                  POOL
MORTGAGE RATES                          LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
4.2000% - 4.9999%                              27                  $156,233,474           13.0%
5.0000% - 5.4999%                              56                   396,115,489           33.0
5.5000% - 5.9999%                              52                   303,052,287           25.2
6.0000% - 6.4999%                              40                   291,467,018           24.3
6.5000% - 6.9999%                               7                    21,148,468            1.8
7.0000% - 7.4999%                               1                     4,568,000            0.4
8.0000% - 8.6650%                               2                    29,028,201            2.4
                                     -------------   ---------------------------  -------------
TOTAL                                         185                $1,201,612,937          100.0%
                                     =============   ===========================  =============


                                                                               WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                            REMAINING                             DATE           LTV RATIO
                                          MORTGAGE             TERM               UW               LTV              AT
MORTGAGE RATES                              RATE            (MOS.)(1)            DSCR             RATIO         MATURITY(1)
-----------------------------------   ------------------   -------------   -----------------  --------------  ----------------
4.2000% - 4.9999%                                4.6927%        98              2.67x                  64.4%             53.0%
5.0000% - 5.4999%                                5.2395        114              1.67x                  70.6              58.7
5.5000% - 5.9999%                                5.6792        125              1.41x                  74.7              59.2
6.0000% - 6.4999%                                6.1946        130              1.46x                  71.0              55.0
6.5000% - 6.9999%                                6.5803        112              1.32x                  74.1              60.0
7.0000% - 7.4999%                                7.2200        120              1.23x                  72.7              58.6
8.0000% - 8.6650%                                8.1474         72              1.48x                  49.3              42.4
                                      ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                            5.6123%       117              1.67x                  70.5%             56.8%
                                      ==================   =============   =================  ==============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



                    ORIGINAL TERM TO MATURITY IN MONTHS FOR ALL MORTGAGE LOANS (1)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
ORIGINAL TERM TO                       MORTGAGE                 DATE                  POOL
MATURITY IN MONTHS                      LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
60 - 84                                        19                  $100,780,533            8.4%
85 - 120                                      161                 1,038,649,610           86.4
121 - 240                                       5                    62,182,794            5.2
                                     -------------   ---------------------------  -------------
TOTAL                                         185                $1,201,612,937          100.0%
                                     =============   ===========================  =============


                                                                             WEIGHTED AVERAGES
                                     ----------------------------------------------------------------------------------------
                                                             STATED                             CUT-OFF
                                                           REMAINING                             DATE           LTV RATIO
ORIGINAL TERM TO                         MORTGAGE             TERM               UW               LTV              AT
MATURITY IN MONTHS                         RATE            (MOS.)(1)            DSCR             RATIO         MATURITY(1)
-----------------------------------  ------------------   -------------   -----------------  --------------  ----------------
60 - 84                                         4.8735%        63              1.73x                  71.6%            65.9%
85 - 120                                        5.6731        118              1.67x                  70.8             58.0
121 - 240                                       5.7941        201              1.63x                  63.6             22.7
                                     ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                           5.6123%       117              1.67x                  70.5%            56.8%
                                     ==================   =============   =================  ==============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-1


                REMAINING TERM TO MATURITY IN MONTHS FOR ALL MORTGAGE LOANS (1)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
REMAINING TERM TO                      MORTGAGE                 DATE                  POOL
MATURITY IN MONTHS                      LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
57 - 84                                        21                  $129,808,734           10.8%
85 - 120                                      159                 1,009,621,409           84.0
121 - 240                                       5                    62,182,794            5.2
                                     -------------   ---------------------------  -------------
TOTAL                                         185                $1,201,612,937          100.0%
                                     =============   ===========================  =============


                                                                         WEIGHTED AVERAGES
                                     ----------------------------------------------------------------------------------------
                                                             STATED                             CUT-OFF
                                                           REMAINING                             DATE           LTV RATIO
REMAINING TERM TO                        MORTGAGE             TERM               UW               LTV              AT
MATURITY IN MONTHS                         RATE            (MOS.)(1)            DSCR             RATIO         MATURITY(1)
-----------------------------------  ------------------   -------------   -----------------  --------------  ----------------
57 - 84                                         5.6056%        65              1.67x                  66.6%            60.6%
85 - 120                                        5.6020        119              1.68x                  71.4             58.5
121 - 240                                       5.7941        201              1.63x                  63.6             22.7
                                     ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                           5.6123%       117              1.67x                  70.5%            56.8%
                                     ==================   =============   =================  ==============  ================


----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



             ORIGINAL AMORTIZATION TERM IN MONTHS FOR ALL MORTGAGE LOANS (1)


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
ORIGINAL AMORTIZATION                  MORTGAGE                 DATE                  POOL
TERM IN MONTHS                          LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
120 - 180                                       4                   $23,670,607            2.0%
181 - 240                                       7                    40,308,887            3.4
241 - 300                                      37                   222,751,382           18.9
301 - 330                                       1                     4,596,704            0.4
331 - 360                                     127                   885,075,357           75.2
                                     -------------   ---------------------------  -------------
TOTAL                                         176                $1,176,402,937          100.0%
                                     =============   ===========================  =============


                                                                          WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                            REMAINING                             DATE           LTV RATIO
ORIGINAL AMORTIZATION                     MORTGAGE             TERM               UW               LTV              AT
TERM IN MONTHS                              RATE            (MOS.)(2)            DSCR             RATIO         MATURITY(2)
-----------------------------------   ------------------   -------------   -----------------  --------------  ----------------
120 - 180                                        5.0453%       144              1.76x                  43.2%              0.3%
181 - 240                                        6.1203        195              1.44x                  66.7              18.6
241 - 300                                        6.0118        112              1.49x                  68.3              53.3
301 - 330                                        8.6650         82              1.29x                  68.6              61.6
331 - 360                                        5.5198        116              1.56x                  72.9              61.5
                                      ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                           5.6363%        118              1.54x                  71.2%             57.3%
                                      ==================   =============   =================  ==============  ================

----------
(1)  Does not include the mortgage loans that are interest-only for thier entire term.
(2)  For ARD loans, the respective Anticipated Repayment Date.


                  REMAINING AMORTIZATION TERM IN MONTHS FOR ALL MORTGAGE LOANS (1)


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
REMAINING AMORTIZATION                 MORTGAGE                 DATE                  POOL
TERM IN MONTHS                          LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
117 - 180                                       4                   $23,670,607            2.0%
181 - 240                                       8                    64,740,384            5.5
241 - 300                                      37                   202,916,589           17.2
331 - 360                                     127                   885,075,357           75.2
                                     -------------   ---------------------------  -------------
TOTAL                                         176                $1,176,402,937          100.0%
                                     =============   ===========================  =============



                                                                         WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                            REMAINING                             DATE           LTV RATIO
REMAINING AMORTIZATION                    MORTGAGE             TERM               UW               LTV              AT
TERM IN MONTHS                              RATE            (MOS.)(2)            DSCR             RATIO         MATURITY(2)
-----------------------------------   ------------------   -------------   -----------------  --------------  ----------------
117 - 180                                        5.0453%       144              1.76x                  43.2%              0.3%
181 - 240                                        6.8485        148              1.47x                  58.8              26.2
241 - 300                                        5.8265        116              1.48x                  71.0              55.2
331 - 360                                        5.5198        116              1.56x                  72.9              61.5
                                      ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                           5.6363%        118              1.54x                  71.2%             57.3%
                                      ==================   =============   =================  ==============  ================

----------
(1)  Does not include the mortgage loans that are interest-only for thier entire term.
(2)  For ARD loans, the respective Anticipated Repayment Date.


                             AMORTIZATION TYPES FOR ALL MORTGAGE LOANS


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                       MORTGAGE                 DATE                  POOL
AMORTIZATION TYPES                      LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
Balloon Loans(2)                              157                  $995,749,316           82.9%
I/O - Balloon                                   3                    67,330,000            5.6
Fully-Amortizing                                6                    48,930,607            4.1
ARD Loans                                       9                    44,393,014            3.7
Interest Only(3)                                9                    25,210,000            2.1
I/O - ARD                                       1                    20,000,000            1.7
                                     -------------   ---------------------------  -------------
TOTAL                                         185                $1,201,612,937          100.0%
                                     =============   ===========================  =============



                                                                               WEIGHTED AVERAGES
                                       ----------------------------------------------------------------------------------------
                                                               STATED                             CUT-OFF
                                                             REMAINING                             DATE           LTV RATIO
                                           MORTGAGE             TERM               UW               LTV              AT
AMORTIZATION TYPES                           RATE            (MOS.)(1)            DSCR             RATIO         MATURITY(1)
-----------------------------------    ------------------   -------------   -----------------  --------------  ----------------
Balloon Loans(2)                                  5.6434%       113              1.49x                  73.2%             60.8%
I/O - Balloon                                     5.4419        120              2.34x                  46.9              41.2
Fully-Amortizing                                  5.6827        193              1.64x                  53.7               1.0
ARD Loans                                         5.7424        119              1.43x                  77.6              64.3
Interest Only(3)                                  4.4938         73              7.66x                  37.3              37.3
I/O - ARD                                         5.5900        178              1.36x                  80.0              59.4
                                       ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                            5.6123%        117              1.67x                  70.5%             56.8%
                                       ==================   =============   =================  ==============  ================


----------
(1)  For ARD loans, the respective Anticipated Repayment Date.
(2) Excludes the mortgage loans which pay interest-only for a portion of their term.
(3) The mortgage loans provides for monthly payments of interest-only for the entire term of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.


                                     A-2-2


          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR ALL MORTGAGE LOANS



UNDERWRITTEN                                                 AGGREGATE                % OF
CASH FLOW                             NUMBER OF               CUT-OFF               INITIAL
DEBT SERVICE                           MORTGAGE                 DATE                  POOL
COVERAGE RATIOS                         LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
1.20x - 1.29x                                  12                   $85,659,187            7.1%
1.30x - 1.34x                                  16                    72,846,591            6.1
1.35x - 1.39x                                  23                   200,618,780           16.7
1.40x - 1.44x                                  28                   184,401,858           15.3
1.45x - 1.49x                                  23                   135,610,775           11.3
1.50x - 1.69x                                  58                   340,214,947           28.3
1.70x - 1.99x                                  10                    63,882,563            5.3
2.00x - 2.99x                                  12                   103,561,585            8.6
3.00x - 4.99x                                   2                     8,316,651            0.7
5.00x - 22.55x                                  1                     6,500,000            0.5
                                     -------------   ---------------------------  -------------
TOTAL                                         185                $1,201,612,937          100.0%
                                     =============   ===========================  =============


                                                                            WEIGHTED AVERAGES
                                       ----------------------------------------------------------------------------------------
UNDERWRITTEN                                                   STATED                             CUT-OFF
CASH FLOW                                                    REMAINING                             DATE           LTV RATIO
DEBT SERVICE                               MORTGAGE             TERM               UW               LTV              AT
COVERAGE RATIOS                              RATE            (MOS.)(1)            DSCR             RATIO         MATURITY(1)
-----------------------------------    ------------------   -------------   -----------------  --------------  ----------------
1.20x - 1.29x                                     6.1267%       117              1.25x                  77.3%             61.2%
1.30x - 1.34x                                     6.0793        119              1.31x                  74.9              61.9
1.35x - 1.39x                                     5.8168        124              1.37x                  75.8              62.1
1.40x - 1.44x                                     5.6066        112              1.42x                  75.5              61.6
1.45x - 1.49x                                     5.3153        111              1.47x                  77.1              64.8
1.50x - 1.69x                                     5.5388        120              1.56x                  70.5              54.3
1.70x - 1.99x                                     5.9135        118              1.82x                  63.4              50.5
2.00x - 2.99x                                     5.0195        107              2.44x                  44.9              38.3
3.00x - 4.99x                                     4.9333        140              3.07x                  34.1              26.8
5.00x - 22.55x                                    4.8500        118              22.55x                  6.8               6.8
                                       ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                             5.6123%       117               1.67x                 70.5%             56.8%
                                       ==================   =============   =================  ==============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



                               CUT-OFF DATE LTV RATIOS FOR ALL MORTGAGE LOANS


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
CUT-OFF DATE                           MORTGAGE                 DATE                  POOL
LTV RATIOS                              LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
6.8% - 49.9%                                   12                  $131,941,233           11.0%
50.0% - 59.9%                                  14                    45,155,265            3.8
60.0% - 64.9%                                  16                   119,164,341            9.9
65.0% - 69.9%                                  18                    74,991,533            6.2
70.0% - 74.9%                                  36                   206,171,814           17.2
75.0% - 80.0%                                  89                   624,188,751           51.9
                                     -------------   ---------------------------  -------------
TOTAL                                         185                $1,201,612,937          100.0%
                                     =============   ===========================  =============



                                                                          WEIGHTED AVERAGES
                                       ----------------------------------------------------------------------------------------
                                                               STATED                             CUT-OFF
                                                             REMAINING                             DATE           LTV RATIO
CUT-OFF DATE                               MORTGAGE             TERM               UW               LTV              AT
LTV RATIOS                                   RATE            (MOS.)(1)            DSCR             RATIO         MATURITY(1)
-----------------------------------    ------------------   -------------   -----------------  --------------  ----------------
6.8% - 49.9%                                      5.6277%       108              3.29x                  40.8%             33.1%
50.0% - 59.9%                                     5.4321        124              1.76x                  55.4              33.6
60.0% - 64.9%                                     5.9858        141              1.63x                  63.7              41.7
65.0% - 69.9%                                     5.5659        114              1.54x                  68.2              54.5
70.0% - 74.9%                                     5.8815        118              1.42x                  73.1              60.8
75.0% - 80.0%                                     5.4675        115              1.43x                  78.5              65.4
                                       ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                             5.6123%       117              1.67x                  70.5%             56.8%
                                       ==================   =============   =================  ==============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



                    MATURITY DATE LTV RATIOS FOR ALL MORTGAGE LOANS (1),(2)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
MATURITY DATE                          MORTGAGE                 DATE                  POOL
LTV RATIOS                              LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------

6.8% - 29.9%                                    2                   $13,491,651            1.2%
30.0% - 49.9%                                  20                   172,326,259           15.0
50.0% - 59.9%                                  55                   238,208,021           20.7
60.0% - 64.9%                                  41                   305,499,666           26.5
65.0% - 69.9%                                  54                   366,216,860           31.8
70.0% - 73.8%                                   7                    56,939,873            4.9
                                     -------------   ---------------------------  -------------
TOTAL                                         179                $1,152,682,330          100.0%
                                     =============   ===========================  =============



                                                                         WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                            REMAINING                             DATE           LTV RATIO
MATURITY DATE                             MORTGAGE             TERM               UW               LTV              AT
LTV RATIOS                                  RATE            (MOS.)(1)            DSCR             RATIO         MATURITY(1)
-----------------------------------   ------------------   -------------   -----------------  --------------  ----------------

6.8% - 29.9%                                     4.9485%       137             12.45x                 20.5%             16.0%
30.0% - 49.9%                                    5.8794        109              2.06x                 50.9              41.9
50.0% - 59.9%                                    5.6240        121              1.51x                 69.6              56.0
60.0% - 64.9%                                    5.6325        117              1.43x                 75.3              62.4
65.0% - 69.9%                                    5.5654        118              1.43x                 79.0              66.3
70.0% - 73.8%                                    5.0457         59              1.52x                 78.9              72.9
                                      ------------------   -------------   -----------------  --------------  ----------------
                                                5.6093%        114              1.67x                 71.2%             59.2%
TOTAL                                 ==================   =============   =================  ==============  ================

----------------------
(1)  For ARD loans, the respective Anticipated Repayment Date.
(2)  Excludes fully amortizing mortgage loans.



                                     A-2-3


                        TYPE OF MORTGAGED PROPERTIES FOR ALL MORTGAGE LOANS (1)


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                      MORTGAGED                 DATE                  POOL
PROPERTY TYPE                         PROPERTIES              BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
MULTIFAMILY
   Garden                                      71                  $295,919,959           24.6%
   Mid/High Rise                                3                    45,721,030            3.8
   Coop                                         1                     6,500,000            0.5
                                     -------------   ---------------------------  -------------
SUBTOTAL                                       75                  $348,140,989           29.0%

RETAIL
   Anchored                                    38                  $214,134,151           17.8%
   Shadow Anchored                              7                    43,778,408            3.6
   Unanchored                                   6                    29,038,242            2.4
                                     -------------   ---------------------------  -------------
SUBTOTAL                                       51                  $286,950,801           23.9%

OFFICE
   Suburban                                    18                  $130,742,777           10.9%
   CBD                                          4                   102,702,986            8.5
                                     -------------   ---------------------------  -------------
SUBTOTAL                                       22                  $233,445,762           19.4%

MANUFACTURED HOUSING                           31                  $124,736,095           10.4%

MIXED USE
   Industrial/Office                            1                   $50,871,090            4.2%
   Office/Retail                                2                    11,494,691            1.0
   Multifamily/Retail                           1                    11,250,000            0.9
                                     -------------   ---------------------------  -------------
SUBTOTAL                                        4                   $73,615,781            6.1%

INDUSTRIAL
   Flex                                         7                   $49,317,209            4.1%
   Warehouse/Distribution                       1                    24,000,000            2.0
                                     -------------   ---------------------------  -------------
SUBTOTAL                                        8                   $73,317,209            6.1%

HOTEL
   Full Service                                 1                   $36,000,000            3.0%
                                     -------------   ---------------------------  -------------
SUBTOTAL                                        1                   $36,000,000            3.0%

STORAGE                                         4                   $13,459,597            1.1%

PARKING GARAGE                                  1                    $7,350,000            0.6%

THEATER                                         1                    $4,596,704            0.4%
                                     -------------   ---------------------------  -------------
TOTAL                                         198                $1,201,612,937          100.0%
                                     =============   ===========================  =============


                                                            WEIGHTED AVERAGES
                                       ------------------------------------------------------
                                                              CUT-OFF
                                                                DATE
                                              UW                LTV
PROPERTY TYPE                                DSCR              RATIO           OCCUPANCY
-----------------------------------    ------------------   -------------   -----------------
MULTIFAMILY
   Garden                                    1.52x                  74.9%               94.6%
   Mid/High Rise                             1.42x                  73.5                96.0
   Coop                                     22.55x                   6.8               100.0
                                       ------------------   -------------   -----------------
SUBTOTAL                                     1.90x                  73.4%               94.9%

RETAIL
   Anchored                                  1.56x                  72.6%               97.6%
   Shadow Anchored                           1.46x                  75.2                97.2
   Unanchored                                1.62x                  66.2                97.0
                                       ------------------   -------------   -----------------
SUBTOTAL                                     1.55x                  72.3%               97.5%

OFFICE
   Suburban                                  1.47x                  73.6%               96.0%
   CBD                                       2.04x                  49.0                93.8
                                       ------------------   -------------   -----------------
SUBTOTAL                                     1.72x                  62.8%               95.1%

MANUFACTURED HOUSING                         1.49x                  75.7%               92.4%

MIXED USE
   Industrial/Office                         1.36x                  74.3%               88.9%
   Office/Retail                             1.44x                  70.8               100.0
   Multifamily/Retail                        1.30x                  70.3               100.0
                                       ------------------   -------------   -----------------
SUBTOTAL                                     1.36x                  73.1%               92.3%

INDUSTRIAL
   Flex                                      1.37x                  71.8%               92.1%
   Warehouse/Distribution                    1.51x                  64.2               100.0
                                       ------------------   -------------   -----------------
SUBTOTAL                                     1.42x                  69.3%               94.7%

HOTEL
   Full Service                              1.84x                  63.2%                NAP
                                       ------------------   -------------   -----------------
SUBTOTAL                                     1.84x                  63.2%                NAP

STORAGE                                      1.33x                  73.8%               74.0%

PARKING GARAGE                               2.46x                  27.8%                NAP

THEATER                                      1.29x                  68.6%              100.0%
                                       ------------------   -------------   -----------------
TOTAL                                        1.67X                  70.5%               94.9%
                                       ==================   =============   =================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


                                     A-2-4


                         MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                      MORTGAGED                 DATE                  POOL
STATE                                 PROPERTIES              BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
Massachusetts                                   4                  $130,837,109           10.9%
Texas                                          21                   108,753,750            9.1
California                                     15                   106,135,158            8.8
Florida                                        14                    85,660,381            7.1
Maryland                                        4                    79,646,001            6.6
Michigan                                       11                    76,650,210            6.4
Virginia                                        5                    63,940,460            5.3
Georgia                                        13                    60,413,314            5.0
New York                                        6                    51,452,954            4.3
Arizona                                        11                    49,126,497            4.1
Illinois                                       15                    45,823,788            3.8
Ohio                                           10                    36,133,774            3.0
Pennsylvania                                    5                    30,418,517            2.5
North Carolina                                  8                    26,680,538            2.2
Alabama                                         3                    26,009,383            2.2
Hawaii                                          2                    25,488,828            2.1
Wisconsin                                       6                    23,367,099            1.9
Tennessee                                       5                    21,552,928            1.8
Mississippi                                     4                    20,266,957            1.7
New Hampshire                                   8                    16,564,654            1.4
Minnesota                                       2                    15,616,088            1.3
Indiana                                         2                    15,340,000            1.3
Kansas                                          2                    11,913,310            1.0
Kentucky                                        1                    11,326,686            0.9
South Carolina                                  4                    10,145,799            0.8
Colorado                                        3                    10,010,674            0.8
Washington                                      4                     8,260,734            0.7
Utah                                            1                     7,300,000            0.6
Alaska                                          1                     5,000,000            0.4
Oregon                                          1                     3,771,347            0.3
New Jersey                                      1                     3,528,165            0.3
Montana                                         1                     3,250,000            0.3
West Virginia                                   1                     2,993,655            0.2
Nevada                                          1                     2,497,461            0.2
New Mexico                                      1                     2,400,000            0.2
Maine                                           1                     2,237,620            0.2
Idaho                                           1                     1,099,098            0.1
                                     -------------   ---------------------------  -------------
TOTAL                                         198                $1,201,612,937          100.0%
                                     =============   ===========================  =============


                                                                             WEIGHTED AVERAGES
                                       ----------------------------------------------------------------------------------------
                                                               STATED                             CUT-OFF
                                                             REMAINING                             DATE           LTV RATIO
                                           MORTGAGE             TERM               UW               LTV              AT
STATE                                        RATE            (MOS.)(2)            DSCR             RATIO         MATURITY(2)
-----------------------------------    ------------------   -------------   -----------------  --------------  ----------------
Massachusetts                                     5.6689%       117              1.92x                  59.9%             51.7%
Texas                                             5.6247        116              1.49x                  74.7              62.0
California                                        5.7981        122              1.50x                  70.4              57.8
Florida                                           5.5879        106              1.46x                  75.9              63.7
Maryland                                          5.7317        116              1.54x                  72.0              56.4
Michigan                                          5.3442        119              1.71x                  68.4              54.5
Virginia                                          6.0281        165              1.48x                  70.6              39.7
Georgia                                           6.8919         96              1.51x                  60.0              50.0
New York                                          5.1608        110              4.16x                  61.8              43.6
Arizona                                           5.4012        119              1.41x                  72.7              60.5
Illinois                                          4.9643         91              1.96x                  62.9              56.0
Ohio                                              5.5887        104              1.47x                  75.1              63.6
Pennsylvania                                      5.3740        118              1.50x                  67.8              51.0
North Carolina                                    5.1467        112              1.48x                  77.4              65.0
Alabama                                           5.2427        119              1.40x                  79.3              65.1
Hawaii                                            5.5060        165              1.39x                  77.5              58.8
Wisconsin                                         5.3427        119              1.41x                  79.2              65.9
Tennessee                                         5.7251        119              1.50x                  75.3              61.6
Mississippi                                       5.5794        119              1.49x                  73.9              56.8
New Hampshire                                     5.0000        118              1.43x                  79.3              65.3
Minnesota                                         4.9265        118              1.54x                  78.4              64.4
Indiana                                           6.4351        120              1.28x                  77.9              66.9
Kansas                                            5.0349        119              1.45x                  79.4              65.4
Kentucky                                          5.1200         81              1.43x                  79.2              66.8
South Carolina                                    5.5384        118              1.44x                  78.8              62.9
Colorado                                          5.7381        119              1.39x                  73.5              56.2
Washington                                        5.6247        118              1.56x                  65.2              51.8
Utah                                              5.7500        120              1.41x                  77.2              65.0
Alaska                                            5.8600        120              1.91x                  59.2              50.0
Oregon                                            5.3900        119              1.39x                  75.4              62.9
New Jersey                                        6.1200        119              1.50x                  72.2              61.5
Montana                                           5.9900        120              1.32x                  78.5              68.0
West Virginia                                     5.0300         58              1.48x                  79.8              73.8
Nevada                                            5.1900        119              1.44x                  72.4              60.0
New Mexico                                        5.9600        120              1.57x                  70.6              59.8
Maine                                             5.0000        119              1.52x                  79.9              65.8
Idaho                                             6.0400        119              1.71x                  66.6              56.6
                                       ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                             5.6123%       117              1.67x                  70.5%             56.8%
                                       ==================   =============   =================  ==============  ================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-5


                      CURRENT OCCUPANCY RATES FOR ALL MORTGAGE LOANS (1),(2),(3)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
CURRENT                               MORTGAGED                 DATE                  POOL
OCCUPANY RATES                        PROPERTIES              BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
68.6 - 85.0                                    13                   $60,239,879            5.2%
85.1 - 90.0                                    14                   116,104,689           10.0
90.1 - 95.0                                    40                   324,418,767           28.0
95.1 - 100.0                                  129                   657,499,603           56.8
                                     -------------   ---------------------------  -------------
TOTAL                                         196                $1,158,262,937          100.0%
                                     =============   ===========================  =============


                                                                          WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                            REMAINING                             DATE           LTV RATIO
CURRENT                                   MORTGAGE             TERM               UW               LTV              AT
OCCUPANY RATES                              RATE            (MOS.)(4)            DSCR             RATIO         MATURITY(4)
-----------------------------------   ------------------   -------------   -----------------  --------------  ----------------
68.6 - 85.0                                      5.9975%       118              1.43x                  73.7%             61.5%
85.1 - 90.0                                      5.8461        117              1.41x                  74.7              63.0
90.1 - 95.0                                      5.3803        115              1.65x                  70.1              58.1
95.1 - 100.0                                     5.6305        118              1.73x                  70.5              55.8
                                      ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                            5.6011%       117              1.66x                  71.0%             57.4%
                                      ==================   =============   =================  ==============  ================


----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  Excludes the hotel and parking garage properties.
(4)  For ARD loans, the respective Anticipated Repayment Date.





                       YEARS BUILT/RENOVATED FOR ALL MORTGAGE LOANS (1),(2)


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
YEARS                                 MORTGAGED                 DATE                  POOL
BUILT/RENOVATED                       PROPERTIES              BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
1919 - 1959                                     1                    $9,931,143            0.8%
1960 - 1969                                    13                    54,279,840            4.5
1970 - 1979                                    24                    95,017,224            7.9
1980 - 1989                                    34                   245,869,614           20.5
1990 - 1999                                    43                   253,295,741           21.1
2000 - 2003                                    83                   543,219,376           45.2
                                     -------------   ---------------------------  -------------
TOTAL                                         198                $1,201,612,937          100.0%
                                     =============   ===========================  =============


                                                                          WEIGHTED AVERAGES
                                       ----------------------------------------------------------------------------------------
                                                               STATED                             CUT-OFF
                                                             REMAINING                             DATE           LTV RATIO
YEARS                                      MORTGAGE             TERM               UW               LTV              AT
BUILT/RENOVATED                              RATE            (MOS.)(3)            DSCR             RATIO         MATURITY(3)
-----------------------------------    ------------------   -------------   -----------------  --------------  ----------------
1919 - 1959                                       5.5000%       178              1.44x                  52.3%              0.6%
1960 - 1969                                       5.4843        115              1.47x                  77.1              64.3
1970 - 1979                                       5.5155        110              1.54x                  70.5              56.6
1980 - 1989                                       5.5467        126              1.68x                  66.2              50.1
1990 - 1999                                       5.7836        112              1.55x                  69.7              57.4
2000 - 2003                                       5.5939        116              1.77x                  72.4              60.0
                                       ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                             5.6123%       117              1.67x                  70.5%             56.8%
                                       ==================   =============   =================  ==============  ================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For ARD loans, the respective Anticipated Repayment Date.




                                PREPAYMENT PROTECTION FOR ALL MORTGAGE LOANS



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                       MORTGAGE                 DATE                  POOL
PREPAYMENT PROTECTION                   LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
LO-Defeasance                                 177                $1,118,930,722           93.1%
LO-Yield Maintenance                            7                    58,250,718            4.8
Yield Maintenance                               1                    24,431,497            2.0
                                     -------------   ---------------------------  -------------
TOTAL                                         185                $1,201,612,937          100.0%
                                     =============   ===========================  =============



                                                                           WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                            REMAINING                             DATE           LTV RATIO
                                          MORTGAGE             TERM               UW               LTV              AT
PREPAYMENT PROTECTION                       RATE            (MOS.)(1)            DSCR             RATIO         MATURITY(1)
-----------------------------------   ------------------   -------------   -----------------  --------------  ----------------
LO-Defeasance                                    5.5838%       117              1.56x                  71.4%             57.6%
LO-Yield Maintenance                             5.1374        135              4.00x                  62.3              49.1
Yield Maintenance                                8.0500         70              1.51x                  45.7              38.8
                                      ------------------   -------------   -----------------  --------------  ----------------
TOTAL                                            5.6123%       117              1.67x                  70.5%             56.8%
                                      ==================   =============   =================  ==============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-6

                                                                       ANNEX A-2



                        CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
                                       MORTGAGE                 DATE              LOAN GROUP 1
CUT-OFF DATE BALANCES                   LOANS                 BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
$1,000,000 - $1,999,999                        12                   $20,850,471             2.5%
$2,000,000 - $2,999,999                        20                    50,914,545             6.1
$3,000,000 - $3,999,999                        16                    52,902,788             6.3
$4,000,000 - $4,999,999                         8                    35,926,784             4.3
$5,000,000 - $6,999,999                        19                   113,044,967            13.5
$7,000,000 - $9,999,999                        14                   117,751,064            14.0
$10,000,000 - $14,999,999                      12                   144,127,644            17.2
$15,000,000 - $24,999,999                       6                   129,913,378            15.5
$25,000,000 - $60,000,000                       4                   172,871,090            20.6
                                     -------------   ---------------------------  --------------
TOTAL                                         111                  $838,302,730           100.0%
                                     =============   ===========================  ==============



                                                                           WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                             REMAINING                             DATE          LTV RATIO
                                          MORTGAGE             TERM               UW               LTV              AT
CUT-OFF DATE BALANCES                       RATE             (MOS.)(1)           DSCR             RATIO         MATURITY(1)
-----------------------------------   ------------------   --------------  -----------------   -------------  ----------------
$1,000,000 - $1,999,999                          5.9814%        126             1.51x                  68.5%             52.4%
$2,000,000 - $2,999,999                          5.6449         109             1.49x                  72.5              58.9
$3,000,000 - $3,999,999                          5.6576         119             1.54x                  70.2              57.6
$4,000,000 - $4,999,999                          6.0783         107             1.47x                  70.2              59.2
$5,000,000 - $6,999,999                          5.6585         118             2.75x                  67.0              54.4
$7,000,000 - $9,999,999                          5.4543         124             1.58x                  68.9              52.3
$10,000,000 - $14,999,999                        5.5549         110             1.46x                  75.6              63.8
$15,000,000 - $24,999,999                        6.2043         132             1.44x                  69.2              48.5
$25,000,000 - $60,000,000                        5.7342         119             1.88x                  61.9              52.0
                                      ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                            5.7374%        119             1.74x                  68.8%             54.9%
                                      ==================   ==============  =================   =============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.





                         MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
                                       MORTGAGE                 DATE              LOAN GROUP 1
MORTGAGE RATES                          LOANS                 BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
4.2500% - 4.9999%                              11                   $84,378,342            10.1%
5.0000% - 5.4999%                              32                   250,198,245            29.8
5.5000% - 5.9999%                              30                   194,321,144            23.2
6.0000% - 6.4999%                              28                   254,660,330            30.4
6.5000% - 6.9999%                               7                    21,148,468             2.5
7.0000% - 7.4999%                               1                     4,568,000             0.5
8.0000% - 8.6650%                               2                    29,028,201             3.5
                                     -------------   ---------------------------  --------------
TOTAL                                         111                  $838,302,730           100.0%
                                     =============   ===========================  ==============


                                                                        WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                             REMAINING                             DATE          LTV RATIO
                                          MORTGAGE             TERM               UW               LTV              AT
MORTGAGE RATES                              RATE             (MOS.)(1)           DSCR             RATIO         MATURITY(1)
-----------------------------------   ------------------   --------------  -----------------   -------------  ----------------
4.2500% - 4.9999%                                4.7850%        103             3.38x                  61.9%             49.8%
5.0000% - 5.4999%                                5.2482         111             1.79x                  66.9              55.9
5.5000% - 5.9999%                                5.6782         128             1.43x                  73.5              57.8
6.0000% - 6.4999%                                6.2073         131             1.46x                  71.0              54.5
6.5000% - 6.9999%                                6.5803         112             1.32x                  74.1              60.0
7.0000% - 7.4999%                                7.2200         120             1.23x                  72.7              58.6
8.0000% - 8.6650%                                8.1474         72              1.48x                  49.3              42.4
                                      ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                            5.7374%        119             1.74x                  68.8%             54.9%
                                      ==================   ==============  =================   =============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



           ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
ORIGINAL TERM TO                       MORTGAGE                 DATE              LOAN GROUP 1
MATURITY IN MONTHS                      LOANS                 BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
60 - 84                                         8                   $65,019,588             7.8%
85 - 120                                       98                   711,100,349            84.8
121 - 240                                       5                    62,182,794             7.4
                                     -------------   ---------------------------  --------------
TOTAL                                         111                  $838,302,730           100.0%
                                     =============   ===========================  ==============



                                                                         WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                             REMAINING                             DATE          LTV RATIO
ORIGINAL TERM TO                          MORTGAGE             TERM               UW               LTV              AT
MATURITY IN MONTHS                          RATE             (MOS.)(1)           DSCR             RATIO         MATURITY(1)
-----------------------------------   ------------------   --------------  -----------------   -------------  ----------------
60 - 84                                          5.1475%        63              1.48x                  77.7%             70.7%
85 - 120                                         5.7863         117             1.78x                  68.4              56.3
121 - 240                                        5.7941         201             1.63x                  63.6              22.7
                                      ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                            5.7374%        119             1.74x                  68.8%             54.9%
                                      ==================   ==============  =================   =============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



                                     A-2-7



            REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
REMAINING TERM TO                      MORTGAGE                 DATE              LOAN GROUP 1
MATURITY IN MONTHS                      LOANS                 BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
57 - 84                                        10                   $94,047,788            11.2%
85 - 120                                       96                   682,072,148            81.4
121 - 240                                       5                    62,182,794             7.4
                                     -------------   ---------------------------  --------------
TOTAL                                         111                  $838,302,730           100.0%
                                     =============   ===========================  ==============



                                                                          WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                             REMAINING                             DATE          LTV RATIO
REMAINING TERM TO                         MORTGAGE             TERM               UW               LTV              AT
MATURITY IN MONTHS                          RATE             (MOS.)(1)           DSCR             RATIO         MATURITY(1)
-----------------------------------   ------------------   --------------  -----------------   -------------  ----------------
57 - 84                                          6.0735%        66              1.48x                  68.9%             62.0%
85 - 120                                         5.6858         119             1.79x                  69.2              56.9
121 - 240                                        5.7941         201             1.63x                  63.6              22.7
                                      ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                            5.7374%        119             1.74x                  68.8%             54.9%
                                      ==================   ==============  =================   =============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.




         ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
ORIGINAL AMORTIZATION                  MORTGAGE                 DATE              LOAN GROUP 1
TERM IN MONTHS                          LOANS                 BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
120 - 180                                       3                   $19,749,939             2.4%
181 - 240                                       5                    36,721,333             4.4
241 - 300                                      24                   158,895,292            19.1
301 - 330                                       1                     4,596,704             0.6
331 - 360                                      77                   611,839,462            73.6
                                     -------------   ---------------------------  --------------
TOTAL                                         110                  $831,802,730           100.0%
                                     =============   ===========================  ==============


                                                                          WEIGHTED AVERAGES
                                       ----------------------------------------------------------------------------------------
                                                               STATED                             CUT-OFF
                                                              REMAINING                             DATE          LTV RATIO
ORIGINAL AMORTIZATION                      MORTGAGE             TERM               UW               LTV              AT
TERM IN MONTHS                               RATE             (MOS.)(2)           DSCR             RATIO         MATURITY(2)
-----------------------------------    ------------------   --------------  -----------------   -------------  ----------------
120 - 180                                         5.1834%        149             1.81x                  43.1%              0.4%
181 - 240                                         6.1276         202             1.45x                  66.5              16.1
241 - 300                                         6.1572         109             1.56x                  65.2              51.2
301 - 330                                         8.6650         82              1.29x                  68.6              61.6
331 - 360                                         5.6102         116             1.59x                  71.3              60.4
                                       ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                             5.7443%        119             1.58x                  69.2%             55.3%
                                       ==================   ==============  =================   =============  ================


----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2)  For ARD loans, the respective Anticipated Repayment Date.




           REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
REMAINING AMORTIZATION                 MORTGAGE                 DATE              LOAN GROUP 1
TERM IN MONTHS                          LOANS                 BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
118 - 180                                       3                   $19,749,939             2.4%
181 - 240                                       6                    61,152,830             7.4
241 - 300                                      24                   139,060,499            16.7
331 - 360                                      77                   611,839,462            73.6
                                     -------------   ---------------------------  --------------
TOTAL                                         110                  $831,802,730           100.0%
                                     =============   ===========================  ==============



                                                                         WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                             REMAINING                             DATE          LTV RATIO
REMAINING AMORTIZATION                    MORTGAGE             TERM               UW               LTV              AT
TERM IN MONTHS                              RATE             (MOS.)(2)           DSCR             RATIO         MATURITY(2)
-----------------------------------   ------------------   --------------  -----------------   -------------  ----------------
118 - 180                                        5.1834%        149             1.81x                  43.1%              0.4%
181 - 240                                        6.8956         149             1.47x                  58.2              25.2
241 - 300                                        5.9076         115             1.56x                  68.7              53.8
331 - 360                                        5.6102         116             1.59x                  71.3              60.4
                                      ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                            5.7443%        119             1.58x                  69.2%             55.3%
                                      ==================   ==============  =================   =============  ================

----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2)  For ARD loans, the respective Anticipated Repayment Date.



                             AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
                                       MORTGAGE                 DATE              LOAN GROUP 1
AMORTIZATION TYPES                      LOANS                 BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
Balloon Loans(2)                               97                  $686,449,779            81.9%
I/O - Balloon                                   2                    63,250,000             7.5
Fully-Amortizing                                5                    45,009,939             5.4
I/O - ARD                                       1                    20,000,000             2.4
ARD Loans                                       5                    17,093,012             2.0
Interest Only(3)                                1                     6,500,000             0.8
                                     -------------   ---------------------------  --------------
TOTAL                                         111                  $838,302,730           100.0%
                                     =============   ===========================  ==============


                                                                        WEIGHTED AVERAGES
                                       ----------------------------------------------------------------------------------------
                                                               STATED                             CUT-OFF
                                                              REMAINING                             DATE          LTV RATIO
                                           MORTGAGE             TERM               UW               LTV              AT
AMORTIZATION TYPES                           RATE             (MOS.)(1)           DSCR             RATIO         MATURITY(1)
-----------------------------------    ------------------   --------------  -----------------   -------------  ----------------
Balloon Loans(2)                                  5.7706%        112             1.51x                  72.0%             60.1%
I/O - Balloon                                     5.4162         120             2.41x                  44.7              39.4
Fully-Amortizing                                  5.7988         200             1.65x                  54.6               1.1
I/O - ARD                                         5.5900         178             1.36x                  80.0              59.4
ARD Loans                                         5.9392         119             1.39x                  76.1              61.7
Interest Only(3)                                  4.8500         118            22.55x                   6.8               6.8
                                       ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                             5.7374%        119             1.74x                  68.8%             54.9%
                                       ==================   ==============  =================   =============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.
(2) Excludes the mortgage loans which pay interest-only for a portion of their term.
(3) The mortgage loans provides for monthly payments of interest-only for the entire term of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.


                                     A-2-8



    UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS



UNDERWRITTEN                                                 AGGREGATE                % OF
CASH FLOW                             NUMBER OF               CUT-OFF                INITIAL
DEBT SERVICE                           MORTGAGE                 DATE              LOAN GROUP 1
COVERAGE RATIOS                         LOANS                 BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
1.20x - 1.29x                                   8                   $42,938,947             5.1%
1.30x - 1.34x                                  12                    60,363,977             7.2
1.35x - 1.39x                                  10                   138,028,735            16.5
1.40x - 1.44x                                  16                   119,926,734            14.3
1.45x - 1.49x                                  13                    85,009,685            10.1
1.50x - 1.69x                                  40                   245,295,436            29.3
1.70x - 1.99x                                   6                    53,213,148             6.3
2.00x - 2.99x                                   4                    80,034,417             9.5
3.00x - 4.99x                                   1                     6,991,651             0.8
5.00x - 22.55x                                  1                     6,500,000             0.8
                                     -------------   ---------------------------  --------------
TOTAL                                         111                  $838,302,730           100.0%
                                     =============   ===========================  ==============



                                                                         WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
UNDERWRITTEN                                                  STATED                             CUT-OFF
CASH FLOW                                                    REMAINING                             DATE          LTV RATIO
DEBT SERVICE                              MORTGAGE             TERM               UW               LTV              AT
COVERAGE RATIOS                             RATE             (MOS.)(1)           DSCR             RATIO         MATURITY(1)
-----------------------------------   ------------------   --------------  -----------------   -------------  ----------------
1.20x - 1.29x                                    6.6344%        116             1.26x                  76.1%             62.0%
1.30x - 1.34x                                    6.1173         119             1.31x                  74.5              61.4
1.35x - 1.39x                                    5.9919         127             1.36x                  75.1              61.5
1.40x - 1.44x                                    5.6793         109             1.42x                  75.4              61.1
1.45x - 1.49x                                    5.3038         106             1.48x                  76.6              64.9
1.50x - 1.69x                                    5.6811         123             1.56x                  69.1              52.0
1.70x - 1.99x                                    5.9781         119             1.81x                  62.6              49.1
2.00x - 2.99x                                    5.2235         120             2.46x                  42.4              34.6
3.00x - 4.99x                                    5.0400         155             3.06x                  33.3              24.6
5.00x - 22.55x                                   4.8500         118            22.55x                   6.8               6.8
                                      ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                            5.7374%        119             1.74x                  68.8%             54.9%
                                      ==================   ==============  =================   =============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



                          CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
CUT-OFF DATE                           MORTGAGE                 DATE              LOAN GROUP 1
LTV RATIOS                              LOANS                 BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
6.8% - 49.9%                                    7                  $117,957,565            14.1%
50.0% - 59.9%                                   8                    29,784,066             3.6
60.0% - 64.9%                                  14                   112,939,341            13.5
65.0% - 69.9%                                  10                    47,476,169             5.7
70.0% - 74.9%                                  25                   160,825,378            19.2
75.0% - 80.0%                                  47                   369,320,211            44.1
                                     -------------   ---------------------------  --------------
TOTAL                                         111                  $838,302,730           100.0%
                                     =============   ===========================  ==============


                                                                         WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                             REMAINING                             DATE          LTV RATIO
CUT-OFF DATE                              MORTGAGE             TERM               UW               LTV              AT
LTV RATIOS                                  RATE             (MOS.)(1)           DSCR             RATIO         MATURITY(1)
-----------------------------------   ------------------   --------------  -----------------   -------------  ----------------
6.8% - 49.9%                                     5.7775%        112             3.41x                  40.6%             33.3%
50.0% - 59.9%                                    5.6734         144             1.58x                  55.0              24.3
60.0% - 64.9%                                    5.9823         142             1.64x                  63.6              41.1
65.0% - 69.9%                                    5.5923         116             1.51x                  68.9              54.5
70.0% - 74.9%                                    6.0384         118             1.40x                  73.2              61.1
75.0% - 80.0%                                    5.5423         113             1.44x                  78.5              65.9
                                      ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                            5.7374%        119             1.74x                  68.8%             54.9%
                                      ==================   ==============  =================   =============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



                 MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
MATURITY DATE                          MORTGAGE                 DATE              LOAN GROUP 1
LTV RATIOS                              LOANS                 BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
6.8% - 29.9%                                    2                   $13,491,651             1.7%
30.0% - 49.9%                                  13                   156,951,505            19.8
50.0% - 59.9%                                  31                   159,275,178            20.1
60.0% - 64.9%                                  24                   186,566,386            23.5
65.0% - 69.9%                                  30                   229,146,657            28.9
70.0% - 73.8%                                   6                    47,861,413               6
                                     -------------   ---------------------------  --------------
TOTAL                                         106                  $793,292,791           100.0%
                                     =============   ===========================  ==============


                                                                          WEIGHTED AVERAGES
                                     ----------------------------------------------------------------------------------------
                                                             STATED                             CUT-OFF
                                                            REMAINING                             DATE          LTV RATIO
MATURITY DATE                            MORTGAGE             TERM               UW               LTV              AT
LTV RATIOS                                 RATE             (MOS.)(1)           DSCR             RATIO         MATURITY(1)
-----------------------------------  ------------------   --------------  -----------------   -------------  ----------------
6.8% - 29.9%                                    4.9485%        137             12.45x                 20.5%             16.0%
30.0% - 49.9%                                   5.9782         112             2.05x                  51.0              41.7
50.0% - 59.9%                                   5.7177         126             1.45x                  70.6              55.9
60.0% - 64.9%                                   5.8038         115             1.44x                  74.2              62.5
65.0% - 69.9%                                   5.6908         117             1.43x                  78.7              66.3
70.0% - 73.8%                                   5.1416         59              1.49x                  78.9              73.0
                                     ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                           5.7339%        114             1.75x                  69.6%             58.0%
                                     ==================   ==============  =================   =============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.
(2)  Excludes fully amortizing mortgage loans.



                                     A-2-9


                 TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(1)


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
                                      MORTGAGED                 DATE              LOAN GROUP 1
PROPERTY TYPE                         PROPERTIES              BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
RETAIL
   Anchored                                    38                  $214,134,151            25.5%
   Shadow Anchored                              7                    43,778,408             5.2
   Unanchored                                   6                    29,038,242             3.5
                                     -------------   ---------------------------  --------------
SUBTOTAL                                       51                  $286,950,801            34.2%

OFFICE
   Suburban                                    18                  $130,742,777            15.6%
   CBD                                          4                   102,702,986            12.3
                                     -------------   ---------------------------  --------------
SUBTOTAL                                       22                  $233,445,762            27.8%

MANUFACTURED HOUSING                           18                   $84,416,950            10.1%

MIXED USE
   Industrial/Office                            1                   $50,871,090             6.1%
   Office/Retail                                2                    11,494,691             1.4
   Multifamily/Retail                           1                    11,250,000             1.3
                                     -------------   ---------------------------  --------------
SUBTOTAL                                        4                   $73,615,781             8.8%

INDUSTRIAL
   Flex                                         7                   $49,317,209             5.9%
   Warehouse/Distribution                       1                    24,000,000             2.9
                                     -------------   ---------------------------  --------------
SUBTOTAL                                        8                   $73,317,209             8.7%

HOTEL
   Full Service                                 1                   $36,000,000             4.3%
                                     -------------   ---------------------------  --------------
SUBTOTAL                                        1                   $36,000,000             4.3%

MULTIFAMILY
   Garden                                       2                   $18,649,927             2.2%
   Coop                                         1                     6,500,000             0.8
                                     -------------   ---------------------------  --------------
SUBTOTAL                                        3                   $25,149,927             3.0%

STORAGE                                         4                   $13,459,597             1.6%

PARKING GARAGE                                  1                    $7,350,000             0.9%

THEATER                                         1                    $4,596,704             0.5%
                                     -------------   ---------------------------  --------------
Total                                         113                  $838,302,730           100.0%
                                     =============   ===========================  ==============


                                                        WEIGHTED AVERAGES
                                     ------------------------------------------------------
                                                             CUT-OFF
                                                              DATE
                                            UW                 LTV
PROPERTY TYPE                              DSCR               RATIO          OCCUPANCY
-----------------------------------  ------------------   --------------  -----------------
RETAIL
   Anchored                                1.56x                  72.6%               97.6%
   Shadow Anchored                         1.46x                  75.2                97.2
   Unanchored                              1.62x                  66.2                97.0
                                     ------------------   --------------  -----------------
SUBTOTAL                                   1.55x                  72.3%               97.5%

OFFICE
   Suburban                                1.47x                  73.6%               96.1%
   CBD                                     2.04x                  49.0                93.8
                                     ------------------   --------------  -----------------
SUBTOTAL                                   1.72x                  62.8%               95.1%

MANUFACTURED HOUSING                       1.50x                  77.2%               92.7%

MIXED USE
   Industrial/Office                       1.36x                  74.3%               88.9%
   Office/Retail                           1.44x                  70.8               100.0
   Multifamily/Retail                      1.30x                  70.3               100.0
                                     ------------------   --------------  -----------------
SUBTOTAL                                   1.36x                  73.1%               92.3%

INDUSTRIAL
   Flex                                    1.37x                  71.8%               92.1%
   Warehouse/Distribution                  1.51x                  64.2               100.0
                                     ------------------   --------------  -----------------
SUBTOTAL                                   1.42x                  69.3%               94.7%

HOTEL
   Full Service                            1.84x                  63.2%                NAP
                                     ------------------   --------------  -----------------
SUBTOTAL                                   1.84x                  63.2%                NAP

MULTIFAMILY
   Garden                                  1.46x                  75.6%               94.2%
   Coop                                   22.55x                   6.8                 1.0
                                     ------------------   --------------  -----------------
SUBTOTAL                                   6.91x                  57.8%               95.7%

STORAGE                                    1.33x                  73.8%               74.0%

PARKING GARAGE                             2.46x                  27.8%                NAP

THEATER                                    1.29x                  68.6%              100.0%
                                     ------------------   --------------  -----------------
Total                                      1.74x                  68.8%               95.1%
                                     ==================   ==============  =================



----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.



                                     A-2-10


                    MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
                                      MORTGAGED                 DATE              LOAN GROUP 1
STATE                                 PROPERTIES              BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
Massachusettes                                  3                  $124,694,941            14.9%
California                                     15                   106,135,158            12.7
Texas                                          12                    79,676,748             9.5
Michigan                                       10                    68,067,470             8.1
Virginia                                        5                    63,940,460             7.6
New York                                        6                    51,452,954             6.1
Florida                                         8                    50,337,635             6.0
Georgia                                        11                    50,102,369             6.0
Maryland                                        2                    40,264,234             4.8
Pennsylvania                                    4                    26,497,849             3.2
Arizona                                         4                    21,931,173             2.6
Ohio                                            5                    20,457,599             2.4
Hawaii                                          1                    20,000,000             2.4
Illinois                                        5                    18,796,126             2.2
Minnesota                                       2                    15,616,088             1.9
Indiana                                         2                    15,340,000             1.8
Kentucky                                        1                    11,326,686             1.4
Tennessee                                       3                    10,608,053             1.3
Utah                                            1                     7,300,000             0.9
South Carolina                                  2                     4,770,277             0.6
Colorado                                        2                     4,575,652             0.5
Mississippi                                     2                     4,187,275             0.5
Washington                                      1                     4,166,921             0.5
New Jersey                                      1                     3,528,165             0.4
Montana                                         1                     3,250,000             0.4
West Virginia                                   1                     2,993,655             0.4
North Carolina                                  1                     2,946,284             0.4
Alabama                                         1                     2,741,619             0.3
Wisconsin                                       1                     2,597,339             0.3
                                     -------------   ---------------------------  --------------
TOTAL                                         113                  $838,302,730           100.0%
                                     =============   ===========================  ==============


                                                                           WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                             REMAINING                             DATE          LTV RATIO
                                          MORTGAGE             TERM               UW               LTV              AT
STATE                                       RATE             (MOS.)(2)           DSCR             RATIO         MATURITY(2)
-----------------------------------   ------------------   --------------  -----------------   -------------  ----------------
Massachusettes                                   5.7413%        119             1.91x                  59.6%             51.3%
California                                       5.7981         122             1.50x                  70.4              57.8
Texas                                            5.6427         115             1.50x                  75.6              63.4
Michigan                                         5.3561         119             1.72x                  67.5              53.5
Virginia                                         6.0281         165             1.48x                  70.6              39.7
New York                                         5.1608         110             4.16x                  61.8              43.6
Florida                                          5.7469         97              1.43x                  74.3              62.8
Georgia                                          7.1776         92              1.51x                  57.6              47.9
Maryland                                         5.9498         113             1.82x                  64.9              51.7
Pennsylvania                                     5.5255         118             1.49x                  71.3              58.5
Arizona                                          5.1154         119             1.51x                  69.1              57.0
Ohio                                             5.9049         120             1.39x                  76.1              63.4
Hawaii                                           5.5900         178             1.36x                  80.0              59.4
Illinois                                         5.4885         118             1.61x                  73.8              61.7
Minnesota                                        4.9265         118             1.54x                  78.4              64.4
Indiana                                          6.4351         120             1.28x                  77.9              66.9
Kentucky                                         5.1200         81              1.43x                  79.2              66.8
Tennessee                                        5.5005         120             1.53x                  74.0              60.6
Utah                                             5.7500         120             1.41x                  77.2              65.0
South Carolina                                   5.3000         119             1.56x                  78.2              65.0
Colorado                                         5.8844         119             1.44x                  65.9              43.1
Mississippi                                      5.4257         118             1.38x                  63.0              27.4
Washington                                       5.4000         118             1.73x                  61.7              51.5
New Jersey                                       6.1200         119             1.50x                  72.2              61.5
Montana                                          5.9900         120             1.32x                  78.5              68.0
West Virginia                                    5.0300         58              1.48x                  79.8              73.8
North Carolina                                   4.2500         59              1.68x                  79.6              72.7
Alabama                                          6.1800         119             1.33x                  73.7              57.5
Wisconsin                                        5.1580         119             1.52x                  75.7              62.7
                                      ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                            5.7374%        119             1.74x                  68.8%             54.9%
                                      ==================   ==============  =================   =============  ================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For ARD loans, the respective Anticipated Repayment Date.

                                     A-2-11


               CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2),(3)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
CURRENT                               MORTGAGED                 DATE              LOAN GROUP 1
OCCUPANY RATES                        PROPERTIES              BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
68.6 - 85.0                                     8                   $34,313,076             4.3%
85.1 - 90.0                                     7                   $81,832,417            10.3
90.1 - 95.0                                    23                   249,642,053            31.4
95.1 - 100.0                                   73                   429,165,184            54.0
                                     -------------   ---------------------------  --------------
TOTAL                                         111                  $794,952,730           100.0%
                                     =============   ===========================  ==============



                                                                          WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                             REMAINING                             DATE          LTV RATIO
CURRENT                                   MORTGAGE             TERM               UW               LTV              AT
OCCUPANY RATES                              RATE             (MOS.)(4)           DSCR             RATIO         MATURITY(4)
-----------------------------------   ------------------   --------------  -----------------   -------------  ----------------
68.6 - 85.0                                      6.2806%        120             1.40x                  74.2%             61.4%
85.1 - 90.0                                      6.0640         116             1.38x                  74.9              63.9
90.1 - 95.0                                      5.4201         115             1.70x                  69.0              57.9
95.1 - 100.0                                     5.7985         122             1.84x                  68.2              52.4
                                      ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                            5.7278%        119             1.73x                  69.4%             55.7%
                                      ==================   ==============  =================   =============  ================

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  Excludes the hotel and parking garage properties.
(4)  For ARD loans, the respective Anticipated Repayment Date.





                 YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
YEARS                                 MORTGAGED                 DATE              LOAN GROUP 1
BUILT/RENOVATED                       PROPERTIES              BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
1919 - 1959                                     1                    $9,931,143             1.2%
1960 - 1969                                     4                   $24,898,323             3.0
1970 - 1979                                    13                    51,514,882             6.1
1980 - 1989                                    13                   148,412,910            17.7
1990 - 1999                                    30                   192,868,298            23.0
2000 - 2003                                    52                   410,677,175            49.0
                                     -------------   ---------------------------  --------------
TOTAL                                         113                  $838,302,730           100.0%
                                     =============   ===========================  ==============


                                                                             WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                             REMAINING                             DATE          LTV RATIO
YEARS                                     MORTGAGE             TERM               UW               LTV              AT
BUILT/RENOVATED                             RATE             (MOS.)(3)           DSCR             RATIO         MATURITY(3)
-----------------------------------   ------------------   --------------  -----------------   -------------  ----------------
1919 - 1959                                      5.5000%        178             1.44x                  52.3%              0.6%
1960 - 1969                                      5.4715         109             1.47x                  78.3              65.6
1970 - 1979                                      5.5713         112             1.60x                  66.8              51.8
1980 - 1989                                      5.5437         131             1.90x                  59.0              42.0
1990 - 1999                                      5.9049         111             1.57x                  67.6              55.5
2000 - 2003                                      5.7713         119             1.81x                  72.9              60.4
                                      ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                            5.7374%        119             1.74x                  68.8%             54.9%
                                      ==================   ==============  =================   =============  ================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For ARD loans, the respective Anticipated Repayment Date.




                         PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF                INITIAL
                                       MORTGAGE                 DATE              LOAN GROUP 1
PREPAYMENT PROTECTION                   LOANS                 BALANCE                BALANCE
-----------------------------------  -------------   ---------------------------  --------------
LO-Defeasance                                 105                  $769,696,145            91.8%
LO-Yield Maintenance                            5                    44,175,088             5.30
Yield Maintenance                               1                    24,431,497             2.90
                                     -------------   ---------------------------  --------------
TOTAL                                         111                  $838,302,730           100.0%
                                     =============   ===========================  ==============


                                                                            WEIGHTED AVERAGES
                                      ----------------------------------------------------------------------------------------
                                                              STATED                             CUT-OFF
                                                             REMAINING                             DATE          LTV RATIO
                                          MORTGAGE             TERM               UW               LTV              AT
PREPAYMENT PROTECTION                       RATE             (MOS.)(1)           DSCR             RATIO         MATURITY(1)
-----------------------------------   ------------------   --------------  -----------------   -------------  ----------------
LO-Defeasance                                    5.6905%        119             1.58x                  70.0%             56.0%
LO-Yield Maintenance                             5.2744         145             4.73x                  60.0              46.0
Yield Maintenance                                8.0500          70             1.51x                  45.7              38.8
                                      ------------------   --------------  -----------------   -------------  ----------------
TOTAL                                            5.7374%        119             1.74x                  68.8%             54.9%
                                      ==================   ==============  =================   =============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



                                     A-2-12

                                                                       ANNEX A-2

                        CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                       MORTGAGE                 DATE               LOAN GROUP 2
CUT-OFF DATE BALANCES                   LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
$923,360 - $1,999,999                          18                   $28,308,351            7.8%
$2,000,000 - $2,999,999                        13                    32,910,083            9.1
$3,000,000 - $3,999,999                        10                    36,233,393             10
$4,000,000 - $4,999,999                         3                    13,145,727            3.6
$5,000,000 - $6,999,999                        18                   106,004,665           29.2
$7,000,000 - $9,999,999                         6                    50,067,909           13.8
$10,000,000 - $14,999,999                       4                    46,122,739           12.7
$15,000,000 - $33,952,685                       2                    50,517,339           13.9
                                     -------------   ---------------------------  -------------
TOTAL                                          74                  $363,310,207          100.0%
                                     =============   ===========================  =============


                                                                          WEIGHTED AVERAGES
                                      -------------------------------------------------------------------------------------
                                                              STATED                          CUT-OFF
                                                            REMAINING                          DATE           LTV RATIO
                                          MORTGAGE             TERM             UW              LTV              AT
CUT-OFF DATE BALANCES                       RATE            (MOS.)(1)          DSCR            RATIO         MATURITY(1)
-----------------------------------   ------------------   -------------   --------------  --------------  ----------------
$923,360 - $1,999,999                            5.3172%        98             1.75x                64.5%             53.8%
$2,000,000 - $2,999,999                          5.6311        115             1.50x                74.0              60.7
$3,000,000 - $3,999,999                          5.1775        113             1.56x                70.3              54.9
$4,000,000 - $4,999,999                          5.6681        120             1.38x                77.5              63.6
$5,000,000 - $6,999,999                          5.2988        114             1.57x                74.0              62.2
$7,000,000 - $9,999,999                          5.2321        108             1.52x                74.2              63.0
$10,000,000 - $14,999,999                        5.2328        119             1.46x                79.1              65.6
$15,000,000 - $33,952,685                        5.3697        119             1.30x                79.2              62.0
                                      ------------------   -------------   --------------  --------------  ----------------
TOTAL                                            5.3239%       113             1.51x                74.4%             61.3%
                                      ==================   =============   ==============  ==============  ================


----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



                              MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                       MORTGAGE                 DATE               LOAN GROUP 2
MORTGAGE RATES                          LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
4.2000% - 4.9999%                              16                   $71,855,132           19.8%
5.0000% - 5.4999%                              24                   145,917,244           40.2
5.5000% - 5.9999%                              22                   108,731,143           29.9
6.0000% - 6.2700%                              12                    36,806,688           10.1
                                     -------------   ---------------------------  -------------
TOTAL                                          74                  $363,310,207          100.0%
                                     =============   ===========================  =============



                                     WEIGHTED AVERAGES
                                     -------------------------------------------------------------------------------------
                                                             STATED                          CUT-OFF
                                                           REMAINING                          DATE           LTV RATIO
                                         MORTGAGE             TERM             UW              LTV              AT
MORTGAGE RATES                             RATE            (MOS.)(1)          DSCR            RATIO         MATURITY(1)
-----------------------------------  ------------------   -------------   --------------  --------------  ----------------
4.2000% - 4.9999%                               4.5844%        91             1.85x                67.3%             56.9%
5.0000% - 5.4999%                               5.2245        118             1.46x                77.0              63.7
5.5000% - 5.9999%                               5.6810        119             1.38x                76.8              61.8
6.0000% - 6.2700%                               6.1063        120             1.43x                71.0              58.5
                                     ------------------   -------------   --------------  --------------  ---------------
TOTAL                                           5.3239%       113             1.51x                74.4%             61.3%
                                     ==================   =============   ==============  ==============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



            ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
ORIGINAL TERM TO                       MORTGAGE                 DATE               LOAN GROUP 2
MATURITY IN MONTHS                      LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
60 - 84                                        11                   $35,760,946            9.8%
85 - 120                                       63                   327,549,261           90.2
                                     -------------   ---------------------------  -------------
TOTAL                                          74                  $363,310,207          100.0%
                                     =============   ===========================  =============



                                      WEIGHTED AVERAGES
                                      -------------------------------------------------------------------------------------
                                                              STATED                          CUT-OFF
                                                            REMAINING                          DATE           LTV RATIO
ORIGINAL TERM TO                          MORTGAGE             TERM             UW              LTV              AT
MATURITY IN MONTHS                          RATE            (MOS.)(1)          DSCR            RATIO         MATURITY(1)
-----------------------------------   ------------------   -------------   --------------  --------------  ----------------
60 - 84                                          4.3753%        62             2.19x                60.6%             57.1%
85 - 120                                         5.4274        119             1.44x                75.9              61.7
                                      ------------------   -------------   --------------  --------------  ----------------
TOTAL                                            5.3239%       113             1.51x                74.4%             61.3%
                                      ==================   =============   ==============  ==============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



            REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
REMAINING TERM TO                      MORTGAGE                 DATE               LOAN GROUP 2
MATURITY IN MONTHS                      LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
58 - 84                                        11                   $35,760,946            9.8%
85 - 120                                       63                   327,549,261           90.2
                                     -------------   ---------------------------  -------------
TOTAL                                          74                  $363,310,207          100.0%
                                     =============   ===========================  =============



                                                                       WEIGHTED AVERAGES
                                       -------------------------------------------------------------------------------------
                                                               STATED                          CUT-OFF
                                                             REMAINING                          DATE           LTV RATIO
REMAINING TERM TO                          MORTGAGE             TERM             UW              LTV              AT
MATURITY IN MONTHS                           RATE            (MOS.)(1)          DSCR            RATIO         MATURITY(1)
-----------------------------------    ------------------   -------------   --------------  --------------  ----------------
58 - 84                                           4.3753%        62             2.19x                60.6%             57.1%
85 - 120                                          5.4274        119             1.44x                75.9              61.7
                                       ------------------   -------------   --------------  --------------  ----------------
TOTAL                                             5.3239%       113             1.51x                74.4%             61.3%
                                       ==================   =============   ==============  ==============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-13


              ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
ORIGINAL AMORTIZATION                  MORTGAGE                 DATE               LOAN GROUP 2
TERM IN MONTHS                          LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
120 - 180                                       1                    $3,920,668            1.1%
181 - 240                                       2                     3,587,554            1.0
241 - 300                                      13                    63,856,090           18.5
301 - 360                                      50                   273,235,895           79.3
                                     -------------   ---------------------------  -------------
TOTAL                                          66                  $344,600,207          100.0%
                                     =============   ===========================  =============



                                                                        WEIGHTED AVERAGES
                                       -------------------------------------------------------------------------------------
                                                               STATED                          CUT-OFF
                                                             REMAINING                          DATE           LTV RATIO
ORIGINAL AMORTIZATION                      MORTGAGE             TERM             UW              LTV              AT
TERM IN MONTHS                               RATE            (MOS.)(2)          DSCR            RATIO         MATURITY(2)
-----------------------------------    ------------------   -------------   --------------  --------------  ----------------
120 - 180                                         4.3500%       117             1.52x                43.6%              0.2%
181 - 240                                         6.0464        118             1.34x                68.0              44.8
241 - 300                                         5.6500        119             1.31x                76.1              58.3
301 - 360                                         5.3174        116             1.49x                76.3              63.9
                                       ------------------   -------------   --------------  --------------  ----------------
TOTAL                                             5.3757%       116             1.46x                75.8%             62.0%
                                       ==================   =============   ==============  ==============  ================

----------
(1)  Does not include the mortgage loan that is interest-only for its entire term.
(2)  For ARD loans, the respective Anticipated Repayment Date.


             REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
REMAINING AMORTIZATION                 MORTGAGE                 DATE               LOAN GROUP 2
TERM IN MONTHS                          LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
117 - 180                                       1                    $3,920,668            1.1%
181 - 240                                       2                     3,587,554            1.0
241 - 300                                      13                    63,856,090           18.5
301 - 360                                      50                   273,235,895           79.3
                                     -------------   ---------------------------  -------------
TOTAL                                          66                  $344,600,207          100.0%
                                     =============   ===========================  =============



                                                                         WEIGHTED AVERAGES
                                      -------------------------------------------------------------------------------------
                                                              STATED                          CUT-OFF
                                                            REMAINING                          DATE           LTV RATIO
REMAINING AMORTIZATION                    MORTGAGE             TERM             UW              LTV              AT
TERM IN MONTHS                              RATE            (MOS.)(2)          DSCR            RATIO         MATURITY(2)
-----------------------------------   ------------------   -------------   --------------  --------------  ----------------
117 - 180                                        4.3500%       117             1.52x                43.6%              0.2%
181 - 240                                        6.0464        118             1.34x                68.0              44.8
241 - 300                                        5.6500        119             1.31x                76.1              58.3
301 - 360                                        5.3174        116             1.49x                76.3              63.9
                                      ------------------   -------------   --------------  --------------  ----------------
TOTAL                                            5.3757%       116             1.46x                75.8%             62.0%
                                      ==================   =============   ==============  ==============  ================

----------
(1)  Does not include the mortgage loan that is interest-only for its entire term.
(2)  For ARD loans, the respective Anticipated Repayment Date.


                           AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                       MORTGAGE                 DATE               LOAN GROUP 2
AMORTIZATION TYPES                      LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
Balloon Loans(1)                               60                  $309,299,537           85.1%
ARD Loans                                       4                    27,300,002            7.5
Interest Only(2)                                8                    18,710,000            5.1
I/O - Balloon                                   1                     4,080,000            1.1
Fully-Amortizing                                1                     3,920,668            1.1
                                     -------------   ---------------------------  -------------
TOTAL                                          74                  $363,310,207          100.0%
                                     =============   ===========================  =============



                                                                            WEIGHTED AVERAGES
                                       -------------------------------------------------------------------------------------
                                                               STATED                          CUT-OFF
                                                             REMAINING                          DATE           LTV RATIO
                                           MORTGAGE             TERM             UW              LTV              AT
AMORTIZATION TYPES                           RATE            (MOS.)(3)          DSCR            RATIO         MATURITY(3)
-----------------------------------    ------------------   -------------   --------------  --------------  ----------------
Balloon Loans(1)                                  5.3610%       116             1.46x                76.0%             62.3%
ARD Loans                                         5.6192        118             1.46x                78.5              65.9
Interest Only(2)                                  4.3700         58             2.49x                47.9              47.9
I/O - Balloon                                     5.8400        120             1.20x                80.0              69.1
Fully-Amortizing                                  4.3500        117             1.52x                43.6               0.2
                                       ------------------   -------------   --------------  --------------  ----------------
TOTAL                                             5.3239%       113             1.51x                74.4%             61.3%
                                       ==================   =============   ==============  ==============  ================

----------
(1) Excludes the mortgage loans which pay interest-only for a portion of their term.
(2) The mortgage loan provides for monthly payments of interest-only for the entire term of the mortgage loan and the payment of the entire principal amount of the mortgage loan at maturity.
(3)  For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-14


                      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS



UNDERWRITTEN                                                 AGGREGATE                % OF
CASH FLOW                             NUMBER OF               CUT-OFF               INITIAL
DEBT SERVICE                           MORTGAGE                 DATE               LOAN GROUP 2
COVERAGE RATIOS                         LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
1.20x - 1.29x                                   4                   $42,720,240           11.8%
1.30x - 1.34x                                   4                    12,482,614            3.4
1.35x - 1.39x                                  13                    62,590,045           17.2
1.40x - 1.44x                                  12                    64,475,125           17.7
1.45x - 1.49x                                  10                    50,601,090           13.9
1.50x - 1.69x                                  18                    94,919,511           26.1
1.70x - 1.99x                                   4                    10,669,416            2.9
2.00x - 3.13x                                   9                    24,852,168            6.8
                                     -------------   ---------------------------  -------------
TOTAL                                          74                  $363,310,207          100.0%
                                     =============   ===========================  =============


                                                                            WEIGHTED AVERAGES
                                       -------------------------------------------------------------------------------------
UNDERWRITTEN                                                   STATED                          CUT-OFF
CASH FLOW                                                    REMAINING                          DATE           LTV RATIO
DEBT SERVICE                               MORTGAGE             TERM             UW              LTV              AT
COVERAGE RATIOS                              RATE            (MOS.)(1)          DSCR            RATIO         MATURITY(1)
-----------------------------------    ------------------   -------------   --------------  --------------  ----------------
1.20x - 1.29x                                     5.6165%       119             1.24x                78.5%             60.4%
1.30x - 1.34x                                     5.8960        120             1.31x                77.2              64.1
1.35x - 1.39x                                     5.4307        119             1.37x                77.3              63.5
1.40x - 1.44x                                     5.4715        119             1.42x                75.6              62.4
1.45x - 1.49x                                     5.3346        119             1.47x                77.9              64.6
1.50x - 1.69x                                     5.1712        113             1.56x                74.1              60.4
1.70x - 1.99x                                     5.5912        109             1.85x                67.5              57.9
2.00x - 3.13x                                     4.3280         64             2.39x                52.6              50.4
                                       ------------------   -------------   --------------  --------------  ----------------
TOTAL                                             5.3239%       113             1.51x                74.4%             61.3%
                                       ==================   =============   ==============  ==============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.




                   CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
CUT-OFF DATE                           MORTGAGE                 DATE               LOAN GROUP 2
LTV RATIOS                              LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
38.4% - 49.9%                                   5                   $13,983,668            3.8%
50.0% - 59.9%                                   6                    15,371,199            4.2
60.0% - 64.9%                                   2                     6,225,000            1.7
65.0% - 69.9%                                   8                    27,515,364            7.6
70.0% - 74.9%                                  11                    45,346,436           12.5
75.0% - 80.0%                                  42                   254,868,540           70.2
                                     -------------   ---------------------------  -------------
TOTAL                                          74                  $363,310,207          100.0%
                                     =============   ===========================  =============



                                                                           WEIGHTED AVERAGES
                                      -------------------------------------------------------------------------------------
                                                              STATED                          CUT-OFF
                                                            REMAINING                          DATE           LTV RATIO
CUT-OFF DATE                              MORTGAGE             TERM             UW              LTV              AT
LTV RATIOS                                  RATE            (MOS.)(1)          DSCR            RATIO         MATURITY(1)
-----------------------------------   ------------------   -------------   --------------  --------------  ----------------
38.4% - 49.9%                                    4.3644%        75             2.29x                43.0%             30.8%
50.0% - 59.9%                                    4.9646         85             2.12x                56.3              51.7
60.0% - 64.9%                                    6.0493        120             1.50x                64.7              52.7
65.0% - 69.9%                                    5.5204        111             1.59x                66.9              54.6
70.0% - 74.9%                                    5.3250        118             1.48x                72.8              59.8
75.0% - 80.0%                                    5.3590        116             1.43x                78.6              64.7
                                      ------------------   -------------   --------------  --------------  ----------------
TOTAL                                            5.3239%       113             1.51x                74.4%             61.3%
                                      ==================   =============   ==============  ==============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



                MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
MATURITY DATE                          MORTGAGE                 DATE               LOAN GROUP 2
LTV RATIOS                              LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
38.4% - 49.9%                                   7                   $15,374,753            4.3%
50.0% - 59.9%                                  24                    78,932,843           22.0
60.0% - 64.9%                                  17                   118,933,280           33.1
65.0% - 69.9%                                  24                   137,070,203           38.1
70.0% - 72.8%                                   1                     9,078,460            2.5
                                     -------------   ---------------------------  -------------
TOTAL                                          73                  $359,389,539          100.0%
                                     =============   ===========================  =============



                                                                           WEIGHTED AVERAGES
                                      -------------------------------------------------------------------------------------
                                                              STATED                          CUT-OFF
                                                            REMAINING                          DATE           LTV RATIO
MATURITY DATE                             MORTGAGE             TERM             UW              LTV              AT
LTV RATIOS                                  RATE            (MOS.)(1)          DSCR            RATIO         MATURITY(1)
-----------------------------------   ------------------   -------------   --------------  --------------  ----------------
38.4% - 49.9%                                    4.8711%        79             2.18x                50.6%             43.5%
50.0% - 59.9%                                    5.4348        110             1.62x                67.4              56.2
60.0% - 64.9%                                    5.3639        119             1.41x                77.1              62.3
65.0% - 69.9%                                    5.3558        118             1.44x                79.4              66.3
70.0% - 72.8%                                    4.5400         58             1.67x                79.3              72.8
                                      ------------------   -------------   --------------  --------------  ----------------
TOTAL                                            5.3345%       113             1.51x                74.7%             61.9%
                                      ==================   =============   ==============  ==============  ================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.
(2)  Excludes fully amortizing mortgage loans.


                                     A-2-15


                 TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                      MORTGAGED                 DATE              LOAN GROUP 2
PROPERTY TYPE                         PROPERTIES              BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
MULTIFAMILY
   Garden                                      69                  $277,270,032           76.3%
   Mid/High Rise                                3                    45,721,030           12.6
                                     -------------   ---------------------------  -------------
SUBTOTAL                                       72                  $322,991,062           88.9%

MANUFACTURED HOUSING                           13                   $40,319,145           11.1%
                                     -------------   ---------------------------  -------------
TOTAL                                          85                  $363,310,207          100.0%
                                     =============   ===========================  =============


                                                        WEIGHTED AVERAGES
                                     ---------------------------------------------------
                                                            CUT-OFF
                                                              DATE
                                            UW                LTV
PROPERTY TYPE                              DSCR              RATIO          OCCUPANCY
-----------------------------------  ------------------   -------------   --------------
MULTIFAMILY
   Garden                                  1.53x                 74.8%             94.7%
   Mid/High Rise                           1.42x                 73.5              96.0
                                     ------------------   -------------   --------------
SUBTOTAL                                   1.51x                 74.7%             94.9%

MANUFACTURED HOUSING                       1.48x                 72.4%             91.8%
                                     ------------------   -------------   --------------
TOTAL                                      1.51x                 74.4%             94.5%
                                     ==================   =============   ==============

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.



                   MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)


                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                      MORTGAGED                 DATE               LOAN GROUP 2
STATE                                 PROPERTIES              BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
Maryland                                        2                   $39,381,768           10.8%
Florida                                         6                    35,322,746            9.7
Texas                                           9                    29,077,002            8.0
Arizona                                         7                    27,195,324            7.5
Illinois                                       10                    27,027,662            7.4
North Carolina                                  7                    23,734,254            6.5
Alabama                                         2                    23,267,764            6.4
Wisconsin                                       5                    20,769,760            5.7
New Hampshire                                   8                    16,564,654            4.6
Mississippi                                     2                    16,079,681            4.4
Ohio                                            5                    15,676,175            4.3
Kansas                                          2                    11,913,310            3.3
Tennessee                                       2                    10,944,875            3.0
Georgia                                         2                    10,310,945            2.8
Michigan                                        1                     8,582,740            2.4
Massachusettes                                  1                     6,142,168            1.7
Hawaii                                          1                     5,488,828            1.5
Colorado                                        1                     5,435,022            1.5
South Carolina                                  2                     5,375,523            1.5
Alaska                                          1                     5,000,000            1.4
Washington                                      3                     4,093,813            1.1
Pennsylvania                                    1                     3,920,668            1.1
Oregon                                          1                     3,771,347            1.0
Nevada                                          1                     2,497,461            0.7
New Mexico                                      1                     2,400,000            0.7
Maine                                           1                     2,237,620            0.6
Idaho                                           1                     1,099,098            0.3
                                     -------------   ---------------------------  -------------
TOTAL                                          85                  $363,310,207          100.0%
                                     =============   ===========================  =============



                                                                       WEIGHTED AVERAGES
                                     -------------------------------------------------------------------------------------
                                                             STATED                          CUT-OFF
                                                           REMAINING                          DATE           LTV RATIO
                                         MORTGAGE             TERM             UW              LTV              AT
STATE                                      RATE            (MOS.)(2)          DSCR            RATIO         MATURITY(2)
-----------------------------------  ------------------   -------------   --------------  --------------  ----------------
Maryland                                        5.5086%       119             1.26x                79.2%             61.2%
Florida                                         5.3613        118             1.51x                78.3              65.0
Texas                                           5.5753        119             1.49x                72.1              58.0
Arizona                                         5.6316        119             1.33x                75.7              63.3
Illinois                                        4.5997         72             2.20x                55.3              52.0
North Carolina                                  5.2580        119             1.45x                77.1              64.0
Alabama                                         5.1323        119             1.41x                79.9              66.0
Wisconsin                                       5.3658        119             1.40x                79.7              66.3
New Hampshire                                   5.0000        118             1.43x                79.3              65.3
Mississippi                                     5.6194        119             1.51x                76.7              64.4
Ohio                                            5.1761         84             1.56x                73.8              63.8
Kansas                                          5.0349        119             1.45x                79.4              65.4
Tennessee                                       5.9427        119             1.46x                76.7              62.6
Georgia                                         5.5034        119             1.53x                71.5              59.8
Michigan                                        5.2500        118             1.64x                75.3              62.5
Massachusettes                                  4.2000         83             2.10x                66.8              58.1
Hawaii                                          5.2000        118             1.51x                68.3              56.6
Colorado                                        5.6150        119             1.35x                79.9              67.1
South Carolina                                  5.7500        118             1.33x                79.3              61.1
Alaska                                          5.8600        120             1.91x                59.2              50.0
Washington                                      5.8534        118             1.38x                68.8              52.0
Pennsylvania                                    4.3500        117             1.52x                43.6               0.2
Oregon                                          5.3900        119             1.39x                75.4              62.9
Nevada                                          5.1900        119             1.44x                72.4              60.0
New Mexico                                      5.9600        120             1.57x                70.6              59.8
Maine                                           5.0000        119             1.52x                79.9              65.8
Idaho                                           6.0400        119             1.71x                66.6              56.6
                                     ------------------   -------------   --------------  --------------  ----------------
TOTAL                                           5.3239%       113             1.51x                74.4%             61.3%
                                     ==================   =============   ==============  ==============  ================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-16


              CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2),(3)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
CURRENT                               MORTGAGED                 DATE               LOAN GROUP 2
OCCUPANY RATES                        PROPERTIES              BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
76.1 - 85.0                                     5                   $25,926,803            7.1%
85.1 - 90.0                                     7                    34,272,272            9.4
90.1 - 95.0                                    17                    74,776,713           20.6
95.1 - 100.0                                   56                   228,334,419           62.8
                                     -------------   ---------------------------  -------------
TOTAL                                          85                  $363,310,207          100.0%
                                     =============   ===========================  =============



                                                                         WEIGHTED AVERAGES
                                     -------------------------------------------------------------------------------------
                                                             STATED                          CUT-OFF
                                                           REMAINING                          DATE           LTV RATIO
CURRENT                                  MORTGAGE             TERM             UW              LTV              AT
OCCUPANY RATES                             RATE            (MOS.)(4)          DSCR            RATIO         MATURITY(4)
-----------------------------------  ------------------   -------------   --------------  --------------  ----------------
76.1 - 85.0                                     5.6227%       115             1.46x                73.1%             61.6%
85.1 - 90.0                                     5.3258        119             1.49x                74.4              60.9
90.1 - 95.0                                     5.2474        117             1.47x                73.8              58.5
95.1 - 100.0                                    5.3147        111             1.53x                74.8              62.2
                                     ------------------   -------------   --------------  --------------  ----------------
TOTAL                                           5.3239%       113             1.51x                74.4%             61.3%
                                     ==================   =============   ==============  ==============  ================

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  Excludes the hotel and parking garage properties.
(4)  For ARD loans, the respective Anticipated Repayment Date.





                   YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
YEARS                                 MORTGAGED                 DATE               LOAN GROUP 2
BUILT/RENOVATED                       PROPERTIES              BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
1961 - 1969                                     9                   $29,381,517            8.1%
1970 - 1979                                    11                    43,502,342             12
1980 - 1989                                    21                    97,456,704           26.8
1990 - 1999                                    13                    60,427,444           16.6
2000 - 2003                                    31                   132,542,201           36.5
                                     -------------   ---------------------------  -------------
TOTAL                                          85                  $363,310,207          100.0%
                                     =============   ===========================  =============


                                                                       WEIGHTED AVERAGES
                                     -------------------------------------------------------------------------------------
                                                             STATED                          CUT-OFF
                                                           REMAINING                          DATE           LTV RATIO
YEARS                                    MORTGAGE             TERM             UW              LTV              AT
BUILT/RENOVATED                            RATE            (MOS.)(3)          DSCR            RATIO         MATURITY(3)
-----------------------------------  ------------------   -------------   --------------  --------------  ----------------
1961 - 1969                                     5.4951%       119             1.47x                76.1%             63.2%
1970 - 1979                                     5.4495        106             1.48x                74.8              62.2
1980 - 1989                                     5.5512        119             1.36x                77.1              62.4
1990 - 1999                                     5.3966        117             1.50x                76.4              63.5
2000 - 2003                                     5.0443        108             1.65x                71.1              58.7
                                     ------------------   -------------   --------------  --------------  ----------------
TOTAL                                           5.3239%       113             1.51x                74.4%             61.3%
                                     ==================   =============   ==============  ==============  ================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For ARD loans, the respective Anticipated Repayment Date.



                       PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS



                                                             AGGREGATE                % OF
                                      NUMBER OF               CUT-OFF               INITIAL
                                       MORTGAGE                 DATE               LOAN GROUP 2
PREPAYMENT PROTECTION                   LOANS                 BALANCE               BALANCE
-----------------------------------  -------------   ---------------------------  -------------
LO-Defeasance                                  72                  $349,234,577           96.1%
Yield Maintenance                               2                    14,075,630            3.9
                                     -------------   ---------------------------  -------------
TOTAL                                          74                  $363,310,207          100.0%
                                     =============   ===========================  =============



                                                                          WEIGHTED AVERAGES
                                     -------------------------------------------------------------------------------------
                                                             STATED                          CUT-OFF
                                                           REMAINING                          DATE           LTV RATIO
                                         MORTGAGE             TERM             UW              LTV              AT
PREPAYMENT PROTECTION                      RATE            (MOS.)(1)          DSCR            RATIO         MATURITY(1)
-----------------------------------  ------------------   -------------   --------------  --------------  ----------------
LO-Defeasance                                   5.3487%       114             1.50x                74.6%             61.3%
Yield Maintenance                               4.7073        103             1.69x                69.8              58.9
                                     ------------------   -------------   --------------  --------------  ----------------
TOTAL                                           5.3239%       113             1.51x                74.4%             61.3%
                                     ==================   =============   ==============  ==============  ================


----------
(1)  For ARD loans, the respective Anticipated Repayment Date.



                                     A-2-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS


    LOAN #       ORIGINATOR    PROPERTY NAME                                        STREET ADDRESS
    ------       ----------    -------------                                        --------------
      4             JPMCB      Tindeco Wharf                                        2809 Boston Street
      12           LaSalle     Tarbell Apartment Portfolio                          Various Locations
     12.1          LaSalle     Tarbell Apartment Portfolio - Opechee Garden Apts    1156 North Main Street
     12.2          LaSalle     Tarbell Apartment Portfolio - Meadowbrook Apts       86-96 Fisherville Road
     12.3          LaSalle     Tarbell Apartment Portfolio - Pines of West Concord  20 Bog Road
     12.4          LaSalle     Tarbell Apartment Portfolio - Pinewood Village       17-29 Bog Road
     12.5          LaSalle     Tarbell Apartment Portfolio - Mill Place West        479 North State Street
     12.6          LaSalle     Tarbell Apartment Portfolio - Prescott Street        43 Prescott Street
     12.7          LaSalle     Tarbell Apartment Portfolio - Ormond Street          23-25 Ormond Street
     12.8          LaSalle     Tarbell Apartment Portfolio - Vineyard Terrace Apts. 219 Village Street
      13           LaSalle     Brook Gardens MHP                                    38 West Canyon Drive
      18            NCCI       Orion MHP                                            47 Bluebird Hill Drive
      19           LaSalle     Highland Lakes Apartments                            1908 Briarwood Street
      20            NCCI       Oxford Square Apartments                             600 Kenwick Circle
      21            NCCI       Woodlands North                                      9240-9280 University Avenue Nothwest
      24            JPMCB      Steeple Crest Apartments                             5001 5th Avenue Extension
      26           LaSalle     College Station                                      110 Lincoln Green Street
      33           LaSalle     Carlin Manor Apartments                              1900 Sunny Court
      36            NCCI       Auburn Hills                                         2760 Patrick Henry Drive
      37            NCCI       Greensboro Multifamily Portfolio                     Various
     37.1           NCCI       Chapel Walk Apartments                               1370 Lees Chapel Road
     37.2           NCCI       Cross Creek Apartments                               629 Creek Ridge Road
     37.3           NCCI       Millbrook II Apartments                              1109A East Barton Street
      38            NCCI       Spanish Garden Apartments                            2838 Royal Lane
      39           LaSalle     Wildwood MHC Pad Loan                                One Birch Drive
      41            JPMCB      View at Catalina                                     8000 East Wrightstown Road
      44            NCCI       Victoria Palms Resort                                602 North Victoria Road
      47            NCCI       Andover Square                                       4343 North 21st Street
      50           LaSalle     Grand Reserve Phase II Apartments                    1700 Fountain Court
      53            JPMCB      Birchwood Park Apartments                            4395 Birchwood Drive
      54            JPMCB      Woodridge Apartments                                 12470 West Euclid Avenue
      55            JPMCB      150 Central Park South                               150 Central Park South
      56           LaSalle     2424 North Clark Street                              2420 - 2424 North Clark Street
      57            NCCI       French Quarter Apartments                            999-1001 SW 16th Avenue
      58            JPMCB      Chesapeake Estates of Thomasville MHP                Biesecker Road
      60           LaSalle     Keystone Farms                                       5360 Edmondson Pike
      62            JPMCB      Cleveland Circle                                     1930-1960 Beacon Street and 3-7 Sutherland Road
      63            JPMCB      Maple Gardens Village                                10200 West Maple Street
      68           LaSalle     Fox Run Apartments                                   4500 Overland Drive
      70           LaSalle     Pinellas Cascades MHP                                7840 72nd Street North
      72           LaSalle     Royal Gulf Apartments                                190 Gateway Drive
      73            NCCI       Arbor Village                                        7940 South Circle Drive
      75            NCCI       Hibiscus Hill Apartments                             94-1121 Ka Uka Boulevard
      76           LaSalle     Windsor Court                                        10908 East 16th Avenue
      77            JPMCB      Chesapeake Mobile Court                              7630 Ridge Chapel Road
      78            NCCI       Hendeles Portfolio - Courtyard Apartments            2060 North Trekell Road
      79           LaSalle     525 West Arlington Place                             525 West Arlington Place
      81           LaSalle     Tanglewood Apartments                                4470 Old Spanish Trail
      85            NCCI       Sunrise Apartments                                   151 and 111 Patterson Street
      88           LaSalle     Knollcrest Apartments                                3301Creekwood Drive
      92            JPMCB      Village Green at Centennial Park                     502-564 Town Square Court and 600-654 Village
                                                                                    Green Court
      93           LaSalle     Pheasant Ridge                                       7848 East Hill Road
      95           LaSalle     Lake Village MHC                                     27 Michigan Lane
      96            NCCI       Brook Creek Apartments                               4937 West Myrtle Avenue
      97            NCCI       Chelsea Arms                                         615 East Wonsley Drive
      98           LaSalle     Arbor Village Apartments                             652 West Montgomery Avenue
      99            NCCI       Holiday MHP                                          4141 New Tampa Highway
     100            JPMCB      Holgate Terrace                                      12105 Southeast Holgate Boulevard
     101            JPMCB      Whitnall Garden Apartments                           9521-9603 West Forest Home Avenue
     103           LaSalle     Mallard Cove                                         2519 Buffalo Church Road
     104            JPMCB      Alpine Court Apartments                              12301-12335 West Oklahoma Avenue
     106           LaSalle     Land O'Lakes MHP                                     1800 East Graves Avenue
     110            NCCI       Suburban Woods                                       7000 Goodson Road
     112           LaSalle     1576 Oak Avenue                                      1576 - 1598 North Oak Avenue and 1100-1118
                                                                                    West Davis Street
     115            NCCI       Countryside Manufactured Home Park                   3805 7th Street Northeast
     116            NCCI       Canada Trace                                         3291 Shoehorn Drive
     117           LaSalle     Arlington West & Pecan Grove                         West Arlington Boulevard
     123           LaSalle     Independence Hill MHC                                1705 Van Voorhis Road
     125           LaSalle     Scenic Mobile Home Park                              1314 Tunnel Road
     126           LaSalle     Park Place of Grove City                             1911 Kendall Place
     128            NCCI       Pooles Manor                                         34 Club Circle
     129           LaSalle     Pine Crest Apartments                                400 Swiss Street
     130            NCCI       Sundowner                                            105 North Delaware Drive
     132            NCCI       Townhomes of Bearcreek                               15357 West Little York Road
     133            NCCI       Aztec Villa Apartments                               4001 East McDowell Road
     135           LaSalle     Mountain View Village Mobile Home Park               19773 & 19874 Highway 24






                                                                                    NUMBER OF    PROPERTY
    LOAN #     CITY                   STATE     ZIP CODE    COUNTY                 PROPERTIES    TYPE
    ------     ----                   -----     --------    ------                 ----------    ----
      4        Baltimore                MD        21224     Baltimore City              1        Multifamily
      12       Various                  NH       Various    Various                     8        Multifamily
     12.1      Laconia                  NH        03246     Belknap                     1        Multifamily
     12.2      Concord                  NH        03303     Merrimack                   1        Multifamily
     12.3      Concord                  NH        03303     Merrimack                   1        Multifamily
     12.4      Concord                  NH        03303     Merrimack                   1        Multifamily
     12.5      Concord                  NH        03301     Merrimack                   1        Multifamily
     12.6      Concord                  NH        03301     Merrimack                   1        Multifamily
     12.7      Concord                  NH        03301     Merrimack                   1        Multifamily
     12.8      Concord                  NH        03303     Merrimack                   1        Multifamily
      13       Hamburg                  NY        14075     Erie                        1        Manufactured Housing
      18       Orion                    MI        48359     Oakland                     1        Manufactured Housing
      19       Prattville               AL        36066     Autauga                     1        Multifamily
      20       Casselberry              FL        32707     Seminole                    1        Multifamily
      21       Coon Rapids              MN        55448     Anoka                       1        Multifamily
      24       Phenix City              AL        36867     Russell                     1        Multifamily
      26       Starkville               MS        39759     Oktibbeha                   1        Multifamily
      33       Columbus                 OH        43229     Franklin                    1        Multifamily
      36       Auburn Hills             MI        48326     Oakland                     1        Multifamily
      37       Greensboro               NC       Various    Guilford                    3        Multifamily
     37.1      Greensboro               NC        27455     Guilford                    1        Multifamily
     37.2      Greensboro               NC        27406     Guilford                    1        Multifamily
     37.3      Greensboro               NC        27407     Guilford                    1        Multifamily
      38       Dallas                   TX        75229     Dallas                      1        Multifamily
      39       Sandwich                 IL        60548     LaSalle                     1        Manufactured Housing
      41       Tucson                   AZ        85715     Pima                        1        Multifamily
      44       Donna                    TX        78537     Hidalgo                     1        Manufactured Housing
      47       Phoenix                  AZ        85016     Maricopa                    1        Multifamily
      50       Columbus                 GA        31904     Muscogee                    1        Multifamily
      53       Wilmington               NC        28405     New Hanover                 1        Multifamily
      54       New Berlin               WI        53151     Waukesha                    1        Multifamily
      55       New York                 NY        10019     New York                    1        Multifamily
      56       Chicago                  IL        60614     Cook                        1        Multifamily
      57       Gainesville              FL        32601     Alachua                     1        Multifamily
      58       Thomasville              PA        17364     York                        1        Manufactured Housing
      60       Nashville                TN        37211     Davidson                    1        Multifamily
      62       Brighton                 MA        02135     Suffolk                     1        Multifamily
      63       Wichita                  KS        67209     Sedgwick                    1        Multifamily
      68       Lawrence                 KS        66049     Douglas                     1        Multifamily
      70       Pinellas Park            FL        33781     Pinellas                    1        Manufactured Housing
      72       Biloxi                   MS        39531     Harrison                    1        Multifamily
      73       Parma                    MI        49269     Jackson                     1        Manufactured Housing
      75       Waipahu                  HI        96797     Honolulu                    1        Multifamily
      76       Aurora                   CO        80010     Adams                       1        Multifamily
      77       Hanover                  MD        21076     Anne Arundel                1        Manufactured Housing
      78       Casa Grande              AZ        85222     Pinal                       1        Multifamily
      79       Chicago                  IL        60614     Cook                        1        Multifamily
      81       Pensacola                FL        32504     Escambia                    1        Multifamily
      85       Anchorage                AK        99504     Anchorage                   1        Multifamily
      88       Nashville                TN        37207     Davidson                    1        Multifamily
      92       Oak Creek                WI        53154     Milwaukee                   1        Multifamily
      93       Mount Airy               MD        21771     Carroll                     1        Manufactured Housing
      95       Winona                   MN        55987     Winona                      1        Manufactured Housing
      96       Glendale                 AZ        85301     Maricopa                    1        Multifamily
      97       Austin                   TX        78753     Travis                      1        Multifamily
      98       Allentown                PA        18103     Lehigh                      1        Multifamily
      99       Lakeland                 FL        33815     Polk                        1        Manufactured Housing
     100       Portland                 OR        97266     Multnomah                   1        Multifamily
     101       Hales Corners            WI        53130     Milwaukee                   1        Multifamily
     103       Sanford                  NC        27330     Lee                         1        Multifamily
     104       West Allis               WI        53227     Milwaukee                   1        Multifamily
     106       Orange City              FL        32763     Volusia                     1        Manufactured Housing
     110       Union City               GA        30291     Fulton                      1        Manufactured Housing
     112       Evanston                 IL        60201     Cook                        1        Multifamily
     115       Great Falls              MT        59404     Cascade                     1        Manufactured Housing
     116       Lakeland                 TN        38002     Shelby                      1        Manufactured Housing
     117       Greenville               NC        27834     Pitt                        1        Multifamily
     123       Morgantown               WV        26505     Monongalia                  1        Manufactured Housing
     125       Asheville                NC        28805     Buncombe                    1        Manufactured Housing
     126       Grove City               OH        43123     Franklin                    1        Multifamily
     128       Ellenwood                GA        30294     Henry                       1        Manufactured Housing
     129       North Augusta            SC        29841     Aiken                       1        Multifamily
     130       Apache Junction          AZ        85220     Pinal                       1        Manufactured Housing
     132       Houston                  TX        77084     Harris                      1        Multifamily
     133       Phoenix                  AZ        85008     Maricopa                    1        Multifamily
     135       Leadville                CO        80461     Lake                        1        Manufactured Housing

                                      B-1


                                                                                                    -----------------------------
                                                                                                                         AVERAGE
               PROPERTY                        CURRENT            LOAN                                      NO. OF       STUDIO/
    LOAN #     SUBTYPE                       BALANCE ($)         GROUP          TOTAL SF/UNITS        STUDIOS/PADS      PAD RENT
    ------     -------                       -----------         -----          --------------        ------------      --------
      4        Mid/High Rise                  33,952,685.48        2                       240                 116         1,376
      12       Garden                         16,564,653.88        2                       379                  10           460
     12.1      Garden                          1,835,660.85        2                        42                   0             0
     12.2      Garden                          5,244,745.29        2                       120                   7           437
     12.3      Garden                          2,884,609.91        2                        66                   1           525
     12.4      Garden                          2,928,316.12        2                        67                   0             0
     12.5      Garden                            917,830.43        2                        21                   0             0
     12.6      Garden                            786,711.79        2                        18                   1           545
     12.7      Garden                            917,830.43        2                        21                   0             0
     12.8      Garden                          1,048,949.06        2                        24                   1           475
      13       Manufactured Housing           14,218,931.64        1                       424                 424           461
      18       Manufactured Housing           12,400,000.00        1                       423                 423           402
      19       Garden                         12,387,764.20        2                       224                   0             0
      20       Garden                         12,375,293.60        2                       283                   0             0
      21       Garden                         11,474,927.29        1                       196                   0             0
      24       Garden                         10,880,000.00        2                       200                   0             0
      26       Garden                         10,479,681.40        2                       281                   0             0
      33       Garden                          9,078,460.06        2                       351                   0             0
      36       Garden                          8,582,740.37        2                       280                  40           645
      37       Garden                          8,492,211.76        2                       255                   0             0
     37.1      Garden                          4,595,785.19        2                       128                   0             0
     37.2      Garden                          2,697,526.09        2                        88                   0             0
     37.3      Garden                          1,198,900.48        2                        39                   0             0
      38       Garden                          8,481,034.44        2                       300                  92           499
      39       Manufactured Housing            8,473,221.32        1                       427                 427           307
      41       Garden                          7,933,462.25        2                       268                   0             0
      44       Manufactured Housing            7,500,000.00        2                     1,089               1,089           308
      47       Garden                          7,175,000.00        1                        80                   0             0
      50       Garden                          6,985,944.69        2                       140                   0             0
      53       Garden                          6,712,483.95        2                       172                   0             0
      54       Garden                          6,633,431.99        2                       108                   0             0
      55       Coop                            6,500,000.00        1                       192                  60         2,414
      56       Mid/High Rise                   6,487,344.66        2                        91                  42           775
      57       Garden                          6,400,000.00        2                       242                   0             0
      58       Manufactured Housing            6,387,155.62        1                       316                 316           280
      60       Garden                          6,194,874.72        2                        90                   0             0
      62       Garden                          6,142,167.94        2                        28                   0             0
      63       Garden                          6,100,000.00        2                       174                  17           390
      68       Garden                          5,813,309.61        2                       104                   0             0
      70       Manufactured Housing            5,740,751.14        2                       238                 238           377
      72       Garden                          5,600,000.00        2                       144                   0             0
      73       Manufactured Housing            5,600,000.00        1                       266                 266           283
      75       Garden                          5,488,828.40        2                        80                   0             0
      76       Garden                          5,435,021.78        2                       143                   0             0
      77       Manufactured Housing            5,429,082.28        2                       195                 195           426
      78       Garden                          5,370,000.00        2                       244                  32           415
      79       Mid/High Rise                   5,281,000.00        2                       108                  66           725
      81       Garden                          5,190,423.86        2                       136                   0             0
      85       Garden                          5,000,000.00        2                       144                   0             0
      88       Garden                          4,750,000.00        2                       200                   0             0
      92       Garden                          4,315,726.84        2                        60                   0             0
      93       Manufactured Housing            4,264,233.61        1                       101                 101           485
      95       Manufactured Housing            4,141,160.93        1                       228                 228           282
      96       Garden                          4,080,000.00        2                       112                   0             0
      97       Garden                          3,981,036.74        2                       114                   0             0
      98       Garden                          3,920,668.19        2                       294                   0             0
      99       Manufactured Housing            3,892,078.32        2                       214                 214           235
     100       Garden                          3,771,347.01        2                        72                   0             0
     101       Garden                          3,676,447.67        2                        86                   0             0
     103       Garden                          3,588,227.64        2                        88                   0             0
     104       Garden                          3,586,534.54        2                        81                   0             0
     106       Manufactured Housing            3,492,615.19        1                       173                 173           281
     110       Manufactured Housing            3,325,000.00        2                       216                 216           303
     112       Garden                          3,295,000.00        2                        52                  22           748
     115       Manufactured Housing            3,250,000.00        1                       226                 226           217
     116       Manufactured Housing            3,250,000.00        1                       229                 229           226
     117       Garden                          3,197,053.20        2                       166                   0             0
     123       Manufactured Housing            2,993,655.22        1                       203                 203           235
     125       Manufactured Housing            2,946,283.95        1                       172                 172           235
     126       Garden                          2,900,000.00        2                       112                   0             0
     128       Manufactured Housing            2,835,000.00        1                       194                 194           301
     129       Garden                          2,742,613.55        2                       120                   0             0
     130       Manufactured Housing            2,741,861.64        2                       204                 204           235
     132       Garden                          2,740,000.00        2                        54                   0             0
     133       Garden                          2,700,000.00        2                       126                  30           440
     135       Manufactured Housing            2,634,089.46        1                       227                 227           263

                                      B-2




                            ONE BEDROOM                       TWO BEDROOM                      THREE BEDROOM
                    -----------------------------     -----------------------------     -----------------------------
                            NO. OF       AVERAGE              NO. OF       AVERAGE              NO. OF       AVERAGE
    LOAN #              1-BR UNITS     1-BR RENT          2-BR UNITS     2-BR RENT          3-BR UNITS     3-BR RENT
    ------              ----------     ---------          ----------     ---------          ----------     ---------
      4                         39         1,625                  67         1,574                  18         2,076
      12                       102           575                 239           692                  28           835
     12.1                       13           482                  29           593                   0             0
     12.2                       29           546                  60           649                  24           830
     12.3                       19           567                  46           665                   0             0
     12.4                       20           644                  43           734                   4           863
     12.5                        5           780                  16           898                   0             0
     12.6                        5           626                  12           675                   0             0
     12.7                        0             0                  21           806                   0             0
     12.8                       11           534                  12           643                   0             0
      13                         0             0                   0             0                   0             0
      18                         0             0                   0             0                   0             0
      19                        72           662                 108           745                  44           845
      20                        95           650                 188           765                   0             0
      21                        57           812                 102           888                  39         1,030
      24                        32           565                 100           726                  68           845
      26                         0             0                 185           615                   0             0
      33                        32           399                 271           501                  48           599
      36                        60           680                 180           720                   0             0
      37                       207       Various                  48       Various                   0             0
     37.1                       88           500                  40           600                   0             0
     37.2                       88           495                   0             0                   0             0
     37.3                       31           505                   8           605                   0             0
      38                        96           620                  80           753                  32           875
      39                         0             0                   0             0                   0             0
      41                        92           479                 120           589                  44           835
      44                         0             0                   0             0                   0             0
      47                        20           993                  44         1,317                  16         1,411
      50                        24           599                  96           782                  20           959
      53                       172           528                   0             0                   0             0
      54                        36           644                  36           842                  36         1,001
      55                        62         4,116                  49         6,431                  21        10,600
      56                        49         1,053                   0             0                   0             0
      57                        58           462                 184           532                   0             0
      58                         0             0                   0             0                   0             0
      60                         0             0                  58           820                  32         1,018
      62                         0             0                   6         1,875                  22         2,400
      63                        98           549                  59           709                   0             0
      68                        24           664                  64           746                  16           905
      70                         0             0                   0             0                   0             0
      72                        36           550                 108           650                   0             0
      73                         0             0                   0             0                   0             0
      75                         1           900                  79         1,000                   0             0
      76                        72           703                  71           824                   0             0
      77                         0             0                   0             0                   0             0
      78                       100           425                 112           533                   0             0
      79                        38           923                   4         1,500                   0             0
      81                        48           493                  88           640                   0             0
      85                         0             0                  96           826                  48           908
      88                        72           458                 100           532                  24           590
      92                         0             0                  60           940                   0             0
      93                         0             0                   0             0                   0             0
      95                         0             0                   0             0                   0             0
      96                        40           535                  72           652                   0             0
      97                        66           608                  48           794                   0             0
      98                       185           477                 103           586                   6           688
      99                         0             0                   0             0                   0             0
     100                        18           610                  47           701                   7           815
     101                        48           575                  20           675                  18           940
     103                        24           465                  44           535                  20           610
     104                        70           683                  11           850                   0             0
     106                         0             0                   0             0                   0             0
     110                         0             0                   0             0                   0             0
     112                        27           975                   2           960                   1         1,750
     115                         0             0                   0             0                   0             0
     116                         0             0                   0             0                   0             0
     117                       126           331                  42           386                   0             0
     123                         0             0                   0             0                   0             0
     125                         0             0                   0             0                   0             0
     126                         0             0                  82           555                  30           685
     128                         0             0                   0             0                   0             0
     129                        40           453                  80           491                   0             0
     130                         0             0                   0             0                   0             0
     132                        18           706                  25           881                   9         1,108
     133                        72           525                  24           655                   0             0
     135                         0             0                   0             0                   0             0

                                      B-3




                       FOUR BEDROOM
               -----------------------------

                       NO. OF       AVERAGE                 UTILITIES                 ELEVATOR
    LOAN #         4-BR UNITS     4-BR RENT                TENANT PAYS                 PRESENT       LOAN NO.
    ------         ----------     ---------                -----------                 -------       --------
      4                     0             0               Electric, Gas                  Yes            4
      12                    0             0                  Various                     No             12
     12.1                   0             0               Electric, Gas                  No            12.1
     12.2                   0             0                  Electric                    No            12.2
     12.3                   0             0                  Electric                    No            12.3
     12.4                   0             0                  Electric                    No            12.4
     12.5                   0             0                  Electric                    No            12.5
     12.6                   0             0                  Electric                    No            12.6
     12.7                   0             0                  Electric                    No            12.7
     12.8                   0             0              Electric, Water                 No            12.8
      13                    0             0                                              NAP            13
      18                    0             0                                              NAP            18
      19                    0             0           Electric, Water, Sewer             No             19
      20                    0             0        Electric, Gas, Water, Sewer           No             20
      21                    0             0                  Electric                    No             21
      24                    0             0                  Electric                    No             24
      26                   96         1,020                    None                      No             26
      33                    0             0               Electric, Gas                  No             33
      36                    0             0                  Electric                    No             36
      37                    0             0                                              No             37
     37.1                   0             0                  Electric                    No            37.1
     37.2                   0             0                  Electric                    No            37.2
     37.3                   0             0                  Electric                    No            37.3
      38                    0             0                  Electric                    No             38
      39                    0             0                                              NAP            39
      41                   12           929                  Electric                    No             41
      44                    0             0                                              NAP            44
      47                    0             0        Electric, Gas, Water, Sewer           No             47
      50                    0             0               Electric, Gas                  No             50
      53                    0             0           Electric, Water, Sewer             No             53
      54                    0             0               Electric, Gas                  No             54
      55                    0             0                  Electric                    Yes            55
      56                    0             0               Electric, gas                  Yes            56
      57                    0             0                  Electric                    No             57
      58                    0             0                                              NAP            58
      60                    0             0              Electric, Water                 No             60
      62                    0             0                  Electric                    No             62
      63                    0             0               Electric, Gas                  Yes            63
      68                    0             0               Electric, Gas                  No             68
      70                    0             0                                              NAP            70
      72                    0             0                  Electric                    No             72
      73                    0             0                                              NAP            73
      75                    0             0                  Electric                    No             75
      76                    0             0               Electric, Gas                  No             76
      77                    0             0                                              NAP            77
      78                    0             0                  Electric                    No             78
      79                    0             0                    None                      Yes            79
      81                    0             0                  Electric                    No             81
      85                    0             0               Electric, Gas                  No             85
      88                    4           667                    None                      No             88
      92                    0             0                  Electric                    No             92
      93                    0             0                                              NAP            93
      95                    0             0                                              NAP            95
      96                    0             0                  Electric                    No             96
      97                    0             0                  Electric                    No             97
      98                    0             0                  Electric                    No             98
      99                    0             0                                              NAP            99
     100                    0             0                  Electric                    No            100
     101                    0             0     Electric, Gas for 3 Bedrooms only        No            101
     103                    0             0                  Electric                    No            103
     104                    0             0                  Electric                    No            104
     106                    0             0                                              NAP           106
     110                    0             0                                              NAP           110
     112                    0             0                  Electric                    No            112
     115                    0             0                                              NAP           115
     116                    0             0                                              NAP           116
     117                    0             0                  Electric                    No            117
     123                    0             0                                              NAP           123
     125                    0             0                                              NAP           125
     126                    0             0               Electric, Gas                  No            126
     128                    0             0                                              NAP           128
     129                    0             0                  Electric                    No            129
     130                    0             0                                              NAP           130
     132                    2         1,300            Electric, Water, Gas              No            132
     133                    0             0                                              No            133
     135                    0             0                                              NAP           135


                                                                         ANNEX C


                ONE POST OFFICE SQUARE LOAN AMORTIZATION SCHEDULE
                -------------------------------------------------


          ONE POST OFFICE SQUARE A-1 POOLED COMPONENT
          -------------------------------------------
                                                          TOTAL
    DATE         INTEREST ($)     PRINCIPAL ($)        PAYMENT ($)
    ----         ------------     -------------        -----------
     9/1/2003              -                 -                  -
    10/1/2003     269,255.00                 -         269,255.00
    11/1/2003     278,230.17                 -         278,230.17
    12/1/2003     269,255.00                 -         269,255.00
     1/1/2004     278,230.17                 -         278,230.17
     2/1/2004     278,230.17                 -         278,230.17
     3/1/2004     260,279.83                 -         260,279.83
     4/1/2004     278,230.17                 -         278,230.17
     5/1/2004     269,255.00                 -         269,255.00
     6/1/2004     278,230.17                 -         278,230.17
     7/1/2004     269,255.00                 -         269,255.00
     8/1/2004     278,230.17                 -         278,230.17
     9/1/2004     278,230.17                 -         278,230.17
    10/1/2004     269,255.00                 -         269,255.00
    11/1/2004     278,230.17                 -         278,230.17
    12/1/2004     269,255.00                 -         269,255.00
     1/1/2005     278,230.17                 -         278,230.17
     2/1/2005     278,230.17                 -         278,230.17
     3/1/2005     251,304.67                 -         251,304.67
     4/1/2005     278,230.17                 -         278,230.17
     5/1/2005     269,255.00                 -         269,255.00
     6/1/2005     278,230.17                 -         278,230.17
     7/1/2005     269,255.00                 -         269,255.00
     8/1/2005     278,230.17                 -         278,230.17
     9/1/2005     278,230.17                 -         278,230.17
    10/1/2005     269,255.00                 -         269,255.00
    11/1/2005     278,230.17         53,706.15         331,936.32
    12/1/2005     269,013.99         63,465.53         332,479.52
     1/1/2006     277,686.82         54,281.52         331,968.34
     2/1/2006     277,435.11         54,548.07         331,983.18
     3/1/2006     250,358.08         83,221.03         333,579.11
     4/1/2006     276,796.25         55,224.58         332,020.83
     5/1/2006     267,619.51         64,942.20         332,561.71
     6/1/2006     276,239.02         55,814.66         332,053.68
     7/1/2006     267,077.61         65,516.05         332,593.66
     8/1/2006     275,676.39         56,410.45         332,086.84
     9/1/2006     275,414.80         56,687.46         332,102.26
    10/1/2006     266,276.06         66,364.83         332,640.89
    11/1/2006     274,844.19         57,291.70         332,135.89
    12/1/2006     265,721.14         66,952.46         332,673.60
     1/1/2007     274,268.05         57,901.80         332,169.85
     2/1/2007     273,999.54         58,186.13         332,185.67
     3/1/2007     247,239.75         86,523.15         333,762.90
     4/1/2007     273,328.50         58,896.72         332,225.22
     5/1/2007     264,247.15         68,513.33         332,760.48
     6/1/2007     272,737.68         59,522.37         332,260.05
     7/1/2007     263,672.58         69,121.77         332,794.35
     8/1/2007     272,141.14         60,154.07         332,295.21
     9/1/2007     271,862.19         60,449.46         332,311.65
    10/1/2007     262,821.17         70,023.36         332,844.53
    11/1/2007     271,257.17         61,090.14         332,347.31
    12/1/2007     262,232.79         70,646.42         332,879.21
     1/1/2008     270,646.28         61,737.03         332,383.31
     2/1/2008     270,360.00         62,040.19         332,400.19
     3/1/2008     252,648.29         80,795.84         333,444.13
     4/1/2008     269,697.64         62,741.59         332,439.23
     5/1/2008     260,716.16         72,252.44         332,968.60
     6/1/2008     269,071.65         63,404.47         332,476.12
     7/1/2008     260,107.39         72,897.09         333,004.48
     8/1/2008     268,439.60         64,073.78         332,513.38
     9/1/2008     268,142.48         64,388.41         332,530.89
    10/1/2008     259,203.77         73,853.97         333,057.74
    11/1/2008     267,501.42         65,067.25         332,568.67
    12/1/2008     258,580.35         74,514.13         333,094.48
     1/1/2009     266,854.16         65,752.66         332,606.82
     2/1/2009     266,549.26         66,075.54         332,624.80
     3/1/2009     240,477.42         93,684.07         334,161.49
     4/1/2009     265,808.42         66,860.04         332,668.46
     5/1/2009     256,933.92         76,257.61         333,191.53
     6/1/2009     265,144.76         67,562.81         332,707.57
     7/1/2009     256,288.51         76,941.06         333,229.57
     8/1/2009     264,474.67         68,272.40         332,747.07
     9/1/2009     264,158.08         68,607.65         332,765.73
    10/1/2009     255,328.97         77,957.15         333,286.12
    11/1/2009     263,478.44         69,327.35         332,805.79
    12/1/2009     254,668.02         78,657.06         333,325.08
     1/1/2010     262,792.21         70,054.03         332,846.24
     2/1/2010     262,467.36         70,398.03         332,865.39
     3/1/2010     236,772.43         97,607.42         334,379.85
     4/1/2010     261,688.29         71,223.02         332,911.31
     5/1/2010     252,927.11         80,500.58         333,427.69
     6/1/2010     260,984.72         71,968.05         332,952.77
     7/1/2010     252,242.89         81,225.12         333,468.01
     8/1/2010     260,274.34         72,720.31         332,994.65
     9/1/2010     259,937.12         73,077.40         333,014.52
    10/1/2010     251,224.11         82,303.96         333,528.07
    11/1/2010     259,216.59         73,840.40         333,056.99
    12/1/2010     250,523.40         83,045.97         333,569.37
     1/1/2011     258,489.08         74,610.78         333,099.86
     2/1/2011     258,143.10         74,977.16         333,120.26
     3/1/2011     232,847.47        101,763.72         334,611.19
     4/1/2011     257,323.52         75,845.04         333,168.56
     5/1/2011     248,682.40         84,995.47         333,677.87
     6/1/2011     256,577.68         76,634.85         333,212.53
     7/1/2011     247,957.07         85,763.55         333,720.62
     8/1/2011     255,824.61         77,432.30         333,256.91
     9/1/2011     255,465.54         77,812.53         333,278.07
    10/1/2011     246,875.53         86,908.85         333,784.38
    11/1/2011     254,701.70         78,621.40         333,323.10
    12/1/2011     246,132.70         87,695.46         333,828.16
     1/1/2012     253,930.46         79,438.09         333,368.55
     2/1/2012     253,562.09         79,828.17         333,390.26
     3/1/2012     236,856.95         97,517.92         334,374.87
     4/1/2012     252,739.71         80,699.03         333,438.74
     5/1/2012     244,224.67         89,715.94         333,940.61
     6/1/2012     251,949.47         81,535.85         333,485.32
     7/1/2012     243,456.16         90,529.75         333,985.91
     8/1/2012     251,151.57         82,380.77         333,532.34
     9/1/2012     250,769.55         82,785.30         333,554.85
    10/1/2012     242,308.71         91,744.84         334,053.55
    11/1/2012     249,960.23         83,642.33         333,602.56
    12/1/2012     241,521.64         92,578.29         334,099.93
     1/1/2013     249,143.06         84,507.66         333,650.72
     2/1/2013     248,751.19         84,922.63         333,673.82
     3/1/2013     224,322.80        110,790.84         335,113.64
     4/1/2013     247,843.63         85,883.68         333,727.31
     5/1/2013     239,463.26         94,757.99         334,221.25
     6/1/2013     247,005.96         86,770.72         333,776.68
     7/1/2013     238,648.64         95,620.63         334,269.27
     8/1/2013     246,160.19         87,666.35         333,826.54
     9/1/2013     245,753.66         88,096.83         333,850.49
    10/1/2013     237,430.78     52,908,383.99      53,145,814.77

                 ONE POST OFFICE SQUARE A-2 NON-POOLED COMPONENT
                 -----------------------------------------------

                                                             TOTAL
     DATE          INTEREST ($)     PRINCIPAL ($)         PAYMENT ($)
     ----          ------------     -------------         -----------
      9/1/2003               -                 -                   -
     10/1/2003      269,255.00                 -          269,255.00
     11/1/2003      278,230.17                 -          278,230.17
     12/1/2003      269,255.00                 -          269,255.00
      1/1/2004      278,230.17                 -          278,230.17
      2/1/2004      278,230.17                 -          278,230.17
      3/1/2004      260,279.83                 -          260,279.83
      4/1/2004      278,230.17                 -          278,230.17
      5/1/2004      269,255.00                 -          269,255.00
      6/1/2004      278,230.17                 -          278,230.17
      7/1/2004      269,255.00                 -          269,255.00
      8/1/2004      278,230.17                 -          278,230.17
      9/1/2004      278,230.17                 -          278,230.17
     10/1/2004      269,255.00                 -          269,255.00
     11/1/2004      278,230.17                 -          278,230.17
     12/1/2004      269,255.00                 -          269,255.00
      1/1/2005      278,230.17                 -          278,230.17
      2/1/2005      278,230.17                 -          278,230.17
      3/1/2005      251,304.67                 -          251,304.67
      4/1/2005      278,230.17                 -          278,230.17
      5/1/2005      269,255.00                 -          269,255.00
      6/1/2005      278,230.17                 -          278,230.17
      7/1/2005      269,255.00                 -          269,255.00
      8/1/2005      278,230.17                 -          278,230.17
      9/1/2005      278,230.17                 -          278,230.17
     10/1/2005      269,255.00                 -          269,255.00
     11/1/2005      278,230.17         53,706.15          331,936.32
     12/1/2005      269,013.99         63,465.53          332,479.52
      1/1/2006      277,686.82         54,281.52          331,968.34
      2/1/2006      277,435.11         54,548.07          331,983.18
      3/1/2006      250,358.08         83,221.03          333,579.11
      4/1/2006      276,796.25         55,224.58          332,020.83
      5/1/2006      267,619.51         64,942.20          332,561.71
      6/1/2006      276,239.02         55,814.66          332,053.68
      7/1/2006      267,077.61         65,516.05          332,593.66
      8/1/2006      275,676.39         56,410.45          332,086.84
      9/1/2006      275,414.80         56,687.46          332,102.26
     10/1/2006      266,276.06         66,364.83          332,640.89
     11/1/2006      274,844.19         57,291.70          332,135.89
     12/1/2006      265,721.14         66,952.46          332,673.60
      1/1/2007      274,268.05         57,901.80          332,169.85
      2/1/2007      273,999.54         58,186.13          332,185.67
      3/1/2007      247,239.75         86,523.15          333,762.90
      4/1/2007      273,328.50         58,896.72          332,225.22
      5/1/2007      264,247.15         68,513.33          332,760.48
      6/1/2007      272,737.68         59,522.37          332,260.05
      7/1/2007      263,672.58         69,121.77          332,794.35
      8/1/2007      272,141.14         60,154.07          332,295.21
      9/1/2007      271,862.19         60,449.46          332,311.65
     10/1/2007      262,821.17         70,023.36          332,844.53
     11/1/2007      271,257.17         61,090.14          332,347.31
     12/1/2007      262,232.79         70,646.42          332,879.21
      1/1/2008      270,646.28         61,737.03          332,383.31
      2/1/2008      270,360.00         62,040.19          332,400.19
      3/1/2008      252,648.29         80,795.84          333,444.13
      4/1/2008      269,697.64         62,741.59          332,439.23
      5/1/2008      260,716.16         72,252.44          332,968.60
      6/1/2008      269,071.65         63,404.47          332,476.12
      7/1/2008      260,107.39         72,897.09          333,004.48
      8/1/2008      268,439.60         64,073.78          332,513.38
      9/1/2008      268,142.48         64,388.41          332,530.89
     10/1/2008      259,203.77         73,853.97          333,057.74
     11/1/2008      267,501.42         65,067.25          332,568.67
     12/1/2008      258,580.35         74,514.13          333,094.48
      1/1/2009      266,854.16         65,752.66          332,606.82
      2/1/2009      266,549.26         66,075.54          332,624.80
      3/1/2009      240,477.42         93,684.07          334,161.49
      4/1/2009      265,808.42         66,860.04          332,668.46
      5/1/2009      256,933.92         76,257.61          333,191.53
      6/1/2009      265,144.76         67,562.81          332,707.57
      7/1/2009      256,288.51         76,941.06          333,229.57
      8/1/2009      264,474.67         68,272.40          332,747.07
      9/1/2009      264,158.08         68,607.65          332,765.73
     10/1/2009      255,328.97         77,957.15          333,286.12
     11/1/2009      263,478.44         69,327.35          332,805.79
     12/1/2009      254,668.02         78,657.06          333,325.08
      1/1/2010      262,792.21         70,054.03          332,846.24
      2/1/2010      262,467.36         70,398.03          332,865.39
      3/1/2010      236,772.43         97,607.42          334,379.85
      4/1/2010      261,688.29         71,223.02          332,911.31
      5/1/2010      252,927.11         80,500.58          333,427.69
      6/1/2010      260,984.72         71,968.05          332,952.77
      7/1/2010      252,242.89         81,225.12          333,468.01
      8/1/2010      260,274.34         72,720.31          332,994.65
      9/1/2010      259,937.12         73,077.40          333,014.52
     10/1/2010      251,224.11         82,303.96          333,528.07
     11/1/2010      259,216.59         73,840.40          333,056.99
     12/1/2010      250,523.40         83,045.97          333,569.37
      1/1/2011      258,489.08         74,610.78          333,099.86
      2/1/2011      258,143.10         74,977.16          333,120.26
      3/1/2011      232,847.47        101,763.72          334,611.19
      4/1/2011      257,323.52         75,845.04          333,168.56
      5/1/2011      248,682.40         84,995.47          333,677.87
      6/1/2011      256,577.68         76,634.85          333,212.53
      7/1/2011      247,957.07         85,763.55          333,720.62
      8/1/2011      255,824.61         77,432.30          333,256.91
      9/1/2011      255,465.54         77,812.53          333,278.07
     10/1/2011      246,875.53         86,908.85          333,784.38
     11/1/2011      254,701.70         78,621.40          333,323.10
     12/1/2011      246,132.70         87,695.46          333,828.16
      1/1/2012      253,930.46         79,438.09          333,368.55
      2/1/2012      253,562.09         79,828.17          333,390.26
      3/1/2012      236,856.95         97,517.92          334,374.87
      4/1/2012      252,739.71         80,699.03          333,438.74
      5/1/2012      244,224.67         89,715.94          333,940.61
      6/1/2012      251,949.47         81,535.85          333,485.32
      7/1/2012      243,456.16         90,529.75          333,985.91
      8/1/2012      251,151.57         82,380.77          333,532.34
      9/1/2012      250,769.55         82,785.30          333,554.85
     10/1/2012      242,308.71         91,744.84          334,053.55
     11/1/2012      249,960.23         83,642.33          333,602.56
     12/1/2012      241,521.64         92,578.29          334,099.93
      1/1/2013      249,143.06         84,507.66          333,650.72
      2/1/2013      248,751.19         84,922.63          333,673.82
      3/1/2013      224,322.80        110,790.84          335,113.64
      4/1/2013      247,843.63         85,883.68          333,727.31
      5/1/2013      239,463.26         94,757.99          334,221.25
      6/1/2013      247,005.96         86,770.72          333,776.68
      7/1/2013      238,648.64         95,620.63          334,269.27
      8/1/2013      246,160.19         87,666.35          333,826.54
      9/1/2013      245,753.66         88,096.83          333,850.49
     10/1/2013      237,430.78     52,908,383.99       53,145,814.77

                  ONE POST OFFICE SQUARE B NON-POOLED COMPONENT
                  ---------------------------------------------

                                                             TOTAL
     DATE          INTEREST ($)     PRINCIPAL ($)         PAYMENT ($)
     ----          ------------     -------------         -----------
       9/1/2003              -                 -                   -
      10/1/2003     293,104.58                 -          293,104.58
      11/1/2003     302,874.73                 -          302,874.73
      12/1/2003     293,104.58                 -          293,104.58
       1/1/2004     302,874.73                 -          302,874.73
       2/1/2004     302,874.73                 -          302,874.73
       3/1/2004     283,334.44                 -          283,334.44
       4/1/2004     302,874.73                 -          302,874.73
       5/1/2004     293,104.58                 -          293,104.58
       6/1/2004     302,874.73                 -          302,874.73
       7/1/2004     293,104.58                 -          293,104.58
       8/1/2004     302,874.73                 -          302,874.73
       9/1/2004     302,874.73                 -          302,874.73
      10/1/2004     293,104.58                 -          293,104.58
      11/1/2004     302,874.73                 -          302,874.73
      12/1/2004     293,104.58                 -          293,104.58
       1/1/2005     302,874.73                 -          302,874.73
       2/1/2005     302,874.73                 -          302,874.73
       3/1/2005     273,564.27                 -          273,564.27
       4/1/2005     302,874.73                 -          302,874.73
       5/1/2005     293,104.58                 -          293,104.58
       6/1/2005     302,874.73                 -          302,874.73
       7/1/2005     293,104.58                 -          293,104.58
       8/1/2005     302,874.73                 -          302,874.73
       9/1/2005     302,874.73                 -          302,874.73
      10/1/2005     293,104.58                 -          293,104.58
      11/1/2005     302,874.73         49,230.64          352,105.37
      12/1/2005     292,842.22         58,176.74          351,018.96
       1/1/2006     302,283.27         49,758.06          352,041.33
       2/1/2006     302,009.25         50,002.40          352,011.65
       3/1/2006     272,533.85         76,285.94          348,819.79
       4/1/2006     301,313.81         50,622.53          351,936.34
       5/1/2006     291,324.24         59,530.35          350,854.59
       6/1/2006     300,707.21         51,163.44          351,870.65
       7/1/2006     290,734.32         60,056.38          350,790.70
       8/1/2006     300,094.74         51,709.58          351,804.32
       9/1/2006     299,810.00         51,963.50          351,773.50
      10/1/2006     289,861.79         60,834.43          350,696.22
      11/1/2006     299,188.83         52,517.39          351,706.22
      12/1/2006     289,257.72         61,373.09          350,630.81
       1/1/2007     298,561.66         53,076.65          351,638.31
       2/1/2007     298,269.39         53,337.28          351,606.67
       3/1/2007     269,139.31         79,312.89          348,452.20
       4/1/2007     297,538.91         53,988.66          351,527.57
       5/1/2007     287,653.16         62,803.89          350,457.05
       6/1/2007     296,895.75         54,562.17          351,457.92
       7/1/2007     287,027.69         63,361.62          350,389.31
       8/1/2007     296,246.36         55,141.23          351,387.59
       9/1/2007     295,942.71         55,412.00          351,354.71
      10/1/2007     286,100.88         64,188.08          350,288.96
      11/1/2007     295,284.09         55,999.30          351,283.39
      12/1/2007     285,460.37         64,759.22          350,219.59
       1/1/2008     294,619.11         56,592.28          351,211.39
       2/1/2008     294,307.45         56,870.18          351,177.63
       3/1/2008     275,026.90         74,062.85          349,089.75
       4/1/2008     293,586.44         57,513.12          351,099.56
       5/1/2008     283,809.41         66,231.40          350,040.81
       6/1/2008     292,905.00         58,120.77          351,025.77
       7/1/2008     283,146.71         66,822.33          349,969.04
       8/1/2008     292,216.96         58,734.30          350,951.26
       9/1/2008     291,893.52         59,022.71          350,916.23
      10/1/2008     282,163.06         67,699.47          349,862.53
      11/1/2008     291,195.69         59,644.98          350,840.67
      12/1/2008     281,484.42         68,304.62          349,789.04
       1/1/2009     290,491.09         60,273.27          350,764.36
       2/1/2009     290,159.17         60,569.24          350,728.41
       3/1/2009     261,777.98         85,877.06          347,655.04
       4/1/2009     289,352.73         61,288.37          350,641.10
       5/1/2009     279,692.14         69,902.81          349,594.95
       6/1/2009     288,630.28         61,932.58          350,562.86
       7/1/2009     278,989.58         70,529.30          349,518.88
       8/1/2009     287,900.84         62,583.03          350,483.87
       9/1/2009     287,556.21         62,890.34          350,446.55
      10/1/2009     277,945.05         71,460.72          349,405.77
      11/1/2009     286,816.35         63,550.07          350,366.42
      12/1/2009     277,225.55         72,102.30          349,327.85
       1/1/2010     286,069.34         64,216.19          350,285.53
       2/1/2010     285,715.71         64,531.53          350,247.24
       3/1/2010     257,744.84         89,473.47          347,218.31
       4/1/2010     284,867.63         65,287.76          350,155.39
       5/1/2010     275,330.43         73,792.20          349,122.63
       6/1/2010     284,101.75         65,970.72          350,072.47
       7/1/2010     274,585.62         74,456.36          349,041.98
       8/1/2010     283,328.44         66,660.28          349,988.72
       9/1/2010     282,961.36         66,987.61          349,948.97
      10/1/2010     273,476.59         75,445.29          348,921.88
      11/1/2010     282,177.01         67,687.03          349,864.04
      12/1/2010     272,713.81         76,125.47          348,839.28
       1/1/2011     281,385.06         68,393.22          349,778.28
       2/1/2011     281,008.43         68,729.06          349,737.49
       3/1/2011     253,472.22         93,283.41          346,755.63
       4/1/2011     280,116.26         69,524.62          349,640.88
       5/1/2011     270,709.74         77,912.52          348,622.26
       6/1/2011     279,304.34         70,248.61          349,552.95
       7/1/2011     269,920.17         78,616.59          348,536.76
       8/1/2011     278,484.57         70,979.61          349,464.18
       9/1/2011     278,093.71         71,328.16          349,421.87
      10/1/2011     268,742.81         79,666.44          348,409.25
      11/1/2011     277,262.21         72,069.61          349,331.82
      12/1/2011     267,934.18         80,387.51          348,321.69
       1/1/2012     276,422.65         72,818.25          349,240.90
       2/1/2012     276,021.66         73,175.82          349,197.48
       3/1/2012     257,836.85         89,391.43          347,228.28
       4/1/2012     275,126.43         73,974.11          349,100.54
       5/1/2012     265,857.17         82,239.62          348,096.79
       6/1/2012     274,266.18         74,741.19          349,007.37
       7/1/2012     265,020.59         82,985.60          348,006.19
       8/1/2012     273,397.61         75,515.71          348,913.32
       9/1/2012     272,981.78         75,886.53          348,868.31
      10/1/2012     263,771.49         84,099.43          347,870.92
      11/1/2012     272,100.75         76,672.14          348,772.89
      12/1/2012     262,914.72         84,863.43          347,778.15
       1/1/2013     271,211.22         77,465.35          348,676.57
       2/1/2013     270,784.62         77,845.75          348,630.37
       3/1/2013     244,192.46        101,558.27          345,750.73
       4/1/2013     269,796.68         78,726.71          348,523.39
       5/1/2013     260,674.02         86,861.49          347,535.51
       6/1/2013     268,884.82         79,539.83          348,424.65
       7/1/2013     259,787.23         87,652.24          347,439.47
       8/1/2013     267,964.11         80,360.82          348,324.93
       9/1/2013     267,521.59         80,755.43          348,277.02
      10/1/2013     258,461.50     48,499,351.99       48,757,813.49

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

                                                                         ANNEX D

SEPTEMBER 24, 2003                                                JPMCC 2003-LN1

-------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

                             ---------------------

                                  $731,659,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-LN1

                             ---------------------

                               JPMORGAN CHASE BANK
                        LASALLE BANK NATIONAL ASSOCIATION
                          NOMURA CREDIT & CAPITAL, INC.
                              Mortgage Loan Sellers





JPMORGAN                      ABN AMRO INCORPORATED                [NOMURA LOGO]

                           CREDIT SUISSE FIRST BOSTON

The analyses in this report are based upon information provided by JPMorgan Chase Bank, LaSalle Bank National Association and Nomura Credit & Capital, Inc. (the "Sellers"). J.P. Morgan Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc. and Credit Suisse First Boston LLC (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                                                                                JPMCC 2003-LN1

------------------------------------------------------------------------------------------------------------------------------------
                                                               KEY FEATURES
------------------------------------------------------------------------------------------------------------------------------------

              CO-LEAD MANAGERS:                        J.P. Morgan Securities Inc. (Sole Bookrunner)

                                                       ABN AMRO Incorporated

                                                       Nomura Securities International, Inc.

              CO-MANAGERS:                             Credit Suisse First Boston LLC

              MORTGAGE LOAN SELLERS:                   JPMorgan Chase Bank (37.7%)

                                                       LaSalle Bank National Association (33.7%)

                                                       Nomura Credit & Capital, Inc. (28.7%)

              MASTER SERVICER:                         Wells Fargo Bank, National Association

              SPECIAL SERVICER:                        ARCap Servicing, Inc.

              TRUSTEE:                                 U.S. Bank National Association

              PAYING AGENT:                            LaSalle Bank National Association

              RATING AGENCIES:                         Moody's Investors Service, Inc.

                                                       Standard & Poor's Ratings Services

              PRICING DATE:                            September 24, 2003

              CLOSING DATE:                            On or about September 30, 2003

              CUT-OFF DATE:                            With respect to each mortgage loan, the related due date of such mortgage loan in September 2003 or, such other date in September 2003 specified in the prospectus supplement.

              DISTRIBUTION DATE:                       15th of each month, or if the 15th day is not a business day, on the next succeeding business day, beginning in October 2003

              PAYMENT DELAY:                           14 days

              TAX STATUS:                              REMIC

              ERISA CONSIDERATION:                     Class A-1, A-2, B, C, D & E

              OPTIONAL TERMINATION:                    1.0% (Clean-up Call)

              MINIMUM DENOMINATIONS:                   $10,000

              SETTLEMENT TERMS:                        DTC, Euroclear and Clearstream Banking

------------------------------------------------------------------------------------------------------------------------------------

                                                         COLLATERAL CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------

              COLLATERAL CHARACTERISTICS                                All Mortgage Loans        Loan Group 1          Loan Group 2
              --------------------------                                ------------------        ------------          ------------
              INITIAL POOL BALANCE (IPB):                               $1,201,612,937            $838,302,730          $363,310,207

              NUMBER OF MORTGAGED LOANS:                                185                       111                   74

              NUMBER OF MORTGAGED PROPERTIES:                           198                       113                   85

              AVERAGE CUT-OFF BALANCE PER LOAN:                         $6,495,205                $7,552,277            $4,909,597

              AVERAGE CUT-OFF BALANCE PER PROPERTY:                     $6,068,752                $7,418,608            $4,274,238

              WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:              5.6123%                   5.7374%               5.3239%

              WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                  1.67x                     1.74x                 1.51x

              WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):        70.5%                     68.8%                 74.4%

              WEIGHTED AVERAGE MATURITY DATE LTV(1):                    59.2%                     58.0%                 61.9%

              WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(2):  117                       119                   113

              WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):  339                       337                   345

              WEIGHTED AVERAGE SEASONING (MONTHS):                      2                         2                     1

              10 LARGEST LOANS AS % OF IPB:                             26.6%                     36.1%                 36.1%

              % OF LOANS WITH ADDITIONAL DEBT:                          7.4%                      9.9%                  1.7%

              % OF LOANS WITH SINGLE TENANTS:                           7.6%                      10.9%                 NAP

            (1)  Excludes the fully amortizing mortgage loans.
            (2)  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.
            (3)  Excludes mortgage loans that are interest only for the entire term.
------------------------------------------------------------------------------------------------------------------------------------

                                    2 of 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS AGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                                                                                JPMCC 2003-LN1

                                                     APPROXIMATE SECURITIES STRUCTURE
------------------------------------------------------------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------------------------------
                EXPECTED RATINGS                                  CREDIT SUPPORT        EXPECTED WEIGHTED         EXPECTED PAYMENT
CLASS            (MOODY'S/ S&P)        APPROXIMATE FACE AMOUNT   (% OF BALANCE)(2)     AVG. LIFE (YEARS)(3)          WINDOW(3)
------------------------------------------------------------------------------------------------------------------------------------
A-1                 Aaa/AAA                 $257,040,000             16.625%                5.70                      10/03-06/13
A-2                 Aaa/AAA                 $381,494,000             16.625%                9.86                      06/13-09/13
B                    Aa2/AA                  $34,547,000             13.750%                9.96                      09/13-09/13
C                   Aa3/AA-                  $13,518,000             12.625%                9.96                      09/13-09/13
D                     A2/A                   $30,040,000             10.125%                9.98                      09/13-10/13
E                    A3/A-                   $15,020,000              8.875%               10.04                      10/13-10/13
------------------------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------------------------------
                EXPECTED RATINGS           APPROXIMATE FACE      CREDIT SUPPORT         EXPECTED WEIGHTED          EXPECTED PAYMENT
CLASS           (MOODY'S/ S&P)               AMOUNT             (% OF BALANCE)(2)      AVG. LIFE (YEARS)(3)            WINDOW(3)
------------------------------------------------------------------------------------------------------------------------------------
X-1                 Aaa/AAA               $1,201,612,937(1)              N/A                 N/A                        N/A
X-2                 Aaa/AAA               $1,121,230,000(1)              N/A                 N/A                        N/A
A-1A                Aaa/AAA                 $363,310,000             16.625%                 N/A                        N/A
F                  Baa1/BBB+                 $16,522,000              7.500%                 N/A                        N/A
G                   Baa2/BBB                 $13,519,000              6.375%                 N/A                        N/A
H                  Baa3/BBB-                 $16,522,000              5.000%                 N/A                        N/A
J                   Ba1/BB+                   $6,008,000              4.500%                 N/A                        N/A
K                    Ba2/BB                  $12,016,000              3.500%                 N/A                        N/A
L                   Ba3/BB-                   $6,008,000              3.000%                 N/A                        N/A
M                    B1/B+                   $10,514,000              2.125%                 N/A                        N/A
N                     B2/B                    $3,004,000              1.875%                 N/A                        N/A
P                    B3/B-                    $3,004,000              1.625%                 N/A                        N/A
NR                   NR/NR                   $19,526,937                 N/A                 N/A                        N/A
PS-1                 A2/NR                   $11,100,000                 N/A                 N/A                        N/A
PS-2                 A3/NR                    $5,400,000                 N/A                 N/A                        N/A
PS-3                Baa1/NR                   $5,300,000                 N/A                 N/A                        N/A
PS-4                Baa2/NR                   $6,500,000                 N/A                 N/A                        N/A
PS-5                Baa3/ NR                  $6,500,000                 N/A                 N/A                        N/A
PS-6                Ba1/ NR                  $10,800,000                 N/A                 N/A                        N/A
PS-7                 Ba2/NR                   $9,400,000                 N/A                 N/A                        N/A
------------------------------------------------------------------------------------------------------------------------------------

(1) Notional Amount
(2) The credit support percentages set forth are for Class A-1, Class A-2 and Class A-1A Certificates represented in the aggregate.
(3) The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations-Weighted Average" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    3 of 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS AGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1
--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o For the purposes of making distributions to the Class A-1, A-2 and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups (either "Loan Group 1" or "Loan Group 2"). Generally, interest and principal distributions on the Class A-1 and Class A-2 certificates will be based on amounts available relating to Loan Group 1 and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o Interest payments will be concurrent to Classes A-1, A-2, A-1A (pro-rata to Class A-1 and A-2, from Loan Group 1, and to Class A-1A from Loan Group 2, the foregoing classes, together, the "Class A Certificates"), X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

o The pass-through rates on the Class A-1, A-2, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and NR will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and
     (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o    All classes will accrue interest on a 30/360 basis.

o Generally, the Class A-1 and A-2 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of Class A-2 has been reduced to zero. However, on any distribution date on which the certificate principal balance of the Class B Certificates though Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed (without regard to loan group) to Class A-1, A-2 and A-1A, pro-rata. After the Class A-1, Class A-2 and Class A-1A Certificates have been reduced to zero, principal payments will be paid sequentially to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates, until each such class is retired. The Class X-1 and Class X-2 Certificates do not have a Class principal balance and therefore are not entitled to any principal distributions.

o Losses will be borne by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, Class A-2 and Class A-1A Certificates (without regard to loan group).

o Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Offered Certificates and the Class A-1A, F, G and H Certificates in the following manner: the holders of each class of Offered Certificates and the Class A-1A, F, G and H Certificates (will receive, with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2 and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1).

                      Group Principal Paid to Class   (Pass - Through Rate on Class - Discount Rate)
          YM Charge x ----------------------------- x ----------------------------------------------
                       Group Total Principal Paid        (Mortgage Rate on Loan - Discount Rate)

o Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.

--------------------------------------------------------------------------------



                                    4 of 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS AGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1
















                      [THIS PAGE INTENTIONALLY LEFT BLANK]























                                    5 of 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS AGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                                                                                JPMCC 2003-LN1

------------------------------------------------------------------------------------------------------------------------------------
                                              ALL MORTGAGE LOANS - COLLATERAL CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------   ---------------------------------------------------------------
                  CUT-OFF DATE PRINCIPAL BALANCE                                         GEOGRAPHIC DISTRIBUTION
-----------------------------------------------------------------   ---------------------------------------------------------------
                       NUMBER                               WA                          NUMBER
RANGE OF PRINCIPAL       OF    PRINCIPAL   % OF     WA      UW                             OF     PRINCIPAL   % OF     WA    WA UW
BALANCES               LOANS    BALANCE     IPB    LTV     DSCR     STATE             PROPERTIES   BALANCE     IPB     LTV    DSCR
-----------------------------------------------------------------   ---------------------------------------------------------------
$923,360 -             30     $49,158,822   4.1%    66.2%   1.65x    MASSACHUSETTS            4   $130,837,109  10.9%   59.9%  1.92x
$1,999,999
$2,000,000 -           33      83,824,628   7.0     73.1%   1.49x    TEXAS                   21    108,753,750   9.1    74.7%  1.49x
$2,999,999
$3,000,000 -           26      89,136,181   7.4     70.3%   1.55x    CALIFORNIA              15    106,135,158   8.8    70.4%  1.50x
$3,999,999
$4,000,000 -           11      49,072,511   4.1     72.2%   1.45x      Southern California   13     98,367,122   8.2    70.4%  1.50x
$5,000,000 -           37     219,049,632  18.2     70.4%   2.18x      Northern California    2      7,768,036   0.6    70.8%  1.49x
$6,999,999
$7,000,000 -           20     167,818,972  14.0     70.5%   1.56x    FLORIDA                 14     85,660,381   7.1    75.9%  1.46x
$9,999,999
$10,000,000 -          16     190,250,383  15.8     76.5%   1.46x    MARYLAND                 4     79,646,001   6.6    72.0%  1.54x
$14,999,999
$15,000,000 -           7     146,478,032  12.2     70.3%   1.44x    MICHIGAN                11     76,650,210   6.4    68.4%  1.71x
$24,999,999
$25,000,000 -           5     206,823,775  17.2     64.8%   1.78x    VIRGINIA                 5     63,940,460   5.3    70.6%  1.48x
$60,000,000
-------------------- -------- ----------- ------- ------- -------
TOTAL/WEIGHTED        185  $1,201,612,937 100.0%    70.5%   1.67X    GEORGIA                 13     60,413,314   5.0    60.0%  1.51x
AVERAGE:
-------------------- -------- ----------- ------- ------- -------
AVERAGE PER LOAN:              $6,495,205                            OTHER                  111    489,576,554  40.7    72.8%  1.78x
-------------------- -------- ----------- ------- ------- -------   ------------------ -------- -------------- ------- ------ ------
AVERAGE PER                    $6,068,752                            TOTAL/WEIGHTED         198 $1,201,612,937 100.0%   70.5%  1.67x
PROPERTY:                                                              AVERAGE
-------------------- -------- ----------- ------- ------- -------   ------------------ --------- ------------ ------- ------ ------

-----------------------------------------------------------------   ---------------------------------------------------------------
                 RANGE OF MORTGAGE INTEREST RATES                          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------   ---------------------------------------------------------------
                                             %              WA                        NUMBER                                   WA
RANGE OF MORTGAGE      NUMBER     PRINCIPAL  OF     WA      UW                          OF      PRINCIPAL     % OF      WA     UW
INTEREST RATES        OF LOANS     BALANCE   IPB    LTV    DSCR        UW DSCR         LOANS     BALANCE       IPB     LTV     DSCR
--------------------- --------  ----------- ----- ------- -------   ----------------- ------- ------------- --------- ------- ------
4.2000% - 4.9999%        27    $156,233,474  13.0%  64.4%   2.67x    1.20X - 1.29X      12      $85,659,187     7.1%   77.3%   1.25x
5.0000% - 5.4999%        56     396,115,489  33.0   70.6%   1.77x    1.30X - 1.34X      16       72,846,591     6.1    74.9%   1.31x
5.5000% - 5.9999%        52     303,052,287  25.2   74.7%   1.41x    1.35X - 1.39X      23      200,618,780    16.7    75.8%   1.37x
6.0000% - 6.4999%        40     291,467,018  24.3   71.0%   1.46x    1.40X - 1.44X      28      184,401,858    15.3    75.5%   1.42x
6.5000% - 6.9999%         7      21,148,468   1.8   74.1%   1.32x    1.45X - 1.49X      23      135,610,775    11.3    77.1%   1.47x
7.0000% - 7.4999%         1       4,568,000   0.4   72.7%   1.23x    1.50X - 1.69X      58      340,214,947    28.3    70.5%   1.56x
7.5000% - 8.6650%         2      29,028,201   2.4   49.3%   1.48x    1.70X - 1.99X      10       63,882,563     5.3    63.4%   1.82x
--------------------- -----  -------------- -----  ------ -------    2.00X - 2.99X      12      103,561,585     8.6    44.9%   2.44x
TOTAL/WEIGHTED          185  $1,201,612,937 100.0%  70.5%   1.67X    3.00X - 4.99X       2        8,316,651     0.7    34.1%   3.07x
AVERAGE:                                                            5.00X - 22.55X       1        6,500,000     0.5     6.8%  22.55x
--------------------- --------- ----------- ----- ------- -------
WEIGHTED AVERAGE       5.6123%
MORTGAGE
RATE:
--------------------- --------- ----------- ----- ------- -------    ----------------- ------ -------------  -------- ------  ------
                                                                     TOTAL/WEIGHTED      185 $1,201,612,937   100.0%   70.5%   1.67x
                                                                     AVERAGE:
-----------------------------------------------------------------    ---------------------------------------------------------------

              ORIGINAL TERM TO MATURITY/ARD IN MONTHS                          REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------    ---------------------------------------------------------------
                                                          WA                          NUMBER                                 WA
ORIGINAL TERM TO   NUMBER     PRINCIPAL  % OF     WA      UW      RANGE OF REMAINING    OF    PRINCIPAL     % OF    WA       UW
MATURITY           OF LOANS    BALANCE    IPB    LTV     DSCR     TERMS TO MATURITY   LOANS    BALANCE       IPB    LTV     DSCR
-----------------  -------- -----------  -----   -----  -----     ------------------ ------- -----------   ------- ------  ------
60 - 84               19    $100,780,533   8.4%  71.6%  1.73x     57 - 84               21  $  129,808,739   10.8%  66.6%   1.67x
85 - 120             161   1,038,649,618   6.4   70.8%  1.67x     85 - 120             159   1,009,621,409   84.0   71.4%   1.68x
121 - 240              5      62,182,794   5.2   63.6%  1.63x     121 - 240              5      62,182,794    5.2   63.6%   1.63x
-----------------  -----  -------------- -----   -----  -----     ------------------ -----  -------------- ------- ------  ------
TOTAL/WEIGHTED       185  $1,201,612,937 100.0%  70.5%  1.67x     TOTAL/WEIGHTED       185  $1,201,612,937  100.0%  70.5%   1.67x
AVERAGE:                                                          AVERAGE:
--------------------------------------------------------------    ------------------  ------- ----------- ------- ------ ------
WEIGHTED AVERAGE                                                  WEIGHTED AVERAGE
ORIGINAL                                                          REMAINING
TERM TO MATURITY:          119                                    TERM TO
                                                                  MATURITY/ARD:            117
--------------------------------------------------------------    --------------------- ------- ----------- ------- ------ ------

                             -------------------------------------------------------------------------------------------------
                                                                 PROPERTY TYPE DISTRIBUTION
                             -------------------------------------------------------------------------------------------------
                                                  SUB PROPERTY            NUMBER OF       PRINCIPAL     % OF     WA     WA UW
                             PROPERTY TYPE        TYPE                    PROPERTIES       BALANCE       IPB     LTV     DSCR
                             -------------------  ----------------------  ----------   --------------  ------  ------   -----
                             MULTIFAMILY          GARDEN                      71       $  295,919,959   24.6%   74.9%    1.52x
                                                  MID/HIGH RISE                3           45,721,030    3.8    73.5%    1.42x
                                                  COOP                         1            6,500,000    0.5     6.8%   22.55x
                                                  SUBTOTAL                    75       $  348,140,989   29.0%   73.4%    1.90x
                             -------------------  ----------------------     ---       --------------  ------  ------   ------
                             RETAIL               ANCHORED                    38       $  214,134,151   17.8%   72.6%    1.56x
                                                  SHADOW                       7           43,778,408    3.6    75.2%    1.46x
                                                  ANCHORED
                                                  UNANCHORED                   6           29,038,242    2.4    66.2%    1.62x
                                                  SUBTOTAL                    51       $  286,950,801   23.9%   72.3%    1.55x
                             -------------------  ----------------------     ---       --------------  ------  ------   ------
                             OFFICE               SUBURBAN                    18       $  130,742,777   10.9%   73.6%    1.47x
                                                  CBD                          4          102,702,986    8.5    49.0%    2.04x
                                                  SUBTOTAL                    22       $  233,445,762   19.4%   62.8%    1.72x
                             -------------------  ----------------------     ---       --------------  ------  ------   ------
                             MANUFACTURED         MANUFACTURED                31       $  124,736,095   10.4%   75.7%    1.49x
                             HOUSING              HOUSING
                             -------------------  ----------------------     ---       --------------  ------  ------   ------
                             MIXED USE            INDUSTRIAL/OFFICE            1       $   50,871,090    4.2%   74.3%    1.36x
                                                  OFFICE/RETAIL                2           11,494,691    1.0    70.8%    1.44x
                                                  MULTIFAMILY/RETAIL           1           11,250,000    0.9    70.3%    1.30x
                                                  SUBTOTAL                     4       $   73,615,781    6.1%   73.1%    1.36x
                             -------------------  ----------------------     ---       --------------  ------  ------   ------
                             INDUSTRIAL           FLEX                         7       $   49,317,209    4.1%   71.8%    1.37x
                                                  WAREHOUSE/DISTRIBUTION       1           24,000,000    2.0    64.2%    1.51x
                                                  SUBTOTAL                     8       $   73,317,209    6.1%   69.3%    1.42x
                             -------------------  ----------------------     ---       --------------  ------  ------   ------
                             HOTEL                FULL SERVICE                 1       $   36,000,000    3.0%   63.2%    1.84x
                             -------------------  ----------------------     ---       --------------  ------  ------   ------
                             SELF STORAGE         SELF STORAGE                 4       $   13,459,597    1.1%   73.8%    1.33x
                             -------------------  ----------------------     ---       --------------  ------  ------   ------
                             PARKING GARAGE       PARKING GARAGE               1       $    7,350,000    0.6%   27.8%    2.46x
                             -------------------  ----------------------     ---       --------------  ------  ------   ------
                             THEATER              THEATER                      1            4,596,704    0.4%   68.6%    1.29x
                             -------------------  ----------------------     ---       --------------  ------  ------   ------
                             TOTAL/WEIGHTED                                  198       $1,201,612,937  100.0%   70.5%    1.67x
                             AVERAGE
                             -------------------  ----------------------     ---       --------------  ------  ------   ------

                                    6 of 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS AGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                                                                                JPMCC 2003-LN1

------------------------------------------------------------------------------------------------------------------------------------
                                             ALL MORTGAGE LOANS - COLLATERAL CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------   ---------------------------------------------------------------
              ORIGINAL AMORTIZATION TERM IN MONTHS(1)                            REMAINING AMORTIZATION TERM IN MONTHS(1)
---------------------------------------------------------------   ---------------------------------------------------------------
                                                         WA                                                   %              WA
 ORIGINAL          NUMBER    PRINCIPAL      %       WA   UW       REMAINING           NUMBER      PRINCIPAL   OF      WA     UW
AMORTIZATION TERM  OF LOANS   BALANCE    OF IPB    LTV   DSCR     AMORTIZATION TERM   OF LOANS     BALANCE    IPB     LTV   DSCR
---------------------------------------------------------------   ---------------------------------------------------------------
120 - 180              4    $23,670,607    2.0%    43.2%  1.76x    117 - 180               4    $23,670,607   2.0%   43.2%  1.76x
181 - 240              7     40,308,887    3.4     66.7%  1.44x    181 - 240               8     64,740,384   5.5    58.8%  1.47x
241 - 300             37    222,751,382   18.9     68.3%  1.49x    241 - 300              37    202,916,589  17.2    71.0%  1.48x
301 - 330              1      4,596,704    0.4     68.6%  1.29x    301 - 360             127    885,075,357  75.2    72.9%  1.56x
                                                                  ------------------ ------- -------------- ------ ------- ------
331 - 360            127    885,075,357   75.2     72.9%  1.56x    TOTAL/WEIGHTED        176 $1,176,402,937 100.0%   71.2%  1.54x
                                                                   AVERAGE:
------------------ ----- --------------  -----    ------  ------   ------------------ ------- ------------- ------ ------- -------
TOTAL/WEIGHTED       176 $1,176,402,937  100.0%    71.2%  1.54x    WEIGHTED AVERAGE
AVERAGE:                                                           REMAINING
                                                                   AMORTIZATION
                                                                   TERM:                 337
WEIGHTED AVERAGE
ORIGINAL
AMORTIZATION
TERM:                   339

---------------------------------------------------------------   ---------------------------------------------------------------
                LTV RATIOS AS OF THE CUT-OFF DATE                              LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
---------------------------------------------------------------   ---------------------------------------------------------------
                                                          WA                                               %             WA
                    NUMBER     PRINCIPAL    %       WA     UW                        NUMBER    PRINCIPAL   OF       WA    UW
CUT-OFF LTV        OF LOANS     BALANCE   OF IPB    LTV   DSCR     MATURITY LTV     OF LOANS    BALANCE    IPB     LTV    DSCR
------------------ --------- ------------ ------- ------- ------   --------------- --------- ----------- ------- ------- ---------
6.8% - 49.9%           12    $135,141,233  11.0%   40.8%  3.29x    6.8% - 29.9%          2    $13,491,651   1.2%   20.5%  12.45x
50.0% - 59.9%          14      45,155,265   3.8    55.4%  1.76x    30.0% - 49.9%        20    172,326,259  15.0    50.9%   2.06x
60.0% - 64.9%          16     119,164,341   9.9    63.7%  1.63x    50.0% - 59.9%        55    238,208,021  20.7    69.6%   1.51x
65.0% - 69.9%          18      74,991,533   6.2    68.2%  1.54x    60.0% - 64.9%        41    305,499,666  26.5    75.3%   1.43x
70.0% - 74.9%          36     206,171,814  17.2    73.1%  1.42x    65.0% - 69.9%        54    366,216,860  31.8    79.0%   1.43x
75.0% - 80.0%          89     624,188,751  51.9    78.5%  1.43x    70.0% - 73.8%         7     56,939,873   4.9    78.9%   1.52x
------------------ ------- -------------- ------- ------- ------   ------------------------ ------------- ------ ------- -------
TOTAL/WEIGHTED        185  $1,201,612,937 100.0%   70.5%  1.67x    TOTAL/WEIGHTED      179 $1,152,682,330 100.0%   71.2%   1.67x
AVERAGE:                                                           AVERAGE:
------------------ --------- ----------- ------- ------- ------   ------------------ --------- ----------- ------ ------- -------
                       AMORTIZATION TYPES                                               YEAR BUILT/RENOVATED
---------------------------------------------------------------   ---------------------------------------------------------------
                                                         WA                          NUMBER                   %              WA
     AMORTIZED      NUMBER    PRINCIPAL      %      WA    UW          YEAR           OF         PRINCIPAL    OF      WA      UW
      TYPES        OF LOANS    BALANCE     OF IPB   LTV   DSCR      BUILT/RENOVATED  PROPERTIES   BALANCE    IPB     LTV    DSCR
----------------- --------- ------------  ------ ------- -------   ----------------- --------- ------------ ------ ------- -------
BALLOON LOANS(2)      157    $995,749,316   82.9%   73.2%  1.49x    1919 - 1959          1      $9,931,143    0.8%  52.3%   1.44x
INTEREST                3      67,330,000    5.6    46.9%  2.34x    1960 - 1969         13      54,279,840    4.5   77.1%   1.47x
ONLY-BALLOON
FULLY AMORTIZING        6      48,930,607    4.1    53.7%  1.64x    1970 - 1979         24      95,017,224    7.9   70.5%   1.54x
ARD LOANS               9      44,393,014    3.7    77.6%  1.43x    1980 - 1989         34     245,869,614   20.5   66.2%   1.68x
INTEREST ONLY           9      25,210,000    2.1    37.3%  7.66x    1990 - 1999         43     253,295,741   21.1   69.7%   1.55x
INTEREST ONLY-ARD       1      20,000,000    1.7    80.0%  1.36x    2000 - 2003         83     546,219,376   45.2   72.4%   1.77x
------------------ ------- -------------- ------- ------- ------   ----------------- -----  -------------- ------ ------- -------
TOTAL/WEIGHTED        185  $1,201,612,937  100.0%   70.5%  1.67x    TOTAL/WEIGHTED     198  $1,201,612,937  100.0%  70.5%   1.67x
AVERAGE:                                                            AVERAGE:
---------------------------------------------------------------   ---------------------------------------------------------------
                    CURRENT OCCUPANCY RATES(4)                                            PREPAYMENT PROTECTION
---------------------------------------------------------------   ---------------------------------------------------------------
                   NUMBER                                 WA                                                  %              WA
CURRENT              OF       PRINCIPAL     %       WA    UW      PREPAYMENT         NUMBER      PRINCIPAL   OF      WA      UW
OCCUPANCY RATES   PROPERTIES   BALANCE    OF IPB    LTV   DSCR    PROTECTION        OF LOANS      BALANCE    IPB     LTV     DSCR
---------------------------------------------------------------   ---------------------------------------------------------------
68.6 - 85.0           13     $60,239,879    5.2%   73.7%  1.43x   LO-DEFEASANCE        177   $1,118,930,72   93.1%  71.4%   1.56x
85.1 - 90.0           14     116,104,689   10.0    74.7%  1.41x   LO-YIELD               7      58,250,718    4.8   62.3%   4.00x
                                                                  MAINTENANCE
90.1 - 95.0           40     324,418,767   28.0    70.1%  1.65x   YIELD                  1      24,431,497    2.0   45.7%   1.51x
                                                                  ----------------- --------- ------------ ------ ------- -------
95.1 - 100.0         129     657,499,603   56.8    70.5%  1.73x   TOTAL/WEIGHTED       185  $1,201,612,937  100.0%  70.5%   1.67x
                                                                  AVERAGE:
------------------ -----  -------------- ------- ------- ------   ----------------- --------- ------------ ------ ------- -------
TOTAL/WEIGHTED       196  $1,158,262,937  100.0%   71.0%  1.66x
AVERAGE:
------------------ --------- ----------- ------- ------- ------
(1) Excludes loans that are interest only for the entire term.
(2) Excludes the mortgage loans which pay interest only for a portion of their term.
(3) Excludes the fully amortizing mortgage loans.
(4) Excludes the hotel and parking garage properties.


                                    7 of 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS AGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                                                                                JPMCC 2003-LN1

------------------------------------------------------------------------------------------------------------------------------------
                                                 COLLATERAL CHARACTERISTICS - LOAN GROUP 1
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------   ----------------------------------------------------------------
                  CUT-OFF DATE PRINCIPAL BALANCE                                         GEOGRAPHIC DISTRIBUTION
-----------------------------------------------------------------   ----------------------------------------------------------------
                      NUMBER                               WA                          NUMBER
RANGE OF PRINCIPAL     OF      PRINCIPAL   % OF     WA     UW                            OF       PRINCIPAL   % OF     WA     WA UW
BALANCES               LOANS    BALANCE     IPB     LTV    DSCR     STATE              PROPERTIES  BALANCE     IPB     LTV    DSCR
------------------ --------- ------------ ------- ------ -------    ------------------ --------- ------------ ------- ------ -------
$1,000,000 -              12  $20,850,471   2.5%    68.5%   1.51x   MASSACHUSETTS             3  $124,694,941  14.9%   59.6%   1.91x
$1,999,999
$2,000,000 -              20   50,914,545   6.1     72.2%   1.49x   CALIFORNIA               15   106,135,158  12.7    70.4%   1.50x
$2,999,999
$3,000,000 -              16   52,902,788   6.3     70.2%   1.54x      Southern California   13    98,367,122  11.7    70.4%   1.50x
$4,000,000 -               8   35,926,784   4.3     70.2%   1.47x      Northern California    2     7,768,036   0.9    70.8%   1.49x
$4,999,999
$5,000,000 -              19  113,044,967  13.5     67.0%   2.75x   TEXAS                    12    79,676,748   9.5    75.6%   1.50x
$6,999,999
$7,000,000 -              14  117,751,064  14.0     68.9%   1.58x   MICHIGAN                 10    68,067,470   8.1    67.5%   1.72x
$9,999,999
$10,000,000 -             12  144,127,644  17.2     75.6%   1.46x   VIRGINIA                  5    63,940,460   7.6    70.6%   1.48x
$14,999,999
$15,000,000 -              6  129,913,378  15.5     69.2%   1.44x   NEW YORK                  6    51,452,954   6.1    61.8%   4.16x
$25,000,000 -              4  172,871,090  20.6     61.9%   1.88x   FLORIDA                   8    50,337,635   6.0    74.3%   1.43x
-------------------- -------- ----------- ------- ------- -------
TOTAL/WEIGHTED           111 $838,302,730 100.0%    68.8%   1.74X   GEORGIA                  11    50,102,369   6.0    57.6%   1.51x
AVERAGE:
-------------------- -------- ----------- ------- ------- -------
AVERAGE PER LOAN:              $7,552,277                           OTHER                    43   243,894,995  29.1    73.0%   1.52x
-------------------- -------- ----------- ------- ------- -------   ------------------ --------- ------------ ------- ------ -------
AVERAGE PER                    $7,418,608                           TOTAL/WEIGHTED          113  $838,302,730 100.0%   68.8%   1.74X
PROPERTY:                                                           AVERAGE
-------------------- -------- ----------- ------- ------- -------   ------------------ --------- ------------ ------- ------ -------

-----------------------------------------------------------------   ----------------------------------------------------------------
                 RANGE OF MORTGAGE INTEREST RATES                          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------   ----------------------------------------------------------------
                                             %             WA                         NUMBER                                 WA
RANGE OF MORTGAGE     NUMBER     PRINCIPAL   OF      WA    UW                           OF     PRINCIPAL     % OF      WA    UW
INTEREST RATES        OF LOANS    BALANCE   IPB     LTV    DSCR     UW DSCR            LOANS    BALANCE       IPB     LTV    DSCR
--------------------- --------- ----------- ----- ------- -------   ----------------- ------- ------------ --------- ------- -------
4.2500% - 4.9999%           11  $84,378,342  10.1%  61.9%   3.38x   1.20X - 1.29X          8   $42,938,947     5.1%    76.1%   1.26x
5.0000% - 5.4999%           32  250,198,245  29.8   66.9%   1.79x   1.30X - 1.34X         12    60,363,977     7.2     74.5%   1.31x
5.5000% - 5.9999%           30  194,321,144  23.2   73.5%   1.43x   1.35X - 1.39X         10   138,028,735    16.5     75.1%   1.36x
6.0000% - 6.4999%           28  254,660,330  30.4   71.0%   1.46x   1.40X - 1.44X         16   119,926,734    14.3     75.4%   1.42x
6.5000% - 6.9999%            7   21,148,468   2.5   74.1%   1.32x   1.45X - 1.49X         13    85,009,685    10.1     76.6%   1.48x
7.0000% - 7.4999%            1    4,568,000   0.5   72.7%   1.23x   1.50X - 1.69X         40   245,295,436    29.3     69.1%   1.56x
7.5000% - 8.6650%            2   29,028,201   3.5   49.3%   1.48x   1.70X - 1.99X          6    53,213,148     6.3     62.6%   1.81x
--------------------- --------- ----------- ----- ------- -------   2.00X - 2.99X          4    80,034,417     9.5     42.4%   2.46x
TOTAL/WEIGHTED             111 $838,302,730 100.0%  68.8%   1.74X   3.00X - 4.99X          1    66,991,651     0.8     33.3%   3.06x
AVERAGE:                                                            5.00X - 22.55X         1     6,500,000     0.8      6.8%  22.55x
--------------------- --------- ----------- ----- ------- -------   ----------------- ------- ------------ --------- ------- -------
WEIGHTED AVERAGE                                                    TOTAL/WEIGHTED       111  $838,302,730   100.0%    68.8%   1.74x
MORTGAGE                                                            AVERAGE:
RATE:                  5.7374%                                      ----------------------------------------------------------------
--------------------- --------- ----------- ----- ------- -------

-----------------------------------------------------------------
           ORIGINAL TERM TO MATURITY/ARD DATE IN MONTHS                       REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-----------------------------------------------------------------   ----------------------------------------------------------------
                                                            WA                             NUMBER                              WA
ORIGINAL TERM TO      NUMBER     PRINCIPAL   % OF    WA     UW      RANGE OF REMAINING      OF      PRINCIPAL   % OF    WA     UW
MATURITY              OF LOANS    BALANCE     IPB    LTV   DSCR     TERMS TO MATURITY      LOANS     BALANCE     IPB    LTV    DSCR
--------------------- --------- ----------- ------- ------ ------   --------------------- ------- ----------- ------- ------ -------
60 - 84                      8  $65,019,588   7.8%   77.7%  1.48x    57 - 84                   10  $94,047,788  11.2%  68.9%   1.48x
85 - 120                    98  711,100,349  84.8    68.4%  1.78x    85 - 120                  96  682,072,148  81.4   69.2%   1.79x
121 - 240                    5   62,182,794   7.4    63.6%  1.63x    121 - 240                  5   62,182,794   7.4   63.6%   1.63x
--------------------- --------- ----------- ------- ------ ------   --------------------- ------- ----------- ------- ------ -------
TOTAL/WEIGHTED             111 $838,302,730 100.0%   68.8%  1.74X   TOTAL/WEIGHTED            111 $838,302,730 100.0%  68.8%   1.74X
AVERAGE:                                                            AVERAGE:
--------------------- ------- ----------- ------- ------ -------    -------------------- --------- ----------- ------- ------ ------
WEIGHTED AVERAGE                                                    WEIGHTED AVERAGE
ORIGINAL                                                            REMAINING
TERM TO MATURITY:          121                                      TERM TO
                                                                    MATURITY/ARD:            119
--------------------- --------- ----------- ------- ------ ------   --------------------- ------- ----------- ------- ------ -------

                             ----------------------------------------------------------------------------
                                                      PROPERTY TYPE DISTRIBUTION
                             ----------------------------------------------------------------------------

                             ----------------- --------------- -------- ----------- ------- ----- -------
                                                               NUMBER
                                               SUB PROPERTY    OF        PRINCIPAL   % OF    WA    WA UW
                             PROPERTY TYPE     TYPE           PROPERTIES  BALANCE     IPB   LTV    DSCR
                             ----------------- --------------- --------- ----------- ------- ----- -------
                             RETAIL            ANCHORED              38 $214,134,151  25.5%  72.6%  1.56x
                                               SHADOW                 7   43,778,408   5.2   75.2%  1.46x
                                               ANCHORED
                                               UNANCHORED             6   29,038,242   3.5   66.2%  1.62x
                                               SUBTOTAL              51 $286,950,801  34.2%  72.3%  1.55x
                             ----------------- --------------- -------- ----------- ------- ----- -------
                             OFFICE            SUBURBAN              18 $130,742,777  15.6%  73.6%  1.47x
                                               CBD                    4  102,702,986  12.3   49.0%  2.04x
                                               SUBTOTAL              22 $233,445,762  27.8%  62.8%  1.72x
                             ----------------- --------------- -------- ----------- ------- ----- -------
                             MANUFACTURED      MANUFACTURED          18  $84,416,950  10.1%  77.2%  1.50x
                             HOUSING           HOUSING
                             ----------------- --------------- -------- ----------- ------- ----- -------
                             MIXED USE         INDUSTRIAL/OFFICE      1  $50,871,090   6.1%  74.3%  1.36x
                                               OFFICE/RETAIL          2   11,494,691   1.4   70.8%  1.44x
                                               MULTIFAMILY/RETAIL     1   11,250,000   1.3   70.3%  1.30x
                                               SUBTOTAL               4  $73,615,781   8.8%  73.1%  1.36x
                             ----------------- --------------- -------- ----------- ------- ----- -------
                             INDUSTRIAL        FLEX                   7  $49,317,209   5.9%  71.8%  1.37x
                                               WAREHOUSE/DISTRIBUTION 1   24,000,000   2.9   64.2%  1.51x
                                               SUBTOTAL               8  $73,317,209   8.7%  69.3%  1.42x
                             ----------------- --------------- -------- ----------- ------- ----- -------
                             HOTEL             FULL SERVICE           1  $36,000,000   4.3%  63.2%  1.84x
                             ----------------- --------------- -------- ----------- ------- ----- -------
                             MULTIFAMILY       GARDEN                 2  $18,649,927   2.2%  75.6%  1.46x
                                               COOP                   1    6,500,000   0.8    6.8% 22.55x
                                               SUBTOTAL               3  $25,149,927   3.0%  57.8%  6.91x
                             ----------------- --------------- -------- ----------- ------- ----- -------
                             STORAGE           STORAGE                4  $13,459,597   1.6%  73.8%  1.33x
                             ----------------- --------------- -------- ----------- ------- ----- -------
                             PARKING GARAGE    PARKING GARAGE         1   $7,350,000   0.9%  27.8%  2.46x
                             ----------------- --------------- -------- ----------- ------- ----- -------
                             THEATER           THEATER                1   $4,596,704   0.5%  68.6%  1.29x
                             ----------------- --------------- -------- ----------- ------- ----- -------
                             TOTAL/WEIGHTED                         113 $838,302,730 100.0%  68.8%  1.74X
                             AVERAGE
                             ----------------- --------------- -------- ----------- ------- ----- -------



                                    8 of 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS AGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                                                                                JPMCC 2003-LN1

------------------------------------------------------------------------------------------------------------------------------------
                                                COLLATERAL CHARACTERISTICS - LOAN GROUP 1
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------    ---------------------------------------------------------------
              ORIGINAL AMORTIZATION TERM IN MONTHS(1)                           REMAINING AMORTIZATION TERM IN MONTHS(1)
---------------------------------------------------------------    ---------------------------------------------------------------
                                                          WA                                                    %             WA
 ORIGINAL          NUMBER    PRINCIPAL   % OF       WA    UW       REMAINING           NUMBER    PRINCIPAL    OF       WA     UW
AMORTIZATION TERM  OF LOANS    BALANCE    IPB      LTV   DSCR      AMORTIZATION TERM  OF LOANS     BALANCE    IPB     LTV    DSCR
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------- ------- ------
120 - 180                 3  $19,749,939   2.4%    43.1%  1.81x    118 - 180                 3  $19,749,939   2.4%   43.1%   1.81x
181 - 240                 5   36,721,333   4.4     66.5%  1.45x    181 - 240                 6   61,152,830   7.4    58.2%   1.47x
241 - 300                24  158,895,292  19.1     65.2%  1.56x    241 - 300                24  139,060,499  16.7    68.7%   1.56x
301 - 330                 1    4,596,704   0.6     68.6%  1.29x    331 - 360                77  611,839,462  73.6    71.3%   1.59x
                                                                   ------------------ --------- ----------- ------ ------- -------
331 - 360                77  611,839,462  73.6     71.3%  1.59x    TOTAL/WEIGHTED          110 $831,802,730 100.0%   69.2%   1.58X
                                                                   AVERAGE:
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------ ------- -------
TOTAL/WEIGHTED          110 $831,802,730 100.0%    69.2%  1.58X    WEIGHTED AVERAGE
AVERAGE:                                                           REMAINING
                                                                   AMORTIZATION
                                                                   TERM:                   335
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------- ------- ------
WEIGHTED AVERAGE
ORIGINAL
AMORTIZATION
TERM:                   337
---------------------------------------------------------------    ---------------------------------------------------------------
                LTV RATIOS AS OF THE CUT-OFF DATE                                 LTV RATIOS AS OF THE MATURITY DATE(3)
---------------------------------------------------------------    ---------------------------------------------------------------
                                                          WA                                                                 WA
                   NUMBER      PRINCIPAL   % OF      WA   UW                           NUMBER    PRINCIPAL   % OF      WA    UW
CUT-OFF LTV        OF LOANS     BALANCE     IPB     LTV   DSCR     MATURITY LTV       OF LOANS     BALANCE    IPB     LTV    DSCR
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------ ------- -------
6.8% - 49.9%              7  $117,957,565  14.1%   40.6%  3.41x    6.8% - 29.9%              2 $13,491,651    1.7%  20.5%  12.45x
50.0% - 59.9%             8    29,784,066   3.6    55.0%  1.58x    30.0% - 49.9%            13 156,951,505   19.8   51.0%   2.05x
60.0% - 69.9%            14   112,939,341  13.5    63.6%  1.64x    50.0% - 59.9%            31 159,275,178   20.1   70.6%   1.45x
65.0% - 69.9%            10    47,476,169   5.7    68.9%  1.51x    60.0% - 64.9%            24 186,566,386   23.5   74.2%   1.44x
70.0% - 74.9%            25   160,825,378  19.2    73.2%  1.40x    65.0% - 69.9%            30 229,146,657   28.9   78.7%   1.43x
75.0% - 80.0%            47   369,320,211  44.1    78.5%  1.44x    70.0% - 73.8%             6  47,861,413    6.0   78.9%   1.49x
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------ ------- -------
TOTAL/WEIGHTED          111  $838,302,730 100.0%   68.8%  1.74X    TOTAL/WEIGHTED          106 $793,292,791 100.0%  69.6%   1.75X
AVERAGE:                                                           AVERAGE:
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------ ------- -------

---------------------------------------------------------------    ---------------------------------------------------------------
                       AMORTIZATION TYPES                                                YEAR BUILT/RENOVATED
---------------------------------------------------------------    ---------------------------------------------------------------
                                                         WA                            NUMBER                  %             WA
     AMORTIZED     NUMBER      PRINCIPAL   % OF     WA   UW           YEAR               OF       PRINCIPAL   OF      WA     UW
      TYPES        OF LOANS    BALANCE     IPB     LTV   DSCR      BUILT/RENOVATED   PROPERTIES    BALANCE    IPB     LTV    DSCR
------------------ --------- ----------- ------- ------- ------    ----------------- ---------- ------------ ------ ------- -------
BALLOON LOANS(2)         97  $686,449,779  81.9%   72.0%  1.51x    1919 - 1959            1      $9,931,143   1.2%   52.3%   1.44x
INTEREST                  2    63,250,000   7.5    44.7%  2.41x    1960 - 1969            4      24,898,323   3.0    78.3%   1.47x
ONLY-BALLOON
FULLY AMORTIZING          5    45,009,939   5.4    54.6%  1.65x    1970 - 1979           13      51,514,882   6.1    66.8%   1.60x
INTEREST ONLY-ARD         1    20,000,000   2.4    80.0%  1.36x    1980 - 1989           13     148,412,910  17.7    59.0%   1.90x
ARD LOANS                 5    17,093,012   2.0    76.1%  1.39x    1990 - 1999           30     192,868,298  23.0    67.6%   1.57x
INTEREST ONLY             1     6,500,000   0.8     6.8%  22.55x   2000 - 2003           52     410,677,175  49.0    72.9%   1.81x
------------------ --------- ----------- ------- ------- ------    ----------------- --------  ------------ ------ ------- -------
TOTAL/WEIGHTED          111  $838,302,730 100.0%   68.8%  1.74X    TOTAL/WEIGHTED       113    $838,302,730 100.0%   68.8%   1.74X
AVERAGE:                                                           AVERAGE:
------------------ --------- ----------- ------- ------- ------    ----------------- --------- ------------ ------ ------- -------

---------------------------------------------------------------    ---------------------------------------------------------------
                    CURRENT OCCUPANCY RATES(4)                                           PREPAYMENT PROTECTION
---------------------------------------------------------------    ---------------------------------------------------------------
                    NUMBER                                WA                                                                WA
CURRENT               OF      PRINCIPAL   % OF      WA    UW       PREPAYMENT         NUMBER     PRINCIPAL  % OF      WA    UW
OCCUPANCY RATES    PROPERTIES  BALANCE     IPB     LTV   DSCR      PROTECTION        OF LOANS     BALANCE    IPB     LTV    DSCR
------------------ --------- ----------- ------- ------- ------    ----------------- --------- ------------ ------ ------- -------
68.6 - 85.0               8   $34,313,076   4.3%   74.2%  1.40x    LO-DEFEASANCE          105  $769,696,145  91.8%   70.0%   1.58x
85.1 - 90.0               7    81,832,417  10.3    74.9%  1.38x    LO-YIELD                 5    44,175,088   5.3    60.0%   4.73x
                                                                   MAINTENANCE
90.1 - 95.0              23   249,642,053  31.4    69.0%  1.70x    YIELD                    1    24,431,497   2.9    45.7%   1.51x
                                                                   MAINTENANCE
                                                                   ----------------- --------- ------------ ------ ------- -------
95.1 - 100.0             73   429,165,184  54.0    68.2%  1.84x    TOTAL/WEIGHTED         111  $838,302,730 100.0%   68.8%   1.74x
                                                                   AVERAGE:
------------------ --------- ----------- ------- ------- ------    ----------------- --------- ------------ ------ ------- -------
TOTAL/WEIGHTED          111  $794,952,730 100.0%   69.4%  1.73X
AVERAGE:
------------------ --------- ----------- ------- ------- ------
(1) Excludes loans that are interest only for the entire term.
(2) Excludes the mortgage loans which pay interest only for a portion of their term.
(3) Excludes the fully amortizing mortgage loans.
(4) Excludes the hotel and parking garage properties.







                                    9 of 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS AGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                                                                                JPMCC 2003-LN1

------------------------------------------------------------------------------------------------------------------------------------
                                                 COLLATERAL CHARACTERISTICS - LOAN GROUP 2
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------   ----------------------------------------------------------------
                  CUT-OFF DATE PRINCIPAL BALANCE                                         GEOGRAPHIC DISTRIBUTION
-----------------------------------------------------------------   ----------------------------------------------------------------
                       NUMBER                               WA                         NUMBER
RANGE OF PRINCIPAL      OF       PRINCIPAL   % OF    WA     UW                           OF      PRINCIPAL   % OF     WA     WA UW
BALANCES               LOANS     BALANCE     IPB    LTV    DSCR     STATE             PROPERTIES   BALANCE    IPB     LTV    DSCR
-----------------------------------------------------------------   ----------------------------------------------------------------
$923,360 -                18  $28,308,351   7.8%   64.5%   1.75x    MARYLAND                  2  $39,381,768   10.8%  79.2%   1.26x
$1,999,999
$2,000,000 -              13   32,910,083   9.1    74.0%   1.50x    FLORIDA                   6   35,322,746   9.7    78.3%   1.51x
$2,999,999
$3,000,000 -              10   36,233,393  10.0    70.3%   1.56x    TEXAS                     9   29,077,002   8.0    72.1%   1.49x
$3,999,999
$4,000,000 -               3   13,145,727   3.6    77.5%   1.38x    ARIZONA                   7   27,195,324   7.5    75.7%   1.33x
$5,000,000 -              18  106,004,665  29.2    74.0%   1.57x    ILLINOIS                 10   27,027,662   7.4    55.3%   2.20x
$6,999,999
$7,000,000 -               6   50,067,909  13.8    74.2%   1.52x    NORTH CAROLINA            7   23,734,254   6.5    77.1%   1.45x
$9,999,999
$10,000,000 -              4   46,122,739  12.7    79.1%   1.46x    ALABAMA                   2   23,267,764   6.4    79.9%   1.41x
$14,999,999
$15,000,000 -              2   50,517,339  13.9    79.2%   1.30x    WISCONSIN                 5   20,769,760   5.7    79.7%   1.40x
$33,952,685
-------------------- -------- ----------- ------- ------- -------
TOTAL/WEIGHTED            74 $363,310,207 100.0%   74.4%   1.51x    OTHER                    37  137,533,927  37.9    73.8%   1.53x
AVERAGE:
-------------------- -------- ----------- ------- ------- -------   ------------------ --------- ------------ ------- ------ -------
-------------------- -------- ----------- ------- ------- -------   ------------------ --------- ------------ ------- ------ -------
AVERAGE PER LOAN:              $4,909,597                           TOTAL/WEIGHTED           85 $363,310,207 100.0%   74.4%   1.51X
                                                                    AVERAGE
-------------------- -------- ----------- ------- ------- -------   ------------------ --------- ------------ ------- ------ -------
AVERAGE PER
PROPERTY:                       4,274,238
-------------------- -------- ----------- ------- ------- -------

-----------------------------------------------------------------   ----------------------------------------------------------------
                 RANGE OF MORTGAGE INTEREST RATES                          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------   ----------------------------------------------------------------
                                             %              WA                       NUMBER                                   WA
RANGE OF MORTGAGE     NUMBER    PRINCIPAL    OF       WA    UW                          OF        PRINCIPAL   % OF     WA     UW
INTEREST RATES        OF LOANS    BALANCE    IPB     LTV    DSCR    UW DSCR            LOANS      BALANCE     IPB     LTV    DSCR
--------------------- --------- ----------- ----- ------- -------   ----------------- ------- ------------ --------- ------- -------
4.2000% - 4.9999%           16  $71,855,132  19.8%  67.3%   1.85x   1.20X - 1.29X          4  $42,720,240    11.8%    78.5%   1.24x
5.0000% - 5.4999%           24  145,917,244  40.2   77.0%   1.46x   1.30X - 1.34X          4   12,482,614     3.4     77.2%   1.31x
5.5000% - 5.9999%           22  108,731,143  29.9   76.8%   1.38x   1.35X - 1.39X         13   62,590,045    17.2     77.3%   1.37x
6.0000% - 6.2700%           12   36,806,688  10.1   71.0%   1.43x   1.40X - 1.44X         12   64,475,125    17.7     75.6%   1.42x
--------------------- --------- ----------- ----- ------- -------
TOTAL/WEIGHTED              74 $363,310,207 100.0%  74.4%   1.51X   1.45X - 1.49X              50,601,090    13.9     77.9%   1.47x
AVERAGE:                                                                                  10
--------------------- --------- ----------- ----- ------- -------
WEIGHTED AVERAGE                                                    1.50X - 1.69X         18   94,919,511    26.1     74.1%   1.56x
MORTGAGE
RATE:                  5.3239%                                      1.70X - 1.99X          4   10,669,416     2.9     67.5%   1.85x
--------------------- --------- ----------- ----- ------- -------
                                                                    2.00X - 3.13X          9   24,852,168     6.8     52.6%   2.39x
                                                                    ----------------- ------- ------------ --------- ------- -------
                                                                    TOTAL/WEIGHTED        74 $363,310,207   100.0%    74.4%   1.51X
                                                                    AVERAGE:
                                                                    ----------------- ------- ------------ --------- ------- -------

-----------------------------------------------------------------   ----------------------------------------------------------------
                ORIGINAL TERM TO MATURITY IN MONTHS                           REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-----------------------------------------------------------------   ----------------------------------------------------------------

--------------------- --------- ----------- ------- ------ ------   --------------------- ------- ----------- ------- ------ -------
                                                            WA                             NUMBER                              WA
ORIGINAL TERM TO      NUMBER      PRINCIPAL   % OF    WA    UW      RANGE OF REMAINING      OF      PRINCIPAL   % OF    WA     UW
MATURITY              OF LOANS     BALANCE    IPB    LTV   DSCR     TERMS TO MATURITY      LOANS     BALANCE     IPB    LTV    DSCR
--------------------- --------- ----------- ------- ------ ------   --------------------- ------- ----------- ------- ------ -------
60 - 84                     11  $35,760,946   9.8%   60.6%  2.19x    58 - 84                   11  $35,760,946   9.8%  60.6%   2.19x
85 - 120                    63  327,549,261  90.2    75.9%  1.44x    85 - 120                  63  327,549,261  90.2   75.9%   1.44x
--------------------- --------- ----------- ------- ------ ------   --------------------- ------- ----------- ------- ------ -------
TOTAL/WEIGHTED              74 $363,310,207 100.0%   74.4%  1.51X   TOTAL/WEIGHTED             74 $363,310,207 100.0%  74.4%   1.51X
AVERAGE:                                                            AVERAGE:
--------------------- --------- ----------- ------- ------ ------   --------------------- ------- ----------- ------- ------ -------
WEIGHTED AVERAGE                                                    WEIGHTED AVERAGE
ORIGINAL                                                            ORIGINAL
TERM TO MATURITY:          114                                      TERM TO MATURITY:        113
--------------------- --------- ----------- ------- ------ ------   --------------------- ------- ----------- ------- ------ -------

                                  ----------------------------------------------------------------------------
                                                          PROPERTY TYPE DISTRIBUTION
                                  ----------------------------------------------------------------------------

                                  ----------------- --------------- -------- ----------- ------- ----- -------
                                                                    NUMBER
                                                    SUB PROPERTY    OF         PRINCIPAL   % OF    WA    WA UW
                                  PROPERTY TYPE     TYPE            PROPERTIES  BALANCE     IPB   LTV    DSCR
                                  ----------------- --------------- -------- ----------- ------- ----- -------
                                  MULTIFAMILY       GARDEN               69  $277,270,032  76.3%  74.8%  1.53x
                                                    MID/HIGH RISE         3    45,721,030  12.6   73.5%  1.42x
                                                    SUBTOTAL             72  $322,991,062  88.9%  74.7%  1.51x
                                  ----------------- --------------- -------- ----------- ------- ----- -------
                                  MANUFACTURED      MANUFACTURED         13   $40,319,145  11.1%  72.4%  1.48x
                                  HOUSING           HOUSING
                                  ----------------- --------------- -------- ----------- ------- ----- -------
                                  TOTAL/WEIGHTED                         85  $363,310,207 100.0%  74.4%  1.51X
                                  AVERAGE
                                  ----------------- --------------- -------- ----------- ------- ----- -------



                                    10 of 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS AGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                                                                                JPMCC 2003-LN1

----------------------------------------------------------------------------------------------------------------------------------
                                                COLLATERAL CHARACTERISTICS - LOAN GROUP 2
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------    ---------------------------------------------------------------
             ORIGINAL AMORTIZATION TERM IN MONTHS(1)                            REMAINING AMORTIZATION TERM IN MONTHS(1)
---------------------------------------------------------------    ---------------------------------------------------------------
                                                         WA                                                                 WA
 ORIGINAL          NUMBER    PRINCIPAL      %      WA    UW        REMAINING          NUMBER    PRINCIPAL   % OF     WA     UW
AMORTIZATION TERM  OF LOANS   BALANCE    OF IPB    LTV   DSCR      AMORTIZATION TERM  OF LOANS   BALANCE     IPB     LTV    DSCR
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------ ------- -------
120 - 180                 1   $3,920,668   1.1%    43.6%  1.52x     117 - 180                 1   $3,920,668   1.1%  43.6%   1.52x
181 - 240                 2    3,587,554   1.0     68.0%  1.34x     181 - 240                 2    3,587,554   1.0   68.0%   1.34x
241 - 300                13   63,856,090  18.5     76.1%  1.31x     241 - 300                13   63,856,090  18.5   76.1%   1.31x
331 - 360                50  273,235,895  79.3     76.3%  1.49x     301 - 360                50  273,235,895  79.3   76.3%   1.49x
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ------------ ------ ------- -------
TOTAL/WEIGHTED           66 $344,600,207 100.0%    75.8%  1.46X    TOTAL/WEIGHTED           66  $344,600,207 100.0%  75.8%   1.46X
AVERAGE:                                                           AVERAGE:
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------ ------- -------
WEIGHTED AVERAGE                                                   WEIGHTED AVERAGE
ORIGINAL                                                           REMAINING
AMORTIZATION                                                       AMORTIZATION
TERM:                   345                                        TERM:                   343
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------ ------- -------

---------------------------------------------------------------    ---------------------------------------------------------------
                LTV RATIOS AS OF THE CUT-OFF DATE                                 LTV RATIOS AS OF THE MATURITY DATE(3)
---------------------------------------------------------------    ---------------------------------------------------------------
                                                          WA                                                    %             WA
                   NUMBER    PRINCIPAL      %       WA    UW                           NUMBER    PRINCIPAL     OF       WA    UW
CUT-OFF LTV        OF LOANS    BALANCE   OF IPB     LTV   DSCR     MATURITY LTV       OF LOANS     BALANCE    IPB     LTV    DSCR
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------ ------- -------
38.4% - 49.9%             5  $13,983,668   3.8%    43.0%  2.29x    38.4% - 49.9%             7   15,374,753   4.3%   50.6%   2.18x
50.0% - 59.9%             6   15,371,199   4.2     56.3%  2.12x    50.0% - 59.9%            24   78,932,843  22.0    67.4%   1.62x
60.0% - 64.9%             2    6,225,000   1.7     64.7%  1.50x    60.0% - 64.9%            17  118,933,280  33.1    77.1%   1.41x
65.0% - 69.9%             8   27,515,364   7.6     66.9%  1.59x    65.0% - 69.9%            24  137,070,203  38.1    79.4%   1.44x
70.0% - 74.9%            11   45,346,436  12.5     72.8%  1.48x    70.0% - 72.8%             1    9,078,460   2.5    79.3%   1.67x
75.0% - 80.0%            42  254,868,540  70.2     78.6%  1.43x    ---------------------------------------------------------------
                                                                   TOTAL/WEIGHTED           73  359,389,539 100.0%   74.7%   1.51X
------------------ --------- ----------- ------- ------- ------    AVERAGE:
TOTAL/WEIGHTED           74 $363,310,207 100.0%    74.4%  1.51X    ------------------ --------- ----------- ------ ------- -------
AVERAGE:
------------------ --------- ----------- ------- ------- ------

---------------------------------------------------------------    ---------------------------------------------------------------
                       AMORTIZATION TYPES                                                YEAR BUILT/RENOVATED
---------------------------------------------------------------    ---------------------------------------------------------------
                                                          WA                          NUMBER                    %            WA
     AMORTIZED     NUMBER     PRINCIPAL      %       WA   UW           YEAR           OF          PRINCIPAL    OF     WA     UW
      TYPES        OF LOANS     BALANCE  OF IPB     LTV   DSCR     BUILT/RENOVATED    PROPERTIES   BALANCE     IPB   LTV    DSCR
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------ ------- -------
BALLOON LOANS(2)         60  $309,299,537  85.1%     76.0%  1.46x  1961 - 1969              9  $29,381,517   8.1%   76.1%   1.47x
ARD LOANS                 4    27,300,002   7.5     78.5%  1.46x   1970 - 1979             11   43,502,342  12.0    74.8%   1.48x
INTEREST ONLY             8    18,710,000   5.1     47.9%  2.49x   1980 - 1989             21   97,456,704  26.8    77.1%   1.36x
INTEREST                  1     4,080,000   1.1     80.0%  1.20x   1990 - 1999             13   60,427,444  16.6    76.4%   1.50x
FULLY AMORTIZING          1     3,920,668   1.1     43.6%  1.52x   2000 - 2003             31  132,542,201  36.5    71.1%   1.65x
------------------ --------- ----------- ------- ------- ------    ----------------- --------- ------------ ------ ------- -------
TOTAL/WEIGHTED           74  $363,310,207 100.0%    74.4%  1.51x   TOTAL/WEIGHTED          85 $363,310,207 100.0%   74.4%   1.51X
AVERAGE:                                                           AVERAGE:
------------------ --------- ----------- ------- ------- ------    ----------------- --------- ------------ ------ ------- -------

---------------------------------------------------------------    ---------------------------------------------------------------
                    CURRENT OCCUPANCY RATES(4)                                            PREPAYMENT PROTECTION
---------------------------------------------------------------    ---------------------------------------------------------------
                   NUMBER                                WA                                                   %             WA
CURRENT            OF         PRINCIPAL     %       WA   UW        PREPAYMENT        NUMBER      PRINCIPAL   OF      WA     UW
OCCUPANCY RATES    PROPERTIES  BALANCE   OF IPB    LTV   DSCR      PROTECTION        OF LOANS     BALANCE    IPB     LTV    DSCR
------------------ --------- ----------- ------- ------- ------    ------------------ --------- ----------- ------ ------- -------
76.1 - 85.0               5  $25,926,803   7.1%   73.1%  1.46x     LO-DEFEASANCE           72  $349,234,577  96.1%   74.6%  1.50x
85.1 - 90.0               7   34,272,272   9.4    74.4%  1.49x     LO-YIELD                 2    14,075,630   3.9    69.8%  1.69x
                                                                   MAINTENANCE
90.1 - 95.0              17   74,776,713  20.6    73.8%  1.47x     ---------------------------------------------------------------
                                                                   TOTAL/WEIGHTED          74  $363,310,207 100.0%   74.4%  1.51X
                                                                   AVERAGE:
95.1 - 100.0             56  228,334,419  62.8    74.8%  1.53x     ----------------- --------- ------------ ------ ------- -------
------------------ --------- ----------- ------- ------- ------
TOTAL/WEIGHTED           85 $363,310,207 100.0%   74.4%  1.51X
AVERAGE:
------------------ --------- ----------- ------- ------- ------
(1) Excludes loans that are interest only for the entire term.
(2) Excludes the mortgage loans which pay interest only for a portion of their term.
(3) Excludes the fully amortizing mortgage loans.
(4) Excludes the hotel and parking garage properties.



                                    11 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                                                                                JPMCC 2003-LN1

------------------------------------------------------------------------------------------------------------------------------------
TOP 10 MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  LOAN             LOAN NAME           LOAN   CUT-OFF DATE   % OF  SQUARE FEET(2)/  LOAN PER   UW    CUT-OFF LTV    PROPERTY
SELLER(1)         (LOCATION)           GROUP    BALANCE      IPB        UNIT        SF/UNIT   DSCR      RATIO         TYPE
------------------------------------------------------------------------------------------------------------------------------------
 JPMCB    One Post Office Square(3)      1    $60,000,000    5.0%   766,462 SF          $157  2.47x     42.9%     Office
          (Boston, MA)
 LaSalle  IAC - Boston (International    1     50,871,090    4.2%   376,267 SF          $135  1.36x     74.3%     Office/Industrial
          Cargo Port) (Boston, MA)
 JPMCB    Sheraton Inner Harbor Hotel    1     36,000,000    3.0%       337 Rooms   $106,825  1.84x     63.2%     Full Service Hotel
          (Baltimore, MD)
 JPMCB    Tindeco Wharf                  2     33,952,685    2.8%       240 Units   $141,470  1.24x     79.1%     Multifamily
          (Baltimore, MD)
 JPMCB    Chasewood Office Portfolio     1     26,000,000    2.2%   250,778 SF          $104  1.60x     80.0%     Office
          (Houston, TX)
 NCCI     Tower Place 200                1     24,431,497    2.0%   259,096 SF           $94  1.51x     45.7%     Office
          (Atlanta, GA)
 JPMCB    Lillian Vernon Corporation     1     24,000,000    2.0%   827,000 SF           $29  1.51x     64.2%     Industrial
          (Virginia Beach, VA)
 NCCI     Metro Four Office Building     1     23,000,000    1.9%   144,997 SF          $159  1.35x     76.4%     Office
          (Springfield, VA)
 LaSalle  The Prado at Spring Creek      1     21,000,000    1.7%   152,072 SF          $138  1.44x     78.4%     Retail
          (Bonita Springs, FL)
 JPMCB    Piilani Shopping Center        1     20,000,000    1.7%    65,702 SF          $304  1.36x     80.0%     Retail
          (Kihei, HI)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             TOTAL/WEIGHTED AVERAGE:                     $319,255,272  26.6%                           1.66X        66.0%
------------------------------------------------------------------------------------------------------------------------------------
(1)      "JPMCB" = JPMORGAN CHASE BANK; "LASALLE" = LASALLE BANK NATIONAL ASSOCIATION; "NCCI" = NOMURA
(2)      APPROXIMATE.
(3)      SEE FOOTNOTES TO THE ONE POST OFFICE SQUARE LOAN DESCRIPTION

                                    12 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1









                      [THIS PAGE INTENTIONALLY LEFT BLANK]







                                    13 of 59

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STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                             ONE POST OFFICE SQUARE
--------------------------------------------------------------------------------




                    [PHOTO OF ONE POST OFFICE SQUARE OMITTED]






                                    14 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                                                                                 JPMCC 2003-LN1

------------------------------------------------------------------------------------------------------------------------------------
                                                       ONE POST OFFICE SQUARE
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------    ------------------------------------------------------------------
                        LOAN INFORMATION                                           PROPERTY INFORMATION
--------------------------------------------------------------    ------------------------------------------------------------------
ORIGINAL PRINCIPAL           $60,000,000 (Pari Passu)(1)              SINGLE                  Single Asset
BALANCE:                                                              ASSET/PORTFOLIO:

CUT-OFF PRINCIPAL BALANCE:   $60,000,000 (Pari Passu)(1)              TITLE:                  Fee

% OF POOL BY IPB:            5.0%                                     PROPERTY TYPE:          Office

LOAN SELLER:                 JPMorgan Chase Bank                      SQUARE FOOTAGE:         766,462

BORROWER:                    One Post Office Square, L.L.C.           LOCATION:               Boston, MA

SPONSOR:                     Equity Office Properties Trust and the   YEAR BUILT/RENOVATED:   1981

ORIGINATION DATE:            9/12/2003                                OCCUPANCY:              90.9%

INTEREST RATE:               5.3851%                                  OCCUPANCY DATE:         8/7/2003

INTEREST ONLY PERIOD:        24 Months                                NUMBER OF TENANTS:      23

MATURITY DATE:               10/1/2013                                HISTORICAL NOI:

AMORTIZATION TYPE:           Interest Only - Balloon                                   2001:  $20,340,518

ORIGINAL AMORTIZATION:       360                                                       2002:  $22,825,836

REMAINING AMORTIZATION:      360                                                       2003:  $20,138,744  (TTM as of 7/31/2003)

CALL PROTECTION:             L(23),Def(92),O(5)                       UW NOI:                 $21,122,367

CROSS-COLLATERALIZATION:     NAP                                      UW NET CASH FLOW:       $19,705,493

LOCK BOX:                    Cash Management Agreement                APPRAISED VALUE:        $280,000,000

ADDITIONAL DEBT:             Yes                                      APPRAISAL DATE:         8/20/2003

ADDITIONAL DEBT TYPE:        Pari Passu and B-Note

LOAN PURPOSE:                Refinance
---------------------------- -------------------------------------    ----------------------- --------------------------------------
(1) Represents the A1 component note in a 3 component note whole loan structure in the aggregate amount of $175,000,000. The A1 component note is Pari Passu with a $60,000,000 A2 component note (not included in the trust). The $55,000,000 B-Note is subordinate to the A1 component note and the A2 component note.

------------------------------------------------------------------    --------------------------------------------------------------
                            RESERVES                                                        FINANCIAL INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
 The One Post Office Square borrower is obligated to make deposits                                                    Whole Loan
into certain reserve accounts upon the net operating income for One                           Pari Passu             (Include the
Post Office Square falling below $17,000,000. Additionally, the One                             Notes(2)               B-Note)(3)
Post Office Square borrower may provide a guaranty from EOP                                   -------------------- -----------------
Operating Limited Partnership and the Equitable Life Assurance        CUT-OFF DATE               $157                    $228
Society of the United States, on behalf of its Separate Account       LOAN/SF:
No. 8, also known as the Prime Property Fund, so long as such
entities have a long term debt rating of at least BBB- by Standard    CUT-OFF DATE LTV:          42.9%                   62.5%
and Poor's and Baa3 by Moody's.
                                                                      MATURITY DATE LTV:         37.8%                   55.1%

                                                                      UW DSCR:                   2.47x                   1.62x
------------------------------------------------------------------    ----------------------- -------------------- -----------------
(2) Calculated using a loan amount equal to $120,000,000 (the aggregate Pari Passu Notes balance).

(3) Calculated using a loan amount equal to $175,000,000 (the aggregate whole loan balance).

------------------------------------------------------------------------------------------------------------------------------------
                          SIGNIFICANT TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                            MOODY'S/     SQUARE                                      LEASE
    TENANT NAME                 PARENT COMPANY               S&P(4)       FEET       % OF GLA     BASE RENT PSF  EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
PUTNAM INVESTMENTS         Putnam Investments                NR/NR       298,589       39.0%         $42.94           2009
PRICEWATERHOUSECOOPERS     PricewaterhouseCoopers LLP        NR/NR       179,105       23.4%         $23.01           2005
SULLIVAN & WORCESTER       Sullivan & Worcester              NR/NR       105,840       13.8%         $52.25           2011
------------------------------------------------------------------------------------------------------------------------------------
(4) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    15 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                             ONE POST OFFICE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The property is owned by a joint venture controlled by the Prime Property
Fund and Equity Office Properties Trust. The Prime Property Fund, an
open-end commingled insurance company separate account of the Equitable
Life Assurance Society, is a subsidiary of AXA Financial Group. Founded in
1973, the fund was created as a vehicle for pension funds to invest in real estate. The fund is managed by Lend Lease Real Estate Investments. Equity
Office Properties Trust (NYSE: EOP) is the largest REIT and publicly held owner of office properties in the nation, with a total capitalization of approximately $25 billion. Equity Office owns and manages approximately 124 million square feet of primarily Class A office space in 721 buildings in
30 major metropolitan areas across the country.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
One Post Office Square is a 42-story Class A office property consisting of approximately 766,462 square feet and an attached 385-car parking garage.
The property is located in the center of Boston's financial district at the corner of Milk and Pearl Streets. The building was originally constructed in 1981 and offers its tenants modern amenities including a three-story lobby finished in patterned marble walls and columns, 24-hour manned security desk, a restaurant, an attached 330-room hotel (not part of the collateral), and a loading dock.

The property is approximately 90.9% leased to over twenty tenants including Putnam Investments (approximately 298,589 square feet), Pricewaterhouse
Coopers (approximately 179,105 square feet), and Sullivan & Worcester (approximately 105,840 square feet). The building has a view of Post Office Square Park, an urban park located directly across the street. The Property shares its location with the upscale Le Meridien Hotel giving its tenants additional amenities. The property has highway access and is situated four blocks from South Station, which houses the Red MBTA subway line, Amtrak trains, and commuter trains and buses. Express buses from the Western suburbs also stop directly in front of One Post Office Square.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The total Boston inventory of office buildings is 66,465,579 square feet. Approximately 34.6 million square feet, or 52% of this inventory, is located in the Central Business District. Approximately 14.0 million square feet or 21% is located in the Back Bay section of Boston. The subject property is situated within the Central Business District in downtown
Boston, located in the approximate middle of this district within what is known as Post Office Square. This area is improved primarily with high-rise commercial office buildings but having some Class B/C buildings as well as hotels. The CBD is supported by major residential development within the Back Bay to the west, the North End to the north and the South End to the south. In the downtown Boston market, new construction to be delivered between 2001and 2004, is expected to total 4,274,000 square feet. Of these buildings, only two would be directly competitive to One Post Office
Square, containing 603,000 square feet (0% committed) and 1,022,000 square feet (100% committed).

In second quarter 2003, the overall Boston office market reflects a vacancy rate of 13.1% and an "available" rate of 17.1%. The difference between the two rates is that vacancy is defined as space, which is immediately available for occupancy, while available is all currently marketed space. The Class A market within the CBD reported an availability of 19.7% and an actual vacancy of 12.2%.

The appraiser's survey of competitive office properties in the subject's area indicated typical rental rates ranged from $38.00 to $60.00 per rentable square foot per year, gross. A substantial amount of sublease space has entered the market, totaling 2,132,878 square feet in downtown Boston. The amount of new sublease space has slowed significantly over the past several quarters. Further support is borne out by the fact that sublease space has shown a steady decline from its peak of over 3.0 million square feet in the first quarter of 2001.
--------------------------------------------------------------------------------
(1)Certain information from the CB Richard Ellis appraisal dated August 20, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE
               NUMBER OF   SQUARE                            % OF BASE   CUMULATIVE      CUMULATIVE    CUMULATIVE     CUMULATIVE %
                LEASES      FEET     % OF GLA     BASE RENT     RENT     SQUARE FEET      % OF GLA      BASE RENT     OF BASE RENT
   YEAR        EXPIRING   EXPIRING   EXPIRING     EXPIRING    EXPIRING    EXPIRING        EXPIRING      EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT           NAP        69,703     9.1%             NAP      NAP         69,703          9.1%             NAP            NAP
2003 & MTM         4        17,927     2.3         $439,416      1.6%        87,630         11.4%        $439,416           1.6%
2004               5        11,990     1.6          669,492      2.5         99,620         13.0%      $1,108,908           4.1%
2005               9       184,975    24.1        4,413,036     16.4        284,595         37.1%      $5,521,944          20.6%
2006               1         3,313     0.4          175,584      0.7        287,908         37.6%      $5,697,528          21.2%
2007               6        14,512     1.9          664,596      2.5        302,420         39.5%      $6,362,124          23.7%
2008               2         6,180     0.8          292,284      1.1        308,600         40.3%      $6,654,408          24.8%
2009              21       311,466    40.6       13,542,960     50.4        620,066         80.9%     $20,197,368          75.2%
2010               0             0     0.0                0      0.0        620,066         80.9%     $20,197,368          75.2%
2011               5       105,840    13.8        5,530,140     20.6        725,906         94.7%     $25,727,508          95.8%
2012               0             0     0.0                0      0.0        725,906         94.7%     $25,727,508          95.8%
AFTER             10        40,556     5.3        1,140,708      4.2        766,462        100.0%     $26,868,216         100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL             63       766,462    100.0%    $26,868,216     100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                    16 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                             ONE POST OFFICE SQUARE
--------------------------------------------------------------------------------




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                                    17 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                             ONE POST OFFICE SQUARE
--------------------------------------------------------------------------------




                     [MAP OF ONE POST OFFICE SQUARE OMITTED]




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                                    18 of 59

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STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1




                      [THIS PAGE INTENTIONALLY LEFT BLANK]





                                    19 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                     IAC - BOSTON (INTERNATIONAL CARGO PORT)
--------------------------------------------------------------------------------








        [THREE PHOTOS OF IAC - BOSTON (INTERNATIONAL CARGO PORT) OMITTED]






                                    20 of 59

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
STRUCTURAL AND COLLATERAL TERM SHEET                                                                               JPMCC 2003-LN1

---------------------------------------------------------------------------------------------------------------------------------
                                           IAC - BOSTON (INTERNATIONAL CARGO PORT)
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------      ------------------------------------------------------------
                        LOAN INFORMATION                                                     PROPERTY INFORMATION
-----------------------------------------------------------------      ------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $51,000,000                               SINGLE ASSET/PORTFOLIO: Single Asset

CUT-OFF PRINCIPAL BALANCE:   $50,871,090                               TITLE:                  Leasehold

% OF POOL BY IPB:            4.2%                                      PROPERTY TYPE:          Office (49.2%)/Industrial (50.8%)

LOAN SELLER:                 LaSalle Bank National Association         SQUARE FOOTAGE:         376,267

BORROWER:                    International Cargo Port - Boston L.L.C.  LOCATION:               Boston, MA

SPONSOR:                     International Airport Centers L.L.C.      YEAR BUILT/RENOVATED:   2000

ORIGINATION DATE:            5/20/2003                                 OCCUPANCY:              88.9%

INTEREST RATE:               6.2270%                                   OCCUPANCY DATE:         7/31/2003

INTEREST ONLY PERIOD:        NAP                                       NUMBER OF TENANTS:      28

MATURITY DATE:               6/1/2013                                  HISTORICAL NOI:

AMORTIZATION TYPE:           Balloon                                                    2001:  $3,770,195

ORIGINAL AMORTIZATION:       360                                                        2002:  $3,676,982

REMAINING AMORTIZATION:      357                                                        2003:  $3,550,421 (TTM as of  6/30/2003)

CALL PROTECTION:             L(32),Def(82),O(3)                        UW NOI:                 $5,378,114

CROSS-COLLATERALIZATION:     NAP                                       UW NET CASH FLOW:       $5,097,664

LOCK BOX:                    Springing                                 APPRAISED VALUE:        $68,500,000

ADDITIONAL DEBT:             Permitted                                 APPRAISAL DATE:         3/5/2003

ADDITIONAL DEBT TYPE:        Purchase Money Interest Security

LOAN PURPOSE:                Refinance
-----------------------------------------------------------------      ------------------------------------------------------------

-----------------------------------------------------------------      ------------------------------------------------------------
                            RESERVES                                                         FINANCIAL INFORMATION
-----------------------------------------------------------------      ------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY          CUT-OFF DATE LOAN/SF:     $135
                                    -------------- --------------
                        TI/LC:              $0         $20,378         CUT-OFF DATE LTV:       74.3%
                        CapEx:              $0          $3,136         MATURITY DATE LTV:      63.6%
                        Other:      $5,100,000(1)           $0         UW DSCR:                1.36x
----------------------------------- -------------- --------------      ----------------------- -------------------- ---------------
(1) The IAC - Boston (International Cargo Port) Loan is structured with a $5,100,000 performance holdback. The borrower has
180 days from closing to lease the IAC Property to a tenant occupancy level of 91.5% or greater and to generate sufficient income to support debt service ratio of 1.30x. If the borrower has not met the 91.5% occupancy requirement after 180 days from closing, the $5,100,000 performance holdback (or any undistributed portion thereof) will be used to pay down the outstanding loan balance, prorated based on the actual income level and occupancy rate at the time of pay down, and the IAC -
Boston (International Cargo Port) Loan will be re-amortized.

------------------------------------------------------------------------------------------------------------------------------------
                                                            SIGNIFICANT TENANTS
                                                                                                                           LEASE
                                                                                 MOODY'S/   SQUARE    % OF   BASE RENT   EXPIRATION
            TENANT NAME                           PARENT COMPANY                 S&P(2)     FEET      GLA       PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------------
EGL EAGLE GLOBAL LOGISTICS, LP          EGL Eagle Global Logistics, LP           NR/NR      60,638   16.1%     $10.75       2013

TIGHE WAREHOUSING & DISTRIBUTION, INC.  Tighe Warehousing & Distribution, Inc.   NR/NR      33,711    9.0%     $10.85       2004

WALL USA, INC.                          Wall USA, Inc.                           NR/NR      28,395    7.6%     $14.99       2011
------------------------------------------------------------------------------------------------------------------------------------
(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    21 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                     IAC - BOSTON (INTERNATIONAL CARGO PORT)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The sponsor of the IAC International Cargo Port - Boston Loan is
International Airport Centers L.L.C. ("International"). International is
the manager of International Cargo Port - Boston L.L.C., the borrowing entity, and was formed in 1995 to construct, own and manage a portfolio of transportation related cargo, warehouse distribution and office properties at major airports throughout the country. International currently owns and manages over 4 million square feet of industrial airport centers.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The IAC property consists of an approximately 376,267 square foot facility comprised of approximately 185,224 square feet of office space on two floors, and approximately 191,043 square feet of warehouse space on one level. The warehouse portion of the IAC property is approximately 99.1% leased to eleven (11) tenants, which occupy space ranging from approximately 1,393 square feet to approximately 60,638 square feet. The office portion is approximately 78.3% leased to twenty-one (21) tenants, which occupy space ranging from approximately 758 square feet to approximately 27,885 square feet. Included in the 11 warehouse tenants and the 21 office tenants are 3 tenants that lease both warehouse and office space. The largest tenants on the IAC Property are EGL Eagle Global
Logistics, LP (approximately 60,638 square feet), Tighe Warehousing and Distribution, Inc. (approximately 33,711 square feet) and Wall USA, Inc. (approximately 28,395 square feet). Overall, the occupancy rate for the IAC property is approximately 88.9%.

The IAC property is leased from the Massachusetts Port Authority ("MPA") pursuant to a ground lease having a 50-year term, which expires on June 30, 2050. The MPA can terminate the ground lease after 10 years upon giving the borrower 12 months prior notice of such termination. The MPA must also pay the borrower the greater of (i) the fair market value of the IAC property or (ii) the amount of debt then encumbering the IAC property together with any prepayment premium.

The IAC property is managed by International Airport Centers L.L.C.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The Boston, MA metropolitan area has over 146.1 million square feet of office space. The Boston CBD consists of 55.25 million of the total square footage. The subject property is located within the South Boston Waterfront submarket, which is part of the Boston CBD. The Greater Boston office market has seen a significant increase in available space between 2001 and 2002 due to the overall decline in the economy. As of 4th quarter 2002, the South Boston office market reported market vacancy of 12.6% according to Spaulding & Slye's Greater Boston Office Market. Vacancy including sublet space was 17.2%. Fourth quarter 2002 are the most recent reports available
(Reis does not cover the subject area and CB Richard Ellis' most recent report is dated 4th quarter 2002). There are no new projects scheduled for construction, however there are currently five buildings under construction totaling approximately 2.4 million square feet. Approximately 45% of the space under construction has been pre-leased.

The average gross asking rental rate for the Greater Boston office market was $28.75/SF as of 4th quarter 2002, according to Spaulding & Slye. Overall, Boston's CBD represents the highest rental rates of the six submarkets with rental rates ranging from $26.24/SF to $42.20/SF, with an average of $39.72/SF. The appraiser has determined a rental range of $23.00/SF to $26.00/SF for the subject property based on its location and actual leases signed at the subject property.

The Greater Boston industrial market vacancy was 11.8% (16.2% including sublet space) as of 4th quarter 2002 according to Spaulding and Slye's Greater Boston Industrial Market. At year end 2001 the vacancy rate was 9.0% for Greater Boston (15.0% including sublet space). According to Spaulding & Slye, 4th quarter rental rates ranged from approximately $6.50/SF to approximately $14.00/SF net.

According to a survey completed by International, within the Logan International Airport industrial market, total off-airport industrial space is approximately
3.9 million square feet, with 43% of that space being air cargo space. Total vacancy for the off-airport space is 7.1% with all of the vacancy being Class C property. The rental rates range from $8.00/SF to $16.00/SF for this space.

The on-airport industrial space is 466,934 square feet. There was no available on-airport space at the time of the survey. Rental rates are generally higher for on-airport space as the access to the cargo terminals is more direct. The appraiser concluded that rental rates for air cargo facilities are less susceptible to depreciating rent levels as a result of demand for the space as companies are being forced to meet tighter delivery schedules in a global economy. Due to the quality and location of the subject, the appraiser determined a market range for the subject property of $12.49/SF to $16.35/SF on a net basis.
--------------------------------------------------------------------------------
(1)Certain information from the Real Estate Research Corporation appraisal dated March 5, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

---------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
             NUMBER OF   SQUARE      % OF                   % OF BASE    CUMULATIVE     CUMULATIVE %  CUMULATIVE    CUMULATIVE %
              LEASES      FEET       GLA       BASE RENT       RENT      SQUARE FEET      OF GLA      BASE RENT     OF BASE RENT
   YEAR      EXPIRING   EXPIRING   EXPIRING    EXPIRING      EXPIRING     EXPIRING       EXPIRING     EXPIRING       EXPIRING
---------------------------------------------------------------------------------------------------------------------------------
VACANT         NAP       41,762      11.1%           NAP        NAP         41,762         11.10%            NAP          NAP
2003 & MTM       1        7,497       2.0       $192,744        3.2%        49,259         13.09%       $192,744        3.19%
2004             4       48,987      13.0        561,276        9.3         98,246         26.11%       $754,020       12.49%
2005             5       37,420      10.0        944,808       15.7        135,666         36.06%     $1,698,828       28.15%
2006             3       13,494       3.6        210,528        3.5        149,160         39.64%     $1,909,356       31.64%
2007             2       15,293       4.1        294,072        4.9        164,453         43.71%     $2,203,428       36.51%
2008             2       20,621       5.5        251,994        4.9        185,074         49.19%     $2,455,422       40.68%
2009             2        9,207       2.5        193,968        3.2        194,281         51.63%     $2,649,390       43.90%
2010             4       60,927      16.2      1,797,906       29.8        255,208         67.83%     $4,447,296       73.68%
2011             3       33,065       8.8        531,758        8.8        288,273         76.61%     $4,979,054       82.50%
2012             1        8,102       2.2         50,232        0.8        296,375         78.77%     $5,029,287       83.33%
AFTER            2       79,892      21.2      1,006,279       16.7        376,267        100.00%     $6,035,566      100.00%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL           29      376,267      100.0%   $6,035,566      100.0%
---------------------------------------------------------------------------------------------------------------------------------

                                    22 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                     IAC - BOSTON (INTERNATIONAL CARGO PORT)
--------------------------------------------------------------------------------




            [MAP OF IAC - BOSTON (INTERNATIONAL CARGO PORT) OMITTED]




                                    23 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                           SHERATON INNER HARBOR HOTEL
--------------------------------------------------------------------------------




                 [PHOTOS OF SHERATON INNER HARBOR HOTEL OMITTED]


                                    24 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                                                                                JPMCC 2003-LN1

----------------------------------------------------------------------------------------------------------------------------------
                                                     SHERATON INNER HARBOR HOTEL
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------    --------------------------------------------------------
                          LOAN INFORMATION                                                    PROPERTY INFORMATION
----------------------------------------------------------------------    --------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:         $36,000,000                           SINGLE ASSET/PORTFOLIO: Single Asset

CUT-OFF PRINCIPAL BALANCE:          $36,000,000                           TITLE:                  Fee

% OF POOL BY IPB:                   3.0%                                  PROPERTY TYPE:          Full Service Hotel

LOAN SELLER:                        JPMorgan Chase Bank                   ROOMS:                  337

BORROWER:                           Lot 10A, Inc.                         LOCATION:               Baltimore, MD

SPONSOR:                            Hotel Reversionary Interest, Inc.     YEAR BUILT/RENOVATED:   1985/2001
                                    (Payment Guaranty), Willard
                                    Hackerman (Limited Guaranty)          OCCUPANCY:              71.0%
ORIGINATION DATE:                   9/16/2003
                                                                          OCCUPANCY DATE:         7/31/2003
INTEREST RATE:                      6.1500%
                                                                          HISTORICAL NOI:
INTEREST ONLY PERIOD:               NAP
                                                                                           2001:  $7,145,502
MATURITY DATE:                      10/1/2013
                                                                                           2002:  $5,717,038
AMORTIZATION TYPE:                  Balloon
                                                                                           2003:  $5,837,275 (TTM as of 7/31/2003)
ORIGINAL AMORTIZATION:              300
                                                                          UW NOI:                 $5,997,921
REMAINING AMORTIZATION:             300
                                                                          UW NET CASH FLOW:       $5,204,432
CALL PROTECTION:                    L(23),Def(93),O(4)
                                                                          APPRAISED VALUE:        $57,000,000
CROSS-COLLATERALIZATION:            NAP
                                                                          APPRAISAL DATE:         8/20/2003
LOCK BOX:                           NAP

ADDITIONAL DEBT:                    NAP

ADDITIONAL DEBT TYPE:               NAP

LOAN PURPOSE:                       Refinance
----------------------------------------------------------------------    --------------------------------------------------------

----------------------------------------------------------------------    --------------------------------------------------------
                              RESERVES                                                        FINANCIAL INFORMATION
ESCROWS/RESERVES:                       INITIAL          MONTHLY             CUT-OFF DATE LOAN/ROOM:   $106,825
                                    ---------------- -----------------
                   Taxes:               $423,138          $84,628            CUT-OFF DATE LTV:         63.2%
                   Insurance:           $121,607          $14,709            MATURITY DATE LTV:        49.2%
                                                                             UW DSCR:                  1.84x
----------------------------------------------------------------------    --------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                      HISTORICAL OPERATING DATA
                                    1998        1999        2000       2001        2002      TTM (7/31/2003)       UW
----------------------------------------------------------------------------------------------------------------------------------
Average Daily Rate (ADR)......    $136.94     $146.62     $149.15     $149.39    $143.08         $144.92         $146.53
Occupancy %...................      73.2%       75.6%       79.4%       73.4%      73.0%           71.0%           72.0%
RevPar........................     $98.53     $106.32     $118.42     $109.60    $104.48         $102.89         $105.50
---------------------------------------------------------------------------------------------------------------------------------

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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                          SHERATON INNER HARBOR HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
Mr. Willard Hackerman is the President and CEO of Whiting Turner Construction Company. Whiting Turner has completed many notable projects including Raven Stadium in downtown Baltimore. Mr. Hackerman has owned this asset since its construction and has considerable investment in the property.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
Opened in 1985, the Sheraton Inner Harbor is located in Baltimore's inner harbor and connected to the Baltimore convention center. The Sheraton Inner Harbor Hotel features first-class amenities and services, and 337 guestrooms that offer views of the city and harbor. The Sheraton is one of eight full service hotels serving the Inner Harbor/CBD market. The hotel serves both businesses and tourists; it is convenient to all the Inner Harbor attractions including the central business district, the convention center and both professional sports stadiums (Camden Yards and Ravens Stadium). The hotel features an array of banquet and meeting rooms, a hotel restaurant serving breakfast and lunch, a swimming pool, fitness center, lobby shop, and guest laundry services. The hotel bar is called the Orioles Grill and the Sheraton is the official hotel of the Baltimore Orioles. A major addition to the hotel was the opening of a Morton's Restaurant at the property. The hotel underwent a $3 million room renovation during 2001.

The borrower and the manager of the hotel have been involved in a dispute since 1985 over the amount of incentive fees owed to the manager. The manager claims approximately $3.92 million in incentive fees and will likely seek to recover additional incentive fees through December 2005, the expiration date of the management agreement. The borrower delivered two letters of credit to the lender in connection with this dispute: the first letter of credit is in the amount of $5 million and may be drawn on in an event of a monetary default. This amount includes an estimate for any accrual of disputed fees prior to the expiration of the management agreement. The second letter of credit is in the amount of $2.8 million (approximately the annual debt service required under the loan) and may be drawn on in the event of a monetary default. It may be released if the management agreement with Sheraton is extended and the incentive fee dispute is resolved or during the year after the execution of a new management agreement with a replacement flag. Both letters of credit are subject to reduction or release under certain specified circumstances, including the resolution of the dispute and obtaining a successor manager.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The subject property is located in Baltimore, MD. Baltimore is situated in the approximate center of Maryland, near the Chesapeake Bay, approximately 45 miles northeast of Washington, D.C. (from city center to city center). The subject property's primary market area is best defined as the City of Baltimore, which covers an approximately 49,183-acre total land area. Baltimore is part of the Baltimore, MD Metropolitan Statistical Area (MSA). The Baltimore, MD MSA encompasses six counties, including Anne Arundel, Baltimore (County), Carroll, Harford, Howard and Queen Annes, as well as the City of Baltimore. Baltimore is Maryland's largest city, and the largest metropolitan area in the state. The city is the 12th largest in the nation. According to Woods & Poole Economics, Inc., Baltimore had approximately 642,000 residents in 2002.

The Baltimore/Washington MSA is the fourth-largest consumer market in the nation. Because Baltimore's cost of living index is below the national average, the city has become an increasingly desirable business location. Baltimore was the business, financial, professional, transportation, and cultural center of Maryland until the recession in the early 1990s. An average of 453,300 people worked in Baltimore in the third quarter of 1988, according to figures from the State Department of Labor, Licensing and Regulation. At the end of 1997, that number had fallen by 16%, to 381,900 people. In recent years, downtown Baltimore has undergone an extensive revitalization program. The $223 million spent on the new Ravens football stadium at Camden Yards is the largest public investment ever made in the downtown area. Further projects included Oriole at Camden Yards, the Power Plant, the Gallery at Harborplace, Port Discovery, the National Aquarium, the Maryland Science Center, the Columbus Center of Marine Research, and the Maritime Museum. Although exact statistics regarding the number of workers in the downtown core are not tracked by any agency, the Downtown Partnership of Baltimore, an economic development organization, estimates that about 100,000 people work there today. The tourism and hospitality sector is most vibrant in downtown Baltimore, employing approximately 16,000 workers. The arrival of themed restaurants in 1997 and 1998 - including Planet Hollywood, the Hard Rock Cafe and the ESPN Zone - have expanded the Inner Harbor district. Baltimore's significant investment in leisure attractions has positively affected other areas in the county.
--------------------------------------------------------------------------------
(1)Certain information from the Hospitality Valuation Services appraisal dated August 20, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    26 of 59

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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                           SHERATON INNER HARBOR HOTEL
--------------------------------------------------------------------------------




                  [MAP OF SHERATON INNER HARBOR HOTEL OMITTED]



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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                           SHERATON INNER HARBOR HOTEL
--------------------------------------------------------------------------------





                 [PHOTO OF SHERATON INNER HARBOR HOTEL OMITTED]




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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1




                      [THIS PAGE INTENTIONALLY LEFT BLANK]



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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                                  TINDECO WHARF
--------------------------------------------------------------------------------











                     [FOUR PHOTOS OF TINDECO WHARF OMITTED]







                                    30 of 59

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                                  TINDECO WHARF
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $34,000,000

CUT-OFF PRINCIPAL BALANCE:        $33,952,685

% OF POOL BY IPB:                 2.8%

LOAN SELLER:                      JPMorgan Chase Bank

BORROWER:                         Tindeco Wharf Partnership

SPONSOR:                          Adam Kauffman, Betsy Cohen and Edward Cohen

ORIGINATION DATE:                 7/31/2003

INTEREST RATE:                    5.5500%

INTEREST ONLY PERIOD:             NAP

MATURITY DATE:                    8/1/2013

AMORTIZATION TYPE:                Balloon

ORIGINAL AMORTIZATION:            300

REMAINING AMORTIZATION:           299

CALL PROTECTION:                  L(24),Def(91),O(4)

CROSS-COLLATERALIZATION:          NAP

LOCK BOX:                         Cash Management Agreement

ADDITIONAL DEBT:                  NAP

ADDITIONAL DEBT TYPE:             NAP

LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Multifamily

UNITS:                            240

LOCATION:                         Baltimore, MD

YEAR BUILT/RENOVATED:             1914/1985

OCCUPANCY:                        95.4%

OCCUPANCY DATE:                   7/1/2003

HISTORICAL NOI:
                        2001:     $3,198,134

                        2002:     $3,443,343

UW NOI:                           $3,242,453

UW NET CASH FLOW:                 $3,112,853

APPRAISED VALUE:                  $42,900,000

APPRAISAL DATE:                   5/7/2003

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL        MONTHLY
                                         -------------- ---------------
                        Taxes:              $87,569        $43,784
                        Insurance:         $108,219        $10,822
                        CapEx:                   $0        $10,750

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $141,470

CUT-OFF DATE LTV:                 79.1%

MATURITY DATE LTV:                60.4%

UW DSCR:                          1.24x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                 MULTIFAMILY INFORMATION

                                                            APPROXIMATE
                                            AVERAGE UNIT    NET RENTABLE   % OF TOTAL     AVERAGE MONTHLY     AVERAGE MONTHLY
            UNIT MIX        NO. OF UNITS    SQUARE FEET          SF           UNITS         ASKING RENT        MARKET RENT(1)
-------------------------------------------------------------------------------------------------------------------------------
STUDIO                          116            1,079            125,164        48.3%            $1,376             $1,389

ONE BEDROOM                      39            1,379             53,781        16.3%            $1,625             $1,653

TWO BEDROOM                      67            1,327             88,909        27.9%            $1,574             $1,584

THREE BEDROOM                    18            1,397             25,146         7.5%            $2,076             $2,078
-------------------------------------------------------------------------------------------------------------------------------

(1) Based on information from the appraisal dated May 7, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                                  TINDECO WHARF
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------

 Our sponsor is Adam Kauffman who was one of the founders of Brandywine Construction & Management Inc. over 20 years ago. Other borrower principals include Betsy and Edward Cohen. Betsy Cohen was a founder of the Jefferson Bank NJ, which has 31 branches in the Philadelphia region. Betsy Cohen also serves on several Boards of Directors, including Bryn Mawr College, Aetna/USHealthcare and the Board of Community Banks for the Federal Reserve Bank of Philadelphia. Betsy Cohen has served as the Chairman, Chief Executive Officer and trustee of RAIT Reit (NYSE: RAS) since its founding in August 1997. RAIT Investment Trust (NYSE:RAS) is a finance company focused on the mid-sized commercial real estate industry. RAIT provides structured financing to private and corporate owners of real estate, including senior and junior mortgage debt and mezzanine lending, and acquires real estate for its own account.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------

 Originally built in 1914, the property was home to the Tin Decorating Company as a light manufacturing and warehouse facility. Located on the Inner Harbor of Baltimore, Maryland, the property has unobstructed water-front views as well as a small marina providing individual boat slips. In 1985, the subject property was purchased and fully renovated into a Class B apartment building. In addition to the 240 apartment units, the property has 40,005 square feet of commercial space, a 215-space income-producing parking garage, health club, onsite restaurant and the afore-mentioned boat slips. The main building is five stories high and features a central open courtyard, while the smaller building houses gym facilities.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------

 The property is located at the southwest corner of the intersection of Boston Street and Linwood Avenue in the Canton section of Baltimore. Located roughly 2 miles due east of the CBD, the area is rapidly growing in popularity as an upscale urban neighborhood with young professionals as well as with nearby Johns Hopkins students. Primary access to the area is via the O'Donnell exit of Interstate-95, less than 1.5 miles east of the site. Boston Street connects Canton to Fells Point and is considered the primary arterial where various retailers are located, including a Safeway-anchored shopping center less than 1 mile away. Canton is also accessible by local city bus service as well as Inner Harbor water taxis.

 The neighborhood's property warehouse properties have repeatedly been redeveloped into loft apartments or office buildings that have gained popularity with young professionals and high-growth corporate users. The Baltimore City apartment supply totaled more than 127,000 units at year end 2002, with only approximately 7,000 units (5.5%) added since 1995. This controlled growth has supported the strength of the submarket vacancy rate, which has not exceeded 5% since 1994.

 The appraiser concluded the average market rent for: a studio unit was $1,389, a 1-bedroom unit was $1,653, a 2-bedroom unit was $1,584, and a 3-bedroom unit was $2,078.

--------------------------------------------------------------------------------
(1)  Certain information from the Integra Realty Resources appraisal dated
     May 7, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.




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


STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                                  TINDECO WHARF
--------------------------------------------------------------------------------













                         [MAP OF TINDECO WHARF OMITTED]





















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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                           CHASEWOOD OFFICE PORTFOLIO
--------------------------------------------------------------------------------













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

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                           CHASEWOOD OFFICE PORTFOLIO
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $26,000,000

CUT-OFF PRINCIPAL BALANCE:        $26,000,000

% OF POOL BY IPB:                 2.2%

LOAN SELLER:                      JPMorgan Chase Bank

BORROWER:                         CTP Office, Ltd.

SPONSOR:                          CTP Office GP, Inc.

ORIGINATION DATE:                 8/5/2003

INTEREST RATE:                    5.0000%

INTEREST ONLY PERIOD:             NAP

MATURITY DATE:                    9/1/2013

AMORTIZATION TYPE:                Balloon

ORIGINAL AMORTIZATION:            360

REMAINING AMORTIZATION:           360

CALL PROTECTION:                  L(24),Def(92),O(4)

CROSS-COLLATERALIZATION:          NAP

LOCK BOX:                         NAP

ADDITIONAL DEBT:                  Permitted

ADDITIONAL DEBT TYPE:             Mezzanine (Future)

LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Portfolio

TITLE:                            Fee

PROPERTY TYPE:                    Office

SQUARE FOOTAGE:                   250,778

LOCATION:                         Houston, TX

YEAR BUILT/RENOVATED:             1985/2001 & 1999

OCCUPANCY:                        94.2%

OCCUPANCY DATE:                   9/23/2003

NUMBER OF TENANTS:                49

HISTORICAL NOI:
                         2001:    $2,940,721

                         2002:    $3,251,464

                         2003:    $3,198,548 (TTM as of 5/31/2003)

UW NOI:                           $2,968,045

UW NET CASH FLOW:                 $2,672,960

APPRAISED VALUE:                  $32,500,000

APPRAISAL DATE:                   6/18/2003

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 RESERVES
--------------------------------------------------------------------------------
     ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                         -------------- ---------------
                             Taxes:        $405,569        $40,557

                             Insurance:     $30,310         $7,578

                             TI/LC:              $0        $22,988

                             CapEx:              $0         $3,135
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $104

CUT-OFF DATE LTV:                 80.0%

MATURITY DATE LTV:                65.8%

UW DSCR:                          1.60x
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                          PORTFOLIO PROPERTIES

                                                   YEAR BUILT/   SQUARE                                       # OF      APPRAISED
PROPERTY NAME      BORROWER           LOCATION      RENOVATED     FEET     OCC.        TOP TENANTS           TENANTS      VALUE
-----------------------------------------------------------------------------------------------------------------------------------
TWO CHASEWOOD      CTP Office, Ltd.  Houston, TX   1985/2001    153,226   92.2%  RPSI, Inc., Severn Trent      27      $17,500,000
                                                                                 Systems, Countrywide Home
                                                                                 Loans, Inc.

THREE CHASEWOOD    CTP Office, Ltd.  Houston, TX        1999     97,552   97.2%  Factory Mutual Insurance       22     $15,000,000
                                                                                 Company, Burr Computer
                                                                                 Environments, Intel
                                                                                 Americas, Inc.
                                                  ---------------------------------------------------------------------------------
                                                    Total/WA    250,778   94.2%                                 49     $32,500,000
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                           SIGNIFICANT TENANTS
                                                                                                                           LEASE
                                                                         MOODY'S    SQUARE                 BASE RENT     EXPIRATION
            TENANT NAME                        PARENT COMPANY            /S&P(1)     FEET      % OF GLA        PSF          YEAR
-----------------------------------------------------------------------------------------------------------------------------------
RPSI, INC.                            Retriever Payment Systems            NR/NR    58,183       23.2%       $19.95         2011

SEVERN TRENT SYSTEMS                  Severn Trent plc                     A3/A     18,821        7.5%       $11.25         2004

COUNTRYWIDE HOME LOANS, INC.          Countrywide Home Loans, Inc.         NR/NR    11,668        4.7%       $24.00         2008

FACTORY MUTUAL INSURANCE COMPANY      Factory Mutual Insurance Company    NR/BBB    11,303        4.5%       $22.25         2005

BURR COMPUTER ENVIRONMENTS            Burr Computer Environments           NR/NR     9,113        3.6%       $24.25         2005

INTEL AMERICAS, INC.                  Intel Corporation (NSDQ: INTC)       A1/A+     7,977        3.2%       $22.50         2005
-----------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    35 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                           CHASEWOOD OFFICE PORTFOLIO
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------

The borrowing entity is CTP Office, Ltd, a Texas LP, the sole GP of which is CTP Office GP, LLC and the sole LP of which is GenCap Office Fund I, Ltd. (GOF I). GOF I is a private equity office fund sponsored by GenCap Partners, LP and will ultimately hold $400-$500 million in office assets throughout the US. The majority partner of GOF I is Stichting Pensioenfonds Stork ("SPS"). SPS is a corporate pension fund that was established in 1954 and based in the Netherlands for the benefit of Stork NV. SPS has investments of $4.5 billion Guilders ($2.3 billion US) of which 6% is in real estate holdings. Stork NV makes industrial machines and provides services relating to those machines, such as print systems, package systems for food and beverages, pump systems, pipeline systems, air conditioning systems and petroleum refinery systems.

GenCap Partners, L.P. (GenCap) is the asset management and lending division of Genesis Capital Advisors, LLC, a real estate investment advisor based in Dallas. GenCap has invested in the development of 2,807 apartment units and acquired or developed over 840,000 square feet of office properties in the Southeast and Southwestern United States since January 1998.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------

Chasewood Office Portfolio is comprised of an approximately 153,226 square feet Class A-/B+ office building and an approximately 97,552 square feet Class A-/B+ office building, totaling approximately 250,778 square feet, built in 1985 & 1999. The two office buildings are part of a master planned office park, Chasewood Technology Park. Two Chasewood is an approximately 153,226 square feet 8-story office Class A-/B+ office building constructed in 1985 on a 3.12-acre site. Three Chasewood is an approximately 97,552 square feet 4-story Class A-/B+ office building constructed in 1999 on a 1.67-acre site by the borrower. The buildings share a five-level parking garage and has 628 parking spaces and 129 surface spaces. The buildings are located in the Northwest section of Houston in the FM 1960 corridor and directly adjacent to the Hewlett Packard headquarters.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------

Houston is the nation's fourth most populous city, and the largest in the south and southwest. The neighborhood is located in northwest Houston and may be defined as being bound by either side of SH 249 between North Sam Houston Parkway (Beltway 8) and Spring-Cypress Road. More specifically, the property is located at the southwest corner of SH 249 and Chasewood Park Drive. Most of the development around the site is concentrated along the SH 249 and FM 1960 corridors. These two thoroughfares serve as primary intersections within the neighborhood. The intersection of SH 249 and FM 1960 is home to Willowbrook Mall. Compaq's world headquarters is located just west of the subject property. Access to the subject property recently improved with the completion of the SH 249 widening. This roadway was widened from a four-lane road to a six-lane thoroughfare.

The average occupancy rate for the subject submarket of 87.6% is higher than that of the overall Houston area market of 84.6%. The average rental rate for the submarket ($16.36) is slightly less as compared to that of the overall Houston area market ($17.89). Absorption for 2002 has been negative for the overall market area and positive for the sub-market. The average occupancy rate for the Class B properties within the sub-market is approximately 88% and approximately 95% for Class A properties. The subject property is considered to be a Class A-/B+ property.

--------------------------------------------------------------------------------
(1) Certain information from the CB Richard Ellis, Inc. appraisal dated June 18, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER OF   SQUARE                               % OF BASE    CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                 LEASES      FEET     % OF GLA     BASE RENT        RENT      SQUARE FEET     OF GLA        BASE RENT   OF BASE RENT
     YEAR       EXPIRING   EXPIRING   EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT              NAP       14,639      5.8%            NAP       NAP          14,639          5.8%             NAP         NAP
2003 & MTM            4        7,311      2.9         159,990       3.2%         21,950          8.8%        $159,990        3.2%
2004                 16       59,880     23.9       1,168,744      23.2          81,830         32.6%      $1,328,734       26.4%
2005                 16       63,944     25.5       1,450,728      28.9         145,774         58.1%      $2,779,462       55.3%
2006                  5       13,685      5.5         313,013       6.2         159,459         63.6%      $3,092,475       61.5%
2007                  4        6,648      2.7         129,300       2.6         166,107         66.2%      $3,221,775       64.1%
2008                  6       19,486      7.8         480,678       9.6         185,593         74.0%      $3,702,453       73.6%
2009                  1        7,002      2.8         164,547       3.3         192,595         76.8%      $3,867,000       76.9%
2010                  0            0      0.0               0       0.0         192,595         76.8%      $3,867,000       76.9%
2011                 11       58,183     23.2       1,160,684      23.1         250,778        100.0%      $5,027,684      100.0%
2012                  0            0      0.0               0       0.0         250,778        100.0%      $5,027,684      100.0%
AFTER                 0            0      0.0               0       0.0         250,778        100.0%      $5,027,684      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                63      250,778     100.0%    $5,027,684      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    36 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1










--------------------------------------------------------------------------------
                           CHASEWOOD OFFICE PORTFOLIO
--------------------------------------------------------------------------------













                   [MAP OF CHASEWOOD OFFICE PORTFOLIO OMITTED]























                                    37 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                                 TOWER PLACE 200
--------------------------------------------------------------------------------



















                     [TWO PHOTOS OF TOWER PLACE 200 OMITTED]




















                                    38 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1



--------------------------------------------------------------------------------
                                 TOWER PLACE 200
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $25,625,000

CUT-OFF PRINCIPAL BALANCE:        $24,431,497

% OF POOL BY IPB:                 2.0%

LOAN SELLER:                      NCCI

BORROWER:                         OP&F Tower Inc.

SPONSOR:                          Ohio Police & Fire Pension Fund

ORIGINATION DATE:                 12/22/2000

INTEREST RATE:                    8.0500%

INTEREST ONLY PERIOD:             NAP

MATURITY DATE:                    7/1/2009

AMORTIZATION TYPE:                Balloon

ORIGINAL AMORTIZATION:            271

REMAINING AMORTIZATION:           239

CALL PROTECTION:                  L(0),Gtr1% or YM(67),O(3)

CROSS-COLLATERALIZATION:          NAP

LOCK BOX:                         NAP

ADDITIONAL DEBT:                  Permitted

ADDITIONAL DEBT TYPE:             Secondary financing secured by property

LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Office

SQUARE FOOTAGE:                   259,096

LOCATION:                         Atlanta, GA

YEAR BUILT/RENOVATED:             1998

OCCUPANCY:                        97.0% (80.5% Physical Occupancy)

OCCUPANCY DATE:                   6/30/2003

NUMBER OF TENANTS:                24

HISTORICAL NOI:

                         2001:    NAP

                         2002:    $5,326,793

                         2003:    $5,269,284 (TTM as of 6/30/2003)

UW NOI:                           $4,220,471

UW NET CASH FLOW:                 $3,713,111

APPRAISED VALUE:                  $53,500,000

APPRAISAL DATE:                   7/8/2003

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
     ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                         -------------- ---------------
                             Taxes:         $256,430        $56,614
-------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $94

CUT-OFF DATE LTV:                 45.7%

MATURITY DATE LTV:                38.8%

UW DSCR:                          1.51x
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                           SIGNIFICANT TENANTS
                                                                                                                           LEASE
                                                                         MOODY'S/   SQUARE                 BASE RENT     EXPIRATION
            TENANT NAME                        PARENT COMPANY             S&P(1)     FEET      % OF GLA       PSF           YEAR
------------------------------------------------------------------------------------------------------------------------------------
 SIEBEL SYSTEMS, INC.(2)                Siebel Systems, Inc.             NR/BB      42,650       16.5%       $25.00         2009
 PALMER & CAY HOLDINGS                  Palmer & Cay Holdings            NR/NR      28,927       11.2%       $27.87         2009
 RETEK, INC.                            Retek, Inc.                      NR/NR      28,265       10.9%       $28.42         2005
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(2) Tenant is not currently in occupancy but is contractually obligated to meet all the rent provisions of their lease. The tenant is current on all payments.


                                    39 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                                 TOWER PLACE 200
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------

The Tower Place 200 borrowing entity is OP&F Tower Inc. a Delaware corporation, wholly owned by The Ohio Police and Fire Pension Fund. The Fund reported holdings of approximately $9.9 billion in net assets and the fund contributed over $25,000,000 in equity to this transaction.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------

The Tower Place 200 is a thirteen (13) story, Class A office building is located in Atlanta, GA in the Buckhead submarket. The Tower Place 200 site is a rectangular shaped parcel situated in the eastern portion of the Tower Place development and is delineated by Tower Place Drive to the north and the east and a 6-story parking garage to the south. The Wyndham Garden Hotel borders Tower Place 200 to the west. The property is zoned PD-OC or Planned Development-Office Commercial district. The Tower Place 200 site contains approximately 255,769 net rentable square feet of office space and approximately 3,327 net rentable square feet of retail space. In addition to the 13-story office building, collateral for this loan includes an accompanying 6-story, 676-car capacity parking garage. The building has readily available access to two Metropolitan Atlanta Rapid Transit Authority stations and two Interstate Highways providing access to downtown Atlanta. One of the property's key attributes is its central location and ease of accessibility from every direction. Tower Place 200 is situated near numerous retail malls, hotels and restaurants, and Hartsfield International Airport is approximately fifteen (15) miles from the building. The building design allows for retail and office visibility and frontage. The parking garage is located on a square shaped parcel adjacent to Tower Place 200. The property is approximately 97.0% leased to twenty-four (24) tenants. The lease expiration schedule is staggered with the effect that the majority of the larger leases are in effect through 2008.

The loan on Tower Place 200 was acquired by Nomura. The loan was originated on behalf of Teachers Insurance and Annuity Association of America ("TIAA") in December 2000. Subsequently, TIAA acquired an interest in Lowe Enterprises who is acting as an advisor to the Borrower (Ohio Police and Fire Pension Funds). As a result of this potential conflict resulting from TIAA's position as a lender and an advisor to the Borrower, TIAA determined that they needed to sell the loan.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------

The Buckhead submarket consists of 13,844,400 rentable square feet of office space in 94 multi-tenant buildings (15,000 square feet or greater), which is approximately 9% of the Metro Atlanta Office market's GLA. Growth was suspended in this market after third quarter 2001. A further reflection of this change of pace can be seen in the fact that there have been no deliveries of new product over six consecutive quarters. Buckhead has historically maintained a significantly lower vacancy rate than the overall Metro Atlanta market. The increased pressure on rents and occupancy are causing this market to reverse historical trends. However, as the business community sheds more space, absorption rates should stabilize as new deliveries are being held off and the economy begins to reverse negative trends. Development in Buckhead has leveled off since FY 1998, which recorded the delivery of approximately 1.1 million square feet of new product. As of first quarter 2003, there has been no delivery of new space into the submarket. Additionally, there is currently no new space under construction.

--------------------------------------------------------------------------------
(1) Certain information from the Landauer Realty Group, Inc. appraisal dated July 8, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER OF   SQUARE                               % OF BASE    CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                 LEASES      FEET     % OF GLA     BASE RENT        RENT      SQUARE FEET     OF GLA        BASE RENT   OF BASE RENT
     YEAR       EXPIRING   EXPIRING   EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP       7,764       3.0%            NAP        NAP         7,764            3.0%              NAP          NAP
2003 & MTM           1       6,343       2.4        $171,647        2.5%        14,107           5.4%         $171,647         2.5%
2004                 9      50,157      19.4       1,448,406       21.1         64,264          24.8%       $1,620,053        23.6%
2005                 6      48,775      18.8       1,388,090       20.2        113,039          43.6%       $3,008,144        43.9%
2006                 2      13,246       5.1         390,896        5.7        126,285          48.7%       $3,399,040        49.6%
2007                 1      23,300       9.0         630,517        9.2        149,585          57.7%       $4,029,557        58.7%
2008                 3      11,865       4.6         315,108        4.6        161,450          62.3%       $4,344,665        63.3%
2009                 5      94,877      36.6       2,515,307       36.7        256,327          98.9%       $6,859,972       100.0%
2010                 1       2,769       1.1               0        0.0        259,096         100.0%       $6,859,972       100.0%
2011                 0           0       0.0               0        0.0        259,096         100.0%       $6,859,972       100.0%
2012                 0           0       0.0               0        0.0        259,096         100.0%       $6,859,972       100.0%
AFTER                0           0       0.0               0        0.0        259,096         100.0%       $6,859,972       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL               28     259,096      100.0%    $6,859,972       100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                    40  OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                                 TOWER PLACE 200
--------------------------------------------------------------------------------













                        [MAP OF TOWER PLACE 200 OMITTED]





















                                    41 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                           LILLIAN VERNON CORPORATION
--------------------------------------------------------------------------------













              [THREE PHOTOS OF LILLIAN VERNON CORPORATION OMITTED]























                                    42 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                           LILLIAN VERNON CORPORATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:      $24,000,000

 CUT-OFF PRINCIPAL BALANCE:       $24,000,000

 % OF POOL BY IPB:                2.0%

 LOAN SELLER:                     JPMorgan Chase Bank

 BORROWER:                        GIFT (VA) LLC

 SPONSOR:                         Corporate Property Associates 15 Incorporated;
                                  W.P. Carey & Co. LLC

 ORIGINATION DATE:                8/20/2003

 INTEREST RATE:                   6.2700%

 INTEREST ONLY PERIOD:            NAP

 MATURITY DATE:                   9/1/2023

 AMORTIZATION TYPE:               Fully

 ORIGINAL AMORTIZATION:           240

 REMAINING AMORTIZATION:          240

 CALL PROTECTION:                 L(24),Def(209),O(7)

 CROSS-COLLATERALIZATION:         NAP

 LOCK BOX:                        Hard

 ADDITIONAL DEBT:                 NAP

 ADDITIONAL DEBT TYPE:            NAP

 LOAN PURPOSE:                    Refinance

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Industrial

SQUARE FOOTAGE:                   827,000

LOCATION:                         Virginia Beach, VA

YEAR BUILT/RENOVATED:             1987

OCCUPANCY:                        100.0%

OCCUPANCY DATE:                   8/20/2003

NUMBER OF TENANTS:                1

HISTORICAL NOI:

                         2001:    NAP1

                         2002:    NAP1

                         2003:    NAP1

UW NOI:                           $3,358,574

UW NET CASH FLOW:                 $3,192,347

APPRAISED VALUE:                  $37,400,000

APPRAISAL DATE:                   7/24/2003

--------------------------------------------------------------------------------
(1) Lillian Vernon Corporation was the owner/occupant of the property prior to the sale leaseback to the borrowing entity. Lillian Vernon never completed a budget or tracked building operating expenses outside of normal operations which is the reason for the lack of historical NOI.


--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL        MONTHLY
                                         -------------- ---------------
                        Taxes:              $72,648             $0
                        Insurance:         $117,975             $0
                        CapEx:             $200,000             $0
                        Other:           $2,108,432(2)          $0
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $29

CUT-OFF DATE LTV:                 64.2%

MATURITY DATE LTV:                1.7%

UW DSCR:                          1.51x

--------------------------------------------------------------------------------
(2) Represents a Debt Service reserve, equal to 1 year's debt service. The reserve will be held for at least 5 years. If Lillian Vernon does not achieve positive cash flow in years four and five of the loan, the reserve term may be extended until they achieve two consecutive years of positive cash flow. In addition, a cash flow sweep will occur if Lillian Vernon files for bankruptcy or if they "Go Dark" and cease operations. The Cash Flow sweep will remain in place until the lease has been affirmed and Lillian Vernon has emerged from bankruptcy or a satisfactory sub-tenant has opened for business.

------------------------------------------------------------------------------------------------------------------------------------
                                                            SINGLE TENANT
                                                                                                                           LEASE
                                                                         MOODY'S/   SQUARE                 BASE RENT     EXPIRATION
            TENANT NAME                        PARENT COMPANY             S&P(3)     FEET      % OF GLA       PSF           YEAR
------------------------------------------------------------------------------------------------------------------------------------
LILLIAN VERNON CORPORATION(4)        Ripplewood Holdings LLC              NR/NR     827,000       100%     $4.65 (NNN)      2023
------------------------------------------------------------------------------------------------------------------------------------

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease. 4 On July 2, 2003, Lillian Vernon Corporation was acquired by a private equity fund managed by Ripplewood Holdings LLC. Under the terms of the merger, stockholders of Lillian Vernon Corporation received $7.25 in cash for each share.








                                    43 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                           LILLIAN VERNON CORPORATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------

The property is owned by an SPE controlled by Corporate Property Associates 15 Incorporated ("CPA(R):15"). Formed in November 2001, Corporate Property Associates 15 Incorporated (CPA(R):15) is the fourteenth in a series of funds created and managed by W. P. Carey & Co. LLC (NYSE:WPC). CPA(R):15 is a publicly held non-traded real estate investment trusts (REIT) that purchases single-tenant corporate properties and leases them back to the original tenant. Founded in 1973, W. P. Carey currently owns and/or manages 550 commercial and industrial facilities throughout the United States and Europe, comprising more than 75 million square feet of space.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------

The subject property is a single 1- and 2-story warehouse/distribution center completed in 1987 with subsequent additions added in 1992 and 1996. The building contains a total of approximately 827,000 square feet with approximately 85,000 square feet of office and call center space constructed on a mezzanine level in the northwest section of the building. In addition, there is a company cafeteria with adjoining outdoor area and locker room space. The subject is in good condition and could be subdivided for multi-tenant use. It is situated on 61.2 acres and has 1,900 parking spaces. The clear ceiling heights range from 30 feet to 48 feet. There are 18 dock high receiving doors, 24 dock high shipping doors and 5 drive-in doors. The receiving area is located on the south side of the building; while the shipping area is located on the north side. The subject property was acquired in July 2003, by a subsidiary of Corporate Property Associates 15 Incorporated, an investment fund affiliate of W.P. Carey.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT PROFILE
--------------------------------------------------------------------------------

Lillian Vernon Corporation, ("LVC") is a 52-year old catalog and online retailer that markets gifts, house wares, gardening, Christmas, and children's products and is based in Rye, NY. They are one of the largest specialty catalogs in the United States, publishing seven catalog titles and selling products in the Business to Business and outlet store markets. The National Distribution Center is situated on 61 acres in Virginia Beach, VA and is approximately 827,000 square feet. LVC is one of the first direct marketers to offer personalized items free-of-charge, becoming a trademark. During fiscal year 2003, over 150 million catalogs were mailed in 33 editions generating approximately 3.8 million orders with an average order worth $56.69 and generating revenues of $238 million. At the height of the Christmas season, employment swells to over 4,600 employees from 1,200.

LVC was acquired by a private equity fund managed by Ripplewood Holdings LLC on July 2, 2003. Stockholders received $7.25 in cash per share, totaling approximately $61 million. The stock was previously traded on the AMEX under the symbol "LVC". Following the acquisition, Lillian Vernon, the founder of the Company, will serve as a non-executive Chairman and spokesperson.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     MARKET(1)
--------------------------------------------------------------------------------

The subject property is situated in the Oceana West Corporate Park in Virginia Beach, VA. The property is located on the east side of International Parkway, south of Central Drive and north of London Bridge Road. Access is provided via two curb cuts on International Parkway, one of which is signalized. The subject has frontage and visibility along the east side of International Parkway, while the rear of the property is visible from the west side of London Bridge Road. The subject property is located approximately 6 miles northwest of the CBD and 16 miles northwest of Norfolk International Airport. It is also in close proximity to the Port of Hampton Roads, which is 15 miles northwest. The Port of Hampton Roads is considered to be a major point along the Inland Waterway, which stretches from Maine to Florida.

The boundaries of the immediate area are I-264 to the north, Dam Neck Road to the south, Oceana Naval Air Station to the east and Lynnhaven Parkway to the west. The local area has access to London Bridge Road to the east and Lynnhaven Parkway to the west providing local north/south access. Dam Neck Road south of the subject provides local east/west access from its intersection with Route 165 in the west to the coastline in the east. The area is considered to have a well-developed regional roadway system. The region is linked to Richmond (state capital) in the west by I-64.

According to the Hampton Roads Industrial Survey 2003 completed by Old Dominion Real Estate Center, the Hampton Roads Industrial market contains a total of 91.3 million square feet of industrial space in 2,619 buildings as of year-end 2002. The market is further split into the Southside and Peninsula markets, with each containing 66.8 million square feet in 1,967 buildings and 24.4 million square feet in 652 buildings, respectively. There are 11 sub-markets in the Southside market and 4 sub-markets in the Peninsula market. According to the report, the vacancy rate in the overall market was 8%, representing 6.85 million square feet, while vacancy in the Southside market was 7% or 4.38 million square feet and vacancy in the Peninsula market was 10% or 2.47 million square feet. There are a total of 166 buildings included in the subject sub-market containing a total of 5.28 million square feet with an 8% vacancy rate or 407,941 square feet available. The appraiser concluded a market rental rate of $4.65 per square foot for the subject on a NNN basis.

--------------------------------------------------------------------------------
(1) Certain information from the Landauer Realty Group, Inc. appraisal dated July 24, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                    44 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                           LILLIAN VERNON CORPORATION
--------------------------------------------------------------------------------













                   [MAP OF LILLIAN VERNON CORPORATION OMITTED]


























--------------------------------------------------------------------------------


                                    45 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                           METRO FOUR OFFICE BUILDING
--------------------------------------------------------------------------------













               [TWO PHOTOS OF METRO FOUR OFFICE BUILDING OMITTED]



























                                    46 OF 59


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                           METRO FOUR OFFICE BUILDING
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:      $23,000,000

 CUT-OFF PRINCIPAL BALANCE:       $23,000,000

 % OF POOL BY IPB:                1.9%

 LOAN SELLER:                     NCCI

 BORROWER:                        MPW 6359 LLC

 SPONSOR:                         B. Mark Fried

 ORIGINATION DATE:                9/10/2003

 INTEREST RATE:                   6.2300%

 INTEREST ONLY PERIOD:            NAP

 MATURITY DATE:                   9/11/2013

 AMORTIZATION TYPE:               Balloon

 ORIGINAL AMORTIZATION:           360

 REMAINING AMORTIZATION:          360

 CALL PROTECTION:                 L(24),Def(93),O(3)

 CROSS-COLLATERALIZATION:         NAP

 LOCK BOX:                        Soft

 ADDITIONAL DEBT:                 NAP

 ADDITIONAL DEBT TYPE:            NAP

 LOAN PURPOSE:                    Refinance

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Office

SQUARE FOOTAGE:                   144,997

LOCATION:                         Springfield, VA

YEAR BUILT/RENOVATED:             2003

OCCUPANCY:                        94.4%

OCCUPANCY DATE:                   7/16/2003

NUMBER OF TENANTS:                5

HISTORICAL NOI:

                         2001:    NAP (Built in 2003)

                         2002:    NAP (Built in 2003)

                         2003:    NAP (Built in 2003)

UW NOI:                           $2,513,456

UW NET CASH FLOW:                 $2,281,335

APPRAISED VALUE:                  $30,100,000

APPRAISAL DATE:                   7/25/2003

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                           INITIAL        MONTHLY
                                         -------------- ---------------
                        Taxes:              $28,350        $28,350
                        Insurance:          $34,048         $2,837
                        TI/LC:                   $0        $17,498
                        CapEx:                   $0         $2,461
                        Other:                   $0        $33,333(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:             $159

CUT-OFF DATE LTV:                 76.4%

MATURITY DATE LTV:                65.2%

UW DSCR:                          1.35x

--------------------------------------------------------------------------------
(1) The loan is structured with a soft lockbox, and rent direction letters have already been obtained. Additionally, a reserve accumulates to $2,300,000 over the first five years of the loan term. This reserve is available to address the rollover risk related to the US Army Corps of Engineers and/or IRS, and is maintained until the loan is retired. The reserve is collected by escrowing (i) $33,333 in months 1 through 48 of the loan term, and (ii) $58,333 in months 49 through 60 of the loan term. Additionally, TI/LC reserves will be collected on a monthly basis. The two reserves will collectively reach a total cap of $3,100,000 by the fifth loan year. Should the aggregate reserve fund be drawn down below the $3,100,000 cap, collection will resume until the aggregate fund is replenished.

------------------------------------------------------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
                                                                                                                           LEASE
                                                                         MOODY'S/   SQUARE                 BASE RENT     EXPIRATION
            TENANT NAME                        PARENT COMPANY             S&P(2)     FEET      % OF GLA       PSF           YEAR
------------------------------------------------------------------------------------------------------------------------------------
US ARMY CORPS OF ENGINEERS             The United States Government      Aaa/AAA    101,935      70.3%      $18.10          2008
OBJECT SCIENCES CORP                   Object Sciences, Inc.              NR/NR      12,951       8.9%      $28.72          2010
IRS (GSA)                              The United States Government      Aaa/AAA     10,241       7.1%      $30.21          2008
------------------------------------------------------------------------------------------------------------------------------------

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.






                                    47 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                           METRO FOUR OFFICE BUILDING
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------

The borrower is MPW 6359, LLC, a Virginia limited liability company. The manager of the borrowing entity is 6359 SPE LLC which has a 0.1% interest in the borrower and is owned by B. Mark Fried, the key principal. Metro Park Associates owns the other 99.9% of the borrower. Metro Park Associates LLC is owned 85% by Metro Park LLC and 15% by Levine MP LLC. Stanley Levine is a retired investor and owns 100% of Levine MP LLC. Metro Park LLC is comprised as follows: B. Mark Fried and his wife Barbara each own 37% and 33% interests respectively and their daughter Leah Fried owns the remaining 30% interest. B. Mark Fried is chairman of the board of the Fried Companies, Inc. a real estate construction, leasing and property management company located in Springfield, VA. B. Mark Fried has been involved in the development, ownership and management of commercial real estate for the last 30 years.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------

Metro Four Office Building is a recently completed, 6-story, sprinklered Class A office building totaling approximately 144,997 SF and located at 6359 Walker Lane, Springfield, VA. The property includes unit ownership interests for 480 spaces (3.2/1,000 SF) in a 4-level (above grade) parking garage condominium. The property is situated on approximately 4 acres of land and is part of the 49-acre Metro Office Park Development. Three passenger elevators service the building and the parking garage features one elevator. The property is approximately 94.4% leased to five tenants. The largest tenant is the US Army Corps of Engineers (GSA), occupying 70.3% (101,935 SF) of the building. The occupancy of the four remaining tenants are as follows: Object Sciences, Inc. occupies 8.9% (12,951 SF), IRS (GSA) occupies 7.1% (10,241 SF), Cadd Microsystems occupies 6.2% (8,970 SF), and the Armed Services YMCA (GSA) occupies 1.9% (2,800 SF).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------

The subject site is located on the south side of Walker Lane, west of Beulah Street, in the Springfield area of Fairfax County, VA. The street address is 6359 Walker Lane. The subject's location, known as Springfield, is located in eastern Fairfax County, adjacent to the city of Alexandria, VA. The subject's Supervision District K, known as the Lee District, extends from Route 1 on the east to the Accotink Creek on the west. The District also extends from the Capital Beltway on the north to the Newington area on the south. The population in this area grew 24% between 1990 and 2001, from 39,919 to 49,461. Over the next five years, the population in this area is expected to grow by 20%, from 49,461 to 59,561. Average income levels in this area grew by 88% between 1990 and 2003, from $57,271 to $107,452. The growth of the subject property's immediate area is attributable to the vast transportation improvements that have been made to the immediate area within the past decade. The subject property's Springfield market has approximately 4,962,380 million square feet of office space with an overall vacancy of approximately 10.6%. It should be recognized that Springfield typically consists of older buildings that were built in the 1980's and are not competitive with the subject property. The subject's commercial park is within GSA acceptable limits to the Metro's new construction, and is proximate to major transportation arteries, ensuring stable demand for this area.

--------------------------------------------------------------------------------
(1) Certain information from the C&L Group, Inc. appraisal dated July 25, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER OF   SQUARE                               % OF BASE    CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                 LEASES      FEET     % OF GLA     BASE RENT        RENT      SQUARE FEET     OF GLA        BASE RENT   OF BASE RENT
YEAR            EXPIRING   EXPIRING   EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP        8,100      5.6%            NAP          NAP        8,100           5.6%             NAP           NAP
2003 & MTM           0            0      0.0              $0         0.0%        8,100           5.6%              $0          0.0%
2004                 0            0      0.0               0          0.0        8,100           5.6%              $0          0.0%
2005                 0            0      0.0               0          0.0        8,100           5.6%              $0          0.0%
2006                 0            0      0.0               0          0.0        8,100           5.6%              $0          0.0%
2007                 0            0      0.0               0          0.0        8,100           5.6%              $0          0.0%
2008                 2      112,176     77.4       2,154,388         75.2      120,276          83.0%      $2,154,388         75.2%
2009                 0            0      0.0               0          0.0      120,276          83.0%      $2,154,388         75.2%
2010                 1       12,951      8.9         371,902         13.0      133,227          91.9%      $2,526,291         88.2%
2011                 0            0      0.0               0          0.0      133,227          91.9%      $2,526,291         88.2%
2012                 2       11,770      8.1         338,495         11.8      144,997         100.0%      $2,864,785        100.0%
AFTER                0            0      0.0               0          0.0      144,997         100.0%      $2,864,785        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                5      144,997     100.0%    $2,864,785       100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                    48 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                           METRO FOUR OFFICE BUILDING
--------------------------------------------------------------------------------













                   [MAP OF METRO FOUR OFFICE BUILDING OMITTED]






















                                    49 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                            THE PRADO AT SPRING CREEK
--------------------------------------------------------------------------------













               [THREE PHOTOS OF THE PRADO AT SPRING CREEK OMITTED]



























                                    50 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                            THE PRADO AT SPRING CREEK
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $21,000,000

CUT-OFF PRINCIPAL BALANCE:        $21,000,000

% OF POOL BY IPB:                 1.7%

LOAN SELLER:                      LaSalle Bank National Association

BORROWER:                         PMAT The Prado, L.L.C.

SPONSOR:                          James M. Cope, Patrick K. Dempsey,
                                  Robert A. Whelan

ORIGINATION DATE:                 8/4/2003

INTEREST RATE:                    5.4500%

INTEREST ONLY PERIOD:             NAP

MATURITY DATE:                    9/1/2008

AMORTIZATION TYPE:                Balloon

ORIGINAL AMORTIZATION:            360

REMAINING AMORTIZATION:           360

CALL PROTECTION:                  L(35),Def(22),O(3)

CROSS-COLLATERALIZATION:          NAP

LOCK BOX:                         Springing

ADDITIONAL DEBT:                  Permitted

ADDITIONAL DEBT TYPE:             Mezzanine (Future)

LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Retail - Anchored

SQUARE FOOTAGE:                   152,072

LOCATION:                         Bonita Springs, FL

YEAR BUILT/RENOVATED:             2001

OCCUPANCY:                        91.3%

OCCUPANCY DATE:                   7/31/2003

NUMBER OF TENANTS:                23

HISTORICAL NOI:

                         2001:    $1,697,211

                         2002:    $2,197,153

                         2003:    $2,042,343   (TTM as of 3/31/2003 )

UW NOI:                           $2,141,976

UW NET CASH FLOW:                 $2,043,694

APPRAISED VALUE:                  $26,800,000

APPRAISAL DATE:                   7/2/2003

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 RESERVES
--------------------------------------------------------------------------------

     ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                         -------------- ---------------
                       Taxes:              $235,817        $23,582
                       Insurance:                $0             $0
                       TI/LC:                    $0         $6,290
                       CapEx:                    $0         $1,901
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $138

CUT-OFF DATE LTV:                 78.4%

MATURITY DATE LTV:                72.8%

UW DSCR:                          1.44x

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS
                                                                                                                             LEASE
                                                                      MOODY'S/   SQUARE    % OF    SALES      BASE RENT   EXPIRATION
            TENANT NAME               PARENT COMPANY                   S&P(1)     FEET     GLA      PSF          PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------------
REGAL CINEMAS                Regal Entertainment Group                B3/BB-    44,288    29.1%  $253,000(2)    $16.50       2020
STEIN MART                   Stein Mart Inc.                           NR/NR    28,000    18.4%       $93        $7.50       2014
CONGRESS JEWELRY             Congress Jewelers                         NR/NR    10,000     6.6%       NAV       $11.03       2010
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(2) Per screen


                                    51 OF 59

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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                            THE PRADO AT SPRING CREEK
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------

The sponsors of The Prado at Spring Creek loan are Robert A. Whelan, Patrick K. Dempsey and James M. Cope. The borrowing entity for The Prado at Spring Creek loan, PMAT The Prado, L.L.C. (the "Prado Borrower"), is a single purpose limited liability company controlled by its managing member, PMAT The Prado Investment, L.L.C., a single purpose entity indirectly owned by each of the sponsors and controlled by PMAT Real Estate Investments, L.L.C. (the "PMAT Manager"). The PMAT Manager is 100% owned by Robert A. Whelan, who until recently was the CFO of Sizeler Property Investors, Inc., a publicly traded apartment and shopping center REIT, which owns and operates 15 shopping centers in four states encompassing in excess of over 3 million square feet of retail space. Messrs. Patrick K. Dempsey and James M. Cope have extensive experience in the origination, structuring, placement and closing of multiple types of real estate transactions. To date Mr. Dempsey has originated and closed more than $900 million of equity and debt transactions. Mr. Cope began acquiring commercial real estate in 1997 and currently owns partnership interests in five industrial properties, two multi-family properties, one retail property and one medical office building.

A consent agreement was entered into by and between LaSalle and Kimco Preferred Investor XIV, Inc. (the "Kimco Member"), an equity investor and member in the Prado Borrower, under which LaSalle (i) consented to the admission of the Kimco Member as a member in the Prado Borrower; (ii) agreed to give the Kimco Member notice of a default prior to the commencement of any foreclosure proceeding, acceleration of the maturity date or the exercise of any right or remedy under the loan documents (defined as an "Enforcement Action" under the Consent Agreement); and (iii) acknowledged that under the operating agreement entered into by and between the sponsors and the Kimco Member, the Kimco Member has the right to remove the sponsors from their rights as PMAT Manager and/or their ownership interests in the Prado Borrower and substitute an entity owned and controlled by the Kimco Member as the sole manager of the Prado Borrower and appoint a new property manager for the Prado Property.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------

The Prado at Spring Creek property (the "Prado Property") consists of an approximately 152,072 square foot retail and entertainment shopping center located in Bonita Springs, FL. Phase I (95,636 SF) was completed in 2000 and Phase II (56,436 SF) opened in late 2002. National and regional tenants make up 77% of the rent roll, which includes Stein Mart (NASDAQ: SMRT), Regal Cinemas (NYSE: RGC), Prudential WCI Realty, and Washington Mutual. The Prado Property is currently 91.0% leased and is still considered to be in the lease-up stage, as it was completed in late 2001. Sales at Stein Mart and Regal Cinemas for fiscal 2002 were $2.6 million ($93/SF) and $3,031,000 ($253,000/screen), respectively.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------

The subject area is located north of the Naples area and has become one of the strongest growth areas of the MSA. The trade area reflects a strong population growth. Within a 3-mile radius of the site, the population over the last two years has grown at a rate of 4.80 percent while the State of Florida grew by 2.07%. Although the growth rate is expected to moderate over the next five years, the 3-mile area is forecast to grow at a compound annual rate of 3.91%.

Retail sales in the area are much higher than normal. At the end of last year, the Naples MSA had an aggregate retail sales level of $4.5 billion, with average retail sales per household of $39,583. By comparison, Florida had average sales per household of $32,024, while the U.S. was $33,662. The average household income for the country in 2002 was $64,338 and the average for Florida was $58,562. The subject property lies at the southern end of Lee County, which had an average household income of $59,583. In the 3-mile radius, the average household income was estimated at $69,674. Within 1-mile of the property, the average income was estimated at $74,200.

The appraiser surveyed several centers considered to be direct comparables with the subject property. The appraiser determined occupancy rates range from 90% to 100%. The subject property center is at the low end of this range, but is still in its initial lease-up, as it was completed last year. Although there has been a significant amount of new construction of retail centers in recent years, retail construction has tended to lag behind the residential growth taking place. The result has been that vacancies have been relatively low in this market once properties have achieved initial lease-up. The appraiser determined market rents for the subject as well as several out lot buildings and several big box retailers, and based on the research, market rents were determined to be as follows: anchor space -$16.50/SF based on a 10 year lease term, out lot space-$26.00/SF based on a 10 year lease term, in-line space>4,000 SF-$19.00/SF based on a 5 year lease term, and typical in-line space-$21.00/SF, based on a 5 year lease term.

--------------------------------------------------------------------------------
(1) Certain information from the Cushman & Wakefield of Florida, Inc. appraisal dated July 2, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

            NUMBER OF       SQUARE                               % OF BASE    CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
             LEASES          FEET     % OF GLA     BASE RENT        RENT      SQUARE FEET     OF GLA        BASE RENT   OF BASE RENT
 YEAR       EXPIRING       EXPIRING   EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
 VACANT         NAP         13,180       8.7%            NAP         NAP         13,180          8.7%              NAP          NAP
 2003 & MTM       0              0       0.0               0         0.0%        13,180          8.7%               $0         0.0%
 2004             2          3,105       2.0          61,664         2.7         16,285         10.7%          $61,664         2.7%
 2005             8         18,317      12.0         389,767        17.1         34,602         22.8%         $451,431        19.8%
 2006             4          7,396       4.9         153,411         6.7         41,998         27.6%         $604,842        26.6%
 2007             3          6,974       4.6         130,968         5.8         48,972         32.2%         $735,810        32.3%
 2008             0              0       0.0               0         0.0         48,972         32.2%         $735,810        32.3%
 2009             0              0       0.0               0         0.0         48,972         32.2%         $735,810        32.3%
 2010             1         10,000       6.6         263,195        11.6         58,972         38.8%         $999,005        43.9%
 2011             0              0       0.0               0         0.0         58,972         38.8%         $999,005        43.9%
 2012             3         20,812      13.7         335,052        14.7         79,784         52.5%       $1,334,057        58.6%
 AFTER            2         72,288      47.5         940,752        41.4        152,072        100.0%       $2,274,809       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL           23        152,072     100.0%     $2,274,809       100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    52 OF 59

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1




--------------------------------------------------------------------------------
                            THE PRADO AT SPRING CREEK
--------------------------------------------------------------------------------













                   [MAP OF THE PRADO AT SPRING CREEK OMITTED]

























                                    53 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

--------------------------------------------------------------------------------
                             PIILANI SHOPPING CENTER
--------------------------------------------------------------------------------



















                [THREE PHOTOS OF PIILANI SHOPPING CENTER OMITTED]




















                                    54 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                             PIILANI SHOPPING CENTER
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $20,000,000

CUT-OFF PRINCIPAL BALANCE:        $20,000,000

% OF POOL BY IPB:                 1.7%

LOAN SELLER:                      JPMorgan Chase Bank

BORROWER:                         KP Hawaii I, LLC

SPONSOR:                          F. Ron Krausz

ORIGINATION DATE:                 6/13/2003

INTEREST RATE:                    5.5900%

INTEREST ONLY PERIOD:             12 Months

MATURITY DATE:                    7/1/2018

AMORTIZATION TYPE:                Interest Only - ARD

ORIGINAL AMORTIZATION:            360

REMAINING AMORTIZATION:           360

CALL PROTECTION:                  L(93),Gtr1% or YM(78),O(7)

CROSS-COLLATERALIZATION:          NAP

LOCK BOX:                         Cash Management Agreement

ADDITIONAL DEBT:                  Permitted

ADDITIONAL DEBT TYPE:             Mezzanine (Future)

LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Retail - Shadow Anchored

SQUARE FOOTAGE:                   65,702

LOCATION:                         Kihei, HI

YEAR BUILT/RENOVATED:             2000

OCCUPANCY:                        94.4%

OCCUPANCY DATE:                   6/1/2003

NUMBER OF TENANTS:                30

HISTORICAL NOI:

                         2001:    $2,247,656

                         2002:    $2,818,726

                         2003:    $2,929,342 (TTM as of 4/30/2003)

UW NOI:                           $1,953,694

UW NET CASH FLOW:                 $1,872,881

APPRAISED VALUE:                  $25,000,000

APPRAISAL DATE:                   5/11/2003

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            RESERVES
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                          INITIAL        MONTHLY
                                        -------------- ---------------
                        Taxes:             $84,375        $14,063

                        Insurance:              $0         $5,440

                        TI/LC:                  $0         $5,475

                        CapEx:                  $0         $1,259

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $304

CUT-OFF DATE LTV:                 80.0%

MATURITY DATE LTV:                59.4%

UW DSCR:                          1.36x

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           SIGNIFICANT TENANTS
                                                                                                                            LEASE
                                                                     MOODY'S/   SQUARE       SALES    % OF    BASE RENT   EXPIRATION
            TENANT NAME                        PARENT COMPANY         S&P(1)     FEET        PSF(2)     GLA      PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------------
OUTBACK STEAKHOUSE              Outback Steakhouse, Inc. (NYSE:        NR/NR     6,000        $467      9.1%    $17.80         2010
                                OSI)
ROY'S RESTAURANT                Roy's Restaurant                       NR/NR     6,000        $388      9.1%    $30.50         2011
KIHEI-WAILEA MEDICAL CENTER     Kihei-Wailea Medical Center            NR/NR     5,592         NAV      8.5%    $30.16         2012
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(2) Sales per square foot for 9-months ending 9/30/2002










                                    55 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                             PIILANI SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------

KP Hawaii I, LLC is the borrowing entity and its sole member is Krausz Puente LLC, a California limited liability company. F. Ron Krausz is the guarantor of the non-recourse carveouts on the loan. He is president of Krausz Companies and is responsible for corporate financial planning and strategy, as well as for major tenant lease negotiations and project acquisition, disposition and financing. Krausz Companies was founded in 1966. The company acquires and develops office and retail properties in the Western United States.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------

Piilani Shopping Center (the "Property") is a shopping center located in the city of Kihei on the island of Maui, Hawaii developed in 2000. The property is shadow anchored by Hilo Hattie and the largest Safeway supermarket on the state of Hawaii. The master planned community of Piilani Village surrounds the area. Piilani Shopping Center is currently the only major shopping center on Piilani Highway.

The Property is approximately 94.4% leased to thirty (30) tenants including Outback Steakhouse (6,000 square feet), Roy's Restaurant (6,000 square feet) and Kihei-Wailea Medical Center (5,592 square feet).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     MARKET(1)
--------------------------------------------------------------------------------

The Property is located on the island of Maui with land area of 727 square miles and a population of 130,335. Being an island, the region has very limited space for new commercial developments and the State of Hawaii's State Conservationist Districts further inhibits future development. The Property is situated on the northwest corner of Piikea Avenue and Piilani Highway in eastern Kihei. Access to the Kihei area is via Mokulele Highway (Highway 35) or Kuihelani Highway (Highway 38) from Kahului or via Honoapiilan Highway (Highway 30) from Wailuku. The main roadways serving the Kihei area are Kihei Road and Piilani Highway.

Maui is the second largest island in the Hawaiian chain and lies midway between Oahu and Hawaii. Maui County is the third most populous county in the state. Maui contains the second highest concentration of retail inventory, 3,656,764 sf, 15.9% of the total leasable area, with the island contributing roughly 11% of the total state population. The Island of Maui varies dramatically by location. Wailuku and Kahului are the primary local shopping districts. Kihei is a mixture of both local and tourist shopping areas. Lease rates reflect this diversity with ranges between $12 psf to $300psf and vacancies in the market vary as dramatically between 0% to 10%.

--------------------------------------------------------------------------------
(1) Certain information from the CB Richard Ellis appraisal dated May 11, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER OF   SQUARE                               % OF BASE    CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                 LEASES      FEET     % OF GLA     BASE RENT        RENT      SQUARE FEET     OF GLA        BASE RENT   OF BASE RENT
YEAR            EXPIRING   EXPIRING   EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP        3,689      5.6 %           NAP          NAP        3,689          5.6%               NAP        NAP
2003 & MTM           0            0      0.0              $0         0.0%        3,689          5.6%                $0       0.0%
2004                 0            0      0.0               0         0.0         3,689          5.6%                $0       0.0%
2005                10       14,767     22.5         466,790        24.3        18,456         28.1%          $466,790      24.3%
2006                 6       10,332     15.7         350,760        18.3        28,788         43.8%          $817,550      42.6%
2007                 1        2,161      3.3          88,620         4.6        30,949         47.1%          $906,170      47.2%
2008                 1        3,304      5.0          99,120         5.2        34,253         52.1%        $1,005,290      52.4%
2009                 0            0      0.0               0         0.0        34,253         52.1%        $1,005,290      52.4%
2010                 4       11,739     17.9         278,970        14.5        45,992         70.0%        $1,284,260      66.9%
2011                 3        9,348     14.2         291,916        15.2        55,340         84.2%        $1,576,176      82.1%
2012                 4        7,634     11.6         252,996        13.2        62,974         95.8%        $1,829,172      95.3%
AFTER                1        2,728      4.2          90,000         4.7        65,702        100.0%        $1,919,172     100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL               30       65,702     100.0%    $1,919,172       100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                    56 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                             PIILANI SHOPPING CENTER
--------------------------------------------------------------------------------













                    [MAPS OF PIILANI SHOPPING CENTER OMITTED]





















--------------------------------------------------------------------------------


                                    57 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1


--------------------------------------------------------------------------------
                            PIILANI SHOPPING CENTER(1)
--------------------------------------------------------------------------------













                 [SITE PLAN OF PIILANI SHOPPING CENTER OMITTED]





























(1) THE COLLATERAL SECURING THE MORTGAGED PROPERTY DOES NOT INCLUDE SAFEWAY AND HILO HATTIES.



                                    58 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-LN1

















                      [THIS PAGE INTENTIONALLY LEFT BLANK]















                                    59 OF 59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]




ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.           Statement Date:   10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     10/13/2003
135 S. LaSalle Street Suite 1625                          SERIES 2003-LN1                               Prior Payment:           N/A
Chicago, IL 60603                                                                                       Next Payment:     11/12/2003
                                                                                                        Record Date:      09/30/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                          Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id: JPM03LN1                    REMIC Certificate Report                                Closing Date:
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date: 10/13/2003
           JPM03LN1_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date: 10/12/2033
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
================================      ====================================================    ======================================

               ======================================================================================================
                                                     PARTIES TO THE TRANSACTION
               ------------------------------------------------------------------------------------------------------
                                  DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
                UNDERWRITER: J.P. Morgan Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.
                                               MASTER SERVICER: Wells Fargo Bank N.A.
                                               SPECIAL SERVICER: ARCap Servicing, Inc.
                    RATING AGENCY: Moody's Investors Service, Inc. /Standard & Poor's Ratings Services/Fitch, Inc.
               ======================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website
                                      LaSalle Factor Line                      (800) 246-5761
                             ==========================================================================

====================================================================================================================================

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
WAC:                                                                                                   Next Payment:      11/12/2003
WA Life Term:                                                                                          Record Date:       09/30/2003
WA Amort Term:                                       ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                           REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST      INTEREST    PASS-THROUGH
 CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              0.00           0.00        0.00          0.00           0.00         0.00         0.00          0.00
====================================================================================================================================
                                                                            Total P&I Payment   0.00
                                                                            ===========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment (3) Estimated

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                    BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
                       Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
          Accrual      Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================














                              ------------------------------------------------------------------------------------------------------
                                 0.00         0.00         0.00        0.00        0.00           0.00                      0.00
====================================================================================================================================

========================================================   ======================

                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================














--------------------------------------------------------
    0.00           0.00                         0.00
========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                     ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ==================================================================   ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq        Delinq        Delinq
Distribution     1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #  Balance    #   Balance       #   Balance       #   Balance
============   ==================================================================   ================================================
  10/13/03
------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                                                         Appraisal                       Realized                         Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)   Remaining Term   Weighted Avg.
Distribution  ----------------------------------------------------------------------------------------------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount    Life   Amort.   Coupon  Remit
====================================================================================================================================
  09/12/03
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure      Payoff      Initial                  Payoff      Penalty      Prepayment      Maturity      Property     Geographic
Control #       Period      Balance       Type       Amount      Amount          Date           Date          Type        Location
------------------------------------------------------------------------------------------------------------------------------------




















====================================================================================================================================
                          CURRENT                    0           0
                         CUMULATIVE

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

















====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq              2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

09/12/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                          Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360



=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term 0
Maximum Remaining Term                                             Maximum Remaining Term 0

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2003-LN1                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2003-LN1                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                          LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================















===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    10/13/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/13/2003
                                                          SERIES 2003-LN1                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/12/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                     APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================






















====================================================================================================================================

09/12/2003 - 07:39 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES

                             (ISSUABLE IN SERIES)


[GRAPHIC OMITTED]
            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               September 24, 2003

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

                               TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN THIS
   PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS
   SUPPLEMENT ..................................   ii
SUMMARY OF PROSPECTUS ..........................    1
RISK FACTORS ...................................    9
   Your Ability to Resell Certificates may
      be Limited Because of Their
      Characteristics ..........................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ......    9
   Prepayments of the Mortgage Assets
      will Affect the Timing of Your Cash
      Flow and May Affect Your Yield ...........   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..........   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ............   12
   Borrowers May Be Unable to Make
      Balloon Payments .........................   14
   Credit Support May Not Cover Losses .........   14
   Assignment of Leases and Rents May Be
      Limited By State Law .....................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ......   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...............................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...........   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on
      a Mortgaged Property .....................   16
   Rights Against Tenants may be Limited
      if Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ....................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...........................   17
   Inspections of the Mortgaged
      Properties will be Limited ...............   17
   Compliance with Americans with
      Disabilities Act may result in
      Additional Losses ........................   17
   Litigation Concerns .........................   17
   Property Insurance ..........................   18
   Some Certificates May Not be
      Appropriate for Benefit Plans ............   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..........   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ........   19
   Bankruptcy Proceedings Could
      Adversely Affect Payments on Your
      Certificates .............................   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ..................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .....   20
DESCRIPTION OF THE TRUST FUNDS .................   21
   General .....................................   21
   Mortgage Loans ..............................   21
   MBS .........................................   25
   Certificate Accounts ........................   26
   Credit Support ..............................   26
   Cash Flow Agreements ........................   26
YIELD AND MATURITY CONSIDERATIONS ..............   27
   General .....................................   27
   Pass-Through Rate ...........................   27
   Payment Delays ..............................   27
   Certain Shortfalls in Collections of
      Interest .................................   27
   Yield and Prepayment Considerations .........   28
   Weighted Average Life and Maturity ..........   29
   Controlled Amortization Classes and
      Companion Classes ........................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ................   31
THE DEPOSITOR ..................................   33
USE OF PROCEEDS ................................   33
DESCRIPTION OF THE CERTIFICATES ................   34
   General .....................................   34
   Distributions ...............................   34
   Distributions of Interest on the
      Certificates .............................   35
   Distributions of Principal on the
      Certificates .............................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or
      in Respect of Equity Participations ......   37
   Allocation of Losses and Shortfalls .........   37
   Advances in Respect of Delinquencies ........   37
   Reports to Certificateholders ...............   38
   Voting Rights ...............................   39


   Termination ................................   40
   Book-Entry Registration and Definitive
      Certificates ............................   40
DESCRIPTION OF THE POOLING
   AGREEMENTS .................................   42
   General ....................................   42
   Assignment of Mortgage Loans;
      Repurchases .............................   42
   Representations and Warranties;
      Repurchases .............................   43
   Collection and Other Servicing
      Procedures ..............................   44
   Sub-Servicers ..............................   45
   Special Servicers ..........................   45
   Certificate Account ........................   45
   Modifications, Waivers and
      Amendments of Mortgage Loans ............   48
   Realization Upon Defaulted Mortgage
      Loans ...................................   49
   Hazard Insurance Policies ..................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ..............................   50
   Servicing Compensation and Payment
      Of Expenses .............................   50
   Evidence as to Compliance ..................   51
   Certain Matters Regarding the Master
      Servicer and the Depositor ..............   51
   Events of Default ..........................   51
   Amendment ..................................   52
   List of Certificateholders .................   52
   The Trustee ................................   53
   Duties of the Trustee ......................   53
   Certain Matters Regarding the Trustee ......   53
   Resignation and Removal of the
      Trustee .................................   53
DESCRIPTION OF CREDIT SUPPORT .................   55
   General ....................................   55
   Subordinate Certificates ...................   55
   Cross-Support Provisions ...................   56
   Insurance or Guarantees with Respect
      to Mortgage Loans .......................   56
   Letter of Credit ...........................   56
   Certificate Insurance and Surety Bonds .....   56
   Reserve Funds ..............................   56
   Credit Support with Respect to MBS .........   57
CERTAIN LEGAL ASPECTS OF MORTGAGE
   LOANS ......................................   57
   General ....................................   57
   Types of Mortgage Instruments ..............   57
   Leases and Rents ...........................   58
   Personalty .................................   58
   Foreclosure ................................   58
   Bankruptcy Laws ............................   62
   Environmental Risks ........................   65
   Due-on-Sale and Due-on-Encumbrance .........   66
   Subordinate Financing ......................   67
   Default Interest and Limitations on
      Prepayments .............................   67
   Applicability of Usury Laws ................   67
   Soldiers' and Sailors' Civil Relief Act of
      1940 ....................................   68
   Type of Mortgaged Property .................   68
   Americans with Disabilities Act ............   68
   Forfeiture For Drug, RICO and Money
      Laundering Violations ...................   69
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...............................   69
   Federal Income Tax Consequences for
      REMIC Certificates ......................   70
   General ....................................   70
   Characterization of Investments in
      REMIC Certificates ......................   70
   Qualification as a REMIC ...................   71
   Taxation of Regular Certificates ...........   73
      General .................................   73
      Original Issue Discount .................   73
      Acquisition Premium .....................   76
      Variable Rate Regular Certificates ......   76
      Deferred Interest .......................   77
      Market Discount .........................   77
      Premium .................................   78
      Election to Treat All Interest Under
         the Constant Yield Method ............   78
      Sale or Exchange of Regular
         Certificates .........................   79
      Treatment of Losses .....................   80
   Taxation of Residual Certificates ..........   80
      Taxation of REMIC Income ................   80
      Basis and Losses ........................   82
      Treatment of Certain Items of REMIC
         Income and Expense ...................   83
      Limitations on Offset or Exemption of
         REMIC Income .........................   83
      Tax-Related Restrictions on Transfer
         of Residual Certificates .............   84
      Sale or Exchange of a Residual
         Certificate ..........................   87
      Mark to Market Regulations ..............   88
   Taxes That May Be Imposed on the
      REMIC Pool ..............................   88


   Prohibited Transactions .....................    88
   Contributions to the REMIC Pool After
      the Startup Day ..........................    89
   Net Income from Foreclosure Property ........    89
   Liquidation of the REMIC Pool ...............    89
   Administrative Matters ......................    90
   Limitations on Deduction of Certain
      Expenses .................................    90
   Taxation of Certain Foreign Investors .......    90
      Regular Certificates .....................    90
      Residual Certificates ....................    91
      Backup Withholding .......................    91
      Reporting Requirements ...................    92
   Federal Income Tax Consequences for
      Certificates as to Which no REMIC
      Election is Made .........................    93
      Standard Certificates ....................    93
      General ..................................    93
      Tax Status ...............................    93
      Premium and Discount .....................    94
      Recharacterization of Servicing Fees .....    95
      Sale or Exchange of Standard
         Certificates ..........................    95
   Stripped Certificates .......................    96
      General ..................................    96
      Status of Stripped Certificates ..........    97
      Taxation of Stripped Certificates ........    97
   Reporting Requirements and Backup
      Withholding ..............................    99
   Taxation of Certain Foreign Investors .......    99
STATE AND OTHER TAX
   CONSIDERATIONS ..............................   100
CERTAIN ERISA CONSIDERATIONS ...................   100
   General .....................................   100
   Plan Asset Regulations ......................   101
   Administrative Exemptions ...................   101
   Insurance Company General Accounts ..........   101
   Unrelated Business Taxable Income;
      Residual Certificates ....................   102
LEGAL INVESTMENT ...............................   102
METHOD OF DISTRIBUTION .........................   105
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ....................   106
LEGAL MATTERS ..................................   106
FINANCIAL INFORMATION ..........................   106
RATING .........................................   106
INDEX OF PRINCIPAL DEFINITIONS .................   108

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                 o residential properties consisting of five or
                                   more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                 o office buildings, shopping centers, retail
                                   stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

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                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o may provide for no accrual of interest or
                                   for accrual of interest at a mortgage
                                   interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                 o may provide for level payments to maturity
                                   or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                 o may be fully amortizing or partially
                                   amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                 o may prohibit prepayments over its term or
                                   for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                 o may provide for payments of principal,
                                   interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

                                 o private mortgage participations, mortgage
                                   pass-through certificates or other
                                   mortgage-backed securities; or

                                 o Certificates insured or guaranteed by any
                                   of the Federal Home Loan Mortgage
                                   Corporation, the Federal National Mortgage
                                   Association, the


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                                   Governmental National Mortgage Association
                                   or the Federal Agricultural Mortgage
                                   Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account .......   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. Credit Support ............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also


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                                 include interest rate exchange agreements,
                                 interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the 3 effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust Funds--Cash Flow Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                 o are senior or subordinate to one or more
                                   other classes of certificates in entitlement to certain distributions on the certificates;

                                 o are principal-only certificates entitled
                                   to distributions of principal, with
                                   disproportionately small, nominal or no
                                   distributions of interest;

                                 o are interest-only certificates entitled to
                                   distributions of interest, with
                                   disproportionately small, nominal or no
                                   distributions of principal;

                                 o provide for distributions of interest on,
                                   or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                 o provide for distributions of principal of
                                   the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

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                                 o provide for controlled distributions of
                                   principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                 o provide for distributions based on
                                   collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on
 the Certificates ............   Interest on each class of offered
                                 certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies


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                                 described in this prospectus and in the
                                 related prospectus supplement. See "Risk
                                 Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield"; "Risks Relating to Prepayments and Repurchases" "Yield and Maturity Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates" in this prospectus.

Distributions of Principal
 of the Certificates .........   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                 o be made at a rate that is faster, and, in
                                   some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o or may be made at a rate that is slower,
                                   and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o not commence until the occurrence of
                                   certain events, such as the retirement of one or more other classes of certificates of the same series;

                                 o be made, subject to certain limitations,
                                   based on a specified principal payment
                                   schedule resulting in a controlled
                                   amortization class of certificates; or

                                 o be contingent on the specified principal
                                   payment schedule for a controlled
                                   amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the
                                 Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer,


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                                 a special servicer, the trustee, any provider
                                 of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.


Registration of Book-Entry
 Certificates ................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and


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                                 "Description of the Certificates--Book-Entry
                                 Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

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                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

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     o    The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

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as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws and rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

     o    responding to changes in the local market; and

     o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES


     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

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                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

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

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

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

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT


     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the

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

certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment

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

on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and

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

perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

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

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

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

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any

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

distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,


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

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal

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

with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that

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certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

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     o    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

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

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records.

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

The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC

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of the certificate or certificates representing a class of Book-Entry
Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include

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the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the

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

Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to

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

those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds

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

relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;


     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;


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

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.


     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

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

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;


     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

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

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

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

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and

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

reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may

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

include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

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THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or

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

proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

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CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

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

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is


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a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure

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pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's

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expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior

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mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto,


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allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the

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Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower,

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or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

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ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

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     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

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SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this

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type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum

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extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

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            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1.   the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of

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Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,


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     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with

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multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES


     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to

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which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The

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Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount

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determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,


          (c)  a single "objective rate," or

          (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the

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highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in

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a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being

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treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

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     Investors that recognize a loss on a sale or exchange of the Regular
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES


     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter

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ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.


     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

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     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferee of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

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     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess

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inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays

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income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified
Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury

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regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i) the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.


     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

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

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Proposed Treasury regulations released on July 18, 2003 addressed the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption disclosed in the applicable prospectus supplement. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under

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"--Taxation of Residual Certificates--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or


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          (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

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ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be

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considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and
(2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under

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Code Section 3406 at a current rate of 28% (which rate will be increased to 31%
commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS


     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES


General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"). As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by


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          an interest in real property which is . . . residential real property"
          within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual

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methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is

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held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--
Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the

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treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue

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discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

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     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold

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tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve

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as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such

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as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest

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rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to

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numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor


     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


                                           PAGE

                                          -----
1998 Policy Statement .................    104
401(c) Regulations ....................    102
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
ADA ...................................     68
Amendments ............................    101
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     60
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     26
CERCLA ................................     65
Certificate Owner .....................     41
certificateholder .....................     69
Code ..................................     39
Cooperatives ..........................     21
CPR ...................................     30
Debt Service Coverage Ratio ...........     22
defective obligation ..................     71
Definitive Certificates ...............     34
Depositor .............................     21
Determination Date ....................     27
Direct Participants ...................     40
Disqualified Organization .............     85
Distribution Date Statement ...........     38
DOL ...................................    101
DTC ...................................     34
Due Dates .............................     23
Due Period ............................     27
EDGAR .................................    106
electing large partnership ............     85
Equity Participation ..................     24
Event of Default ......................     51
Excess Funds ..........................     33
excess servicing ......................     95
Exemptions ............................    101
FAMC ..................................     25
FHLMC .................................     25
FNMA ..................................     25
foreclosure ...........................     62
Garn Act ..............................     66
GNMA ..................................     25
holder ................................     69
Indirect Participants .................     40
Insurance and Condemnation
   Proceeds ...........................     46
L/C Bank ..............................     56
Liquidation Proceeds ..................     46
Loan-to-Value Ratio ...................     23
Lock-out Date .........................     24
Lock-out Period .......................     24
market discount .......................     77
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
NCUA ..................................    103
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     37
Non-SMMEA Certificates ................    102
Non-U.S. Person .......................     90
OCC ...................................    103
OID Regulations .......................     73
OTS ...................................    104
Participants ..........................     40
Parties in Interest ...................    100
Pass-Through Entity ...................     85
Permitted Investments .................     45
Plans .................................    100
Pooling Agreement .....................     42
prepayment ............................     30
Prepayment Assumption .................     74
prepayment collar .....................     30
Prepayment Interest Shortfall .........     27
Prepayment Premium ....................     24
PTCE ..................................    101
Random Lot Certificates ...............     73
Record Date ...........................     35
Reform Act ............................     73
Registration Statement ................    106
Regular Certificateholder .............     73
Regular Certificates ..................     70
Related Proceeds ......................     37
Relief Act ............................     68
REMIC .................................      8
REMIC Certificates ....................     70
REMIC Pool. ...........................     70
REMIC Regulations .....................     69
REO Property ..........................     44
Residual Certificateholders ...........     80


                                        PAGE

                                       -----
Residual Certificates ..............     35
secured-creditor exemption .........     65
Securities Act .....................    105
Senior Certificates ................     34
Servicing Standard .................     44
Similar Law ........................    100
SMMEA ..............................    102
SPA ................................     30
Standard Certificateholder .........     93
Standard Certificates ..............     93
Startup Day ........................     71
Stripped Certificateholder .........     97
Subordinate Certificates ...........     34
Sub-Servicing Agreement ............     45
Title V ............................     67
Treasury ...........................     69
U.S. Person ........................     87
Value ..............................     23
Warranting Party ...................     43

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

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2003-LN1.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in the prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                            ----------------------

                               TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT
Summary of Certificates ..........................................   S-7
Summary of Terms .................................................   S-9
Risk Factors .....................................................   S-28
Description of the Mortgage Pool .................................   S-61
Description of the Certificates ..................................   S-89
Servicing of the Mortgage Loans ..................................   S-121
Yield and Maturity Considerations ................................   S-143
Certain Federal Income Tax Consequences ..........................   S-151
Method of Distribution ...........................................   S-152
Legal Matters ....................................................   S-153
Ratings ..........................................................   S-153
Legal Investment .................................................   S-154
ERISA Considerations .............................................   S-154
Index of Principal Definitions ...................................   S-157


                                   PROSPECTUS

Summary of Prospectus ............................................      1
Risk Factors .....................................................      9
Description of the Trust Funds ...................................     21
Yield and Maturity Considerations ................................     27
The Depositor ....................................................     33
Use of Proceeds ..................................................     33
Description of the Certificates ..................................     34
Description of the Pooling Agreements ............................     42
Description of Credit Support ....................................     55
Certain Legal Aspects of Mortgage Loans ..........................     57
Certain Federal Income Tax Consequences ..........................     69
State and Other Tax Considerations ...............................    100
Certain ERISA Considerations .....................................    100
Legal Investment .................................................    102
Method of Distribution ...........................................    105
Incorporation of Certain Information by
  Reference ......................................................    106
Legal Matters ....................................................    106
Financial Information ............................................    106
Rating ...........................................................    106
Index of Principal Definitions ...................................    108

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL DECEMBER 28, 2003.

================================================================================




================================================================================

                                  $731,659,000
                                 (APPROXIMATE)


                               [GRAPHIC OMITTED]
                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                                SECURITIES CORP.


                              COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                                SERIES 2003-LN1

             Class A-1 Certificates                   $257,040,000
             Class A-2 Certificates                   $381,494,000
             Class B Certificates                     $ 34,547,000
             Class C Certificates                     $ 13,518,000
             Class D Certificates                     $ 30,040,000
             Class E Certificates                     $ 15,020,000

                          ----------------------------
                              PROSPECTUS SUPPLEMENT
                          ----------------------------



                                    JPMORGAN
                             ABN AMRO INCORPORATED
                                  [NOMURA LOGO]
                           CREDIT SUISSE FIRST BOSTON




                               SEPTEMBER 24, 2003

================================================================================